As filed with the Securities and Exchange Commission on September 23, 2011
Registration No. 333-158111

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11 TO

Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Grubb & Ellis Healthcare REIT II, Inc.
(Exact name of registrant as specified in governing instruments)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
Grubb & Ellis Healthcare REIT II, Inc.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(866) 405-6905 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lauren Burnham Prevost
Heath D. Linsky
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
(404) 365-9532 (Facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such dates as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 11 consists of the following:

1.	The Registrant’s final form of prospectus dated April 29, 2011.

2.	Supplement No. 6 dated September 23, 2011 to the Registrant’s prospectus dated April 29, 2011. Supplement No. 6 supersedes and replaces all prior supplements to the prospectus.

3.	Part II, included herewith.

4.	Signatures, included herewith.

PROSPECTUS

Maximum Offering of 330,000,000 Shares of Common Stock for $3,285,000,000

We are a Maryland corporation formed on January 7, 2009, organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We also may originate and acquire secured loans and other real estate-related investments. We are externally managed by Grubb & Ellis Healthcare REIT II Advisor, LLC, our advisor, which is our affiliate. We intend to qualify and elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ended December 31, 2010.

We are offering to the public up to 300,000,000 shares of our common stock pursuant to our primary offering for $10.00 per share and up to 30,000,000 shares of our common stock to be issued pursuant to the distribution reinvestment plan, or the DRIP, for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20 to read about risks you should consider before purchasing shares of our common stock. The most significant risks include the following:

•	There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	This is considered a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest all of the net proceeds from this offering on acceptable terms to investors.

•	We have a limited operating history and limited financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•	We have paid and may continue to pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources, such as Grubb & Ellis Company, our sponsor. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•	We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•	This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	Many of our officers also are officers and employees of our advisor, our sponsor, and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by our sponsor or its affiliates.

•	If we do not qualify as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•	We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

				Net Proceeds
	Price to Public	Selling Commissions*	Dealer Manager Fee*	(Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	$3,000,000,000	$210,000,000	$90,000,000	$2,700,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$285,000,000	$—	$—	$285,000,000

*	The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares of our common stock sold pursuant to our primary offering to or for the account of our directors and officers, our affiliates and certain persons affiliated with broker-dealers participating in the primary offering. Selling commissions will not be charged for shares of our common stock sold pursuant to our primary offering to investors that have engaged the services of a financial advisor paid on a fee-for-service or assets under management basis by the investor. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares of our common stock. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price; however, the net proceeds to us will remain unchanged. See the “Plan of Distribution” section of this prospectus.

Shares of our common stock will be offered to investors on a “best efforts” basis through Grubb & Ellis Capital Corporation, our affiliate and an affiliate of our advisor, and the dealer manager for this offering. The minimum initial investment is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor or any of our sponsor’s affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an individual retirement account, or IRA, is 150 shares of our common stock, which generally equals a minimum investment of at least $1,500. We will sell shares of our common stock in this offering until August 24, 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or extended with respect to shares of our common stock offered pursuant to the DRIP.
The date of this Prospectus is April 29, 2011.

SUITABILITY STANDARDS

General

An investment in shares of our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. There is no public market for shares of our common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares of our common stock. This investment is not suitable for persons who require immediate liquidity or guaranteed income, who seek a short-term investment, or who cannot bear the loss of their entire investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares of our common stock from third parties. These suitability standards require that a purchaser of shares of our common stock have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Some states have established suitability standards different from those we have established. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama — In addition to meeting any suitability requirements described above, an investor’s investment in shares of our common stock pursuant to this offering and in other similar programs cannot exceed 10.0% of that investor’s liquid net worth.

California — An investor must have either (1) a net worth of at least $250,000 or (2) a gross annual income of at least $85,000 and a net worth of at least $150,000. In addition, an investor’s investment in shares of our common stock pursuant to this offering cannot exceed 10.0% of that investor’s liquid net worth.

Iowa — An investor must have either (1) a net worth of at least $350,000 or (2) a gross annual income of at least $100,000 and a net worth of at least $70,000. In addition, an investor’s investment in shares of our common stock pursuant to this offering cannot exceed 10.0% of that investor’s liquid net worth.

Kansas and Massachusetts — It is recommended by the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts limit their aggregate investment in shares of our common stock and other similar investments to not more than 10.0% of their liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of an investor’s total net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan, Pennsylvania and Tennessee — In addition to meeting any suitability requirements described above, an investor’s investment in shares of our common stock pursuant to this offering cannot exceed 10.0% of that investor’s liquid net worth.

Ohio and Oregon — In addition to meeting any suitability requirements described above, an investor’s investment in shares of our common stock pursuant to this offering and in affiliated programs cannot exceed 10.0% of that investor’s liquid net worth.

The minimum initial investment is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is 150 shares of our common stock, which generally equals a minimum investment of at least $1,500. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state

i

law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is made in increments of 10 shares of our common stock, which generally equals $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Any retirement plan trustee or individual considering purchasing shares of our common stock for a retirement plan or an IRA should read carefully the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, an investment in shares of our common stock is an appropriate investment for those of you who become stockholders.

Each of the participating broker-dealers, authorized registered representatives or any other person selling shares of our common stock on our behalf, and our sponsor, is required to:

•	make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain, for at least six years, records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling shares of our common stock on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in shares of our common stock.

In addition, by signing the Subscription Agreement, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed Subscription Agreement to your participating broker-dealer.

•	Make your check payable to “Grubb & Ellis Healthcare REIT II, Inc.”

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution — Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

	•	combines the capital of many investors to acquire or provide financing for real estate;

	•	pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

	•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on net income that it distributes to stockholders; and

	•	enables individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership, Grubb & Ellis Healthcare REIT II Holdings, LP, which was organized in Delaware on January 9, 2009. We are the sole general partner of Grubb & Ellis Healthcare REIT II Holdings, LP, which we refer to as either Healthcare REIT II OP or our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally on a one-for-one basis, for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an opportunity to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	What will you do with the money raised in this offering?

A:	We intend to use the net proceeds from this offering to acquire a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also originate and acquire secured loans and other real estate-related investments. We generally will seek investments that produce current income. The diversification of our portfolio will depend upon the amount of proceeds we receive in this offering. We expect that at least 86.6% of the money you invest will be used to acquire our targeted investments and the remaining 13.4% will be used to pay fees and expenses of this offering. Until we invest all the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest all the net proceeds from this offering in targeted investments. Because we have not acquired or identified all of our investment opportunities, this offering is considered a “blind pool.”

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering 300,000,000 shares of our common stock pursuant to our primary offering on a “best efforts” basis at $10.00 per share. We are also offering 30,000,000 shares of our common stock pursuant to the DRIP at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the securities. Because this is a “best efforts” offering, we cannot guarantee that any specific number of shares of our common stock will be sold. We intend to admit stockholders periodically as subscriptions for shares of our common stock are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:	We will sell shares of our common stock in this offering until the earlier of August 24, 2011, or the date on which the maximum offering amount has been sold; provided, however, that the amount of shares of our common stock registered pursuant to this offering is the amount which we reasonably expect to be offered and sold within two years from the initial effective date of this offering and we may extend this offering for an additional year or as otherwise permitted under applicable law. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares of Grubb & Ellis Healthcare REIT II common stock?

A:	Generally, you can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” beginning on page i of this prospectus.

Q:	For whom is an investment in shares of our common stock appropriate?

A:	An investment in shares of our common stock may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in shares of our common stock will not meet those needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your IRA, simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing your IRA, SEP plan or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with your IRA, SEP plan or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, SEP plan or other tax-deferred account; (4) whether there is sufficient liquidity for such investment under your IRA, SEP plan or other tax-deferred account; (5) the need to value the assets of your IRA, SEP plan or other tax-deferred account annually or more frequently; and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. The minimum initial investment is 250 shares of our common stock, which generally equals a minimum initial investment of $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is 150 shares of our common stock, which generally equals a minimum investment of at least $1,500.

Q:	How do I subscribe for shares of Grubb & Ellis Healthcare REIT II common stock?

A:	You must meet the suitability standards described in the “Suitability Standards” section of this prospectus in order to purchase shares of our common stock in this offering. If you would like to purchase shares of our common stock, please proceed as directed in the “How to Subscribe” section of this prospectus.

Q:	If I buy shares of common stock, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to continue to pay distributions on a monthly basis to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flow. We declare distributions with a daily record date so your distribution benefits begin to accrue immediately upon becoming a stockholder. However, we cannot guarantee the amount of distributions we will continue to pay, if any.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in your shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock.

For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares of our common stock) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares of our common stock or we liquidate, assuming we do not pay any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares of our common stock is zero. If you are a tax-exempt entity, distributions from us generally will not constitute UBTI, unless you have borrowed to acquire or carry your stock or have used the shares of our common stock in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders,” the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” and the “Distribution Reinvestment Plan” sections of this prospectus.

Q:	May I reinvest my distributions?

A:	Yes. See the “Distribution Reinvestment Plan” section of this prospectus for more information regarding the DRIP.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares of our common stock, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares of our common stock to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Suitability Standards” and the “Description of Capital Stock — Restrictions on Ownership and Transfer” sections of this prospectus. We have adopted a share repurchase plan, or our share repurchase plan, as discussed under the “Share Repurchase Plan” section of this prospectus, which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

•	four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions paid and the amount of distributions reinvested pursuant to the DRIP, as applicable;

•	an annual report after the end of each year; and

•	an annual IRS Form 1099-DIV after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have any questions regarding this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Investor Services Department
Grubb & Ellis Healthcare REIT II Advisor, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (877) 888-7348 ext. 52411 or (714) 667-8252
Facsimile: (866) 405-6935

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT II, Inc. and our subsidiary, Grubb & Ellis Healthcare REIT II Holdings, LP, except where the context otherwise requires.

Grubb & Ellis Healthcare REIT II, Inc.

We were formed as a Maryland corporation on January 7, 2009. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We also may originate and acquire secured loans and other real estate-related investments. We generally will seek investments that produce current income. We intend to qualify and elect to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2010.

We commenced our initial public offering of shares of our common stock on August 24, 2009. As of April 22, 2011, we had received and accepted subscriptions in this offering for 23,120,666 shares of our common stock, or approximately $230,681,000, excluding shares of our common stock issued pursuant to the DRIP. As of April 22, 2011, 276,879,334 shares remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in this offering until the earlier of August 24, 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or the date on which the maximum offering amount has been sold.

Our headquarters are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 and our telephone number is (714) 667-8252. Our sponsor maintains a website at www.gbe-reits.com/healthcare2/ where you can find additional information about us and our affiliates. The contents of that website are not incorporated by reference in, or otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock is subject to a number of risks. Listed below are some of the most significant risks relating to your investment.

•	There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	This is considered a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest all of the net proceeds from this offering on acceptable terms to investors.

•	We have a limited operating history and limited financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•	We have paid and may continue to pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources, such as our sponsor. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•	We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•	This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	Many of our officers also are officers and employees of our advisor, our sponsor, and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by our sponsor or its affiliates.

•	If we do not qualify as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•	We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	Our board of directors may change our investment objectives without seeking your approval.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return your capital contributions;

•	to pay regular cash distributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

See the “Investment Objectives, Strategy and Criteria” section of this prospectus for a more complete description of our business and objectives.

Description of Investments

We generally will seek to acquire a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities, such as assisted living facilities, skilled nursing facilities, hospitals, long-term acute care centers, surgery centers, memory care facilities, specialty medical and diagnostic service facilities, laboratories and research facilities, pharmaceutical and medical supply manufacturing facilities and offices leased to tenants in healthcare-related industries. We generally will seek investments that produce current income. We may acquire properties either alone or jointly with another party. We also may originate or acquire secured loans and other real estate-related investments. Our real estate-related investments may include mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities.

As of April 4, 2011, we made the following 16 acquisitions, comprising an aggregate of 993,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $230,815,000, in various states:

						Contract
	Ownership	Type of	GLA		Purchase	Purchase	Mortgage	Interest	Maturity		Property
Property Name	Interest	Property	(Sq Ft)	Occupancy	Date	Price	Debt(1)	Rate(1)	Date		Taxes(2)		Location

Lacombe Medical Office Building	100%	Medical Office	34,000	100%	03/05/10	$6,970,000	$—	—%	—		$119,000		Lacombe, LA
Center for Neurosurgery and Spine(3)	100%	Medical Office	33,000	100%	03/31/10	6,500,000	3,130,000	1.35%	8/15/2021 (callable	)	193,000		Sartell, MN
Parkway Medical Center	100%	Medical Office	88,000	85.6%	04/12/10	10,900,000	—	—%	—		167,000		Beachwood, OH
Highlands Ranch Medical Pavilion	100%	Medical Office	37,000	100%	04/30/10	8,400,000	4,360,000	5.88%	11/11/2012		130,000		Highlands Ranch, CO
Muskogee Long-Term Acute Care Hospital	100%	Healthcare-Related Facility	37,000	100%	05/27/10	11,000,000	—	—%	—		85,000		Muskogee, OK
St. Vincent Medical Office Building	100%	Medical Office	51,000	93.9%	06/25/10	10,100,000	—	—%	—		159,000		Cleveland, OH
Livingston Medical Arts Pavilion	100%	Medical Office	29,000	100%	06/28/10	6,350,000	—	—%	—		66,000		Livingston, TX
Pocatello East Medical Office Building	98.75%	Medical Office	76,000	100%	07/27/10	15,800,000	7,926,000	6.00%	10/1/2020		164,000		Pocatello, ID
Monument Long-Term Acute Care Hospital Portfolio	100%	Healthcare-Related Facility	115,000	100%	08/12/10, 08/31/10, 10/29/2010 and 01/31/11	41,695,000	—	—%	—		380,000		Cape Girardeau, Joplin, Columbia, MO and Athens, GA
Virginia Skilled Nursing Facility Portfolio	100%	Healthcare-Related Facility	232,000	100%	09/16/10	45,000,000	26,810,000	5.50%	3/14/2012		211,000		Charlottesville, Bastian, Lebanon, Fincastle, Low Moor, Midlothian and Hot Springs, VA
Sylva Medical Office Building	100%	Medical Office	45,000	100%	11/15/10	11,400,000	—	—%	—		—	(4)	Sylva, NC
Surgical Hospital of Humble	100%	Healthcare-Related Facility	30,000	100%	12/10/10	13,100,000	—	—%	—		42,000		Humble, TX
Lawton Medical Office Building Portfolio	100%	Medical Office	62,000	100%	12/22/10	11,550,000	7,257,000	3.16%	1/1/2016		210,000		Lawton, OK
Ennis Medical Office Building	100%	Medical Office	30,000	94.8%	12/22/10	7,100,000	—	—%	—		79,000		Ennis, TX
St. Anthony North Medical Office Building	100%	Medical Office	60,000	88.5%	03/29/11	11,950,000	—	—%	—		251,000		Westminster, CO
Loma Linda Pediatric Specialty Hospital	100%	Healthcare-Related Facility	34,000	100%	03/31/11	13,000,000	—	—%	—		27,000		Loma Linda, CA

Total/Weighted Average			993,000	97.6%		$230,815,000	$49,483,000				$2,283,000

(1)	Represents the mortgage balance and interest rate as of March 31, 2011. As of March 31, 2011, we had two fixed rate and three variable rate mortgage loans with effective interest rates ranging from 1.35% to 6.00% per annum and a weighted average effective interest rate of 5.01% per annum. In addition, we had two fixed rate interest rate swaps at 6.00% and 4.41% per annum, thereby fixing our interest rates on two of our variable rate mortgage loans payable. Most of the mortgage loans payable and interest rate swaps may be prepaid, but in some cases are subject to a prepayment premium. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan documents. See the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies With Respect to Borrowing” section of this prospectus.

(2)	Represents the real estate taxes on the property for 2010.

(3)	The mortgage loan payable requires monthly principal and interest payments and is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any. Additionally, the seller guarantors agreed to retain their guaranty obligations with respect to the mortgage loan and the interest rate swap agreement. We, the seller and the seller guarantors have also agreed to indemnify the other parties for any liability caused by a party’s breach or nonperformance of obligations under the loan.

(4)	The real estate taxes for Sylva Medical Office Building were nominal since the construction of the building was not completed until early 2010, with occupancy commencing in July 2010.

Estimated Use of Proceeds

Depending primarily on the number of shares of our common stock we sell pursuant to this offering and assuming no shares of our common stock are sold pursuant to the DRIP, we estimate that at least 86.6% of the money you invest will be used to purchase real estate and real estate-related investments. We expect that the remaining 13.4% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP; therefore, a greater percentage of the proceeds to us from such sales will be used to purchase real estate and real estate-related investments, and to fund our share repurchase plan.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$3,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions	210,000,000	7.0
Dealer Manager Fee	90,000,000	3.0
Other Organizational and Offering Expenses	30,000,000	1.0

Amount Available for Investment	$2,670,000,000	89.0%

Less Acquisition Costs:
Acquisition Fees	$71,460,000	2.4%
Initial Working Capital Reserve	—	—

Amount Invested in Assets	$2,598,540,000	86.6%

Our Advisor

We are advised by Grubb & Ellis Healthcare REIT II Advisor, LLC, which we refer to as Healthcare REIT II Advisor, or our advisor. Our advisor is managed by and is a wholly owned subsidiary of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors. Grubb & Ellis Equity Advisors is a wholly owned subsidiary of our sponsor, Grubb & Ellis. Our advisor, which was formed in Delaware in January 2009, will supervise and manage our day-to-day operations. Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under an amended and restated advisory agreement, or the advisory agreement, as our fiduciary. All of our officers are employees of our sponsor or its affiliates.

Our Sponsor

Our sponsor, Grubb & Ellis, is headquartered in Santa Ana, California and is one of the nation’s leading commercial real estate services and investment companies. With more than 100 company-owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

Grubb & Ellis Equity Advisors, the manager of our advisor; Grubb & Ellis Capital Corporation, our dealer manager; and Grubb & Ellis Equity Advisors, Property Management, Inc., or GEEA Property Management, which provides property management and other services to our properties, are each wholly owned subsidiaries of Grubb & Ellis. Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of investment vehicles, including public non-traded real estate investment trusts, mutual funds and other investment funds.

Our Dealer Manager

Effective as of April 19, 2011, our Dealer Manager Agreement, as amended, with Grubb & Ellis Securities, Inc., our former dealer manager, was assigned to, and assumed by, Grubb & Ellis Capital Corporation, a wholly owned subsidiary of our sponsor. Grubb & Ellis Capital Corporation assists us in selling shares of our common stock under this prospectus by serving as our exclusive dealer manager for this offering.

Our Board of Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. Currently, we have five directors, Jeffrey T. Hanson, Danny Prosky, Patrick R. Leardo, Gerald W. Robinson and Gary E. Stark. Mr. Leardo, Mr. Robinson and Mr. Stark are each independent of our sponsor, our advisor, or any of their affiliates. Our charter requires that a majority of our directors be independent of our sponsor, our advisor, or any of their affiliates. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and must approve our investments and other matters set forth in our charter. Our directors will be elected annually by our stockholders.

We have five executive officers, including Mr. Hanson, our Chief Executive Officer, Mr. Prosky, our President and Chief Operating Officer, Shannon K S Johnson, our Chief Financial Officer, Stefan Oh, our Senior Vice President — Acquisitions, and Cora Lo, our Secretary. Mr. Hanson, Mr. Prosky, Ms. Johnson, Mr. Oh and Ms. Lo are all employees of our sponsor or its affiliates.

For more information regarding our directors and executive officers, see the “Management of Our Company — Directors and Executive Officers” section of this prospectus.

Our Operating Partnership

We intend to own all of our assets through our operating partnership, Grubb & Ellis Healthcare REIT II Holdings, LP, or its subsidiaries. We are the sole general partner of our operating partnership and our advisor is the initial limited partner of our operating partnership. Our advisor has certain subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “— Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” below for a summary description of our advisor’s subordinated distribution rights.

Conflicts of Interest

Our officers are also officers and employees of our sponsor, our advisor, Grubb & Ellis Equity Advisors, which manages our advisor, and/or other affiliated entities and they are involved in advising and investing in other real estate entities, including other REITs, which may give rise to conflicts of interest. In particular, some of our officers are involved in the management and advising of other public and private investment programs that own and operate real estate investments and may compete with us for the time and attention of our officers. As a result, these officers may experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our sponsor and its affiliated entities.

Our advisor also experiences the following conflicts of interest in connection with the management of our business affairs:

•	our advisor and its affiliates must determine how to allocate investment opportunities between us and other real estate programs managed by our sponsor, Grubb & Ellis, and its subsidiaries, which we refer to collectively as the Grubb & Ellis Group programs;

•	our advisor may compete with other Grubb & Ellis Group programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•	our advisor and its affiliates receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality or performance of the investments acquired or the services provided to us.

Our Structure

The following chart indicates the relationship among us, our advisor and certain affiliates of our advisor.

Compensation to Our Advisor, Our Dealer Manager and Their Affiliates

We pay and will pay to our advisor, our dealer manager and their affiliates substantial compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation we pay and expect to pay to our advisor, our dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The table below assumes shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

		Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

Offering Stage
Selling Commissions (our dealer manager)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on shares of our common stock sold pursuant to the DRIP.	$210,000,000

Dealer Manager Fee (our dealer manager)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.	$90,000,000

Other Organizational and Offering Expenses (our advisor or its affiliates)	Up to 1.0% of gross offering proceeds for shares of our common stock sold pursuant to our primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.	$30,000,000
Acquisition and Development Stage
Acquisition Fee (our advisor or its affiliates)	2.75% of the contract purchase price of each property we acquire or with respect to any real estate-related investment we originate or acquire, 2.0% of the origination or acquisition price. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate- related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.	$71,460,000 assuming no debt or $178,650,000 assuming leverage of 60.0% of the contract purchase price

Development Fee (our advisor or its affiliates)	In the event our advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for	Amount is not determinable.

Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.
Operational Stage
Asset Management Fee (our advisor or its affiliates)	Subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non- compounded, of invested capital, a monthly asset management fee equal to one-twelfth of 0.85% of the average invested assets. For such purposes, “invested capital” means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan; and “average invested assets” means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation.	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Property Management Fees (our advisor or its affiliates)	Up to 4.0% of the gross monthly cash receipts from each property managed by our advisor or its affiliates, plus reimbursement of such entity’s costs of managing the properties, including on- site personnel payroll. Our advisor or its affiliates may sub-contract its duties to any third-party, including for fees less than the property management fees payable to our advisor, or its affiliates. For each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided, however, that in no event will we pay both a property management fee and an oversight fee to our advisor or its affiliates with respect to the	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

same building. In addition, we may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as a medical office or a healthcare-related property).

Construction Management Fee (our advisor or its affiliates)	In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.	Actual amount is not determinable.

Operating Expenses (our advisor or its affiliates)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.

Liquidity Stage
Disposition Fees (our advisor or its affiliates)	Up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Subordinated Participation Interest in Healthcare REIT II OP (our advisor)
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare REIT II Advisor is serving as our advisor)	After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non- compounded return on the gross proceeds from the sale of shares of our	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

common stock, as adjusted for distributions of net sale proceeds, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.
• Subordinated Distribution Upon Listing (payable only if the shares of our common stock are listed on a national securities exchange while Healthcare REIT II Advisor is serving as our advisor)	Upon the listing of the shares of our common stock on a national securities exchange, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing.	Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

Upon termination or non-renewal of the advisory agreement, our advisor shall also be entitled to a subordinated distribution similar to the subordinated distribution upon listing described above, which we refer to as the subordinated distribution upon termination; provided however, that our advisor will not be entitled to any compensation or other remuneration in connection with an internalization transaction (acquisition of management functions from our advisor). Such distribution, if any, will equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If our advisor elects to defer the payment and there is a listing of the shares of our common stock on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan), plus an amount equal to an annual 8.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable. If our advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our advisor will be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) through the date of the liquidity event plus (2) an amount equal to an annual 8.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the liquidity event date. If our advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon a termination of the advisory agreement. If our advisor receives the subordinated distribution upon termination of the advisory agreement, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon listing. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. For a more detailed explanation of these fees and expenses payable to our advisor and its affiliates, see the “Compensation Table” section of this prospectus.

Prior Investment Programs

The “Prior Performance Summary” section of this prospectus contains a discussion of the Grubb & Ellis Group programs sponsored through December 31, 2010. Certain financial data relating to the Grubb & Ellis Group programs is also provided in the “Prior Performance Tables” in Exhibit A to this prospectus. The prior performance of our affiliates’ previous real estate programs may not be indicative of our performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in the shares of our common stock. See “Risk Factors — Investment Risks — We have a limited operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other Grubb & Ellis Group programs may not be an accurate predictor of our future results.”

Distribution Reinvestment Plan

During this offering, you may participate in the DRIP and elect to have the distributions you receive reinvested in shares of our common stock at a reduced price of $9.50 per share. We may terminate the DRIP at our discretion at any time upon ten days notice to you. See the “Distribution Reinvestment Plan” section of this prospectus for a further explanation of the DRIP, a copy of which is attached as Exhibit C to this prospectus.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis, or at all. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to continue to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Description of Capital Stock — Distribution Policy” section of this prospectus for a further explanation of our distribution policy.

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We, through G&E HC REIT II Lacombe MOB, LLC, our wholly owned subsidiary, acquired our first property, the Lacombe Medical Office Building, on March 5, 2010. Our sponsor will not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on June 30, 2011.

The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per day per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date are paid only from legally available funds.

Liquidity Events

On a limited basis, you may be able to sell your shares of our common stock through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including: (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the period during which we are offering shares of our common stock to the public for cash, including this and any subsequent public offerings but excluding any offerings pursuant to the DRIP or that are limited to any benefit plans. However, we cannot assure you that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation and dissolution would require the affirmative vote of holders of a majority of the outstanding shares of our common stock.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares of our common stock, we have adopted a share repurchase plan to allow stockholders to sell shares of our common stock, subject to limitations and restrictions. Repurchases of shares of our common stock, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the lower of $9.25 or 92.5% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the lower of $9.50 or 95.0% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the lower of $9.75 or 97.5% of the price paid per share to acquire shares of our common stock from us; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire shares of our common stock from us.

If shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be: (1) for stockholders who have continuously held their shares of our common stock for less than four years, 100% of the price paid to acquire the shares of our common stock from us; or (2) for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares of our common stock from us.

If funds are not available to repurchase all shares of our common stock for which repurchase requests were received by the end of the calendar quarter, shares of our common stock will be purchased on a pro rata basis and any unfulfilled requests will be held until the next calendar quarter, unless withdrawn; provided, however, we may give priority to the repurchase of a deceased stockholder’s shares of our common stock or shares of a stockholder with a qualifying disability.

At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sales proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will occur only upon the sale of a property and the subsequent distribution of the net sale proceeds.

We will terminate our share repurchase plan if and when the shares of our common stock become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interest to terminate the program. We may amend or modify any provision of our share repurchase plan at any time, in our board of directors’ sole discretion. See the “Share Repurchase Plan” section of this prospectus for further explanation of our share repurchase plan and Exhibit D to this prospectus for a copy of our share repurchase plan.

Tax-Exempt Entities and ERISA Considerations

The “Tax-Exempt Entities and ERISA Considerations” section of this prospectus describes certain considerations associated with a purchase of shares of our common stock by a pension, profit sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by IRA subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares of our common stock for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares of stock that prevent any individual or entity from acquiring beneficial ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of shares of our capital stock.

About this Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the “Where You Can Find Additional Information” section of this prospectus.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership, are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1) of the Investment Company Act, in relevant part, defines an investment company as any issuer that is, or holds itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities, or any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of an investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and any subsidiaries of our operating partnership will not meet the definition of an investment company under Section 3(a)(1)(a) of the Investment Company Act because we intend to primarily engage in the business of investing in real property, through our wholly or majority owned subsidiaries, most of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be primarily engaged in the business of investing in real property, they would be outside of the definition of an investment company under Section 3(a)(1)(a) of the Investment Company Act. Because we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each complies with the 40% test. Our advisor will monitor our holdings to ensure continuing and ongoing compliance with this test.

Even if the value of real estate held by any of our wholly owned or majority owned subsidiaries were to be less than 60% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of an investment company provided in Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, would require our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as qualifying real estate assets, and maintain an additional 25% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the subsidiaries’ portfolio can consists of miscellaneous assets. For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance.

In the event that one or more wholly owned or majority owned subsidiaries were to acquire assets that could make such entity fall within the definition of an investment company under Section 3(a)(1)(a) of the Investment Company Act, we do not expect that our interest in such subsidiaries would exceed 40% of our assets. Nonetheless, if such interests were to exceed this 40% threshold, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if at least 55% of our assets consist of, and at least 55% of the income is derived from, qualifying real estate assets.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Investment Risks

There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit your ability to sell your shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan upon 30 days written notice. Therefore, it will be difficult for you to sell your shares of our common stock promptly or at all. If you are able to sell your shares of our common stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 11.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares of our common stock will ever appreciate in value to equal the price you paid for your shares of our common stock. Therefore, you should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares of our common stock for an indefinite length of time.

This is considered a “blind pool” offering because we have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from this offering.

We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds of this offering. As a result, this may be considered a “blind pool” offering because investors in the offering are unable to evaluate the manner in which our net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.

We have a limited operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other Grubb & Ellis Group programs may not be an accurate predictor of our future results.

We were formed in January 2009, did not engage in any material business operations prior to this offering and acquired our first property in March 2010. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a more substantial operating history, and you should not rely on the past performance of other Grubb & Ellis Group programs to predict our future results. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	rely on our dealer manager to build, expand and maintain its network of licensed securities brokers and other agents in order to sell shares of our common stock;

•	respond to competition both for investment opportunities and potential investors’ investment in us; and

•	build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs and general and administrative expenses, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors for our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus.

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. You, rather than us or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the amount we have received to date, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to you.

Our ability to achieve our investment objectives and to pay distributions to you is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. Except for stockholders who purchased shares of our common stock in this offering after such time as this prospectus is supplemented to describe one or more identified investments, our stockholders generally will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Investors must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying suitable investments on financially attractive terms or that, if it identifies suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of this offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to you would be adversely affected.

We face competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make acquisitions or may increase the cost of these acquisitions and may reduce our profitability and could cause you to experience a lower return on your investment.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. Due to an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings or healthcare-related facilities, our business, financial condition and results of operations and our ability to pay distributions to you may be materially and adversely affected and you may experience a lower return on your investment.

You may be unable to sell your shares of our common stock because your ability to have your shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Our share repurchase plan includes significant restrictions and limitations. Except in cases of death or qualifying disability, you must hold your shares of our common stock for at least one year. You must present at least 25.0% of your shares of our common stock for repurchase and until you have held your shares of our common stock for at least four years, repurchases will be made for less than you paid for your shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors may reject share repurchase requests in its sole discretion and reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days written notice. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of our common stock back to us pursuant to our share repurchase plan and you also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares of our common stock even if you deem it necessary or desirable to do so.

Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement.

We are externally advised by our advisor pursuant to an advisory agreement between us and our advisor, which has a one-year term that expires June 1, 2011 and is subject to successive one-year renewals upon the mutual consent of the parties. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock, and any shortfall in an annual 8.0% cumulative, non-compounded return to stockholders in the aggregate. In the event of a termination of the advisory agreement in connection with the listing of our common stock, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to the listing of the shares of our common stock on a national securities exchange, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and any shortfall in the annual 8.0% cumulative, non-compounded return to our stockholders in the aggregate. Upon our advisor’s receipt of this distribution, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the advisory agreement cannot be determined at the present time, but such amounts, if paid, will reduce the cash available for distribution to you.

The business and financial due diligence investigation of us was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

Because our advisor and our dealer manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Morris, Manning & Martin, LLP has acted as legal counsel to us, our advisor and our dealer manager in connection with this offering and, therefore, investors will not have the benefit of due diligence that might otherwise be performed by independent legal counsel. Under applicable legal ethics rules, Morris, Manning & Martin, LLP may be precluded from representing us due to a conflict of interest between us and our affiliates. If any situation arises in which our interests are in conflict with those of our affiliates, we would be required to retain additional legal counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we own or may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Our Performance — Dilution of the Net Tangible Book Value of Our Shares” for a further discussion.

We may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

On a limited basis, you may be able to sell shares of our common stock through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to: (1) the listing of the shares of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real estate and real estate-related investments for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the completion of this and any subsequent public offerings, excluding any offerings pursuant to the DRIP or that is limited to any benefit plans. However, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in the shares of our common stock other than limited liquidity through our share repurchase plan.

Because a portion of the offering price from the sale of shares of our common stock is used to pay expenses and fees, the full offering price paid by our stockholders is not invested in real estate investments. As a result, you will only receive a full return of your invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) list the shares of our common stock on a national securities exchange and the market value of our company after we list is substantially in excess of the original purchase price of our assets.

Our board of directors may change our investment objectives without seeking your approval.

Our board of directors may change our investment objectives without seeking your approval if our directors, in accordance with their fiduciary duties to our stockholders, determine that a change is in your best interest. A change in our investment objectives could reduce our payment of cash distributions to you or cause a decline in the value of our investments.

Risks Related to Our Business

We have not had sufficient cash available from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources, such as our sponsor. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment.

Distributions payable to you may include a return of capital, rather than a return on capital. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to qualify or maintain our qualification as a REIT. The actual amount and timing of distributions are determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify or maintain our qualification as a REIT. As a result, our distribution rate and payment frequency vary from time to time. We have used, and in the future may use, the net proceeds from this offering, borrowed funds, or other sources, such as our sponsor, to pay cash distributions to our stockholders in order to qualify or maintain our qualification as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. As a result, the amount of net proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profit, the excess amount will be deemed a return of capital.

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We acquired our first property, Lacombe Medical Office Building, on March 5, 2010. Our sponsor did not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on June 30, 2011.

The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per day per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date are paid only from legally available funds. We can provide no assurance that we will be able to continue this distribution rate or pay any subsequent distributions.

For the year ended December 31, 2010, we paid distributions of $4,072,000 ($2,087,000 in cash and $1,985,000 in shares of our common stock pursuant to the DRIP), none of which were paid from cash flows from operations of $(2,881,000). $259,000, or 6.4% of the distributions, were paid using funds from our sponsor. The distributions in excess of our cash flows from operations and funds from our sponsor were paid from offering proceeds. Under accounting principles generally accepted in the United States of America, or GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses are paid from offering proceeds.

For a further discussion of distributions, see the “Our Performance — Information Regarding Our Distributions” section of this prospectus.

As of December 31, 2010, we had an amount payable of $194,000 to our advisor or its affiliates for asset and property management fees, operating expenses, on-site personnel and engineering payroll and lease commissions, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of December 31, 2010, no amounts due to our advisor or its affiliates have been deferred, waived or forgiven. Our advisor and its affiliates have no obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with the net proceeds from our offering, funds from our sponsor or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the year ended December 31, 2010, our funds from operations, or FFO, was $(3,837,000). For the year ended December 31, 2010, we paid distributions of $259,000, or 6.4%, using funds from our sponsor and $3,813,000, or 93.6%, from proceeds from this offering. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net loss to FFO, see the “Our Performance — Funds From Operations and Modified Funds From Operations” section of this prospectus.

We may suffer from delays in locating suitable investments, which could reduce our ability to pay distributions to you and reduce your return on your investment.

There may be a substantial period of time before all of the proceeds of this offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or pay distributions to you.

The availability and timing of cash distributions to you is uncertain. If we fail to pay distributions, your investment in shares of our common stock could suffer.

We expect to continue to pay monthly distributions to you. However, we bear all expenses incurred in our operations, which are deducted from cash flows generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay monthly distributions to you or at all. Should we fail for any reason to distribute at least 90.0% of our annual taxable income, excluding net capital gains, we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of all of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to acquire, and make necessary capital improvements to, properties may be impaired or delayed.

We intend to use the net proceeds of this offering to buy a diversified portfolio of real estate and real estate-related investments and to pay various fees and expenses. In addition, to qualify or maintain our qualification as a REIT, we generally must distribute to our stockholders at least 90.0% of our annual taxable income, excluding net capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to acquire, and make necessary capital improvements to, properties, pay other expenses or expand our business.

We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.

We have financed and will continue to finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offerings of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly, and therefore, generate distributions for you sooner, our overall leverage will not exceed 60.0% of the combined market value of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we qualify, or maintain our qualification, as a REIT for federal income tax purposes.

High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash available for distribution to you.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

The ongoing market disruptions may adversely affect our operating results and financial condition.

The global financial markets have been undergoing pervasive and fundamental disruptions. The continuation or intensification of any such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to a further weakening of the U.S. and global economies. To the extent that turmoil in the financial markets continues and/or intensifies, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The ongoing market disruptions could also affect our operating results and financial condition as follows:

•	Debt and Equity Markets — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets have been experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold commercial mortgage-backed securities in the market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to you. In addition, the ongoing dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Valuations — The ongoing market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•	Government Intervention — The pervasive and fundamental disruptions that the global financial markets have been undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.

Our results of operations are subject to the risks of an international or national economic slowdown or downturn and other changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•	poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•	the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•	our lender under our line of credit could refuse to fund its financing commitment to us or could fail and we may not be able to replace the financing commitment of such lender on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•	increased insurance premiums, real estate taxes or utilities or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our results of operations, our ability to continue to pay distributions to you and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.

Increasing vacancy rates for commercial real estate resulting from ongoing disruptions in the financial markets and deteriorating economic conditions could reduce revenue and the resale value of our properties.

We depend upon tenants for a majority of our revenue from real property investments. Ongoing disruptions in the financial markets and deteriorating economic conditions have resulted in a trend toward increasing vacancy rates for virtually all classes of commercial real estate, including medical office buildings and healthcare-related facilities, due to generally lower demand for rentable space, as well as potential oversupply of rentable space. Increased unemployment rates have led to reduced demand for medical services, causing physician groups and hospitals to delay expansion plans, leaving a growing number of vacancies in new buildings. Reduced demand for medical office buildings and healthcare-related facilities could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. In addition, the market value of a particular property could be diminished by prolonged vacancies. The continuation of disruptions in the financial markets and deteriorating economic conditions could impact certain properties we acquire and such properties could experience higher levels of vacancy than anticipated at the time we acquire them. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to you.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to you. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our current or future tenants, or any guarantor of one of our current or future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the U.S. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flows and the amounts available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flows and the amounts available for distributions to you may be adversely affected.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.

We may incur additional costs in acquiring or re-leasing properties, which could adversely affect the cash available for distribution to you.

We have and may continue to invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract, replace or retain tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flows as a result of fewer potential tenants being attracted to the property or our existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to you.

Our success is dependent on the performance of our advisor and certain key personnel.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor has broad discretion over the use of proceeds from this offering and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its own operations or the operations of our sponsor unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to you. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the officers and employees of our sponsor, who manage our advisor, in particular Mr. Hanson and Mr. Prosky, each of whom would be difficult to replace. Mr. Hanson and

Mr. Prosky currently serve as our executive officers and Mr. Hanson and Mr. Prosky currently serve as two of our directors. In the event that Mr. Hanson or Mr. Prosky are no longer employed by our sponsor, for any reason, such person would automatically resign from our company. The termination of Mr. Hanson’s or Mr. Prosky’s employment with our sponsor could have a material adverse effect on our success and our sponsor may not be able to attract and hire as capable individuals to replace Mr. Hanson and/or Mr. Prosky. We do not have key man life insurance on any of our sponsor’s key personnel. If our advisor or our sponsor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

The fees we will pay our advisor under the advisory agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis, and therefore, may not be on the same terms as those we could negotiate with an unrelated party.

Our independent directors relied on information and recommendations provided by our advisor to determine the fees and distributions payable to our advisor and its affiliates under the advisory agreement and pursuant to the subordinated participation interest in our operating partnership. As a result, these fees and distributions cannot be viewed as having been determined on an arm’s-length basis and we cannot assure you that an unaffiliated party would not be willing and able to provide to us the same services at a lower price.

Our advisor may terminate the advisory agreement, which could require us to pay substantial fees and may require us to find a new advisor.

Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. However, if the advisory agreement is terminated in connection with the listing of shares of our common stock on a national securities exchange, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution, our advisor’s limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor upon termination of the advisory agreement cannot be determined at the present time.

If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.

If we internalize our management functions, we could incur significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and FFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to you.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor may not be employed by us, but instead may remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Our success is dependent on the performance of our sponsor.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow-down in our sponsor’s industry. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that our sponsor has already experienced and would continue to put downward pressure on our sponsor’s revenues and operating results. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.

In addition, our sponsor has announced, among other things, that it has retained JMP Securities LLC as an advisor to explore strategic alternatives for Grubb & Ellis, including a potential merger or sale transaction. Our sponsor disclosed in its Form 10-K for the year ended December 31, 2010 that it entered into a commitment letter and exclusivity agreement with Colony Capital Acquisitions, LLC, pursuant to which (i) Colony Capital Acquisitions, LLC and one or more of its affiliates, or collectively, Colony, agreed to provide an $18,000,000 senior secured term loan credit facility, or the Senior Secured Credit Facility, and (ii) Colony obtained the exclusive right for 60 days, commencing on March 30, 2011, to negotiate a strategic transaction with our sponsor. On April 18, 2011, our sponsor announced that it had closed the $18,000,000 Senior Secured Credit Facility and had drawn the initial $9,000,000 tranche under such facility. There can be no assurance, however, that any strategic transaction with Colony, or with any other strategic partner, will be completed. If our sponsor does not complete a strategic transaction with Colony, or with any other strategic partner, such result could have a material adverse effect on our sponsor’s revenues, which could negatively impact the performance of our advisor and could cause our results of operations and financial condition to suffer. Similarly, if our sponsor enters into a merger or sale transaction, the effect of such a transaction is unknown, but could have a material adverse effect on the performance of our advisor, which could cause our results of operations and financial condition to suffer.

Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.

In the past, our sponsor or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by our sponsor or its affiliates. Our advisor and its affiliates, including our sponsor, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to you. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and acquire investments.

We have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any banking institution in which we have deposited funds ultimately fails, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest.

We may compete with other Grubb & Ellis Group programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities, which may reduce our returns on our investments.

Our sponsor or its affiliates have sponsored existing programs with investment objectives and strategies similar to ours, and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other Grubb & Ellis Group programs managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Grubb & Ellis Group program. We cannot be sure that officers and employees acting for or on behalf of our advisor and on behalf of managers of other Grubb & Ellis Group programs will act in our best interest when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, our advisor and other entities or programs managed by its affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

The conflicts of interest faced by our officers may cause us not to be managed solely in your best interest, which may adversely affect our results of operations and the value of your investment.

All of our officers also are officers or employees of our sponsor, our advisor, and other affiliated entities that will receive fees in connection with this offering and our operations. These relationships are described in the “Management of Our Company” section of this prospectus. In addition, Mr. Hanson, Mr. Prosky, Ms. Johnson, Ms. Lo and Mr. Oh each own a less than 1.0% interest in our sponsor. In addition, Mr. Hanson, Mr. Prosky, Ms. Johnson and Ms. Lo each hold options to purchase a de minimis amount of our sponsor’s outstanding common stock. Mr. Hanson also own a de minimis interest in several other Grubb & Ellis Group programs.

Some of the Grubb & Ellis Group programs in which our officers have invested and to which they provide services, have investment objectives similar to our investment objectives. These individuals have legal and fiduciary obligations to these entities which are similar to those they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment opportunities. Furthermore, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of your investment.

Our advisor’s officers face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.

Certain of the officers of our advisor face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the ownership value of shares of our common stock.

Our advisor faces conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in your long-term best interest.

Under the advisory agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and your long-term best interest. The fees to which our advisor or its affiliates are entitled include acquisition fees, asset management fees, property management fees, disposition fees and other fees as provided for under the advisory agreement and agreement of limited partnership with our operating partnership. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to you, the listing of the shares of our common stock, certain merger transactions or the termination of the advisory agreement. See the “Compensation Table” section of this prospectus for a description of the fees and distributions payable to our advisor and its affiliates. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests may not be wholly aligned with yours. In that regard, our advisor or its affiliates receives an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions.

Our advisor may receive economic benefits from its status as a limited partner without bearing any of the investment risk.

Our advisor is a limited partner in our operating partnership. Our advisor is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an annual 8.0% cumulative, non-compounded return on the gross proceeds of the sale of shares of our common stock. We bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.

The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.

Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in your long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange, if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement even if our advisor is no longer serving as our advisor. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in your best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to our advisor.

We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner.

In the event that we enter into a joint venture with any other program sponsored or advised by our sponsor or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Grubb & Ellis Group programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Grubb & Ellis Group programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including determining when and whether to buy or sell a particular property and the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you.

Risks Related to Our Organizational Structure

Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.

Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 200,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our 2009 Incentive Plan, or the 2009 plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, you may also experience dilution in the book value and fair market value of your shares of our common stock.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which you could profit.

Our charter authorizes our board of directors to issue up to 200,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our stock on terms that might be financially attractive to you or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and you. In addition to deterring potential transactions that may be favorable to you, these provisions may also decrease your ability to sell your shares of our common stock.

Your ability to control our operations is severely limited.

Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under our charter and Maryland law, you have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock, increase or decrease the number of our shares of any class or series that we have the authority to issue, effect certain reverse stock splits, or qualify as a REIT under the Internal Revenue Code;

•	our dissolution; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Limitations on share ownership and transfer may deter a sale of our common stock in which you could profit.

The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for your common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Maryland takeover statutes may deter others from seeking to acquire us and prevent you from making a profit in such transaction.

The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to our affiliates. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.

The MGCL and our organizational documents limit your right to bring claims against our officers and directors.

The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter also provides that we may not indemnify or hold harmless our directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares of our common stock.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Our charter includes a provision that may discourage a stockholder from launching a tender offer for shares of our common stock.

Our charter requires that any tender offer made by a person, including any “mini-tender” offer, must comply with Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, we will have the right to repurchase that person’s shares of our stock and any shares of our stock acquired in such tender offer. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for shares of our common stock and prevent you from receiving a premium price for your shares of our common stock in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. To avoid registration as an investment company, we may not be able to operate our business successfully. If we become subject to registration under the Investment Company Act, we may not be able to continue our business.

We are not registered, and do not intend to register, as an investment company under the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and subsidiaries, primarily in the business of buying real estate. We expect that investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act by virtue of the definition of “investment company” provided in Section 3(a)(1) of the Investment Company Act.

In the event that any of our subsidiaries are deemed to be an investment company pursuant to Section 3(a)(1) of the Investment Company Act, such subsidiaries would have to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. To rely upon Section 3(c)(5)(C) of the Investment Company Act such subsidiaries would have to invest at least 55.0% of its respective portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25.0% of assets in qualifying real estate investments or other real estate-related assets. The remaining 20.0% of the portfolio’s assets can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets, and therefore, investments in these types of assets may be limited. The SEC may not concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

We may determine to operate through our majority owned operating partnership or other wholly owned or majority owned subsidiaries. If so, our subsidiaries will be subject to investment restrictions so that the respective majority owned or wholly owned subsidiary does not come within the definition of an investment company, or cause us to come within the definition of an investment company, under the Investment Company Act.

To ensure that neither we, nor our operating partnership, nor any of our other wholly owned or majority owned subsidiaries are required to register as an investment company, each entity may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or any of our other wholly owned or majority owned subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or any of our other subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

As part of our advisor’s obligations under the advisory agreement, our advisor will agree to refrain from taking any action which, in its sole judgment made in good faith, would subject us to regulation under the Investment Company Act. Failure to maintain an exclusion from registration under the Investment Company Act would require us to significantly restructure our business plan. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we may be required to terminate the advisory agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions to you.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to you or reduce the value of your investment.

We are subject to risks generally incidental to the ownership of real estate, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive, and therefore, potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to you or reduce the value of your investment.

If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income-producing properties, such real estate investments may not appreciate or may decrease in value.

Although the real estate market has been experiencing severe dislocations, in the future the market may experience a substantial influx of capital from investors. Any substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment in the future, we will be subject to the risk that the value of such investments may not appreciate or may decrease significantly below the amount we paid for such investment.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property; therefore, accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to you. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to you.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Terrorist attacks may negatively affect our operations and our stockholders’ investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the U.S. and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices, which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Dramatic increases in insurance rates could adversely affect our cash flows and our ability to pay distributions to you.

We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and our ability to pay distributions to you.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved real property to real property we intend to develop, your investment, nevertheless, is subject to the risks associated with investments in unimproved real property.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may acquire one or more properties under development. We anticipate that if we do acquire properties that are under development, we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties, and that we will be required to close the purchase of the property upon completion of the development of the property. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money deposit will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight and approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows from operations.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flows from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution to you of the proceeds of a sale until such time.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to you.

Because we own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office buildings or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.

As a REIT, we will invest primarily in real estate. Within the real estate industry, we have and will continue to acquire or selectively develop and own medical office buildings and healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.

A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to you. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.

Although we intend to acquire real estate throughout the U.S., it is likely that a significant portion of our portfolio will be located in southern and western states. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we have acquired and will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often will face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the Financial Accounting Standards Board, or the FASB, and the International Accounting Standards Board, or the IASB, initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on August 17, 2010, or the Exposure Draft, which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing proceeds from this offering, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.

The Exposure Draft does not include a proposed effective date; however, the Boards plan to issue a final standard regarding lease accounting in 2011.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

The properties we acquire may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Increased operating expenses could reduce cash flows from operations and funds available to acquire investments or pay distributions.

Any property that we have acquired or may acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While we expect that many of our property leases will require the tenants to pay all or a portion of these expenses, some of our leases or future leases may not be negotiated on that basis, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Our operating properties will be subject to real and personal property taxes that may increase in the future, which could adversely affect our cash flows.

Our operating properties will be subject to real and personal property taxes that may increase as tax rates change and as the operating properties are assessed or reassessed by taxing authorities. Some of our leases generally provide that the property taxes or increases therein are charged to the tenants as an expense related to the operating properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the operating property and the operating property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Risks Related to the Healthcare Industry

The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to you.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the U.S. and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to pay distributions to you.

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. Currently, at the end of 2011, the physician’s reimbursement from Medicare may be reduced due to the sustainable growth rate being cut by over 25.0% unless the federal government provides a change in the legislation prior to the end of 2011. This reduction in Medicare reimbursement may adversely impact our tenants’ ability to make rental payments.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

Some tenants of our medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to pay distributions to you.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	increased expense for uninsured patients;

•	increased competition among healthcare providers;

•	increased liability insurance expense;

•	continued pressure by private and governmental payors to reduce payments to providers of services;

•	increased scrutiny of billing, referral and other practices by federal and state authorities;

•	changes in federal and state healthcare program payment models; and

•	increased emphasis on compliance with privacy and security requirements related to personal health information.

These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to pay distributions to you.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

Recently enacted comprehensive healthcare reform legislation, the effects of which are not yet known, could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to you.

On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts will serve as the primary vehicle for comprehensive healthcare reform in the U.S. The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included within the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially adversely affect our business, financial condition, results of operations and ability to pay distributions to you.

Risks Related to Debt Financing

Increases in interest rates could increase the amount of our debt payments, and therefore, negatively impact our operating results.

Interest we will pay on our debt obligations will reduce cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.

We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we have and may continue to borrow at fixed rates or variable rates depending upon prevailing market conditions. We have and may continue to also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.

Hedging activity may expose us to risks.

When we use derivative financial instruments to hedge against interest rate fluctuations, we are exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to you.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. We have and may continue to enter into loan documents that contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We have and may continue to finance or refinance our properties using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to you.

Some of our current and future financing arrangements will require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to qualify or maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to Real Estate-Related Investments

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described in the “Risk Factors — Risks Related to Our Business” and the “Risk Factors — Risks Related to Investments in Real Estate” sections of this prospectus. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The commercial mortgage-backed securities in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.

Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real estate.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real estate or loans secured by a pledge of the ownership interests of either the entity owning the real estate or the entity that owns the interest in the entity owning the real estate. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real estate because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real estate and increasing the risk of loss of principal.

Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.

We may invest in the common and preferred stock of both publicly traded and private unaffiliated real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common stock may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.

If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flows or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to pay cash distributions to you.

Federal Income Tax Risks

Failure to qualify or maintain our qualification as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to you.

We have not yet elected to be taxed as a REIT under the Internal Revenue Code. We intend to make an election to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2010. To qualify or maintain our qualification as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to you. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify or maintain our qualification as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify or maintain our qualification as a REIT or revoke our REIT election, which it may do without stockholder approval.

Although we do not expect to request a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, we have received an opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may not satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the commencement of this offering and is not binding on the IRS or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we fail to qualify or maintain our qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

As a result of all these factors, our failure to qualify or maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to you.

To qualify or maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our annual taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to qualify or maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to you.

In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See the “Federal Income Tax Considerations — Taxation of Our Company” section of this prospectus. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to you or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax-related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to you. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to you. As a result, the amount available for distribution to you would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal income tax rate currently is 35.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to you from the sale of property through a TRS after the effective date of any increase in such tax rates.

If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify or maintain our qualification as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25.0% of the value of all of our assets at the end of any calendar quarter. If the IRS were to determine that the value of our interests in all of our TRSs exceeded 25.0% of the value of total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25.0% of the value of our total assets at the end of any calendar quarter, and therefore, cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our qualification as a REIT. Our failure to qualify or maintain our qualification as a REIT would adversely affect your return on your investment.

You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in the DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Legislative or regulatory action with respect to taxes could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal and state income tax laws applicable to investments similar to an investment in shares of our common stock. On March 30, 2010, the President signed into law the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012.

Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and an extension of that legislation by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. One of the changes effected by that legislation generally reduced the maximum tax rate on qualified dividends paid by corporations to individuals to 15.0% through 2012. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 35.0%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to you, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in your best interest.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt stockholders may be classified as UBTI.

Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute UBTI to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock; and

•	part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify or maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.

A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified period directly or indirectly own more than 5.0% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus.

Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gains dividends paid to foreign stockholders, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus for further discussion.

Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks

We, and our stockholders that are employee benefit plans, IRAs, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below. See the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus for a more detailed discussion of these Benefit Plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in shares of our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If you are investing the assets of a Benefit Plan or IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your Benefit Plan or IRA, including your Benefit Plan or IRA’s investment policy;

•	whether your investment satisfies the prudence, diversification and other requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity needs and distribution requirements of the Benefit Plan or IRA;

•	whether your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

•	whether your investment will produce or result in UBTI, as defined in Sections 511 through 514 of the Internal Revenue Code, to the Benefit Plan or IRA; and

•	your need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Internal Revenue Code) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Internal Revenue Code) of your Benefit Plan or IRA, you should not purchase shares of our common stock unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under the “Risk Factors” section of this prospectus, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we reach the maximum offering of $3,000,000,000 by selling 300,000,000 shares of our common stock for $10.00 per share pursuant to our primary offering. The number of shares of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares of our common stock offered between the primary offering and the DRIP. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share.

We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fee for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See the “Plan of Distribution” section of this prospectus for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares of our common stock pursuant to the DRIP. As long as the shares of our common stock are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares of our common stock pursuant to the DRIP will be used to fund repurchases of shares of our common stock pursuant to our share repurchase plan. Because we do not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares of our common stock pursuant to the DRIP than pursuant to the primary offering. As a result, if we reallocate shares of our common stock from the DRIP to the primary offering, the net proceeds from the sale of the reallocated shares of our common stock could be less than we currently estimate.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 86.6% of the money you invest will be used to purchase real estate and real estate-related investments. We expect that the remaining 13.4% will be used to pay expenses and fees, including the payment of fees to our advisor and our dealer manager for this offering.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of our independent directors.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$3,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	210,000,000	7.0
Dealer Manager Fee(1)	90,000,000	3.0
Other Organizational and Offering Expenses(2)	30,000,000	1.0

Amount Available for Investment(3)	$2,670,000,000	89.0%

Less Acquisition Costs:
Acquisition Fees(4)	$71,460,000	2.4%
Initial Working Capital Reserve(5)	—	—

Amount Invested in Assets(6)	$2,598,540,000	86.6%

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced under certain circumstances for volume discounts and other types of sales. See the “Plan of Distribution” section of this prospectus for a description of these provisions.

(2)	Other organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for direct expenses of its employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock to be sold in this offering. Activities of our advisor that may be reimbursed include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. Our advisor will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. All organizational and offering expenses, including selling commissions and dealer manager fees, will be capped at 15.0% of the gross proceeds of this offering.

(3)	Until required in connection with the acquisition of real estate or real estate-related investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(4)	Acquisition fees may be paid by any party to any person in connection with the purchase, development or construction of real properties, or the making of or investing in loans or other real estate-related investments. Acquisition fees do not include acquisition expenses. We will pay our advisor or one of its affiliates acquisition fees equal to 2.75% of the contract purchase price of each property we acquire. With respect to any real estate-related investment we originate or acquire, we will pay an acquisition fee in an amount equal to 2.0% of the origination or acquisition price. Our advisor or its affiliates will be entitled to receive acquisition and origination fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. If our advisor or its affiliates provide development-related services, we will pay the respective party a development fee in the amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based upon the contract purchase price of the development. In the event that our advisor or its affiliates assist with planning and coordinating the construction of tenant improvements or capital improvements, we will pay the respective party a construction management fee of up to 5.0% of the cost of such improvement. For purposes of this table, we have assumed that (a) no real estate-related investments are originated or acquired and (b) no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage, which results in higher fees paid to our advisor and its affiliates. Assuming, in addition to our other assumptions, a maximum leverage of 60.0% of our assets, the maximum acquisition fees would be approximately $178,650,000. These assumptions may change due to different factors including changes in the allocation of shares of our common stock between the primary offering and the DRIP, the extent to which proceeds from the DRIP are used to repurchase shares of our common stock pursuant to our share repurchase plan and the extent to which we make real estate-related investments. To the extent that we issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

(6)	Includes amounts anticipated to be invested in assets and all expenses actually incurred in connection with selecting, evaluating and acquiring such assets, which will be reimbursed regardless of whether an asset is acquired.

SELECTED FINANCIAL DATA

The following selected financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from January 7, 2009 (Date of Inception) through December 31, 2009, and therefore, our results of operations for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are not comparable.

The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

	December 31,
Selected Financial Data	2010	2009

BALANCE SHEET DATA:
Total assets	$203,996,000	$13,809,000
Mortgage loans payable, net	$58,331,000	$—
Line of credit	$11,800,000	$—
Stockholders’ equity	$125,240,000	$13,283,000

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

STATEMENT OF OPERATIONS DATA:
Total revenues	$8,682,000	$—
Loss from continuing operations	$(7,423,000)	$(282,000)
Net loss attributable to controlling interest	$(7,424,000)	$(281,000)
Net loss per common share — basic and diluted(1):
Net loss from continuing operations	$(0.99)	$(1.51)
Net loss attributable to controlling interest	$(0.99)	$(1.51)
STATEMENT OF CASH FLOWS DATA:
Net cash used in operating activities	$(2,881,000)	$(40,000)
Net cash used in investing activities	$(186,342,000)	$—
Net cash provided by financing activities	$181,468,000	$13,813,000
OTHER DATA:
Distributions declared	$4,866,000	$—
Distributions declared per share	$0.65	$—
Funds from operations(2)	$(3,837,000)	$(281,000)
Modified funds from operations(2)	$2,909,000	$—
Net operating income(3)	$6,481,000	$—

(1)	Net loss per common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

(2)	For additional information on FFO and modified funds from operations, or MFFO, refer to the “Our Performance — Funds From Operations and Modified Funds From Operations” section of this prospectus, which includes a reconciliation of our GAAP net loss to FFO and MFFO for each of our last four fiscal quarters ended December 31, 2010, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

(3)	For additional information on net operating income, refer to the “Our Performance — Net Operating Income” section of this prospectus, which includes a reconciliation of our GAAP net loss to net operating income for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

OUR PERFORMANCE

Funds From Operations and Modified Funds From Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, we believe, may be less informative. As a result, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income or loss.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, we view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after the time we cease to acquire properties on a frequent and regular basis. MFFO may provide investors with a useful indication of our future performance, particularly after our acquisition stage, and of the sustainability of our current distribution policy. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of historical performance, MFFO should not be construed as a historic performance measure. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for each of the last four fiscal quarters ended December 31, 2010, the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for each of the last four fiscal quarters ended December 31, 2010, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010

Net loss	$(1,631,000)	$(2,930,000)	$(2,059,000)	$(803,000)
Add:
Depreciation and amortization — consolidated properties	1,869,000	1,157,000	536,000	29,000
Less:
Net income attributable to noncontrolling interests	—	(1,000)	—	—
Depreciation and amortization related to noncontrolling interests	(2,000)	(2,000)	—	—

FFO	$236,000	$(1,776,000)	$(1,523,000)	$(774,000)

Add:
Acquisition related expenses	$1,920,000	$2,847,000	$1,695,000	$637,000
Amortization of above and below market leases	30,000	28,000	21,000	—
(Gain) loss in fair value of derivative financial instruments	(51,000)	74,000	120,000	—
Deferred rent receivables related to noncontrolling interests	1,000	—	—	—

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010

Less:
Deferred rent receivables	(335,000)	(157,000)	(73,000)	(11,000)

MFFO	$1,801,000	$1,016,000	$240,000	$(148,000)

Weighted average common shares outstanding — basic and diluted	12,765,174	8,745,255	5,558,762	2,690,794

Net loss per common share — basic and diluted	$(0.13)	$(0.34)	$(0.37)	$(0.30)

FFO per common share — basic and diluted	$0.02	$(0.20)	$(0.27)	$(0.29)

MFFO per common share — basic and diluted	$0.14	$0.12	$0.04	$(0.06)

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Net loss	$(7,423,000)	$(282,000)
Add:
Depreciation and amortization — consolidated properties	3,591,000	—
Less:
Net (income) loss attributable to noncontrolling interests	(1,000)	1,000
Depreciation and amortization related to noncontrolling interests	(4,000)	—

FFO	$(3,837,000)	$(281,000)

Add:
Acquisition related expenses	$7,099,000	$18,000
Amortization of above and below market leases	79,000	—
Loss in fair value of derivative financial instruments	143,000	—
Deferred rent receivables related to noncontrolling interests	1,000	—
Less:
Deferred rent receivables	(576,000)	—

MFFO	$2,909,000	$(263,000)

Weighted average common shares outstanding — basic and diluted	7,471,184	186,330

FFO per common share — basic and diluted	$(0.51)	$(1.51)

MFFO per common share — basic and diluted	$0.39	$(1.41)

Net Operating Income

As of December 31, 2010, we had completed 14 acquisitions comprising 25 buildings. The properties were 98.3% leased as of December 31, 2010. We did not own any properties as of December 31, 2009.

The aggregate net operating income for the properties for the year ended December 31, 2010 was $6,481,000, as compared to $0 for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009

Net loss	$(7,423,000)	$(282,000)
Add:
General and administrative	1,670,000	268,000
Acquisition related expenses	7,099,000	18,000
Depreciation and amortization	3,591,000	—
Interest expense	1,559,000	—
Less:
Interest income	(15,000)	(4,000)

Net operating income	$6,481,000	$—

Information Regarding Our Distributions

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We acquired our first property, Lacombe Medical Office Building, on March 5, 2010. Our sponsor did not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on June 30, 2011. The distributions were and will be calculated based on 365 days in the calendar year and equal to $0.0017808 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions were and will be aggregated and paid in cash or DRIP shares monthly in arrears. The distributions declared for each record date from the July 2010 through March 2011 periods were or will be paid monthly from August 2010 through July 2011, only from legally available funds.

The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to qualify as a REIT under the Internal Revenue Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to maintain our qualification as a REIT.

For the year ended December 31, 2010, we paid distributions of $4,072,000 ($2,087,000 in cash and $1,985,000 in shares of our common stock pursuant to the DRIP), none of which were paid from cash flows from operations of $(2,881,000). $259,000, or 6.4% of the distributions, were paid using funds from our sponsor. The distributions in excess of funds from our sponsor were paid from offering proceeds. Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses are paid from offering proceeds.

For the period from January 7, 2009 (Date of Inception) through December 31, 2009, we did not pay distributions.

Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. Therefore, all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

The distributions paid during each of our last four fiscal quarters ended December 31, 2010, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions were as follows:

	Three Months Ended
	December 31,		September 30,		June 30,		March 31,
	2010		2010		2010		2010

Distributions paid in cash	$941,000		$669,000		$367,000		$110,000
Distributions reinvested	893,000		590,000		376,000		126,000

Total distributions	$1,834,000		$1,259,000		$743,000		$236,000

Source of distributions:
Cash flows from operations	$599,000	32.7%	$—	—%	$—	—%	$—	—%
Funds from sponsor	—	—%	—	—%	23,000	3.1%	236,000	100%
Offering proceeds	1,235,000	67.3%	1,259,000	100%	720,000	96.9%	—	—%

Total sources	$1,834,000	100%	$1,259,000	100%	$743,000	100%	$236,000	100%

The income tax treatment for distributions reportable for the year ended December 31, 2010 was as follows:

	Year Ended December 31, 2010

Ordinary income	$941,000	23.2%
Capital gain	—	—
Return of capital	3,122,000	76.8

	$4,063,000	100%

Amounts listed above do not include distributions paid on nonvested shares of our restricted common stock which have been separately reported.

As of December 31, 2010, we had an amount payable of $194,000 to our advisor or its affiliates for asset and property management fees, operating expenses, on-site personnel and engineering payroll and lease commissions, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of December 31, 2010, no amounts due to our advisor or its affiliates have been deferred, waived or forgiven. Our advisor and its affiliates have no obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with net proceeds from our offering, funds from our sponsor or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the year ended December 31, 2010, our FFO was $(3,837,000). For the year ended December 31, 2010, we paid distributions of $259,000, or 6.4%, using funds from our sponsor and $3,813,000, or 93.6%, from proceeds from our offering. From January 7, 2009 (Date of Inception) through December 31, 2010, our cumulative FFO was $(4,118,000) as compared to cumulative distributions paid of $4,072,000. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

For further information regarding FFO, which includes a reconciliation of our GAAP net loss to FFO, refer to the “Our Performance — Funds From Operations and Modified Funds From Operations” section of this prospectus.

Dilution of the Net Tangible Book Value of Our Shares

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) the substantial fees paid in connection with our initial public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker-dealers and (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. As of December 31, 2010, our net tangible book value per share was $8.11. The offering price under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2010 was $10.00 per share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return your capital contributions;

•	to pay regular cash distributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

We may not attain these objectives. Our board of directors may change our investment objectives if it determines it is advisable and in the best interest of our stockholders.

During the term of the advisory agreement, decisions relating to the purchase or sale of investments will be made by our advisor, subject to oversight and approval by our board of directors. See the “Management of Our Company” section of this prospectus for a description of the background and experience of our directors and officers as well as the officers of our advisor and our sponsor.

Investment Strategy

We intend to use substantially all of the net proceeds from this offering to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We also may originate or acquire real estate-related investments such as mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. We generally will seek investments that produce current income.

We will seek to maximize long-term stockholder value by generating sustainable growth in cash flows and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in certain types of real estate-related investments. See “— Investment Company Act Considerations” below.

In addition, when and as determined appropriate by our advisor, our portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor will make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, we will seek to invest in properties with the following attributes:

•	Quality. We will seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We will seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We intend to focus on local or regional markets that have potential for stable and growing property level cash flows over the long-term. These determinations will be based in part on an evaluation of local and regional economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally will seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would enable us to meet our objectives of growth in cash flows and preservation of capital and stability.

•	Cash Flows. We will seek to acquire properties where the current and projected cash flows, including the potential for appreciation in value, would enable us to meet our overall investment objectives. We intend to evaluate cash flows as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property will be considered unimproved or non-income producing property for purposes of this limitation if it: (1) is not acquired for the purpose of producing rental or other operating income; or (2) has no development or construction in process at the date of acquisition or planned in good faith to commence within one year of the date of acquisition.

We will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities. In addition, we will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties and real estate-related investments we will acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments, and the amount of proceeds we raise in this and potential future offerings.

Real Estate Investments

We intend to invest in a diversified portfolio of real estate investments, focusing primarily on medical office buildings and healthcare-related facilities. We generally will seek investments that produce current income. Our investments may include:

•	assisted living facilities;

•	skilled nursing facilities;

•	hospitals;

•	long-term acute care facilities;

•	surgery centers;

•	memory care facilities;

•	specialty medical and diagnostic service facilities;

•	laboratories and research facilities;

•	pharmaceutical and medical supply manufacturing facilities; and

•	offices leased to tenants in healthcare-related industries.

Our advisor generally will seek to acquire real estate on our behalf of the types described above that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, the income-producing capacity, and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described in this prospectus for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our real estate investments generally are expected to take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “— Joint Ventures” below.

In addition, we may purchase real estate investments and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such real estate investment would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of real estate is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.

In determining whether to purchase a particular real estate investment, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option is normally surrendered if the real estate is not purchased, and is normally credited against the purchase price if the real estate is purchased. We also may enter into arrangements with the seller or developer of a real estate investment whereby the seller or developer agrees that if, during a stated period, the real estate investment does not generate specified cash flows, the seller or developer will pay us cash in an amount necessary to reach the specified cash flows level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease real estate in which our sponsor, our advisor, our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the real estate investment to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such real estate investment at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We intend to obtain adequate insurance coverage for all real estate investments in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

We intend to acquire leased properties with long-term leases and we do not intend to operate any healthcare-related facilities directly. As a REIT, we will be prohibited from operating healthcare-related facilities directly, however, from time to time we may lease a healthcare-related facility that we acquire to a wholly owned TRS. See the “Federal Income Tax Considerations — Taxation of Our Company” section of this prospectus for a discussion of a TRS. In such an event, our TRS will engage a third party in the business of operating healthcare-related facilities to manage the property.

Medical Office Buildings and Healthcare-Related Facilities

We intend to invest a substantial portion of the net proceeds available for investment in medical office buildings and healthcare-related facilities. We believe that the market for medical office buildings and healthcare-related facilities in the U.S. will expand. According to the U.S. Department of Health and Human Services, national healthcare expenditures rose from 15.6% to 17.5% of the U.S. gross domestic product, or GDP, between 2004 and 2010 and are projected to reach 19.6% by 2019, as shown below. Similarly, overall healthcare expenditures have risen sharply since 2004. In 2010, healthcare expenditures reached approximately $2.6 trillion and are expected to grow at a relatively stable rate of approximately 6.5% per year to reach $4.5 trillion by 2019, as shown below.

We believe that demand for medical office buildings and healthcare-related facilities will increase due to a number of factors, including:

•	An aging population is requiring and demanding more medical services. According to the U.S. Census Bureau, between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40 million to 84 million people. The number of older Americans is also growing as a percentage of the total U.S. population. In 2010, the number of persons older than 65 comprised 13.0% of the total U.S. population and is projected to grow to more than 20.1% in 2050, as shown in the graph below.

•	Based on the information above and the projected increase in health expenditures per capita through 2019, as shown below, we believe that healthcare expenditures for the population over 65 years of age will also continue to rise as a disproportionate share of healthcare dollars is spent on older Americans since they require more treatment and management of chronic and acute health conditions.

•	Due, in part, to the rising cost of hospital construction, the number of outpatient clinics and other similar facilities are increasing, as these facilities increasingly offer services traditionally supplied by hospitals, according to Marcus and Millichap. With people visiting the doctor more frequently and hospitals scaling back on exportable patient care, we expect demand for medical office space to continue to rise.

Annual Physician Visits By Age Group

Source: “National Ambulatory Medical Survey.” National Health Statistics Reports; No. 3. National Center for Health Statistics. August 6, 2008.

We believe this increased demand will continue to create a substantial need in many regions for the development of additional healthcare-related facilities, such as medical office buildings, clinics, outpatient facilities and ambulatory surgery centers. As a result, we believe this will increase the pool of suitable, quality properties meeting our acquisition criteria. However, our results of operations and our ability to attain our investment objectives will depend solely upon the performance of the real estate assets and real estate-related investments we acquire.

•	We believe that job growth is, and is expected to remain, strong in the healthcare sector. The U.S. Bureau of Labor Statistics reports that about 26 percent of all new jobs created in the U.S. between 2008 and 2018 will be in the healthcare and social assistance industry. This industry — which includes public and private hospitals, nursing and residential care facilities, and individual and family services — is expected to grow by 24.0%, or 4 million new jobs. Employment growth will be driven by an aging population and longer life expectancies. As hospitals, physician groups and other healthcare providers hire additional staff to accommodate increasing demand for services, we believe that new healthcare-related facilities will be constructed.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. We believe that the costs associated with regulatory compliance, and the risk of liability associated with noncompliance, have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	We believe that physicians are increasingly forming practice groups in order to increase the numbers of patients they can see and thereby increase market share. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. We believe that as the number of group practices has increased, construction of new medical facilities in which the groups are housed and provide medical services also has increased.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.

We believe the confluence of the foregoing factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	De-Centralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. We believe that continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. We believe that by selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, children’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific populations and specific health issues. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. As a result, we believe that healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This regulatory environment coupled with favorable demographic trends should create investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low.

Despite the trends noted herein, there is no guarantee that the demand for medical office buildings and healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payors, including Medicare and Medicaid, increased government and private payor pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.

Demographic Investing

We incorporate a demographic-based investment approach to our overall investment strategy. This approach enables us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.

Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group state that this group possesses approximately 75.0% of the financial assets in the U.S. and an estimated $1 trillion in annual disposable income.

•	Echo boomers — Born between 1982 and 1994, this group represents the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for greater healthcare services:

•	Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations though we believe this group is still responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of the members of this group have at least one chronic medical condition and more than half of its members have two chronic conditions.

•	Boomers — This aging population, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

•	Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents’ generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.  The U.S. Census Bureau projects that the South and the West regions of the U.S. will dominate all other geographic regions in population growth for the foreseeable future. In recent years, the largest proportionate increases in senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. As population in key states in the South and West grows, the need for more healthcare facilities and properties may also increase. Although we intend to acquire real estate throughout the U.S., it is likely that a significant portion of our portfolio will be located in Southern and Western states.

Despite the trends noted herein, there is no guarantee that the demand for medical office buildings and healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payors, including Medicare and Medicaid, increased government and private payor pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.

Joint Ventures

It is likely that we will enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant in common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. See the “Risk Factors — Risks Related to Joint Ventures” section of this prospectus.

We may only enter into joint ventures with other Grubb & Ellis Group programs or affiliates of our advisor or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.

We may invest in general partnerships or joint ventures with other Grubb & Ellis Group programs or affiliates of our advisor to enable us to increase our equity participation in such venture as additional proceeds of this offering are received, so that ultimately we own a larger equity percentage of the property. Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See the “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor” section of this prospectus.

Real Estate-Related Investments

In addition to our acquisition of medical office buildings and healthcare-related facilities, we also may invest in real estate-related investments, including loans (mortgage, mezzanine, bridge and other loans) and securities investments (common and preferred stock of or other interests in public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities).

Investing In and Originating Loans

Our criteria for making or investing in loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85.0% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria; however, our policy generally will be that the aggregate amount of all mortgage loans outstanding on the property, including our loan, would not exceed 75.0% of the appraised value of the property. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flows of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing loans from affiliates, and we may make or invest in loans in which the borrower is an affiliate. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investing in Securities

We may invest in the following types of securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private unaffiliated real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgage-backed securities and debt securities issued by other unaffiliated real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, debt securities and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real estate and real estate-related investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macroeconomic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

Commercial mortgage-backed securities are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage-backed securities generally are pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They typically are issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received in the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. Commercial mortgage-backed securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade commercial mortgage-backed securities classes. However, we will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities.

We will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies. The specific number and mix of securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

Our Strategies and Policies With Respect to Borrowing

We use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate-related investments. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We generally anticipate that after an initial phase of operations when we may employ greater amounts of leverage, aggregate borrowings, both secured and unsecured, will not exceed 60.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. Our borrowing policies preclude us from borrowing in excess of 300% of our net assets, unless any excess in such borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. Net assets for purposes of this calculation are defined as our total assets, other than intangibles, valued at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We are likely to exceed these leverage limitations during the period prior to the investment of all of the net proceeds from this offering and any subsequent offering of our common stock. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

By operating on a leveraged basis, we will have more funds available for our investments. This will enable us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage will increase the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flows resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

When incurring secured debt, we generally expect to incur recourse indebtedness, which means that the lenders’ rights upon our default generally will not be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

Our board of directors controls our strategies with respect to borrowing and may change such strategies at any time without stockholder approval, subject to the maximum borrowing limit of 300% of our net assets described above.

Entry into Loan Agreement with Wells Fargo Bank, N.A.

On March 31, 2010, we, through our wholly owned subsidiary, G&E Healthcare REIT II Sartell MOB, LLC, financed the purchase of Center for Neurosurgery and Spine by taking title subject to the seller of the Center for Neurosurgery and Spine’s, or Center for Neurosurgery and Spine Seller’s, secured loan from Wells Fargo Bank,

N.A., or Wells Fargo, or the Wells Fargo Loan Agreement, in the original principal amount of $4,000,000, which had an outstanding principal balance of $3,341,000 at the time of our entry into the Wells Fargo Loan Agreement.

The material terms of the Wells Fargo Loan Agreement, an interest rate swap from Wells Fargo and other agreements we entered into with the Center for Neurosurgery and Spine Seller and Wells Fargo in connection with our purchase of the Center for Neurosurgery and Spine subject to the Wells Fargo Loan Agreement, provide for: (i) monthly payments of principal and interest due on the 15th day of each month during the term of the loan; (ii) a maturity date of August 15, 2021; (iii) an effective fixed interest rate of 6.00% per annum; (iv) a default interest rate of 4.00% per annum above the fixed interest rate of 6.00% per annum; (v) a late fee of 5.0% of the past due payment amount for any payment not received within five days of the scheduled due date; (vi) our maintenance of a minimum occupancy rate at the Center for Neurosurgery and Spine property of no less than 60.0% as of the end of each year beginning December 31, 2010 until the loan is paid in full and either: (a) our maintenance of an occupancy of no less than 90.0% as of the end of each year beginning December 31, 2010 until the loan is paid in full or (b) our payment and maintenance of $250,000 into an account to be held by Wells Fargo for so long as such occupancy rate is less than 90.0%; (vii) an establishment of a replacement reserve fund for the funding of capital replacements throughout the loan term with an annual deposit made by us of $38,000, which commenced on March 31, 2010 and shall be payable thereafter within 30 days of the end of each fiscal year until the loan is paid in full; provided, however, that the annual deposit shall be reduced by an amount so that the balance of the fund at the time of deposit will not exceed $200,000; (viii) the creation of a second mortgage securing our and G&E Healthcare REIT II Sartell MOB, LLC’s obligations under the performance of loan obligations and indemnity agreement, whereby we granted a security interest in the property to the Center for Neurosurgery and Spine Seller and all leases, rents, issues and profits are assigned to the Center for Neurosurgery and Spine Seller; (ix) a subordination of the Center for Neurosurgery and Spine Seller’s security interest in the property to that of Wells Fargo; (x) an immediate acceleration of the principal balance due upon written request from the Center for Neurosurgery and Spine Seller confirming that the Center for Neurosurgery and Spine Seller agrees to pay any swap termination amount; (xi) the ability to prepay the outstanding principal balance of the loan in whole or in part at any time, without premium or penalty; and (xii) indemnifications by and among various parties regarding defaults under the loan. Additionally, the Center for Neurosurgery and Spine Seller is responsible for any swap termination amount if the Center for Neurosurgery and Spine Seller causes a loan default which entitles Wells Fargo to accelerate the Center for Neurosurgery and Spine Seller’s secured loan, and we are responsible for any swap termination amount if we elect to pay the Center for Neurosurgery and Spine Seller’s secured loan in full, such as in connection with a future sale of the property, or if we cause a loan default which entitles Wells Fargo to accelerate the Center for Neurosurgery and Spine Seller’s secured loan.

Entry into Loan Assumption Agreement with Wells Fargo Bank, as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corporation

On April 30, 2010, we and G&E HC REIT II Highlands Ranch Medical Pavilion, LLC, our wholly owned subsidiary, entered into a consent and assumption agreement, or the Highlands Loan Assumption Agreement, with Wells Fargo Bank, as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corporation, or the Highlands Lender, in connection with our purchase of Highlands Ranch Medical Pavilion. Pursuant to the Highlands Loan Assumption Agreement, we agreed to assume all liabilities and obligations under a loan agreement executed between the seller of Highlands Ranch Medical Pavilion, or the Highlands Seller, its indemnitors under the loan, or the Highlands Indemnitors, and the Highlands Lender. The original loan between the Highlands Seller, the Highlands Indemnitors and the Highlands Lender was evidenced by a promissory note in the original principal amount of $4,969,000, which had an outstanding principal balance of $4,443,000 at the time of our entry into the Highlands Loan Assumption Agreement, and was secured by a deed of trust and security agreement, an assignment of rents, an indemnity and guaranty agreement and a hazardous substances indemnity agreement, or the Highlands Seller Loan Documents.

Pursuant to the Highlands Loan Assumption Agreement, the Highlands Lender consented to: (i) our acquisition of Highlands Ranch Medical Pavilion; (ii) our assumption of the existing loan between the Highlands Seller and the Highlands Lender; (iii) the release of the Highlands Seller from all liabilities and obligations under the Highlands Seller Loan Documents, except for any act or omission prior to the transfer of the property to us; (iv) the release of the Highlands Indemnitors from their liability and obligation under the Highlands Seller Loan Documents, except for any act or omission prior to the transfer of the property to us; and (v) our assumption of all liabilities and obligations under the Highlands Seller Loan Documents, including any act or omission of the Highlands Seller or the Highlands Indemnitors prior to the transfer of the property to us.

The Highlands Seller Loan Documents provide for: (i) a maturity date of November 11, 2012; (ii) payment of equal monthly principal and interest installments of $29,407.91 due on the 11th day of each month through the maturity date; (iii) a fixed rate interest rate of 5.88% per annum; (iv) a default interest rate of 10.88% per annum for so long as any default exists; (v) a late fee of 5.0% of the amount of the overdue payment; (vi) prepayment in whole, but not in part, any time after the date that is the earlier of the third anniversary of the “startup day,” as defined in the Highlands Seller Loan Documents or four years from the date of the original promissory note; provided that written notice of prepayment is received by the Highlands Lender not more than 60 days and not less than 30 days prior to such prepayment and prepayment is made by the 11th day of month in which it is paid; if prepayment occurs on or prior to the date that is three months prior to the maturity date, the Highlands Lender shall be paid a prepayment fee in the amount of the required yield maintenance, as defined in the Highlands Seller Loan Documents; (vii) an agreement that all insurance proceeds and condemnation awards on the property shall be assigned and paid to the Highlands Lender subject to certain conditions pursuant to the Highlands Seller Loan Documents and the Highlands Lender may elect, in its absolute discretion, to accelerate the maturity of the loan if we fail to comply with such conditions; and (viii) the establishment of certain reserve accounts including a tax and impound account and the tenant improvements and leasing commissions reserve, as amended by the Highlands Loan Assumption Agreement.

Entry into Loan Agreement with Bank of America, N.A.

On July 19, 2010, we entered into a loan agreement with Bank of America, N.A., or Bank of America, or the Bank of America Loan Agreement, to obtain a secured revolving credit facility with an aggregate maximum principal amount of $25,000,000, or the Bank of America Line of Credit, whereby we initially secured the Bank of America Line of Credit with two of our properties, Lacombe Medical Office Building and Parkway Medical Center. We further secured the Bank of America Line of Credit with: (i) St. Vincent Medical Office Building and Livingston Medical Arts Pavilion on September 15, 2010; (ii) Sylva Medical Office Building on November 15, 2010; (iii) Ennis Medical Office Building on January 28, 2011; and (iv) Loma Linda Pediatric Specialty Hospital on March 31, 2011. The actual amount of credit available under the Bank of America Line of Credit at any given time is a function of, and is subject to, certain loan to cost, loan to value and debt service coverage ratios contained in the Bank of America Loan Agreement. The Bank of America Line of Credit matures on July 19, 2012 and may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee.

During the initial and the extended term of the Bank of America Loan Agreement, any loan made under the Bank of America Loan Agreement shall bear interest at per annum rates equal to either: (a) the daily floating London Interbank Offered Rate, or LIBOR, plus 3.75%, subject to a minimum interest rate floor of 5.00%; or (b) if the daily floating LIBOR rate is not available, a base rate which means, for any day, a fluctuating rate per annum equal to the highest of: (i) the prime rate for such day plus 3.75% or (ii) the one-month LIBOR rate for such day, if available, plus 3.75%, subject to a minimum interest rate floor of 5.00%. In addition to interest, we are required to pay a fee on the unused portion of Bank of America’s commitments under the Bank of America Loan Agreement at a per annum rate equal to 0.40%, payable quarterly in arrears. In the event of a default, we shall be required to pay a default interest rate equal to the daily floating LIBOR rate plus 7.75% per annum. Additionally, in the event of default, Bank of America has the right to terminate its obligations under the Bank of America Loan Agreement, including the funding of future loans, to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on the properties securing the Bank of America Line of Credit or any other properties that are added to the collateral pool.

The Bank of America Loan Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries that own properties that serve as collateral for the Bank of

America Line of Credit, limitations on the nature of our operating partnership’s business, and limitations on distributions by our operating partnership and its subsidiaries that own properties that serve as collateral for the Bank of America Line of Credit. The Bank of America Loan Agreement also imposes the following financial covenants, which are specifically defined in the Bank of America Loan Agreement, on us, our operating partnership and the properties securing the Bank of America Line of Credit, as applicable: (i) minimum liquidity thresholds; (ii) a minimum ratio of operating cash flow to fixed charges; (iii) a maximum ratio of liabilities to asset value; (iv) a maximum distribution covenant; (v) cross default to any unsecured or recourse debt that we have which is over $5,000,000; and (vi) a minimum tangible net worth covenant of $20,000,000 plus 75.0% of the aggregate amount of all the net offering proceeds we receive from June 30, 2010 to the maturity date and through the extended option period. In addition, the Bank of America Loan Agreement includes events of default that are customary for credit facilities and transactions of this type.

As a result of securing the Bank of America Line of Credit with the six properties listed above, our borrowing capacity under the Bank of America Line of Credit has reached the maximum principal amount of $25,000,000.

Entry into Loan Agreement with KeyBank National Association

On September 16, 2010, we and G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC and G&E HC REIT II Low Moor SNF, LLC, or the Borrowing Virginia SNF Entities, entered into a bridge loan agreement with KeyBank National Association, or KeyBank, or the KeyBank Loan Agreement, to obtain a loan in the principal amount of $26,810,000, or the KeyBank Loan. The KeyBank Loan is evidenced by a promissory note in the principal amount of $26,810,000, a loan agreement, an environmental indemnity agreement, and is secured by five separate deeds of trust and assignments of rents and leases. The proceeds of the KeyBank Loan were used to finance the purchase of the Charlottesville, Bastian, Lebanon, Midlothian and Low Moor properties, which are five of the seven properties comprising the Virginia SNF Portfolio, or the Borrowing Virginia SNF properties. The initial term of the KeyBank Loan Agreement is 18 months from the closing date, maturing on March 14, 2012, or until such time that we are able to pay in full the KeyBank Loan by obtaining a Federal Housing Association Mortgage loan, or HUD Loan. This initial term may be extended by one six-month period subject to satisfaction of certain conditions, including payment of an extension fee. The KeyBank Loan may be prepaid in whole or in part subject to all interest being paid thereon through the prepayment date and a payment to KeyBank in an amount equal to all breakage costs as defined in the KeyBank Loan Agreement, and other fees incurred by KeyBank as a result of the prepayment.

The material terms of the KeyBank Loan Agreement provide for: (i) an interest rate during the initial and the extended term of the KeyBank Loan Agreement equal to either: (a) a one-month LIBOR plus 4.00% per annum, subject to a minimum LIBOR floor of 1.50% per annum; or if the daily floating LIBOR rate is not available then (b) a rate per annum equal to the sum of 4.00% per annum plus the greater of the rate published by KeyBank or the per annum rate equal to one-half of 1.00% in excess of the rate published by the Federal Reserve Bank of Cleveland on such day; (ii) a default interest rate equal to the interest rate then in effect plus 3.00% per annum; provided however, such rate does not exceed the maximum rate permitted under the law; (iii) a late charge fee equal to the greater of 4.0% of the amount of such payment or $25.00 for any amounts due under the KeyBank Loan Agreement that remain unpaid more than five days after the due date for said amount, whereby such late charge shall be in addition to all of KeyBank’s rights under the KeyBank Loan Agreement, including the right to accelerate the payment on any unpaid principal amount and interest thereon and the right to seek foreclosure on the Borrowing Virginia SNF properties; and (iv) a principal repayment requirement if the outstanding principal balance of the loan is equal to or greater than 70.0% of the aggregate appraised value of the Borrowing Virginia SNF properties or the principal balance exceeds the maximum aggregate loan amount for the proposed HUD Loan.

The KeyBank Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by the Borrowing Virginia SNF Entities. The KeyBank Loan Agreement also imposes the following financial covenants, as specifically defined therein, on us and the Borrowing Virginia SNF Entities, as applicable, including: (a) a maximum total leverage ratio; (b) a minimum debt service coverage ratio; and (c) a minimum consolidated adjusted net worth covenant. In addition, the KeyBank Loan Agreement includes events of default that are customary for loan agreements of this type. The proceeds of the KeyBank Loan were allocated to the Borrowing Virginia SNF properties as follows: (i) $8,400,000 to the Charlottesville property; (ii) $9,030,000 to the Midlothian property; (iii) $2,030,000 to the Bastian property; (iv) $3,150,000 to the Lebanon property; and (v) $4,200,000 to the Low Moor property.

Entry into Loan Agreement with Sun Life Assurance Company of Canada

On September 16, 2010, we, through G&E HC REIT II Pocatello MOB, LLC, our wholly owned subsidiary, entered into a loan agreement with Sun Life Assurance Company of Canada, or Sun Life, or the Sun Life Loan Agreement, to obtain a loan in the principal amount of $8,000,000, or the Sun Life Loan, in connection with our previous acquisition of the Pocatello East MOB property. We acquired the Pocatello East MOB property through a joint venture with Pocatello Partners on July 27, 2010. The Sun Life Loan is evidenced by a promissory note in the principal amount of $8,000,000, an environmental indemnity agreement, a guaranty agreement, an assignment of rents agreement, an escrow and pledge agreement and is secured by a leasehold deed of trust and security agreement and fixture filing.

The material terms of the Sun Life Loan Agreement provide for: (i) a fixed interest rate of 6.00% per annum; (ii) a default interest rate of 11.00% per annum; (iii) a maturity date of October 1, 2020; (iv) a late charge fee equal to 4.0% of each monthly payment which is not paid when due under the loan agreement; (v) an interest only payment due October 1, 2010 and monthly interest and principal payments in the amount of $55,000 commencing on November 1, 2010; (vi) a prepayment restriction that did not allow us to prepay the loan prior to October 1, 2010; (vii) a prepayment indemnification whereby we shall indemnify Sun Life against any loss, damage and expense Sun Life incurs if the unpaid principal balance is paid prior to the maturity date for any reason except for a payment of the entire unpaid principal balance, with accrued and unpaid interest, made within 180 days of the maturity date or any application by Sun Life of insurance proceeds or taking proceeds to reduce the loan amount pursuant to the terms of the Sun Life Loan Agreement. In addition, we shall pay to Sun Life a prepayment premium in an amount equal to the greater of 1.0% of the then unpaid principal balance, plus accrued interest or a discounted yield maintenance prepayment fee, as defined in the Sun Life Loan Agreement, subject to certain exceptions pursuant to the terms of the Sun Life Loan Agreement; (viii) an acceleration fee to be paid by us to Sun Life in the event of default in an amount equal to the greater of 3.0% of the unpaid principal balance plus accrued interest or the discounted yield maintenance prepayment fee, as defined in the Sun Life Loan Agreement. In addition to the rights of Sun Life in the event of a default under the Sun Life Loan Agreement, as discussed above, Sun Life has the right to terminate its obligations under the Sun Life Loan Agreement, accelerate the payment on any unpaid principal balance of the Sun Life Loan including interest thereon and foreclose on the Pocatello East MOB property.

Entry into Loan Agreement with U.S. Bank National Association

Effective December 28, 2010, we, through G&E HC REIT II Lawton MOB Portfolio, LLC, our wholly owned subsidiary, entered into a loan agreement with U.S. Bank National Association, or U.S. Bank, to obtain a loan in the principal amount of $7,300,000, or the U.S. Bank Loan, in connection with our acquisition of Lawton Medical Office Building Portfolio. The U.S. Bank Loan is evidenced by a promissory note in the principal amount of $7,300,000, a loan agreement, a guaranty agreement and an environmental indemnity agreement and is secured by a mortgage with assignment of leases and rents, security agreement and fixture filing, or the U.S. Bank Loan Agreement.

The material terms of the U.S. Bank Loan Agreement provide for: (i) an interest rate equal to 2.85% per annum plus the one-month LIBOR, unless such rate exceeds the maximum interest rate permitted under the applicable law or the one-month LIBOR rate is unascertainable, then U.S. Bank shall base the interest rate upon an alternate index selected by U.S. Bank and subject to a minimum interest rate floor of 4.00% per annum; (ii) a default interest rate equal to the interest rate then in effect plus 5.00% per annum, however, such default interest rate shall not exceed the maximum interest rate permitted under the applicable law; (iii) a maturity date of January 1, 2016; (iv) a late charge fee equal to 5.0% of each monthly payment which is not paid within 10 days of when such payment is due under the U.S. Bank Loan Agreement; (v) monthly principal payments plus accrued interest commencing on February 1, 2011; (vi) a loan repayment guarantee equal to $1,825,000 so long as the current tenant occupies Lawton Medical Office Building Portfolio and the ground lease of Lawton Medical Office Building Portfolio has not been terminated; however, if the previous conditions no longer exist then the loan guarantee increases to additional guaranteed amounts as defined in the guaranty agreement subject to a maximum of $7,300,000; and (vii) a lock period for a period of 12 months from the closing date of the U.S. Bank Loan, whereby we cannot prepay the U.S. Bank Loan unless otherwise accelerated pursuant to the U.S. Bank Loan Agreement in which case we shall pay a prepayment premium of 3.0% of the amount of the loan prepaid. If, after such lockout period, we prepay the U.S. Bank Loan in whole or in part following the date that is 12 months following the closing date but prior to the date that is 24 months following the closing date, we shall pay U.S. Bank a prepayment penalty equal to 1.0% of the loan prepaid, or if we prepay the U.S. Bank Loan in whole or in part following the date that is 24 months following the closing date but prior to the date that is 36 months following the closing date, we shall pay U.S. Bank a prepayment penalty equal to 0.5% of the loan prepaid. After 36 months following the closing date there is no prepayment fee.

The U.S. Bank Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by Lawton Medical Office Building Portfolio. The U.S. Bank Loan Agreement also imposes the following financial covenants, as specifically defined therein, on us and Lawton Medical Office Building Portfolio, as applicable, including: (a) a maximum fixed charge coverage ratio of 1.75 to 1.00 for the period ending December 31, 2011 and 2.00 to 1.00 from January 1, 2012 until the maturity date; (b) a minimum tangible net worth covenant of not less than $75,000,000 plus 75.0% of the aggregate amount of all net funds received by us from our offering for the period commencing on September 30, 2010 through the maturity date; (c) maintenance of aggregate liquid assets of at least: (i) $5,000,000 for the period from September 30, 2010 to December 31, 2010; (ii) $10,000,000 for the period from January 1, 2011 to December 31, 2011; and (iii) $15,000,000 for the period from January 1, 2012 to the maturity date; (d) a debt coverage ratio of not less than 1.30 to 1.00 commencing on December 31, 2010 through the maturity date; (e) a loan to value ratio not to exceed 75.0%; and (f) a maximum ratio of funded debt to total assets of 50.0%. In the event of a default under the U.S. Bank Loan Agreement, U.S. Bank has the right to terminate its obligations under the U.S. Bank Loan Agreement, accelerate the payment on any unpaid principal balance of the U.S. Bank Loan including interest thereon and foreclose on Lawton Medical Office Building Portfolio.

U.S. Bank Interest Rate Swap

We, through G&E HC REIT II Lawton MOB Portfolio, LLC, entered into an interest rate swap agreement, effective December 28, 2010, or the ISDA Agreement, with U.S. Bank, in connection with the U.S. Bank Loan. As noted above, pursuant to the terms of the U.S. Bank Loan Agreement, the interest rate is equal to 2.85% per annum plus the one-month LIBOR, unless such rate exceeds the maximum interest rate permitted under the applicable law or the one-month LIBOR rate is unascertainable, then U.S. Bank shall base the interest rate upon an alternate index selected by U.S. Bank and subject to a minimum interest rate floor of 4.00% per annum. As a result of the ISDA Agreement, the U.S. Bank Loan bears interest at an effective fixed rate of 4.41% per annum from January 1, 2011 through January 1, 2014.

Entry into Loan Agreement with Capital One, N.A.

On April 8, 2011, we, through G&E HC REIT II Muskogee LTACH, LLC, our wholly owned subsidiary, entered into a loan agreement with Capital One, N.A., or Capital One, to obtain a loan in the principal amount of $7,200,000, or the Capital One Loan, in connection with our previous acquisition of Muskogee Long-Term Acute Care Hospital, which was acquired on May 27, 2010. The Capital One Loan is evidenced by a promissory note in the principal amount of $7,200,000 and a loan agreement which are secured by a mortgage and security agreement and fixture filing and an assignment of leases and rents agreement, or the Capital One Loan Agreement.

The material terms of the Capital One Loan Agreement provide for: (i) an interest rate equal to the lesser of the maximum interest rate permitted under applicable law or 2.40% per annum plus (a) the greater of the one-month LIBOR or 1.50%, or (b) the one-month LIBOR so long as an interest rate swap is in effect; (ii) a default interest rate of the maximum interest rate permitted under the applicable law or if no maximum interest rate limit exists then 18.00% per annum; (iii) a maturity date of April 8, 2018; (iv) a late charge fee equal to 5.0% of each monthly payment which is not paid within 10 days of when such payment is due under the Capital One Loan Agreement; (v) monthly principal payments plus accrued interest commencing on May 2, 2011; and (vi) the ability to prepay the Capital One Loan in whole or in part at any time prior to the maturity date by providing five days prior written notice to Capital One.

The Capital One Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by Muskogee Long-Term Acute Care Hospital. The Capital One Loan Agreement also imposes the following financial covenants, as specifically defined therein, on Muskogee Long-Term Acute Care Hospital and Solara Hospital Muskogee, LLC, the tenant of Muskogee Long-Term Acute Care Hospital, as applicable, including: (a) a minimum debt coverage ratio of 1.25 to 1.00 for Muskogee Long-Term Acute Care Hospital; (b) a minimum total net worth covenant of Muskogee Long-Term Acute Care Hospital of not less than $1,200,000; and (c) a minimum debt coverage ratio of 1.25 to 1.00 for Solara Hospital Muskogee, LLC. In the event of a default under the Capital One Loan Agreement, Capital One has the right to terminate its obligations under the Capital One Loan Agreement, accelerate the payment on any unpaid principal balance of the Capital One Loan, including interest thereon, and foreclose on Muskogee Long-Term Acute Care Hospital.

Capital One Interest Rate Swap

On April 12, 2011, we, through G&E HC REIT II Muskogee LTACH, LLC, entered into an interest rate swap agreement, or the Capital One ISDA Agreement, with Capital One, in connection with the Capital One Loan. As noted above, pursuant to the terms of the Capital One Loan Agreement, the interest rate is equal to the lesser of the maximum interest rate permitted under applicable law or 2.40% per annum plus (a) the greater of the one-month LIBOR or 1.50%, or (b) the one-month LIBOR so long as an interest rate swap is in effect. As a result of the Capital One ISDA Agreement, the Capital One Loan bears interest at an effective fixed rate of 4.28% per annum from May 2, 2011 through May 1, 2014.

Sale or Disposition of Assets

Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

We intend to hold each property or real estate-related investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for real estate-related investments other than real property is expected to be shorter than the holding period for real property assets. A property or real estate-related investment may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our advisor, the sale of the investment is in our best interest.

The determination of whether a particular property or real estate-related investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See the “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT” section of this prospectus. The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Additionally, we may engage our advisor or an affiliate of our advisor to provide development-related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliate a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. However, we will not pay a development fee to our advisor or its affiliate if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. In the event that our advisor assists with planning and coordinating the construction of any tenant improvements or capital improvements, our advisor may be paid a construction management fee of up to 5.0% of the cost of such improvements.

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will have terms of five or more years, some of which may have renewal options.

Investment Policies and Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Until our common stock is listed, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets (as used herein, “unimproved property” means any investment with the following characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned to commence within one year);

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria; however, our board of directors has adopted a policy more restrictive than our charter limitation that limits the aggregate amount of all mortgage loans outstanding on the property, including our loan, to 75.0% of the appraised value of the property;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor, our sponsor or any of our affiliates;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares of our stock to our advisor, any of our directors, our sponsor or any of their respective affiliates except on the same terms, if any, as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor, our sponsor or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	make investments in commercial mortgage-backed securities in excess of 10.0% of our total assets; or

•	make investments in equity securities of public or private real estate companies in excess of 10.0% of our total assets.

Review of Investment Policies

Our board of directors has established written policies on investments and borrowing. Our board of directors is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. Implementation of our investment policies also may vary as new investment techniques are developed. Our investment policies may not be altered by our board of directors without the approval of our stockholders.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase such shares of our stock or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Grubb & Ellis Group programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by our sponsor or its affiliates, we would be subject to the risks described in the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus. We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us. Any such transaction would be subject to the restrictions and procedures described in the “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures” section of this prospectus.

Real Estate Acquisitions

Our advisor will continually evaluate various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific, significant property or make a material real estate-related investment, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or real estate-related investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific, significant property or real estate-related investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Acquired Properties

As of April 4, 2011, we made the following 16 acquisitions, comprising an aggregate of 993,000 square feet of GLA, for an aggregate purchase price of $230,815,000, in various states:

						Contract
	Ownership	Type of	GLA		Purchase	Purchase	Mortgage	Interest	Maturity		Property
Property Name	Interest	Property	(Sq Ft)	Occupancy	Date	Price	Debt(1)	Rate(1)	Date		Taxes(2)		Location

Lacombe Medical Office Building	100%	Medical Office	34,000	100%	03/05/10	$6,970,000	$—	—%	—		$119,000		Lacombe, LA
Center for Neurosurgery and Spine(3)	100%	Medical Office	33,000	100%	03/31/10	6,500,000	3,130,000	1.35%	8/15/2021(callable	)	193,000		Sartell, MN
Parkway Medical Center	100%	Medical Office	88,000	85.6%	04/12/10	10,900,000	—	—%	—		167,000		Beachwood, OH
Highlands Ranch Medical Pavilion	100%	Medical Office	37,000	100%	04/30/10	8,400,000	4,360,000	5.88%	11/11/2012		130,000		Highlands Ranch, CO
Muskogee Long-Term Acute Care Hospital	100%	Healthcare-Related Facility	37,000	100%	05/27/10	11,000,000	—	—%	—		85,000		Muskogee, OK
St. Vincent Medical Office Building	100%	Medical Office	51,000	93.9%	06/25/10	10,100,000	—	—%	—		159,000		Cleveland, OH
Livingston Medical Arts Pavilion	100%	Medical Office	29,000	100%	06/28/10	6,350,000	—	—%	—		66,000		Livingston, TX
Pocatello East Medical Office Building	98.75%	Medical Office	76,000	100%	07/27/10	15,800,000	7,926,000	6.00%	10/1/2020		164,000		Pocatello, ID
Monument Long-Term Acute Care Hospital Portfolio	100%	Healthcare-Related Facility	115,000	100%	08/12/10, 08/31/10, 10/29/2010 and 01/31/11	41,695,000	—	—%	—		380,000		Cape Girardeau, Joplin, Columbia, MO and Athens, GA
Virginia Skilled Nursing Facility Portfolio	100%	Healthcare-Related Facility	232,000	100%	09/16/10	45,000,000	26,810,000	5.50%	3/14/2012		211,000		Charlottesville, Bastian, Lebanon, Fincastle, Low Moor, Midlothian and Hot Springs, VA
Sylva Medical Office Building	100%	Medical Office	45,000	100%	11/15/10	11,400,000	—	—%	—		—	(4)	Sylva, NC
Surgical Hospital of Humble	100%	Healthcare-Related Facility	30,000	100%	12/10/10	13,100,000	—	—%	—		42,000		Humble, TX
Lawton Medical Office Building Portfolio	100%	Medical Office	62,000	100%	12/22/10	11,550,000	7,257,000	3.16%	1/1/2016		210,000		Lawton, OK
Ennis Medical Office Building	100%	Medical Office	30,000	94.8%	12/22/10	7,100,000	—	—%	—		79,000		Ennis, TX
St. Anthony North Medical Office Building	100%	Medical Office	60,000	88.5%	03/29/11	11,950,000	—	—%	—		251,000		Westminster, CO
Loma Linda Pediatric Specialty Hospital	100%	Healthcare-Related Facility	34,000	100%	03/31/11	13,000,000	—	—%	—		27,000		Loma Linda, CA

Total/Weighted Average			993,000	97.6%		$230,815,000	$49,483,000				$2,283,000

(1)	Represents the mortgage balance and interest rate as of March 31, 2011. As of March 31, 2011, we had two fixed rate and three variable rate mortgage loans with effective interest rates ranging from 1.35% to 6.00% per annum and a weighted average effective interest rate of 5.01% per annum. In addition, we had two fixed rate interest rate swaps at 6.00% and 4.41% per annum, thereby fixing our interest rates on two of our variable rate mortgage loans payable. Most of the mortgage loans payable and interest rate swaps may be prepaid, but in some cases are subject to a prepayment premium. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan documents. See the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies With Respect to Borrowing” section of this prospectus.

(2)	Represents the real estate taxes on the property for 2010.

(3)	The mortgage loan payable requires monthly principal and interest payments and is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any. Additionally, the seller guarantors agreed to retain their guaranty obligations with respect to the mortgage loan and the interest rate swap agreement. We, the seller and the seller guarantors have also agreed to indemnify the other parties for any liability caused by a party’s breach or nonperformance of obligations under the loan.

(4)	The real estate taxes for Sylva Medical Office Building were nominal since the construction of the building was not completed until early 2010, with occupancy commencing in July 2010.

The table below represents the number and percentage of aggregate purchase price of our properties by state as of April 4, 2011:

	Properties Owned
		As a Percentage
		of Aggregate
State	Number	Purchase Price

Virginia	1	19.5%
Multi-State(1)	1	18.2
Texas	3	11.5
Oklahoma	2	9.8
Ohio	2	9.1
Idaho	1	6.8
California	1	5.6
North Carolina	1	4.9
Colorado	2	8.8
Louisiana	1	3.0
Minnesota	1	2.8

Total	16	100%

(1)	Monument Long-Term Acute Care Hospital Portfolio has three facilities located in Missouri and one in Georgia.

The table below describes the types of real estate operating properties we owned as of April 4, 2011:

	Number of	GLA
	Properties	(Sq Ft)

Medical Office	11	545,000
Healthcare-Related Facility	5	448,000

	16	993,000

The table below describes the average occupancy rate and the average effective annual rental rate per square foot of our properties owned as of April 4, 2011 for each of the four years ended December 31, 2009 and as of December 31, 2010:

	2006	2007	2008	2009	2010

Occupancy Rate
Lacombe Medical Office Building	100%	100%	100%	100%	100%
Center for Neurosurgery and Spine(1)	73.0%	100%	100%	100%	100%
Parkway Medical Center	66.0%	72.0%	77.0%	79.0%	88.0%
Highlands Ranch Medical Pavilion	100%	86.0%	94.0%	94.0%	100%
Muskogee Long-Term Acute Care Hospital(2)	9.0%	100%	100%	100%	100%
St. Vincent Medical Office Building(3)	N/A	92.0%	88.0%	89.0%	93.9%
Livingston Medical Arts Pavilion(4)	N/A	17.0%	100%	100%	100%
Pocatello East Medical Office Building(5)	N/A	4.0%	100%	100%	100%
Monument Long-Term Acute Care Hospital Portfolio(6)	91.7%	87.5%	81.0%	82.1%	100%
Virginia Skilled Nursing Facility Portfolio	100%	100%	100%	100%	100%
Sylva Medical Office Building(7)	N/A	N/A	N/A	N/A	100%
Surgical Hospital of Humble(8)	N/A	N/A	N/A	N/A	100%
Lawton Medical Office Building Portfolio(9)	N/A	N/A	56.8%	100%	100%
Ennis Medical Office Building(10)	N/A	N/A	N/A	52.9%	94.8%
St. Anthony North Medical Office Building(11)	N/A	N/A	21.6%	86.4%	88.5%
Loma Linda Pediatric Specialty Hospital(12)	100%	100%	100%	100%	100%

Average Effective Annual Rental Rate per Square Foot
Lacombe Medical Office Building	$16.01	$16.33	$16.65	$15.78	$14.69
Center for Neurosurgery and Spine(1)	$16.82	$21.39	$18.00	$17.00	$17.00
Parkway Medical Center	$18.79	$19.00	$19.43	$20.38	$20.70
Highlands Ranch Medical Pavilion	$20.15	$20.41	$19.98	$20.40	$20.06
Muskogee Long-Term Acute Care Hospital(2)	$2.37	$26.61	$26.61	$26.61	$26.61
St. Vincent Medical Office Building(3)	N/A	$23.89	$27.06	$28.45	$27.19
Livingston Medical Arts Pavilion(4)	N/A	$2.89	$17.43	$18.62	$20.04
Pocatello East Medical Office Building(5)	N/A	$0.64	$15.51	$16.64	$17.12
Monument Long-Term Acute Care Hospital Portfolio(6)	$21.12	$21.77	$21.69	$23.34	$31.45
Virginia Skilled Nursing Facility Portfolio	$15.82	$16.18	$18.17	$18.28	$18.47
Sylva Medical Office Building(7)	N/A	N/A	N/A	N/A	$20.55
Surgical Hospital of Humble(8)	N/A	N/A	N/A	N/A	$39.18
Lawton Medical Office Building Portfolio(9)	N/A	N/A	$5.57	$13.07	$15.03
Ennis Medical Office Building(10)	N/A	N/A	N/A	$11.36	$21.15
St. Anthony North Medical Office Building(11)	N/A	N/A	$4.44	$17.85	$18.88
Loma Linda Pediatric Specialty Hospital(12)	N/A	N/A	N/A	N/A	N/A

(1)	Tenants were charged gross rents during the first two years of their respective leases; beginning in year three, rents decreased and converted to triple net.

(2)	Property is a single-tenant asset. The lease did not commence until November 29, 2006.

(3)	The average occupancy rate and the average effective annual rental rate per square foot data for this property is available beginning March 2007, which is the time Vincent MBL Investors, LLC (the seller) took possession of the property.

(4)	The building was completed on November 1, 2007.

(5)	The building was completed on December 15, 2007.

(6)	Construction of the Cape property, the Joplin property, the Athens property and the Columbia property were completed in 2006, 2007, 2008 and 2009, respectively, with the sole tenant occupying 100% of the properties’ GLA on February 1, 2006, April 1, 2007, July 1, 2008 and September 1, 2009, respectively.

(7)	The property was built in 2010 and its sole tenant commenced occupancy on July 9, 2010.

(8)	The property underwent a complete renovation which was finalized in 2010 in order to operate as a surgical facility. The sole tenant commenced occupancy of the facility in July of 2010.

(9)	A complete renovation of one building was finished in January 2008 and was not occupied from 2005 to 2007. The second building was built in 2008.

(10)	Construction of the building was completed in 2008 and occupancy of the property commenced in February 2009.

(11)	Construction of the building was completed in September 2008.

(12)	The sole tenant of the property did not pay rent to the affiliate owner, D&J Holdings, LLC.

As of April 4, 2011, the following tenants accounted for 10.0% or more of the GLA at our individual real estate properties:

	Effective Annual
	Rental Rate Per	GLA	Lease	Renewal
Tenant	Square Foot	(Sq Ft)	Expiration	Options	Principal Nature of the Businesses

Lacombe Medical Office Building
Smith, Patel & Amkieh, LLC	$12.22	18,000	May 2019	None	Heart and Vascular Clinic
Louisiana Heart Hospital, LLC	$17.46	7,000	May 2014	None	Cardiovascular Services
Specialty Leasing, LLC	$17.46	4,000	May 2011	1 Five-Year Term	Cardiovascular Services
Center for Neurosurgery and Spine
Central Minnesota Neurosciences	$17.00	8,000	February 2016	1 Ten-Year Term	Neurosurgery and Physiatry Services
Center for Pain Management	$17.00	8,000	May 2016	1 Ten-Year Term	Anesthesiology and Pain Management
Central Minnesota Center for Diagnostic Imaging	$17.00	8,000	March 2016	1 Ten-Year Term	Diagnostic Imaging
Tomark Physicians, PA	$17.00	6,000	March 2016	1 Ten-Year Term	Occupational and Physical Therapy
Parkway Medical Center
University Hospitals of Cleveland	$23.81	12,000	June 2019	None	Hospital
Highlands Ranch Medical Pavilion
Belleview Family Medicine, P.C.	$22.26	6,000	January 2014	None	Family Practice Clinic
National Jewish Medical and Research Center	$21.50	5,000	February 2013	None	Pulmonary, Cardiac and Immune Medicine
Arapahoe Park Pediatrics, P.C.	$23.52	4,000	August 2012	None	Pediatric Clinic
Medical Imaging of Colorado, LLC	$22.75	4,000	September 2012	1 Five-Year Term	Diagnostic Imaging
Compass Colorado Health Care System, Inc.	$20.25	4,000	March 2015	None	Behavioral Health Clinic
Muskogee Long-Term Acute Care Hospital
Solara Hospital Muskogee, LLC	$26.61	37,000	November 2021	2 Five-Year Terms	Hospital
St. Vincent Medical Office Building
St. Vincent Charity Medical Center	$26.50	10,000	February 2015	6 Five-Year Terms	General Care Medical Services
	$28.00	7,000	June 2016	N/A
	$28.00	5,000	June 2011	1 Five-Year Term
	$26.00	4,000	February 2012	1 Five-Year Term
	$38.08	4,000	March 2013	6 Five-Year Terms
	$25.00	2,000	April 2011	1 Five-Year Term
	$26.50	1,000	December 2011	1 Five-Year Term
Dr. Marc Abrams, M.D.	$26.50	5,000	May 2011	1 Five-Year Term	Ophthalmology Clinic
Livingston Medical Arts Pavilion
Memorial Health System of East Texas	$23.02	9,000	October 2019	N/A	Hospital
	$18.71	8,000	October 2012	N/A
	$21.70	4,000	August 2022	N/A
	$22.35	3,000	August 2021	N/A
	$22.35	2,000	July 2021	N/A
Pocatello East Medical Office Building
Pocatello Hospital, LLC	$15.18	37,000	December 2019	1 Twelve-Year Term	Hospital
	$18.95	27,000	December 2019	1 Twelve-Year Term
Pocatello Health Services, LLC	$21.65	12,000	October 2018	1 Ten-Year Term	Outpatient Clinic
Monument Long-Term Acute Care Hospital Portfolio
Landmark Real Estate Holdings, LLC	$32.35	115,000	January 2026	3 Five-Year Terms	Hospital
Virginia Skilled Nursing Facility Portfolio
The Laurels of Charlottesville, LLC(1)	$18.73	48,000	June 2016	2 Five-Year Terms	Skilled Nursing Facility
AFS of Low Moor, Inc.(2)	$20.07	43,000	January 2025	2 Ten-Year Terms	Skilled Nursing Facility
Diamond Senior Living, LLC (Successor to Laurel Realty Properties, LLC)(1)	$29.16	40,000	February 2025	2 Five-Year Terms	Skilled Nursing Facility
AFS of Bastian, Inc.(2)	$9.81	31,000	January 2025	2 Ten-Year Terms	Skilled Nursing Facility
AFS of Fincastle, Inc.(2)	$14.80	27,000	January 2025	2 Ten-Year Terms	Skilled Nursing Facility
AFS of Lebanon, Inc.(2)	$19.53	23,000	January 2025	2 Ten-Year Terms	Skilled Nursing Facility
AFS of Hot Springs, Inc.(2)	$13.18	20,000	January 2025	2 Ten-Year Terms	Skilled Nursing Facility

	Effective Annual
	Rental Rate Per	GLA	Lease	Renewal
Tenant	Square Foot	(Sq Ft)	Expiration	Options	Principal Nature of the Businesses

Sylva Medical Office Building
Harris Regional Hospital, Inc.	$20.55	45,000	July 2025	2 Fifteen-Year Terms	Hospital
Surgical Hospital of Humble
Humble Surgical Hospital, LLC	$39.18	30,000	July 2025	2 Five-Year Terms	Surgical Hospital
Lawton Medical Office Building Portfolio
Southwestern Medical Center, LLC	$20.10	33,000	October 2023	2 Five-Year Terms	General Care Medical Services
	$9.38	29,000	January 2023	2 Five-Year Terms	General Care Medical Services
Ennis Medical Office Building
Baylor Surgicare at Ennis, LLC	$24.97	10,000	May 2029	2 Five-Year Terms	Multi Specialty Ambulatory Surgery Center
Bluebonnet Medical Care, P.A	$18.61	7,000	September 2020	1 Five-Year Term	Urgent Care Clinic
Pin Point Management, LLC	$22.24	5,000	November 2014	N/A	Physical Therapy Services
Kevin Williams, M.D. and John Sullivan, M.D.	$19.25	4,000	February 2014	N/A	Orthopedic and General Surgery
St. Anthony North Medical Office Building
Catholic Health Initiatives Colorado	$18.83	30,000	October 2018	N/A	General Care Medical Services
Panorama Orthopedics & Spine Center, PC	$18.83	9,000	September 2018	N/A	Orthopedic Surgical Care
	$18.83	3,000	October 2018	N/A
Cardiovascular Associates, P.C.	$18.83	8,000	October 2018	N/A	Cardiovascular Care
Loma Linda Pediatric Specialty Hospital
Mountain View Child Care, Inc.	$37.94	34,000	March 2026	2 Ten-Year Terms	Pediatric Hospital

(1)	These two tenants are affiliated with Laurel Health Care Company, which is a national provider of skilled nursing, rehabilitation, sub-acute and assisted living services. The two leases are cross-defaulted.

(2)	These five tenants are affiliated with Kissito Healthcare, which is an operator of nine senior facilities in Virginia, Texas and Arizona. The five leases are cross-defaulted.

Currently, we have no plans for any significant renovations, improvements or development with respect to any of our properties over the next few years. We believe that each of our properties is adequately covered by insurance and is suitable for its intended purpose.

Our properties were acquired at the following estimated capitalization rates:

Estimated
Capitalization
Property Name	Rate

Lacombe Medical Office Building	8.48%
Center for Neurosurgery and Spine	8.54%
Parkway Medical Center	8.13%
Highlands Ranch Medical Pavilion	8.49%
Muskogee Long-Term Acute Care Hospital	9.06%
St. Vincent Medical Office Building	8.60%
Livingston Medical Arts Pavilion	8.44%
Pocatello East Medical Office Building	8.39%
Monument Long-Term Acute Care Hospital Portfolio	8.85%
Virginia Skilled Nursing Facility Portfolio	9.66%
Sylva Medical Office Building	8.21%
Surgical Hospital of Humble	9.27%
Lawton Medical Office Building Portfolio	8.14%
Ennis Medical Office Building	8.17%
St. Anthony North Medical Office Building	7.82%
Loma Linda Pediatric Specialty Hospital	10.00%

The estimated capitalization rates are based on each property’s net operating income from the in-place leases for the twelve months after the date of purchase of the respective property, including any contractual rent increases contained in such leases for those twelve months, divided by the purchase price for the respective property, exclusive of any acquisition fees and expenses paid. In calculating each property’s net operating income, we generally estimate each property’s expenses for the twelve months after the date of purchase by evaluating historical expenses of the property and adjusting for factors such as the property’s age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property’s occupancy for the twelve months after the date of purchase using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rates do not reflect reserves for replacements.

The following table sets forth the lease expirations of our property portfolio for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the gross annual rent and percentage of gross annual rent represented by such leases as of April 4, 2011.

		Approximate		% of Gross
		Total Square	Gross Annual	Annual Rent
		Feet of	Rent of	Represented
	No. of Leases	Expiring	Expiring	by Expiring
Year	Expiring	Leases	Leases	Leases

2011	13	30,000	$663,000	2.6%
2012	12	36,000	813,000	3.2
2013	8	19,000	491,000	1.9
2014	13	37,000	762,000	3.0
2015	13	35,000	852,000	3.3
2016	12	101,000	1,999,000	7.8
2017	1	2,000	32,000	0.1
2018	10	67,000	1,560,000	6.1
2019	6	106,000	2,317,000	9.0
2020	2	10,000	215,000	0.8
2021	3	42,000	1,124,000	4.4
Thereafter	17	484,000	14,819,000	57.8

	110	969,000	$25,647,000	100%

Our medical office buildings and healthcare-related facilities face competition from nearby medical office buildings and healthcare-related facilities that provide comparable services.

GEEA Property Management, an affiliated entity, serves as the property manager for our properties and provides services and receives certain fees and expense reimbursements in connection with the operation and management of our properties. Among other things, GEEA Property Management has the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. We pay GEEA Property Management 4.0% of the gross monthly cash receipts derived from the operations of all of our properties, except with respect to Muskogee Long-Term Acute Care Hospital, Monument Long-Term Acute Care Hospital Portfolio, Virginia Skilled Nursing Facility Portfolio, Sylva Medical Office Building, Surgical Hospital of Humble, Lawton Medical Office Building Portfolio, St. Anthony North Medical Office Building and Loma Linda Pediatric Specialty Hospital, we pay an oversight fee of 1.0% of the gross monthly cash receipts derived from the operations of the properties. Other affiliates of ours may receive additional fees or other compensation as a result of our property acquisitions in accordance with the compensation provisions described in this prospectus.

Depreciation

As of April 4, 2011, for federal income tax purposes, our depreciable basis in the properties noted below was approximately $217,351,000 in total. When we calculate depreciation expense for federal tax purposes, we use the modified accelerated cost recovery system method. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 15 and 39 years, respectively. The approximate depreciable basis for federal income tax purposes for each of the properties noted below as of April 4, 2011 was:

Property Name	Depreciable Tax Basis

Lacombe Medical Office Building	$6,672,000
Center for Neurosurgery and Spine	6,414,000
Parkway Medical Center	9,888,000
Highlands Ranch Medical Pavilion	7,487,000
Muskogee Long-Term Acute Care Hospital	10,943,000
St. Vincent Medical Office Building	8,778,000
Livingston Medical Arts Pavilion	6,421,000
Pocatello East Medical Office Building	16,317,000
Monument Long-Term Acute Care Hospital Portfolio	37,712,000
Virginia Skilled Nursing Facility Portfolio	42,267,000
Sylva Medical Office Building	11,061,000
Surgical Hospital of Humble	12,799,000
Lawton Medical Office Building Portfolio	10,563,000
Ennis Medical Office Building	6,856,000
St. Anthony North Medical Office Building	11,096,000
Loma Linda Pediatric Specialty Hospital	12,077,000

$217,351,000

Healthcare Regulatory Matters

The following discussion describes certain material federal healthcare laws and regulations that may affect our operations and those of our tenants. However, the discussion does not address state healthcare laws and regulations, except as otherwise indicated. These state laws and regulations, like the federal healthcare laws and regulations, could affect the operations of our tenants and, accordingly, our operations. Moreover, the discussion relating to reimbursement for healthcare services addresses matters that are subject to frequent review and revision by Congress and the agencies responsible for administering federal payment programs. Consequently, predicting future reimbursement trends or changes is inherently difficult.

Ownership and operation of medical office buildings and healthcare-related facilities are subject, directly and indirectly, to substantial federal, state and local government healthcare laws and regulations. Our tenants’ failure to comply with these laws and regulations could adversely affect their ability to successfully operate our properties. Physician investment in us or in our facilities also will be subject to such laws and regulations. Although we are not a healthcare provider or in a position to influence the referral of patients or ordering of services reimbursable by the federal government, to the extent that a healthcare provider leases space from us and, in turn, subleases space to physicians or other referral sources at less than a fair market value rental rate, the Anti-Kickback Statute and the Stark Law (both discussed below) could be implicated. Our leases will require the lessees to comply with all applicable laws, including healthcare laws. We intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations.

Healthcare Reform Measures.  On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act, or collectively, the Healthcare Reform Law. The Healthcare Reform Law increases insurance accessibility by creating state insurance exchanges and expanding Medicaid eligibility. In addition, the Healthcare Reform Law mandates that individuals obtain health insurance or pay a penalty and also requires employers with more than fifty employees to offer health insurance or pay a penalty. This increases the number of individuals who will have access to healthcare insurance, which is intended to reduce the amount of losses hospitals and providers will incur to provide care to the community. The Healthcare

Reform Law temporarily increases Medicare and Medicaid reimbursement payments to primary care physicians, while at the same time reducing reimbursement payments to certain hospitals which have been receiving a disproportionate share of reimbursements. However, the reimbursement rates in the state exchange programs and in the state and federal programs is unknown, which leaves the healthcare providers uncertain as to how this increase in covered individuals will financially impact the providers. The Healthcare Reform Law also places significant restrictions on physician ownership in hospitals. Physicians that refer patients for services payable by Medicare to the hospital will be prohibited from investing in hospitals after December 31, 2010, unless grandfathered in prior to said date. This change in law effectively restricts the establishment of new physician-owned hospitals. The Healthcare Reform Law also prevents increases in the total aggregate physician ownership or investment in such existing hospitals. Further, existing hospitals owned by physicians may not expand their bed capacity or number of operating and procedure rooms without satisfying a narrow federal exception for high growth or high Medicaid facilities. The Healthcare Reform Law changes will be implemented between 2010 and 2018. Due to the lack of detail in the reimbursement rates and the insurance coverage, it is not possible to predict how this may impact the operations of our prospective tenants.

Anti-Kickback Statute.  The federal Anti-Kickback Statute (codified at 42 U.S.C. §1320a-7b(b)) prohibits, among other things, the offer, payment, solicitation or acceptance of remuneration directly or indirectly in return for referring an individual to a provider of services for which payment may be made in whole or in part under a federal healthcare program, including the Medicare or Medicaid programs. In finding a violation, the Patient Protection and Affordable Care Act (P.L. 111-148) specifies that, under federal Anti-Kickback Statute (42 U.S.C. §1320a-7b) and the federal healthcare fraud statute (18 U.S.C. §1347), prosecutors need not prove that a defendant had actual knowledge of the law or specific intent to violate the law. Violation of the Anti-Kickback Statute is a crime, punishable by fines of up to $25,000 per violation, five years imprisonment, or both. Violations may also result in civil sanctions, including civil penalties of up to $50,000 per violation, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid, and additional monetary penalties in amounts treble to the underlying remuneration. The Office of Inspector General of the Department of Health and Human Services, or OIG, has issued “Safe Harbor Regulations” that describe practices that will not be considered violations of the Anti-Kickback Statute. Nevertheless, the fact that a particular arrangement does not meet safe harbor requirements does not mean that the arrangement violates the Anti-Kickback Statute. Rather, the safe harbor regulations simply provide a guaranty that qualifying arrangements will not be prosecuted under the Anti-Kickback Statute. We intend to use commercially reasonable efforts to structure lease/operating arrangements involving facilities in which local physicians are investors and tenants so as to satisfy, or meet as closely as possible, safe harbor conditions. We cannot assure you, however, that we will meet all the conditions for the safe harbor.

Stark Law.  Any physicians investing in us or leasing from us could also be subject to the Ethics in Patient Referrals Act of 1989, or the Stark Law (codified at 42 U.S.C. §1395nn). Unless subject to an exception, the Stark Law prohibits a physician from making a referral to an “entity” furnishing “designated health services,” including, among other services, inpatient and outpatient hospital services, clinical laboratory services and radiology services, paid by Medicare if the physician or a member of his immediate family has a “financial relationship” with that entity. A reciprocal prohibition bars the entity from billing Medicare for any services furnished pursuant to a prohibited referral. Sanctions for violating the Stark Law include denial of payment, refunding amounts received for services provided pursuant to prohibited referrals, civil monetary penalties of up to $15,000 per prohibited service provided, and exclusion from the Medicare programs. The statute also provides for a penalty of up to $100,000 for a circumvention scheme. The Healthcare Reform Law provides for certain significant modifications to the Stark Law, including, among others, the new restrictions on physician ownership in hospitals discussed above and a requirement that the U.S. Department of Health and Human Services create and implement a new Stark Law self-disclosure protocol by late 2010. This protocol would allow healthcare entities to self-report Stark Act violations to the government, and based on the entities’ cooperation, the U.S. Department of Health and Human Services has the authority to reduce repayments and penalties for such violations.

There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. There is also an exception for a physician’s ownership interest in an entire hospital, as opposed to an ownership interest in a hospital department. Unlike safe harbors under the Anti-Kickback Statute, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law.

The Centers for Medicare and Medicaid Services, a federal agency within the U.S. Department of Health and Human Services, has issued multiple phases of final regulations implementing the Stark Law and continues to make changes to these regulations. While these regulations help clarify the exceptions to the Stark Law, it is unclear how the government will interpret many of these exceptions for enforcement purposes. Although our lease agreements will require lessees to comply with the Stark Law, we cannot offer assurance that the arrangements entered into by us and our facilities will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted.

The False Claims Act.  The federal False Claims Act prohibits the making or presenting of any false claim for payment to the federal government; it is the civil equivalent to federal criminal provisions prohibiting the submission of false claims to federally funded programs. Additionally, qui tam, or whistleblower, provisions of the federal False Claims Act allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Whistleblowers may collect a portion of the government’s recovery — an incentive which increases the frequency of such actions. A successful False Claims Act case may result in a penalty of three times actual damages, plus additional civil penalties payable to the government, plus reimbursement of the fees of counsel for the whistleblower. The Healthcare Reform Law provides for certain expansions of the False Claims Act, which could result in significant increases in the number of whistleblower lawsuits. Many states have enacted similar statutes preventing the presentation of a false claim to a state government, and we expect more to do so because the Social Security Act provides a financial incentive for states to enact statutes establishing state level liability.

The Civil Monetary Penalties Law.  The Civil Monetary Penalties law prohibits the knowing presentation of a claim for certain healthcare services that is false or fraudulent. The penalties include a monetary civil penalty of up to $10,000 for each item or service, $15,000 for each individual with respect to whom false or misleading information was given, as well as treble damages for the total amount of remuneration claimed.

HIPAA Administrative Simplification and Privacy Requirements.  The Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA, requires the use of uniform electronic data transmission standards for certain healthcare claims and payment transactions submitted or received electronically. Compliance with these regulations is mandatory for healthcare providers, including potential tenants of our facilities. HIPAA standards are intended to protect the privacy and security of individually identifiable health information. The cost of compliance with these regulations is not expected to have a material adverse effect on our business, financial condition or results of operations.

American Recovery and Reinvestment Act of 2009.  The American Recovery and Reinvestment Act of 2009, or ARRA, and specifically Title XIII of the ARRA, the Health Information and Technology for Economic and Clinical Health Act, or HITECH Act, expanded the reach of HIPAA and enhanced the privacy, security and confidentiality obligations of healthcare providers, including potential tenants of our facilities, to protect patient identifiable information known as protected health information. The HITECH Act also enhanced penalties for a breach of privacy and security of patient protected health information by increasing the maximum penalties from $250,000 up to $1.5 million. As a result of the HITECH Act, potential tenants may incur additional costs to improve the tenant’s technology used to protect patient protected health information in accordance with the guidance provided by the U.S. Department of Health and Human Services, which could have a negative impact on their financial condition. If any of our tenants fails to comply with the HIPAA or HITECH Act privacy and security obligations, such tenants could incur substantial fines and their personnel could face potential incarceration.

Licensure.  The tenants of the healthcare facilities in our portfolio are subject to extensive federal, state and local licensure, certification and inspection laws and regulations. Further, various licenses and permits are required to dispense narcotics, operate pharmacies, handle radioactive materials and operate equipment. Failure to comply with any of these laws could result in loss of licensure, certification or accreditation, denial of reimbursement, imposition of fines, suspension or decertification from federal and state healthcare programs.

EMTALA.  All of our healthcare facilities that provide emergency care will be subject to the Emergency Medical Treatment and Active Labor Act, or EMTALA. This federal law requires such facilities to conduct an appropriate medical screening examination of every individual who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. There are severe penalties under EMTALA if a hospital fails to screen or appropriately stabilize or transfer an individual or if the hospital delays appropriate treatment in order to first inquire about the individual’s ability to pay. Penalties for violations of EMTALA include civil monetary penalties and exclusion from participation in the Medicare program. In addition, an injured individual, the individual’s family or a medical facility that suffers a financial loss as a direct result of a hospital’s violation of the law can bring a civil suit against the hospital.

Antitrust Laws.  The federal government and most states have enacted antitrust laws that prohibit certain types of conduct deemed to be anti-competitive. These laws prohibit price fixing, concerted refusal to deal, market monopolization, price discrimination, tying arrangements, acquisitions of competitors and other practices that have, or may have, an adverse effect on competition. Violations of federal or state antitrust laws can result in various sanctions, including criminal and civil penalties. Antitrust enforcement in the healthcare industry is currently a priority of the Federal Trade Commission. We intend to operate so that we and our tenants are in compliance with such federal and state laws, but future review by courts or regulatory authorities could result in a determination that could adversely affect the operations of our tenants and, consequently, our operations.

Healthcare Industry Investigations.  Significant media and public attention has focused in recent years on the healthcare industry. In addition, the funding within the ARRA is dedicated to funding additional federal enforcement activities related to healthcare providers and preventing fraud and abuse. The Healthcare Reform Law includes substantial funding toward fraud and abuse enforcement activities against providers. This funding may increase enforcement activities, including investigations, against potential tenants of our facilities. It is possible that governmental entities could initiate investigations or litigation in the future and that such matters could result in significant penalties, as well as adverse publicity. It is also possible that our executives could be included in governmental investigations or litigation or named as defendants in private litigation.

Other Regulatory and Legislative Developments.  Healthcare continues to attract intense legislative and public interest. Many states have enacted, or are considering enacting, measures designed to reduce their Medicaid expenditures and change private healthcare insurance, and states continue to face significant challenges in maintaining appropriate levels of Medicaid funding due to state budget shortfalls. In addition, the Healthcare Reform Law created the Centers for Medicare and Medicaid Innovation, or CMI, which is designed to engage in demonstration projects and evaluate healthcare programs that will improve the quality of healthcare delivered at reduced costs. The CMI will initiate demonstration programs that change how providers are paid for their services and focus upon changes in patient behavior to reduce the costs of healthcare service delivery. If the demonstration programs satisfy the CMI’s goals, the program may be expanded to apply to larger populations. The payment reform initiated by CMI programs may reduce and/or impact the reimbursement to providers. Healthcare facility operating margins may continue to be under significant pressure due to the deterioration in pricing flexibility and payor mix, as well as increases in operating expenses that exceed increases in payments under the Medicare program. In addition, federal and state regulating bodies may adopt yet further prohibitions on the types of contractual arrangements between physicians and the healthcare providers to which they refer. More importantly, restrictions on admissions to inpatient rehabilitation facilities and long-term acute care hospitals may continue. We cannot predict whether any such proposals or initiatives will be adopted, or if adopted, whether the business of our prospective tenants, or our business, will be adversely impacted.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exclusion from the definition of an investment company under the Investment Company Act, we must comply with technical and complex rules and regulations.

As part of our advisor’s obligations under the advisory agreement, our advisor will review our investment activity and take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our real estate-related investments to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by securities and other real estate-related investments.

We expect that we and our operating partnership will not meet the definition of an investment company under Section 3(a)(1) of the Investment Company Act. We also expect that, to the extent our investments will be held through wholly owned or majority owned subsidiaries of our operating partnership, neither our operating partnership nor the wholly owned or majority owned subsidiaries will meet the definition of an investment company under Section 3(a)(1) of the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

In order to avoid being deemed an investment company pursuant to the above tests, we intend to primarily engage in the business of investing in real property either directly or, most likely, through our wholly or majority owned subsidiaries, including our operating partnership, most of which are expected to have at least 60% of their assets in real property. As these subsidiaries would be primarily engaged in the business of investing in real property, they would be outside of the definition of investment company under Section 3(a)(1)(a) of the Investment Company Act. Because we are organized as a holding company that conducts its business primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each entity complies with the 40% test.

The determination of whether an entity is a majority owned subsidiary of ours or our operating partnership will be made by us. The Investment Company Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies that we may establish and in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of real estate held by any of our wholly owned or majority owned subsidiaries were to be less than 60% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, would require our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as qualifying real estate assets, and maintain an additional 25% of its assets in qualifying real estate assets or other real estate-related assets, or the 25% basket. The remaining 20% of the subsidiaries’ portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Whole loans will be classified as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate at the time our subsidiary originates or acquires the loan, but loans with loan-to-value ratios in excess of 100% will be considered to be real estate-related assets that come within the 25% basket. We will treat mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007), that is: (1) the loan is made specifically and exclusively for the financing of real estate; (2) the loan is underwritten based on the same considerations as a second mortgage and after the subsidiary performs a hands-on analysis of the property being financed; (3) the subsidiary as lender exercises ongoing control rights over the management of the underlying property; (4) the subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan; (5) the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and (6) the subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

Consistent with guidance issued by the SEC staff, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Consistent with guidance issued by the SEC staff, we will treat our joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets that come within the 25% basket.

With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC or its staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on the subject real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets that come within the 25% basket. Commercial mortgage-backed securities and collateralized debt obligations will also be treated as real-estate related assets that come within the 25% basket.

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC staff guidance.

In the event that one or more wholly owned or majority owned subsidiaries were to acquire assets that could make such entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we do not expect that our interests in such subsidiaries would exceed 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Nonetheless, if such interest were to exceed the 40% test, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if at least 55% of our assets consist of, and at least 55% of the income is derived from, qualifying real estate assets.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or any wholly owned or majority owned subsidiaries, may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or any wholly owned or majority owned subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or other real estate assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our adviser will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

MANAGEMENT OF OUR COMPANY

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management of our business and affairs. However, our board of directors has retained Healthcare REIT II Advisor, our advisor, to manage our day-to-day operations and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be more than 15, nor fewer than three. Our charter also provides that a majority of the directors must be independent directors and that at least one of our independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our sponsor, our advisor or any of their affiliates and has not otherwise been associated with such entities, directly or indirectly, within the previous two years.

Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interest and with the care of an ordinarily prudent person in a like position under similar circumstances.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

No member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares of our stock owned by members of our board of directors and their respective affiliates will not be included.

Duties of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate and real estate-related investments; (2) allocation of percentages of capital to be invested in medical office properties and healthcare-related facilities; (3) diversification strategies; (4) investment selection criteria; and (5) investment disposition strategies;

•	approving all real estate acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate-related investments that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution strategy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of the shares of our common stock on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Members of our board of directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties. Consequently, in the exercise of their responsibilities, the directors will heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and to approve the payment of compensation to directors for services rendered to us.

Our board of directors has written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, our independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

Our independent directors also are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor, or any of their affiliates. Our independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation paid to our advisor and the distributions that may be payable to our advisor pursuant to its subordinated participation interest in our operating partnership are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. As a part of their review of our advisor’s compensation, our independent directors will consider factors such as:

•	the quality and extent of service and advice furnished by our advisor;

•	the amount of the fees and other compensation paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to comparable externally advised REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the performance of our investment portfolio; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they own or acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares of our common stock owned by our advisor and its affiliates will not be included.

Committees of the Board of Directors

Our board of directors has established an audit committee and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors.

Audit Committee.  We have established an audit committee which consists of all of our independent directors, with Patrick R. Leardo serving as the audit committee financial expert. Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee: (1) makes recommendations to our board of directors concerning the engagement of an independent registered public accounting firm; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls. We expect that pursuant to our audit committee charter, the audit committee will always be comprised solely of independent directors.

Acquisition Committee.  We currently do not have, but we may have in the future, an acquisition committee comprised of members of our board of directors to approve acquisitions that do not require approval by the full board of directors. Currently, each of our acquisitions must be approved by a majority of our board of directors, including a majority of our independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Properties and real estate-related investments may be acquired from our advisor or its affiliates or our officers and directors, provided that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Compensation Committee.  We currently do not have, but we may have in the future, a compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee.  We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the board of directors, conducting candidate searches and interviews, overseeing and evaluating the board of directors and our management, evaluating from time to time the appropriate size and composition of the board of directors and recommending, as appropriate, increases, decreases and changes to the composition of the board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Qualifications

We believe that our board of directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our board of directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.

In addition to the targeted skill areas as noted above, we endeavor to select members of our board of directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our board of directors, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Relationships — understanding how to interact with investors, accountants, attorneys, management companies, and communities in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.

Directors and Executive Officers

As of the date set forth below, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age*	Position

Jeffrey T. Hanson	40	Chief Executive Officer and Chairman of the Board of Directors
Danny Prosky	46	President and Chief Operating Officer and Director
Shannon K S Johnson	33	Chief Financial Officer
Stefan Oh	40	Senior Vice President — Acquisitions
Cora Lo	36	Secretary
Patrick R. Leardo	63	Independent Director
Gerald W. Robinson	63	Independent Director
Gary E. Stark	55	Independent Director

*	As of April 29, 2011.

Jeffrey T. Hanson has served as our Chief Executive Officer and Chairman of the Board of Directors and as the Chief Executive Officer of our advisor since January 2009. In addition, he has served as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors since June 2009 and has served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors since January 2008 and November 2007, respectively. He has also served as the Executive Vice President, Investment Programs, of Grubb & Ellis, our sponsor, since December 2007 and has served in various capacities within our sponsor’s organization since July 2006. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc. in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis Company’s Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western U.S., with a significant focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.

Our board of directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with our sponsor or its affiliates for 14 years, with a focus on property management and property acquisitions. Mr. Hanson has profound insight into the development, marketing, finance, and operations aspects of our company. He has expansive knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our board of directors believes that Mr. Hanson brings a unique and valuable perspective to our board of directors.

Danny Prosky has served as our director, President and Chief Operating Officer and as the President and Chief Operating Officer of our advisor since January 2009. He has also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors since September 2009, having served in various capacities within the Grubb & Ellis organization since March 2006, and is responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for Health Care Property Investors, Inc., a publicly traded healthcare REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

Our board of directors selected Mr. Prosky to serve as a director because he is our President and Chief Operating Officer and has been with our sponsor or its affiliates for more than five years, where his primary focus has been on the acquisition of healthcare and healthcare-related properties. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to the 14 years he worked at Health Care Property Investors, Inc. and American Health Properties, Inc. Our board of directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations will bring strong financial and operational expertise to our board of directors.

Shannon K S Johnson has served as our Chief Financial Officer since January 2009. Ms. Johnson has also served as the Financial Reporting Manager for Grubb & Ellis Realty Investors since January 2006. Ms. Johnson served as Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) and Grubb & Ellis Apartment REIT, Inc. (now known as Apartment Trust of America, Inc.) from August 2006 to March 2009 and from April 2006 to November 2010, respectively. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PwC. Prior to joining PwC, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant in the State of California and received a B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Stefan Oh has served as our Senior Vice President — Acquisitions since January 2009. Mr. Oh has also served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors since January 2010, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he has been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis, from August 1999 to June 2007, Mr. Oh worked for Health Care Property Investors, Inc., a healthcare-focused REIT, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).

Cora Lo has served as our Secretary since November 2010, having previously served as our Assistant Secretary since March 2009. Ms. Lo has also served as Senior Corporate Counsel for Grubb & Ellis since December 2007, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc. (now known as Apartment Trust of America, Inc.) from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from the University of California, Los Angeles and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

Patrick R. Leardo has served as one of our independent directors since August 2009. Mr. Leardo has also served as the Managing Member of Domain Capital Advisors, LLC, a registered investment advisor, since July 2008. From May 1986 to June 2008, Mr. Leardo served in various management roles at PricewaterhouseCoopers LLP, including serving as the partner in charge of the Global Real Estate Advisory practice. Prior to the merger of PriceWaterhouse and Coopers & Lybrand in 1998, Mr. Leardo was also the Real Estate Industry Chairman for Coopers & Lybrand’s real estate activities, coordinating all lines of service including audit, tax and consulting. Mr. Leardo’s industry memberships include the Pension Real Estate Association, National Realty Committee, Urban Land Institute, or ULI, and the National Association of Real Estate Investment Trusts. He also holds the prestigious Counselor of Real Estate designation and was honored by the Royal Institute of Chartered Surveyors as a Fellow in May 2006. He recently completed a term as a Trustee of ULI and has been invited to become a Governor of ULI. Mr. Leardo has also served as a Board Trustee for the American Seniors Housing Association, a member of the Board of Directors of Edens & Avant, a $2.5 billion market cap private REIT and a Board Trustee for Roanoke College located in Salem, Virginia. Mr. Leardo received a B.S. degree in Economics from Upsala College.

Our board of directors selected Mr. Leardo to serve as a director in part due to his financial and accounting expertise, particularly in the real estate industry. Our board of directors believes that his experience as a partner at a public accounting firm, as well as his previous service on the board of directors of a REIT, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert. With his extensive background in finance, accounting and business operations, Mr. Leardo has a unique portfolio of business skills.

Gerald W. Robinson has served as one of our independent directors since August 2009. Mr. Robinson has also served as the Executive Vice President of Pacific Life Insurance Company since January 1994 and as Chairman and Chief Executive Officer of Pacific Select Distributors, Inc. since March 1994. Prior to 1994, Mr. Robinson served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During Mr. Robinson’s career, he has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives including real estate limited partnership, REIT and mortgage-based products. In addition, while at Pacific Life Insurance Company, Mr. Robinson was a member of the investment committee, which was responsible for the purchase and disposition of all assets of the insurance company which included numerous forms of real estate, mortgage, and REIT investments. Mr. Robinson is a Certified Financial Planner and a Chartered Life Underwriter and received a B.S. degree in Business Administration from Central Michigan University.

Our board of directors selected Mr. Robinson to serve as a director due to his strong relationships and understanding of the financial network through which we offer our shares of common stock in this offering. Mr. Robinson’s vast experience in capital markets and business operations enhances his ability to contribute insight on achieving business success in a diverse range of economic conditions and competitive environments. Our board of directors believes that this experience will bring valuable knowledge and insight to our company.

Gary E. Stark has served as one of our independent directors since August 2009. Since February 2010, Mr. Stark has acted as the chief operating officer of Whitten LLC, a healthcare company operating a luxury assisted living and memory care facility in La Habra, California. Since May 2005, Mr. Stark has been the owner and managing member of Chateau Healthcare Management, LLC, a healthcare management company that operated luxury assisted living, senior residential care, memory care and Alzheimer’s care facilities in Overland Park and Mission, Kansas. Since December 2007, Mr. Stark has been the owner and managing member of Chateau DHAL Management, LLC, a healthcare management company that operated an assisted living facility exclusively dedicated to qualifying low income individuals with assisted living needs in Kansas City, Kansas. From November 2002 to July 2005, Mr. Stark co-owned Grace Long Term Care, LLC, a healthcare management company operating skilled nursing and assisted living facilities. Mr. Stark served as a private consultant from August 2001 to March 2004 to Health Care Property Investors, Inc., a publicly traded healthcare REIT. Mr. Stark also served as a Vice President and General Counsel of Nationwide Health Properties, Inc., another publicly traded healthcare REIT, from March 1992 to August 2001. Prior to 2001, Mr. Stark also served as Vice President of Legal Affairs/General Counsel of Life Care Centers of America, Inc., one of the largest privately owned sub-acute/long-term care providers in the U.S., and as General Counsel of Care Enterprises, Inc., a publicly traded healthcare corporation engaged in sub-acute/long-term care, ancillary healthcare services and products. Mr. Stark received a B.A. degree in Economics from the University of California, Irvine and received a J.D. degree from the University of California, Hastings College of Law. Mr. Stark is a member of the California State Bar Association.

Our board of directors selected Mr. Stark to serve as a director due to his knowledge of the healthcare industry and his previous relationships with publicly traded REITs. Mr. Stark’s extensive knowledge of our company’s business sector combined with his executive experience at numerous other real estate companies focused on the healthcare industry is a significant asset to our company. Our board of directors believes that Mr. Stark’s experience will result in assisting us in developing our long-term strategy in the healthcare industry.

Each of our directors and executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person pursuant to which he or she was selected as a director or executive officer. We are not aware of any family relationships among our directors or executive officers. Each of Mr. Hanson, Mr. Prosky, Ms. Johnson, Mr. Oh and Ms. Lo have irrevocably agreed that they will resign from their respective positions with the company in the event that the respective person is no longer employed by our sponsor or its successors.

Employee Stock Purchase Plans

On April 7, 2011, Mr. Hanson, our Chairman of the Board of Directors and Chief Executive Officer, and Mr. Prosky, our President and Chief Operating Officer, each adopted an executive stock purchase plan, or the Employee Stock Purchase Plans, whereby each executive has irrevocably agreed to invest all or a portion of their after-tax cash compensation as employees of our sponsor directly into our company by purchasing shares of our common stock on a regular basis, corresponding to regular payroll periods and the payment of any other cash compensation, including bonuses. Pursuant to the Employee Stock Purchase Plans, Mr. Hanson and Mr. Prosky have agreed to invest 100% and 50.0%, respectively, of all of their after-tax cash compensation as employees of our sponsor beginning with their regularly scheduled payroll payment on April 29, 2011 and terminating on the earlier of (i) December 31, 2011, (ii) the termination of this offering, (iii) any suspension of this offering by our board of directors or a regulatory body, or (iv) the date upon which the number of shares of our common stock owned by Mr. Hanson or Mr. Prosky, when combined with all their other investments in our common stock, exceeds the ownership limits set forth in our charter. The shares of our common stock will be purchased pursuant to this offering at a price of $9.00 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such transactions.

Compensation of Directors and Officers

Executive Compensation

We have no employees. Our day-to-day management functions will be performed by employees of our advisor and its affiliates. The individuals who serve as our executive officers do not receive compensation directly from us for services rendered to us, and we do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers.

Each of our executive officers is employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We will pay these entities fees and reimburse expenses pursuant to the advisory agreement between us, our advisor and our operating partnership.

Director Compensation

Our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors will receive an aggregate annual retainer of $36,000, which shall be paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman of the audit committee receives an additional aggregate annual retainer of $5,000, which shall be paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman of the audit committee.

•	Meeting Fees. Our independent directors receive $1,500 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which shall be paid quarterly in arrears. Chairs of each committee, other than the chairman of the audit committee, also may receive additional compensation. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•	Equity Compensation. In connection with their initial election to the board of directors, each independent director will receive 5,000 shares of restricted common stock pursuant to the 2009 plan, and an additional 2,500 shares of restricted common stock pursuant to the 2009 plan in connection with his or her subsequent election each year, provided that such person is an independent director as of the date of his or her re-election and has continually served as an independent director during such period. The restricted shares will vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors. Such reimbursement will be paid quarterly in arrears. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us for serving as a director.

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2010:

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock		Incentive Plan	Deferred
	Paid in	Awards	Option	Compensation	Compensation	All Other
Name	Cash($)(1)	($)(2)	Awards ($)	($)	Earnings ($)	Compensation ($)	Total ($)

Jeffrey T. Hanson(3)	—	—	—	—	—	—	—
Danny Prosky(3)	—	—	—	—	—	—	—
Patrick R. Leardo	57,500	25,000	—	—	—	—	82,500
Gerald W. Robinson	52,500	25,000	—	—	—	—	77,500
Gary E. Stark	52,500	25,000	—	—	—	—	77,500

(1)	Consists of the amounts described below.

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Hanson	Chairman of the Board of Directors	—	—
Prosky	Director	—	—
Leardo	Chairman, Audit Committee	41,000	16,500
Robinson	Member, Audit Committee	36,000	16,500
Stark	Member, Audit Committee	36,000	16,500

(2)	The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2010, as determined in accordance with FASB Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718.

The following table shows the shares of restricted common stock awarded to each director during the fiscal year ended December 31, 2010, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718).

			Full Grant
		Number of Shares	Date Fair
		of Restricted	Value of
Director	Grant Date	Common Stock	Award ($)

Hanson	—	—	—
Prosky	—	—	—
Leardo	06/08/10	2,500	25,000
Robinson	06/08/10	2,500	25,000
Stark	06/08/10	2,500	25,000

The following table shows the aggregate number of shares of nonvested restricted common stock held by each director as of December 31, 2010:

Number of Shares of
Nonvested
Restricted
Director	Common Stock

Hanson	—
Prosky	—
Leardo	5,000
Robinson	5,000
Stark	5,000

(3)	Mr. Hanson and Mr. Prosky are not independent directors.

2009 Incentive Plan

We have adopted the 2009 plan, which we use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

The 2009 plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the 2009 plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by our board of directors or a committee of our independent directors that will administer the 2009 plan;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.

Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares of stock issued pursuant to the 2009 plan will be subject to the ownership limits contained in our charter.

Our board of directors or a committee of our independent directors will administer the 2009 plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted pursuant to the 2009 plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.

The maximum number of shares of our common stock that may be issued pursuant to the 2009 plan will be 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the 2009 plan will be adjusted proportionately.

Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to the 2009 plan will become fully vested. The 2009 plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the 2009 plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the 2009 plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board of directors, stockholder approval would be required by any law, regulation or rule applicable to the 2009 plan. No termination or amendment of the 2009 plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board of directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2009 plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. To the extent that non-mandatory provisions of the MGCL applicable to us conflict with the provisions related to indemnifying and holding harmless our directors, our advisor and its affiliates set forth in the NASAA Guidelines and our charter, the provisions of the NASAA Guidelines and our charter will control. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, and as set forth in the NASAA Guidelines, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by them only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also will maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Hanson and Mr. Prosky, no member of our board of directors during the fiscal year ended December 31, 2010 has served as an officer, and no member of our board of directors served as an employee, of us or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2010, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Grubb & Ellis

Our sponsor, Grubb & Ellis, is headquartered in Santa Ana, California and is one of the nation’s leading commercial real estate services and investment companies. With more than 100 company-owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts, mutual funds and other real estate investment funds.

Grubb & Ellis is listed on the New York Stock Exchange, or NYSE, under the ticker symbol “GBE.”

Grubb & Ellis has announced, among other things, that it has retained JMP Securities LLC as an advisor to explore strategic alternatives for Grubb & Ellis, including a potential merger or sale transaction. Grubb & Ellis disclosed in its Form 10-K for the year ended December 31, 2010 that it entered into a commitment letter and exclusivity agreement with Colony Capital Acquisitions, LLC, pursuant to which (i) Colony agreed to provide the $18,000,000 Senior Secured Credit Facility, and (ii) Colony obtained the exclusive right for 60 days, commencing on March 30, 2011, to negotiate a strategic transaction with Grubb & Ellis. On April 18, 2011, our sponsor announced that it had closed the $18,000,000 Senior Secured Credit Facility and had drawn the initial $9,000,000 tranche under such facility. There can be no assurance, however, that any strategic transaction with Colony, or with any other strategic partner, will be completed.

The following individuals serve as the executive officers of Grubb & Ellis or other Grubb & Ellis affiliated entities, and, as such, perform services for us.

Name	Age*	Position

Thomas D’Arcy	51	Chief Executive Officer, President and Director of Grubb & Ellis; Chairman of Grubb & Ellis Equity Advisors
Michael J. Rispoli	39	Chief Financial Officer and Executive Vice President of Grubb & Ellis; Chief Financial Officer of Grubb & Ellis Equity Advisors
Matthew A. Engel	43	Executive Vice President of Finance of Grubb & Ellis
Jacob Van Berkel	50	Executive Vice President, Chief Operating Officer and President, Real Estate Services, of Grubb & Ellis
Mathieu B. Streiff	35	General Counsel, Executive Vice President and Secretary of Grubb & Ellis
Jeffrey T. Hanson	40	Executive Vice President, Investment Programs, of Grubb & Ellis; President of Grubb & Ellis Equity Advisors; President and Chief Executive Officer of Triple Net Properties Realty, Inc.
Richard Arnitz	46	Chief Executive Officer and President of Grubb & Ellis Capital Corporation

*	As of April 29, 2011.

For biographical information regarding Mr. Hanson, see “— Directors and Executive Officers above.” Below is a brief description of the other executive officers of Grubb & Ellis and other Grubb & Ellis affiliated entities identified above.

Thomas D’Arcy has served as the President and Chief Executive Officer and as a director of Grubb & Ellis since November 2009 and as the Chairman of Grubb & Ellis Equity Advisors since January 2010. Since April 2008, Mr. D’Arcy has been the non-executive Chairman of the Board of Directors of NYSE-listed Inland Real Estate Corporation, where he has also been an independent director since April 2005. Mr. D’Arcy has over 20 years of experience acquiring, developing and financing all forms of commercial and residential real estate. He is currently a principal in Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income producing real estate primarily in the New England area. From 2001 to 2003, Mr. D’Arcy was President and Chief Executive Officer of Equity Investment Group, a private real estate company owned by an investor group which included The Government of Singapore, The Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the Chairman of the Board of Directors, President and Chief Executive Officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the NYSE, from 1989 to 2000. Mr. D’Arcy received his B.A. degree in Political Science from Bates College.

Michael J. Rispoli has served as the Chief Financial Officer and Executive Vice President of Grubb & Ellis since August 2010, having served as its Senior Vice President, Strategic Planning and Investor Relations since December 2007 and serving in the same capacity for NNN Realty Advisors from May 2007 to April 2010. Mr. Rispoli has also served as Chief Financial Officer of Grubb & Ellis Equity Advisors since June 2009. In connection with serving in his capacity as the Chief Financial Officer of Grubb & Ellis Realty Investors from October 2008 to April 2010, Mr. Rispoli served as the principal financial officer of NNN 2003 Value Fund, LLC from October 2008 to April 2010 and as principal accounting officer of NNN 2002 Value Fund, LLC from September 2009 to April 2010. From 2000 to May 2007, Mr. Rispoli was executive director and corporate controller of Conexant Systems, Inc., a publicly traded semiconductor company with $1 billion in annual revenue. Mr. Rispoli began his career as manager of audit and business assurance services at

PricewaterhouseCoopers LLP in 1993. A certified public accountant in the State of New Jersey (inactive), Mr. Rispoli holds a B.S. degree from Seton Hall University.

Matthew A. Engel has served as the Executive Vice President of Finance of Grubb & Ellis since August 2010, having served as its Interim Chief Financial Officer and Senior Vice President, Accounting and Finance and Chief Accounting Officer since May 2010 and November 2008, respectively. From 2001 to October 2008, Mr. Engel held various finance and accounting positions at H&R Block, Inc., most recently as Senior Vice President and Chief Financial Officer of the Mortgage Services Segment. At H&R Block, Inc., Mr. Engel also held the title of Vice President, Controller of the Mortgage Services Segment and Chief Accounting Officer for the parent company. Prior thereto, Mr. Engel spent eight years, from 1993 to 2001, in various finance and accounting positions at NYSE-listed DST Systems, Inc., a provider of information processing and computer software services and products to financial services companies. Mr. Engel began his career in 1990 in the audit department of PriceWaterhouseCoopers LLP. A certified public accountant in the State of Missouri (inactive), Mr. Engel received a B.A. degree in Accounting from the University of Northern Iowa.

Jacob Van Berkel has served as the Executive Vice President, Chief Operating Officer and President, Real Estate Services of Grubb & Ellis since February 2008, having served as the Executive Vice President, Human Resources and Operations, of Grubb & Ellis since December 2007 and as Senior Vice President, Human Resources, of NNN Realty Advisors since August 2007. Mr. Van Berkel joined NNN Realty Advisors to oversee the integration of Grubb & Ellis and NNN Realty Advisors. From 2002 until he joined NNN Realty Advisors, Mr. Van Berkel served as the Senior Vice President, Human Resources, of CB Richard Ellis. Including his experience at CB Richard Ellis, he has more than 25 years of experience in human resources. Mr. Van Berkel is responsible for the strategic direction of all Grubb & Ellis human resources initiatives, including training, recruiting, employee relations, compensation and benefits. He received a B.S. degree in Business Administration — Finance from San Diego State University.

Mathieu B. Streiff has served as Executive Vice President, Secretary and General Counsel of Grubb & Ellis since October 2010. Mr. Streiff joined Grubb & Ellis Realty Investors, LLC, an indirect wholly-owned subsidiary of Grubb & Ellis, in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to chief real estate counsel and senior vice president, investment operations in March 2009. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. Prior to joining Grubb & Ellis, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York since September 2002. Mr. Streiff received a juris doctorate from Columbia University Law School and a bachelor’s degree from the University of California, Berkeley. He is a member of the New York State Bar Association.

Richard Arnitz has served as the Chief Executive Officer and President of Grubb & Ellis Capital Corporation since August 2010. Mr. Arnitz has also served as the Chief Executive Officer and President of Grubb & Ellis Securities, Inc. since August 2010, having served as its Executive Vice President of Sales since March 2008. Mr. Arnitz joined Grubb & Ellis Securities, Inc. as Senior Vice President of National Accounts in March 2007. Mr. Arnitz has more than 20 years of experience in the financial services industry, having previously served as president of Cole Capital Markets, where he was responsible for the direction of sales, service and marketing from 2005 until March 2007. He also served in multiple capacities with American International Group, Inc. for more than 15 years on both the broker-dealer and product manufacturing sides of the business from 1988 to 2005. Mr. Arnitz received a B.A. degree in Business Administration from Arizona State University.

Our Advisor

We will rely on our advisor, Healthcare REIT II Advisor, to manage our day-to-day activities and to implement our investment strategy. We and our advisor are parties to an advisory agreement, pursuant to which our advisor will perform its duties and responsibilities as our fiduciary.

The following table sets forth information with respect to our advisor’s executive officers:

Name	Age*	Position

Jeffrey T. Hanson	40	Chief Executive Officer
Danny Prosky	46	President and Chief Operating Officer

*	As of April 29, 2011.

The background of each of our advisor’s executive officers is described under “— Directors and Executive Officers.”

Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following duties pursuant to the terms of the advisory agreement:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval of real estate and real estate-related acquisitions and dispositions consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	actively oversee and manage our real estate and real estate-related investment portfolio for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our assets; and

•	recommend to our board of directors when appropriate various transactions which would provide liquidity to our stockholders (such as listing the shares of our common stock on a national securities exchange, liquidating our portfolio, or the sale or merger of our company).

The above summary is provided to illustrate the material functions that our advisor will perform for us as our advisor and it is not intended to include all of the services that may be provided to us by our advisor or third parties.

The Advisory Agreement

The advisory agreement with our advisor has a one-year term. The advisory agreement may be renewed for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated without cause or penalty upon 60 days’ written notice by our advisor or by us upon the approval of a majority of our independent directors.

If our board of directors were to select a successor advisor, the board of directors must determine that the successor advisor possesses sufficient qualifications to perform the advisory services. Our board of directors would also be required to determine the compensation that we will pay to any successor advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to management of our operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity, in which case the successor entity shall be bound by the terms of the advisory agreement.

Our advisor may not make any real property acquisitions, developments or dispositions, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the approval of our board of directors.

We will reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

•	other organizational and offering expenses, which consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for direct expenses of its employees, employees of its affiliates (other than of Grubb & Ellis Capital Corporation and its employees and dual-employees) while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of sales literature and presentations, participating in due diligence meetings and coordinating generally the marketing process for this offering. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions and the dealer manager fee, to the extent they exceed 1.0% of the aggregate gross proceeds from the sale of shares of our common stock sold pursuant to the primary offering without recourse against or reimbursement by us;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and other investments;

•	administrative services expenses, including personnel costs; provided however, that no reimbursement shall be made for personnel costs to the extent that such personnel perform services in transactions including asset management services, for which our advisor receives a separate fee; and

•	acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions paid to third parties, which will be reasonable and will not exceed, in the aggregate, 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced unless fees in excess of such limits are approved by a majority of our disinterested directors and a majority of our independent disinterested directors; acquisition expenses are defined to include actual expenses related to the selection and acquisition of properties and real estate-related investments, whether or not acquired.

Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, such as accounting and finance, internal audit, investor relations and legal services, we reimburse our advisor and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services will be included in our operating expenses and therefore is subject to the reimbursement limitations described below.

We will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (1) 2.0% of our average invested assets, which means the average monthly book value of our assets invested directly or indirectly in real estate properties and equity interests during the 12-month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves beginning with the four consecutive fiscal quarters ended June 30, 2010, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization, bad debt and other similar non-cash reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor will be required to reimburse the excess expenses to us unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors our independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.

Our advisor and its affiliates are, and will continue to be, paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See the “Compensation Table” section of this prospectus. In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination. However, we and our operating partnership will not pay any compensation or other remuneration to our advisor in connection with an internalization transaction.

We have agreed to indemnify, defend and hold harmless our advisor and its affiliates, including all of their respective officers, managers and employees, from and against any and all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that: (1) our advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interest; (2) our advisor and its affiliates were acting on behalf of or performing services for us; and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates.

Any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders. Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor will not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.

Ownership Interests

At the time of our organization, Healthcare REIT II Advisor, our advisor, acquired 20,000 shares of our common stock for $200,000. Healthcare REIT II Advisor may not sell any of these shares of our common stock during the period it serves as our advisor. Our advisor also acquired 200 limited partnership units of our operating partnership. As of the date of this prospectus, Healthcare REIT II Advisor is the only limited partner of our operating partnership. In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. The subordinated participation interest entitles our advisor to receive the subordinated distributions described under the section of this prospectus captioned “Compensation Table.” The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution upon listing, the market value of our common stock following listing.

Affiliated Companies

Property Manager

Certain of our real properties are managed and leased by GEEA Property Management or its affiliate. GEEA Property Management, a wholly owned subsidiary of Grubb & Ellis and an affiliate of our advisor, leases and manages real properties acquired by affiliated entities or other third parties.

We pay and will pay to GEEA Property Management or its affiliate a property management fee of up to 4.0% of the gross cash receipts from each of our real properties that it manages, plus reimbursement of the costs of managing the properties. GEEA Property Management or its affiliate may sub-contract its duties to any third-party for fees less than the property management fees payable to GEEA Property Management or its affiliate. For each property managed directly by entities other than GEEA Property Management or its affiliate, we will pay to GEEA Property Management or its affiliate a monthly oversight fee of up to 1.0% of the gross cash receipts of the property; provided, however, that in no event will we pay both a property management fee and an oversight fee to GEEA Property Management or its affiliates with respect to the same building. In addition, we may pay to GEEA Property Management or its affiliate a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties, as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the projected first year’s annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (for example, medical office building or healthcare-related facility).

In the event that GEEA Property Management or its affiliate assists a tenant with tenant or other capital improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements. GEEA Property Management or its affiliate will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described in the “Federal Income Tax Considerations” section of this prospectus.

GEEA Property Management, or its affiliate, hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of GEEA Property Management, or its affiliate, may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. GEEA Property Management, or its affiliate, also directs the purchase of equipment and supplies and supervises all maintenance activity. The management fees to be paid to GEEA Property Management, or its affiliate, include, without additional expense to us, all of GEEA Property Management’s or its affiliate’s general overhead costs.

Dealer Manager

Grubb & Ellis Capital Corporation, an affiliate of our advisor and a member of FINRA, is a wholly owned subsidiary of Grubb & Ellis. Our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of our common stock offered pursuant to this prospectus. See the “Plan of Distribution” section of this prospectus.

We generally pay and will pay to our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold pursuant to the primary offering and a dealer manager fee of up to 3.0% of the gross proceeds from the sale of shares of our common stock sold pursuant to the primary offering. No such fees are paid for shares of our common stock issued pursuant to the DRIP.

COMPENSATION TABLE

The following table summarizes and discloses all of the compensation, fees and expense reimbursements we pay and will pay to our advisor, our dealer manager and their affiliates during various stages in the life of our company and other payments that are subordinated to achieving the returns listed in this table.

		Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

Offering Stage
Selling Commissions (our dealer manager)(1)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on shares of our common stock sold pursuant to the DRIP.	$210,000,000

Dealer Manager Fee (our dealer manager)(1)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.	$90,000,000

Other Organizational and Offering Expenses (our advisor or its affiliates)(2)	Up to 1.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.	$30,000,000
Acquisition and Development Stage
Acquisition Fee (our advisor or its affiliates)(3)(4)	2.75% of the contract purchase price of each property we acquire or with respect to any real estate-related investment we originate or acquire, 2.0% of the origination or acquisition price. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate- related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.	$71,460,000 assuming no debt or $178,650,000 assuming leverage of 60.0% of the contract purchase price

Development Fee (our advisor or its affiliates)	In the event that our advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an	Actual amount is not determinable.

Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

acquisition fee based on the cost of such development.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)(4)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.
Operational Stage
Asset Management Fee (our advisor or its affiliates)(5)	Subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital, a monthly asset management fee equal to one-twelfth of 0.85% of the average invested assets. For such purposes, “invested capital” means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan; and “average invested assets” means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation.	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Property Management Fees (our advisor or its affiliates)(5)	Up to 4.0% of the gross monthly cash receipts from each property managed by our advisor or its affiliates, plus reimbursement of such entity’s costs of managing the properties, including on-site personnel payroll. Our advisor or its affiliates may sub- contract its duties to any third-party, including for fees less than the property management fees payable to our advisor or its affiliates. For each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided, however, that in no event will we pay both a property management fee and an oversight fee to our advisor or its affiliates with respect to the same building. In addition, we may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as a medical office or a healthcare-related property).

Construction Management Fee (our advisor or its affiliates)(4)	In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.	Actual amount is not determinable.

Operating Expenses (our advisor or its affiliates)(5)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)(5)(6)	Up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.
Subordinated Participation Interest in Healthcare REIT II OP (our advisor)
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare REIT II Advisor is serving as our advisor)(7)	After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non- compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Estimated Dollar
Type of Compensation	Description and	Amount for
(Recipient)	Method of Computation	Maximum Offering

• Subordinated Distribution Upon Listing (payable only if the shares of our common stock are listed on a national securities exchange while Healthcare REIT II Advisor is serving as our advisor)(8)(9)	Upon the listing of the shares of our common stock on a national securities exchange, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing.	Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. See the “Plan of Distribution” section of this prospectus.

(2)	Other organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other accountable offering expenses, including for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock. Activities of our advisor that may be reimbursed include, but are not limited to, development of sales literature and presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our advisor will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. All organizational and offering expenses, including selling commissions and dealer manager fees, will be capped at 15.0% of the gross proceeds of this offering.

(3)	This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a maximum offering, and that all of the assets purchased are real properties. We have assumed that no financing is used to acquire assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year. Assuming a maximum leverage of 60.0% of our assets, the maximum acquisition fees would be approximately $178,650,000. We will pay our advisor or its affiliates the acquisition fee upon the closing of a real estate acquisition or upon the funding or acquisition of a real estate-related investment.

(4)	Acquisition expenses include any and all expenses actually incurred in connection with the selection, evaluation and acquisition of, and investment in real estate and real estate-related investments, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses architectural, engineering and other property reports, environmental and asbestos audits, title insurance premiums and escrow fees, transfer taxes, and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We estimate acquisition expenses to be 0.5% of the contract purchase price. We reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions and other fees paid to third parties, is not reasonable or would exceed 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced. Under our charter, a majority of our directors not interested in the transaction, including a majority of our independent directors not interested in the transaction, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(5)	We will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (1) 2.0% of our average invested assets, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves, beginning with the four consecutive fiscal quarters ended June 30, 2010, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in real estate properties and equity interests during the 12-month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization, bad debt and other similar non-cash reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real estate and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real estate (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real estate).

(6)	Although we are most likely to pay disposition fees in our liquidity stage, these fees may also be earned during our operational stage.

(7)	The distribution is payable only if we liquidate our portfolio while Healthcare REIT II Advisor is serving as our advisor.

(8)	The market value of the shares of our common stock at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares of our common stock are first listed. The subordinated distribution upon listing may be paid in cash, shares of our common stock, or by issuing an interest-bearing promissory note, as determined by our board of directors, including a majority of our independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares of our common stock, the number of shares of our common stock will be determined based on the listed market price described above. In the event we elect to satisfy the distribution obligation in the form of an interest-bearing promissory note, if the promissory note is not paid within five years after the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. The distribution is payable only if the shares of our common stock are listed on a national securities exchange.

(9)	Upon termination or non-renewal of the advisory agreement, our advisor will be entitled to a similar distribution, which we refer to as the subordinated distribution upon termination; provided however, that our advisor will not be entitled to any compensation or other remuneration in connection with an internalization transaction (acquisition of management functions from our advisor). Such distribution, if any, will equal 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If our advisor elects to defer the payment and there is a listing of the shares of our common stock on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan), plus an amount equal to an annual 8.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable. If our advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our advisor will be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) through the date of the liquidity event plus (2) an amount equal to an annual 8.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the liquidity event date. Our advisor shall not be entitled to receive this distribution if shares of our common stock have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years after the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. The subordinated distribution upon termination may occur during the liquidity stage or during the operational stage.

If at any time the shares of our common stock become listed on a national securities exchange while our advisor is serving in that capacity, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients; and

•	other factors related to managing a public company, such as stockholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act of 2002.

If we request that our advisor or its affiliates perform other services, including investor services, the compensation terms of those services shall be approved by a majority of our board of directors, including a majority of our independent directors, on terms that are deemed fair and reasonable to us and not in excess of the amount that would be paid to unaffiliated third parties.

Since our advisor is entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the acquisition fee, the asset management fee and the subordinated distribution of net sales proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is subject to the oversight and approval of our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See the “Management of Our Company — The Advisory Agreement” section of this prospectus. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

Compensation Paid to Our Advisor

Amounts incurred
from Inception through
Type of Compensation	December 31, 2010

Offering Stage:
Selling Commissions	$10,304,000
Dealer Manager Fee	$4,548,000
Other Organizational and Offering Expenses	$1,522,000
Acquisition and Development Stage:
Acquisition Fee	$5,329,000
Development Fee	$—
Reimbursement of Acquisition Expenses	$29,000
Operational Stage:
Asset Management Fee	$612,000
Property Management Fees	$245,000
On-site Personnel and Engineering Payroll	$46,000
Lease Fees	$59,000
Construction Management Fee	$21,000
Operating Expenses	$81,000
Related Party Services Agreement	$170,000
Compensation for Additional Services	$59,000
Disposition/Liquidation Stage:
Disposition Fees	$—
Subordinated Distribution of Net Sales Proceeds	$—
Subordinated Distribution Upon Listing	$—

As of December 31, 2010, compensation incurred but not yet paid was approximately $840,000, representing normal accruals for fourth quarter 2010 activities.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. See the “Compensation Table” section of this prospectus. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act in the best interest of our stockholders. See the “Management of Our Company” section of this prospectus. However, our independent directors may not be able to eliminate or reduce the risks related to these conflicts of interest. We describe some of these conflicts of interest, and certain restrictions and procedures we have adopted to address these conflicts below.

Our officers and affiliates of our advisor will seek to balance our interests with the interests of other Grubb & Ellis Group programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, all of our officers are officers or employees of our sponsor, our advisor, and other affiliated entities that will receive fees in connection with this offering and our operations. These relationships are described in the “Management of Our Company” section of this prospectus. In addition, Mr. Hanson, Mr. Prosky, Ms. Johnson, Ms. Lo and Mr. Oh each own a less than 1.0% interest in our sponsor. Each of Mr. Hanson, Mr. Prosky, Ms. Johnson and Ms. Lo holds options to purchase a de minimis amount of additional shares of our sponsor’s common stock. Mr. Hanson owns a de minimis interest in several other Grubb & Ellis Group programs. Officers of our advisor also may advise other real estate programs sponsored by Grubb & Ellis.

Grubb & Ellis and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the Grubb & Ellis affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approving the transaction as being fair and reasonable and on substantially the same terms and conditions as those received by the co-investment entity.

Allocation of Our Advisor’s Time

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals and management personnel, are presently, and expect to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.

In addition, we have no employees, consultants or independent contractors, and some of our officers are also officers of our advisor and officers of our sponsor and its affiliates. Our advisor will rely on these officers and employees of its affiliates to manage and operate our business. The same officers and/or employees of our advisor and its affiliates who will manage and operate our business will also be actively involved in activities other than our business. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders.

Competition

We will seek to acquire real estate and real estate-related investments at the same time as other Grubb & Ellis Group programs. There is a risk that a potential investment would be suitable for one or more Grubb & Ellis Group programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Grubb & Ellis Group program. Conflict resolution restrictions and procedures are described below under “— Certain Conflict Resolution Restrictions and Procedures.”

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Grubb & Ellis Group programs own the same type of properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to attempt to sell similar properties at the same time including, in particular, in the event another Grubb & Ellis Group program liquidates at approximately the same time as us.

Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that our advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Grubb & Ellis Capital Corporation, our dealer manager, is a wholly owned subsidiary of Grubb & Ellis. This relationship may create conflicts of interest in connection with the performance of due diligence by our dealer manager. Although our dealer manager will examine the information in the prospectus for accuracy and completeness, our dealer manager is an affiliate of our advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offer of securities. Accordingly, you will not have the benefit of such independent review and investigation. However, certain of the participating brokers-dealers may make their own independent due diligence investigations.

Our dealer manager is currently involved in, and may become involved in other, offerings for other Grubb & Ellis Group programs. Our dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other programs that may have some or all investment objectives similar to ours.

Affiliated Property Manager

GEEA Property Management, a wholly owned subsidiary of Grubb & Ellis, or its affiliate, serves as our property manager. We expect that GEEA Property Management or its affiliate will perform substantially all property management services for us and our operating partnership. The property manager is affiliated with our sponsor and our advisor, and in the future there is potential for a number of the members of our sponsor’s management team and the property manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if our sponsor and the property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our sponsor and our advisor, any agreements with the property manager will not be at arm’s length. As a result, any such agreement will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Further, GEEA Property Management, or its affiliate that will serve as our property manager, manages properties for other Grubb & Ellis Group programs, which may result in a conflict for the time and services of its personnel.

Lack of Separate Representation

Morris, Manning & Martin, LLP is legal counsel to us, our advisor and certain affiliates in connection with this offering and other matters and may in the future act as legal counsel to us, our advisor and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and our advisor or any of our respective affiliates, we will retain separate legal counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

Subject to approval by our board of directors, including a majority of our independent directors, not otherwise interested in such transactions, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, we will not participate in tenant in common syndications or transactions. See the “Investment Objectives, Strategy and Criteria — Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Fees and Distributions to Our Advisor and its Affiliates

A transaction involving either the purchase or sale of a property may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of our independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our directors or their respective affiliates; (2) certain future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair, and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to our advisor, any of our directors or any of their respective affiliates except loans, if any, to our wholly owned subsidiary. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, as described in the “Management of Our Company — The Advisory Agreement” section of this prospectus.

PRIOR PERFORMANCE SUMMARY

The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by the Grubb & Ellis Group through December 31, 2010, unless otherwise indicated. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior real estate and notes programs.

Prior Investment Programs

Beginning in April 1998 through December 31, 2010, the Grubb & Ellis Group served as an advisor, sponsor or manager to 224 real estate investment programs formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment communities. The programs are either (1) public programs that are required to file reports with the SEC, (2) private programs that have no public reporting requirements, or (3) institutional private programs that have no public reporting requirements. From inception through December 31, 2010, the Grubb & Ellis Group sponsored seven public real estate programs, 214 private real estate programs and three institutional private programs. The Grubb & Ellis Group has also served as sponsor and manager of four private notes programs.

The information in this section and in the Prior Performance Tables attached to this prospectus as Exhibit A provides relevant summary information concerning real estate programs sponsored by the Grubb & Ellis Group. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and is not part of this prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior real estate programs and to disclose any material adverse business developments they sustained.

Additionally, from inception through December 31, 2010, the Grubb & Ellis Group entered into five joint ventures to acquire properties and received fees as a result. These joint ventures were entered into by Grubb & Ellis Realty Investors and do not have public reporting requirements. These joint ventures do not have investment objectives and policies similar to this program, and therefore information regarding these joint ventures is not included in the Prior Performance Tables.

Summary Information

Public Programs

The seven public programs consist of: (i) G REIT, Inc. (as of January 28, 2008, G REIT Liquidating Trust became the successor to G REIT, Inc.); (ii) T REIT, Inc. (as of July 20, 2007, T REIT Liquidating Trust became the successor to T REIT, Inc.); (iii) Grubb & Ellis Apartment REIT, Inc. (now Apartment Trust of America, Inc.); (iv) Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc.); (v) our company; (vi) NNN 2002 Value Fund, LLC; and (vii) NNN 2003 Value Fund, LLC. From inception through December 31, 2010, the public programs raised gross offering proceeds of approximately $2,148,632,000 from approximately 63,035 investors. From inception through December 31, 2010, the public real estate programs purchased interests in 137 real estate properties amounting to an investment of $2,963,986,000 (the public programs’ aggregate share of the purchase price). Of the 137 properties, 38 were in Texas, 19 in California, nine in Georgia, six in each of Nevada and Ohio, five in each of Florida and Indiana, four in each of Arizona and Colorado, three in each of Minnesota, Missouri, North Carolina, Oklahoma and Virginia, two in each of Nebraska, North Dakota, Pennsylvania, Tennessee, Utah and Wisconsin, one in each of Delaware, Idaho, Illinois, Louisiana, Maryland, New Hampshire, Oregon and Washington and six in multiple states. Of the 137 properties purchased, based on share of purchase price, 45.3% were office, 30.2% were medical office, 13.1% were residential, 9.6% were healthcare-related facilities, 1.4% were retail, 0.3% were industrial and 0.1% were land. As of December 31, 2010, the Grubb & Ellis Group programs’ interests in 62 of these properties had been sold. Each of the public programs has investment objectives and policies similar to those of this program.

FINRA regulations require that we disclose pertinent facts relating to liquidity of our sponsor’s prior publicly offered programs. G REIT, Inc. and T REIT, Inc. each commenced an orderly liquidation prior to their disclosed anticipated liquidation dates. Grubb & Ellis Apartment REIT, Inc. (now Apartment Trust of America, Inc.), which commenced its initial public offering on July 19, 2006, Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc.), which commenced its initial public offering on September 20, 2006, and our company, which commenced our initial public offering on August 24, 2009, have not yet reached their anticipated liquidation dates.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K. See Tables III and V under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the operating results of the prior public programs sponsored by the Grubb & Ellis Group and information regarding the sales or disposals of properties by these programs.

Private Programs

Beginning in April 1998 through December 31, 2010, the Grubb & Ellis Group has advised 214 private real estate investment programs and four private notes programs. From inception through December 31, 2010, the private programs raised gross offering proceeds of approximately $2,272,431,000 from approximately 10,340 investors. From inception through December 31, 2010, the private programs purchased interests in 225 real estate properties amounting to an investment of approximately $5,967,797,000 (the private programs’ aggregate share of the purchase price). Of the 225 properties, 50 were in Texas, 39 in California, 17 in Nevada, 16 in Georgia, 15 in Florida, 14 in North Carolina, 13 in Colorado, six in each of Kansas and Ohio, five in each of Arizona and Tennessee, four in each of Illinois, Missouri and Wisconsin, three in each of South Carolina and Virginia, two in each of Hawaii, Massachusetts, New Jersey, Oregon, Pennsylvania and South Dakota, and one in each of Arkansas, Delaware, Indiana, Louisiana, Maryland, Minnesota, Nebraska, Oklahoma and Washington. Of the 225 properties purchased, based on share of purchase price, 13.3% were residential, 74.9% were office, 5.0% were medical office, 5.4% were retail, 1.3% were industrial and 0.1% were land. As of December 31, 2010, 112 interests in these real estate properties were sold. Each of these private real estate investment and notes programs has investment objectives and policies similar to those of this program. See Tables III, IV and V under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.

See Tables III and IV under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the operating results of the private real estate investment programs and notes programs sponsored by the Grubb & Ellis Group and information regarding the results of the completed programs. See Table V under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the sales or disposals of properties by the private real estate investment programs. As of December 31, 2010, 74 private real estate investment programs and three private notes programs have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Since 2008, the Grubb & Ellis Group has also sponsored three institutional private programs for extremely high net worth individuals and companies, which are referred to as Wealth Management Programs. Each Wealth Management Program had only one investor, which was generally a limited liability company formed by the high net worth individual or investor. The investor signed an exclusivity agreement with Grubb & Ellis Realty Investors to source and close real estate property acquisitions based on the investor’s investment criteria. Grubb & Ellis Realty Investors received fees as a result of these transactions. These Wealth Management

Programs have raised gross offering proceeds of approximately $193,290,000, and have purchased interests in 15 real estate properties amounting to an investment of approximately $205,129,000 (the Wealth Management Programs’ aggregate share of the purchase price). Of the 15 properties, five were in Illinois, two in each of Georgia, Texas, Ohio and Maryland, and one in each of Colorado and Alabama. Of the 15 properties, based on share of purchase price, 30.6% were retail and 69.4% were office. Each of the Wealth Management Programs has investment objectives and policies similar to those of this program.

See Table III under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the operating results of the institutional private programs sponsored by the Grubb & Ellis Group.

In 2006 and 2007, the Grubb & Ellis Group also entered into five joint ventures to acquire properties and received fees as a result. These joint ventures have purchased interests in five real estate properties amounting to an investment of approximately $272,538,000 (aggregate purchase price), of which the Grubb & Ellis Group’s share was $24,123,000. Of the five properties, three were in Texas, and one was in each of Minnesota and Tennessee. Of the five properties, based on share of purchase price, 87.0% were office and 13.0% were mixed use. Since these joint ventures do not have investment objectives similar to those of this program, information regarding such joint ventures is not included in the Prior Performance Tables.

Adverse Business Developments

As has been widely publicized, the commercial real estate markets have suffered significantly as a result of the current economic downturn. Specifically, commercial real estate is experiencing: (1) a lack of investment demand, putting downward pressure on pricing; (2) a material reduction in tenant demand leading to a deterioration in market fundamentals, including reduced occupancy and rental rates; and (3) an evident lack of commercial real estate lending resulting in dramatic increase in loan defaults due to maturing loans. Many programs have been affected by the current mortgage and credit crisis. The value of properties currently held by three public programs in liquidation, G REIT Liquidating Trust, T REIT Liquidating Trust and NNN 2002 Value Fund, LLC, have decreased, thus decreasing the overall liquidation value of each of these entities. In addition, the value of properties held by NNN 2003 Value Fund, LLC, a public program, and some private programs have been similarly affected. This difficult economic environment has forced the Grubb & Ellis Group to extend the hold period of properties held by various programs beyond the projected business plan, causing a reduction in property level reserves and the need for a distribution reduction to replenish the reserves. Several programs have suffered from the default of tenants, loss of a major tenant, and also reduced leasing rates. Thus, these programs show a cash deficiency and a possible distribution that was a return of capital. Finally, programs with near term loan maturities will require additional capital to refinance the debt or face the risk of foreclosure of the asset. During 2010, lenders foreclosed on three of the properties held by tenant-in-common investors in private programs that were sponsored by the Grubb & Ellis Group.

Certain of the private programs managed by the Grubb & Ellis Group detailed in Prior Performance Table III had cash flow deficiencies and/or distributions to investors that represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs in Prior Performance Table III occurred for a variety of reasons, most of which were the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties that exceeded the cash generated by the operations of the remaining properties. Time of rent collections and the payment of expenses affect operating cash flows available after distributions which could cause either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flows after distributions could have been retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flows resulting from the anticipated or unanticipated loss of a tenant.

In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

In some circumstances, equity raised is ear-marked to pay for certain future expenses during the operating period of the program. This occurs in master lease apartment programs when reserves are established from investors’ equity to pay for designated repairs when cash from operations is insufficient to pay for them. Deficit cash flows after distributions and return of capital result as these repair reserves are utilized. In other circumstances, it is anticipated that all equity will not be raised by the time a property is acquired. Mezzanine financing is used to cover the equity funding shortfall at the time of closing. The estimated fees and interest on the mezzanine financing are factored into the equity raise. As expenses related to the mezzanine financing are incurred, they may exceed cash flows generated after distributions, resulting in deficit cash flows and return of capital. In both of these scenarios, deficit cash flows after distributions and return of capital result from paying anticipated expenses from equity-funded reserves.

Where distributions are made that exceed the cash flows generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or refinancing of properties, distributions of prior years’ excess cash flows or loans from the Grubb & Ellis Group or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. During 2008, NNN 2003 Value Fund, LLC, a public reporting program, suspended regular, monthly cash distributions and instead, makes periodic distributions from available funds, if any. During 2008, 2009 and 2010, 36, 80 and 48, respectively, private programs sponsored or managed by the Grubb & Ellis Group decreased, suspended or terminated distributions, and 20, nine, and 14, respectively, private programs sponsored or managed by the Grubb & Ellis Group increased distribution rates. During 2009, the Grubb & Ellis Group announced decreased distributions for Grubb & Ellis Apartment REIT, Inc. In the first quarter of 2011, the Grubb & Ellis Group continued to believe that a defensive stance was the most prudent course of action and announced decreased distributions for 23 private programs.

During 2008, 2009 and 2010, the Grubb & Ellis Group advanced $12,554,000, $3,397,000 and $887,000 respectively, to certain private real estate investment programs that it sponsors and/or manages. Advances to these programs occurred for a variety of reasons, most of which were the result of capital improvements, leasing costs, tenant improvements and costs for acquisition closings for programs in which the equity had not been fully raised at the time of closing.

Acquisitions of Properties

During 2008, 2009 and 2010, Grubb & Ellis Group-sponsored programs acquired 69 properties, for which the property type, location and method of financing are summarized below. More detailed descriptions of these acquisitions are set forth in Table VI of Part II of the registration statement for this offering, which is not a part of this prospectus. We will furnish copies of such table to any prospective investor upon request and without charge.

No. of
Property Type	Properties

Industrial	1
Office	9
Medical Office	31
Residential	11
Retail	11
Healthcare-Related Facilities	6

Total	69

No. of
Location	Properties

Alabama	1
Arizona	1
California	2
Colorado	2
Florida	2
Georgia	10
Idaho	1
Illinois	5
Indiana	2
Louisiana	1
Maryland	2
Minnesota	2
Multi-State	6
New Hampshire	1
North Carolina	2
Ohio	7
Oklahoma	3
South Carolina	1
Tennessee	1
Texas	13
Utah	1
Virginia	1
Wisconsin	2

Total	69

No. of
Method of Financing	Properties

All Debt	—
All Cash	35
Combination of Cash and Debt	34

Total	69

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations associated with an investment in shares of our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein.

This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. In addition, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares of our common stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of our common stock are acquired pursuant to the DRIP, holders who intend to sell their shares of our common stock pursuant to our share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the U.S.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our legal counsel, has reviewed the federal tax summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our legal counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for the first year during which we began material operations, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. We must emphasize, however, that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions relating to our organization and operation and are conditioned upon those assumptions and the factual representations we have made to legal counsel, including representations regarding the intended nature of our organization, assets, income, and the present and future conduct of our business. In addition, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code described below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in legal counsel’s opinion. In addition, an opinion of legal counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation of Our Company

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (as described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (as described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75.0% or 95.0% gross income tests (as described below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to distinguish qualifying net income from non-qualifying income.

•	If we fail to satisfy the REIT Asset Tests (as described below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the Asset Tests. If we fail to satisfy other REIT requirements (other than the Gross Income and Asset Tests), we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure.

•	If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our TRSs, if any, will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of a TRS to deduct interest payments made to the REIT in excess of a certain amount. In addition, the REIT must pay a 100% tax on some payments that it receives from, or on certain expenses deducted by, the TRS if the economic arrangements between it, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. Any TRS we may utilize in the future may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our TRSs, if any, will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by any such TRS for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, any such TRS.

“Foreclosure property” is real property and any personal property incident to such real property that: (1) is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below.

Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test. However, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner:

•	so that no asset we own, directly or through any subsidiary entities (other than TRSs), will be held for sale to customers in the ordinary course of our trade or business; or

•	in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.

However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than TRSs, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus for further discussion of this issue.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

The Internal Revenue Code defines a REIT as a domestic corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7)	which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of condition (6), the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6).

We are a Maryland corporation, and we intend to file an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares of stock and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus.

For purposes of the REIT qualification requirements, any corporation that is a “qualified REIT subsidiary” of ours is not treated as a corporation separate from us. All assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this section of the prospectus. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Income Tests

To qualify as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the “75.0% Gross Income Test.”

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the “95.0% Gross Income Test.”

Rents from Real Property

Rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met. These requirements include the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	In general, neither we nor an owner of 10.0% or more of our shares of stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•	We may, however, provide services with respect to our properties, and the income derived from the properties will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income so derived will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% and 95.0% Gross Income Tests.

•	In addition, our TRSs may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRSs to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. We cannot assure you that our TRSs will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by TRSs for tenants of ours (or on a portion of the payments received by us from, or expenses deducted by, our TRSs).

Compliance with 75.0% and 95.0% Gross Income Tests

We will be paid interest on the mortgage loans that we make or acquire and all interest qualifies under the 95.0% Gross Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75.0% Gross Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

For purposes of the 75.0% and 95.0% Gross Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person, but not an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75.0% and 95.0% Gross Income Tests. However, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75.0% Gross Income Test.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95.0% Gross Income Test.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Gross Income Test and the 95.0% Gross Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Gross Income Test.

We may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income and 95.0% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income and the 95.0% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failure to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed in “— Taxation of Our Company” above, even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the Asset Tests, relating to the nature and diversification of our assets:

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding debt and equity securities. The 10.0% value limitation will not apply, however, to:

(1)	“straight debt” securities (i.e., generally, debt payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor, although a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies; a security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our TRSs hold no more than 1.0% of the outstanding non-qualifying securities of such issuer);

(2)	loans to an individual or an estate;

(3)	certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Internal Revenue Code, other than with a “related person”;

(4)	obligations to pay qualifying rents from real property;

(5)	securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity;

(6)	securities issued by another qualifying REIT; and

(7)	other arrangements identified in Treasury Regulations (which have not yet been issued or proposed).

Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a TRS.

•	Fourth, no more than 25.0% of the value of our total assets may consist of the securities of one or more TRSs. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT Asset Tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable Asset Test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirements

To qualify for taxation as a REIT, the Internal Revenue Code requires us to pay distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(a) the sum of:

(1)	90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain); and

(2)	90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property; minus

(b) the sum of certain items of non-cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if:

(a)	we declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

(b)	we declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

After we elect to be taxed as a REIT, we intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of our stock in order to meet our distribution requirements.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares of our stock would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

We will use the accrual method of accounting and depreciate depreciable property under the modified accelerated cost recovery system to calculate our REIT taxable income. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

The IRS has ruled that a distribution of stock by a publicly-traded REIT will be treated as a distribution of property that qualifies for the 90.0% annual distribution requirement, provided that, among other things, the distribution must be declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011. In a Private Letter Ruling, the IRS extended the application of this new ruling to non-publicly-traded REITs, ruling that a proposed distribution to REIT stockholders, who could elect to receive the distribution as stock or cash (subject to a 20.0% overall limit), could qualify as a distribution of property that qualifies for the 90.0% annual distribution requirement. However, we do not plan to request a similar Private Letter Ruling.

Failure to Maintain Qualification as a REIT

After we elect to be taxed as a REIT, if we were to fail to satisfy one or more requirements to maintain our REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. However, it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to remain qualified as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to remain qualified as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. The phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, and the Tax Relief, Unemployment Insurance Reauthorization and

Job Creation Act of 2010, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2012 is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 15.0% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions:

•	distributions received from a REIT may be treated as “qualified dividend income” to the extent that the REIT itself has received qualified dividend income from other corporations (such as TRSs) in which the REIT has invested; and

•	distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year.

Otherwise, so long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income”). In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of our stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of our stock will be taxable as gain realized from the sale of its shares of our stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares of stock and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Shares of our Common Stock

In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of our common stock have been held for more than 12 months and as short-term capital gain or loss if the shares of our common stock have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares of our common stock, any loss realized upon a taxable disposition of the shares of our common stock held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares of our common stock, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares of our common stock or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than eighty percent of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or,

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us; the IRS has published a ruling indicating that a repurchase which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (for an individual, this would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

2010 Legislation

On March 30, 2010, the President signed into law the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, IRAs and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares of stock in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10.0% (by value) of the shares of stock of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares of stock held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or a group of qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. We will attempt to monitor the concentration of ownership of qualified trusts in shares of our common stock, and we do not expect the shares of our common stock to be deemed to be “predominately held” by qualified trusts, to the extent required to trigger the treatment of our income as to such trusts.

Taxation of Non-U.S. Stockholders

The following discussion is intended only as a summary of the complex rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders). Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in shares of our common stock, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in shares of our common stock if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the U.S. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of shares of our common stock is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”

The taxation of distributions by us to non-U.S. stockholders generally will depend on whether the distributions are attributable to the collection of interest paid pursuant to mortgages and rent from real property, or to sales or exchanges by us of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA. A distribution to a non-U.S. stockholder that is attributable to the collection of interest and rent and not attributable to gain realized by us from the sale or exchange of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares of our common stock (but not below zero) and then as gain from the disposition of those shares of our common stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares of our common stock.

Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a “United States real property interest” will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

•	30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Shares of our Common Stock by a Non-U.S. Stockholder

A sale of shares of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless the shares of our common stock constitute a “United States real property interest.” Shares of our common stock will not constitute a U.S. real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares of stock held directly or indirectly by non-U.S. stockholders.

We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of shares of our common stock should not be subject to taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of shares of our common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest would depend on whether shares of our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Shares of our common stock currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares of our common stock and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of shares of our common stock may be required to withhold 10.0% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of our common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of our common stock is required to include specified information relating to his or her shares of our common stock in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, generally known as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes, however, if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption.

Under applicable Treasury Regulations regarding publicly traded partnerships, or PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-

through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.

Our operating partnership currently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Our legal counsel, Morris, Manning & Martin, LLP, is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under Section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.  Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in real estate and real estate-related investments. To the extent that our operating partnership acquires real estate and real estate-related investments for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price it paid. Our operating partnership plans to depreciate each such depreciable real estate or real estate-related investments for federal income tax purposes under the modified accelerated cost recovery system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 39-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method. Qualified leasehold improvements and land improvements will be depreciated over a 15-year recovery period using a straight-line method.

To the extent that our operating partnership acquires real estate and real estate-related investments in exchange for its units, its initial basis in each such real estate or real estate-related investments for federal income tax purposes should be the same as the transferor’s basis in that real estate or real estate-related investments on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable real estate or real estate-related investments for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an IRA or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to generally as Benefit Plans and IRAs, as applicable. This summary is based on provisions of ERISA, and the Internal Revenue Code, including amendments thereto, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our commons stock.

In considering an investment in shares of our common stock, those involved with making investment decisions for Benefit Plans or IRAs should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Benefit Plans and IRAs, each fiduciary or other person responsible for the investment of the assets of a Benefit Plan or IRA seeking to invest plan assets in shares of our common stock should, taking into account the facts and circumstances of such Benefit Plan or IRA, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether the investment will be in accordance with the documents and instruments governing such Benefit Plan or IRA;

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan or IRA investor;

•	whether the investment will result in UBTI to the Benefit Plan or IRA;

•	whether there is sufficient liquidity for the Benefit Plan or IRA considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Benefit Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Benefit Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable; and

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable.

ERISA also requires that the assets of an employee benefit plan subject to ERISA generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Benefit Plan or IRA investors who intend to purchase shares of our common stock should consider the limited liquidity of an investment in shares of our common stock as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan or IRA from time to time. If the shares of our common stock are held in a Benefit Plan or IRA and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such Benefit Plan or IRA, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares of our common stock be made in kind to such participant or beneficiary or that a rollover of such shares be made to a Benefit Plan or IRA or other plan, which may not be permissible under the terms and provisions of such Benefit Plan or IRA. Even if permissible, a distribution of shares of our common stock in kind must be included in the taxable income of the recipient for the year in which the shares of our common stock are received at the then current fair market value of the shares of our common stock, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares of our common stock. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share of our common stock because no public market for shares of our common stock exists or is likely to develop. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do no necessarily indicate the price at which shares of our common stock could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Benefit Plan may have an obligation, even in situations involving in-kind distributions of shares of our common stock, to liquidate a portion of the in-kind shares of our common stock distributed in order to satisfy such withholding obligations, although there might be no market for such shares of our common stock. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Benefit Plans are required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until the shares of our common stock are listed for trading on a national securities exchange, we do not expect that a public market for the shares of our common stock will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in shares of our common stock, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of this and any subsequent offering of shares of our common stock, we intend to use the offering price of shares of our common stock in our most recent offering as the per share net asset value; provided however, that if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the net asset value per share of our common stock will be equal to the offering price of shares of our common stock in our most recent offering less the amount of net sale proceeds per share distributed to our stockholders as a result of the sale of such property. Beginning eighteen months after the last offering of shares of our common stock, the value of the properties and our other assets will be determined as our board of directors deems appropriate.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares of our common stock, because no public market for shares of our common stock exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Benefit Plan incurs duties and obligations under ERISA as discussed herein. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan or IRA. In general, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan. Further, many transactions between Benefit Plans or IRAs and any person that is a “party in interest” or “disqualified person” are prohibited by ERISA and/or the Internal Revenue Code, regardless of how beneficial they may be for the Benefit Plan or IRA. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan or IRA and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan or IRA is also prohibited. A fiduciary of a Benefit Plan or IRA also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund. ERISA also generally requires that the assets of Benefit Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Benefit Plan.

In the event that our properties and other assets were deemed to be assets of a Benefit Plan or IRA, referred to herein as Plan Assets, our directors would, and other of our employees might, be deemed fiduciaries of any Benefit Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Benefit Plans would extend to our directors and possibly other employees as Benefit Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans or IRAs creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in shares of our common stock by Benefit Plans or IRAs will cause our assets to be treated as Plan Assets. Section 3(42) of ERISA defines the term “Plan Assets” in accordance with previously issued Department of Labor regulations, or the Plan Asset Rules, with certain express exceptions. The Plan Asset Rules provide guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Rules, the assets of an entity in which a Benefit Plan or IRA makes an equity investment will generally be deemed to be assets of such Benefit Plan or IRA unless the entity satisfies one of certain expressly enumerated exceptions. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly-offered securities,” defined generally as interests that are “freely-transferable,” “widely-held” and registered with the SEC;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”

In the event our assets could be characterized as “plan assets” of Benefit Plan or IRA investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan or IRA will not include the underlying assets of an entity in which the Benefit Plan or IRA invests if equity participation in the entity by “benefit plan investors” is not “significant.”

The Plan Asset Rules provide that equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The term “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(e)(1) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Our charter prohibits benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. As a result, we anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to repurchase shares of our common stock and to refuse to give effect to a transfer of shares of our common stock. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan or IRA that invests in our common stock.

Publicly Offered Securities Exemption

As noted above, if a Benefit Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Rules. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although we intend to satisfy the registration requirements under this definition by offering shares of our common stock in connection with an effective registration statement under the Securities Act of 1933, as amended, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Rules, a class of securities is considered “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering the shares of our common stock will be “widely held,” the shares of our common stock will not be widely held until we sell shares of our common stock to 100 or more independent investors.

Assuming that the shares of our common stock are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Rules provide that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provide several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment in a public offering of securities is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed upon shares of our common stock in order to maintain our status as a REIT should not prevent the shares of our common stock from being deemed “freely transferable.”

Shares of our common stock are being sold in connection with an effective registration statement under the Securities Act of 1933, as amended. We expect to be exempt from registration as an investment company under the Investment Company Act.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “benefit plan investors,” the “registered investment company,” or the “publicly offered securities” exemption, the Plan Asset Rules also provide an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Rules, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

An example in the Plan Asset Rules indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Rules and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Benefit Plan or IRA stockholder and an investment in shares of our common stock might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Benefit Plan or IRA in shares of our common stock might be deemed to result in an impermissible commingling of Benefit Plan and/or IRA assets with other property.

In addition, if our management or affiliates were treated as fiduciaries with respect to Benefit Plan and IRA stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan or IRA stockholders with the opportunity to sell their shares of our common stock to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans, or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and “disqualified persons”

under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan or IRA, as well as employer sponsors of the Benefit Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock, and that person regularly provides investment advice to the Benefit Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan or IRA based on its particular needs.

Thus, if we are deemed to hold Plan Assets under the Plan Asset Rules, our advisor, any selected dealer or any of their affiliates could be characterized as a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to such Plan Assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Benefit Plan or an IRA investor, we might be a disqualified person or a party-in-interest with respect to such Benefit Plan or IRA investors, resulting in a prohibited transaction merely upon investment by such Benefit Plan or IRA in shares of our common stock. Accordingly, unless an administrative or statutory exemption applies, shares of our common stock should not be purchased by a Benefit Plan or IRA with respect to which any of the above persons is a fiduciary.

Prohibited Transactions — Consequences

As we previously described, ERISA prohibits Benefit Plans and IRAs from engaging in prohibited transactions. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose a 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction.

In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to reverse or unwind the transaction and to restore to the Benefit Plan any profits realized by these fiduciaries as a result of the transaction or breach and to make whole the Benefit Plan for any losses it incurred as a result of the transaction or breach. ERISA provides that the Secretary of the Department of Labor may impose civil penalties (generally, 5.0% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved) upon parties-in-interest that engage in prohibited transactions. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan or IRA is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find Additional Information” section below.

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue. The shares of our common stock will have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of repurchase of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Grubb & Ellis Equity Advisors, Transfer Agent, LLC, an affiliate of Grubb & Ellis Equity Advisors, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of repurchase of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. In addition, a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, must approve the issuance of preferred stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our president or chairman of the board of directors or upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50.0% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of the outstanding shares of our stock is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote on such matter.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, our advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided hereunder to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50.0% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares of stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares of our stock so as to ensure our qualification or continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares of our stock causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series of stock. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares of stock at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares of our stock in violation of the foregoing restriction or who owns shares of our stock that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the limitation on ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares of our stock during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares of our stock actually owned by such stockholder, and such information regarding the beneficial ownership of the shares of our stock as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.

Distribution Policy

We intend to continue to accrue and pay distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any, although we expect to continue to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.

Generally, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in your shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares of our common stock you may realize a higher taxable gain or a smaller loss because the basis of the shares of our common stock as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations” section of this prospectus.

Under the MGCL, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to our stockholders, provided that the securities so distributed to our stockholders are readily marketable. Our stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We, through G&E HC REIT II Lacombe MOB, LLC, our wholly owned subsidiary, acquired our first property, the Lacombe Medical Office Building, on March 5, 2010. Our sponsor will not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on June 30, 2011.

The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per day per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date are paid only from legally available funds.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(A)	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(B)	one of the following:

(1)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(2)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “— Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our stockholders.

DISTRIBUTION REINVESTMENT PLAN

We have adopted the DRIP, which allows you to have your distributions otherwise payable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of the DRIP, which is attached to this prospectus as Exhibit C.

During this offering, you may purchase shares of our common stock pursuant to the DRIP for $9.50 per share. Thereafter, shares of our common stock in the plan will be offered (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares of our common stock prior to the listing of the shares of our common stock on a national securities exchange. After that 12-month period, participants in the DRIP plan may acquire shares of our common stock at 95.0% of the per share valuation determined by our advisor or another firm chosen for that purpose until the listing. From and after the date of listing, participants may acquire shares of our common stock at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares of our common stock are traded.

We will not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock purchased pursuant to the DRIP. We will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all of the economic benefits resulting from distribution reinvestment purchasers by stockholders from the elimination of selling commissions, dealer manager fees and other organizational and offering expenses will inure to the benefit of the participant. A copy of the DRIP is included as Exhibit C to this prospectus.

Stockholders participating in the DRIP may purchase whole or fractional shares of our common stock, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance pursuant to the DRIP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor minimum income or net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify our advisor in writing of that fact.

Stockholders purchasing shares of our common stock pursuant to the DRIP will have the same rights and will be treated in the same manner as if such shares of our common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of our common stock owned prior to the reinvestment, and the total number of shares of our common stock owned after the distribution reinvestment.

You may elect to participate in the DRIP by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the DRIP administrator. Participation in the plan will begin with the next distribution made after receipt of your election, provided your participation election is received at least 10 days prior to the last day of the month to which the distribution relates. We may terminate the DRIP for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in shares of our common stock would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRIP by providing us with written notice at least 10 days prior to the last day of the month to which the distribution relates. A transfer of common stock will terminate your participation in the DRIP with respect to such shares of our common stock unless the transferee makes an election to participate in the plan. Once enrolled in the plan, you may change your reinvestment options at any time by notifying the DRIP administrator, which currently is expected to be us, at least 10 days prior to the last day of the month to which the distribution relates.

If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

SHARE REPURCHASE PLAN

We have adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares of our common stock back to us in limited circumstances. However, our board of directors could choose to amend the provisions of our share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares of our common stock back to us to the extent we have sufficient proceeds to do so and subject to the significant restrictions and conditions described below.

Purchase Price.  Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock are as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the lower of $9.25 or 92.5% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the lower of $9.50 or 95.0% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the lower of $9.75 or 97.5% of the price paid per share to acquire shares of our common stock from us; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire shares of our common stock from us.

At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sale, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.

Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

If shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be: (1) for stockholders who have continuously held their shares of our common stock for less than four years, 100% of the price paid per share to acquire the shares of our common stock from us; or (2) for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire the shares of our common stock from us.

Holding Period.  Only shares of our common stock that have been held by the presenting stockholder for at least one year are eligible for repurchase, except under certain limited circumstances. Requests for the repurchase of shares of our common stock that are submitted prior to being eligible for repurchase will not be honored. Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year upon the death of a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares of our common stock through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of the shares of our common stock, the request to repurchase the shares of our common stock may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year requested by a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined in our share repurchase plan, after receiving written notice from such stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or similar entity.

In the event that a stockholder presents 100% of his or her shares for repurchase, we will waive the one-year holding period for shares purchased pursuant to the DRIP.

We will make repurchases pursuant to our repurchase plan quarterly, at our sole discretion. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.

For the year ended December 31, 2010, we received share repurchase requests and repurchased 21,000 shares of our common stock for an aggregate of $210,000 and an average repurchase price of $10.00 per share, using proceeds we received from the sale of shares of our common stock pursuant to the DRIP.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of our board of directors, including a majority of our independent directors.

The funds set aside for our share repurchase plan may not be sufficient to accommodate all requests made each year. If funds are insufficient to honor all requests in any given quarterly period, then any unfulfilled requests generally will be honored in subsequent periods on a pro rata basis along with other redemption requests for the respective period; provided, however, that preference will be given to shares of our common stock to be repurchased in connection with a death or qualifying disability. If funds are not available to honor a stockholder’s repurchase request, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

A stockholder must present for repurchase a minimum of 25.0% of the shares of our common stock owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder presents 100% of his or her shares.

Stockholders are not required to sell their shares of our common stock to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Our advisor is not permitted to participate in our share repurchase plan. Our sponsor, advisor, directors or any affiliates thereof may not receive any fees arising out of our repurchase of shares.

Shares of our common stock we purchase pursuant to our share repurchase plan will be canceled and will have the status of authorized but unissued shares of our common stock. Shares of our common stock we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, see the copy of our share repurchase plan attached as Exhibit D to this prospectus.

Tax Consequences.  The federal income tax treatment of stockholders with respect to payments for shares of common stock which we redeem under the share redemption program will depend upon whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder.

In determining whether any of these tests are satisfied, shares of common stock both actually and constructively owned by the stockholder under applicable constructive ownership rules are taken into account.

In order for the redemption to be “substantially disproportionate,” the percentage of our voting shares of common stock owned or considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock owned or considered owned by the stockholder immediately before the redemption.

In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. While there is no bright line test for what constitutes a “meaningful reduction” in stock ownership, the Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction.

In general, if the redemption is treated as an exchange, for a taxable U.S. stockholder the U.S. federal income tax treatment will be as described under the heading “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Certain Dispositions of Shares of our Common Stock.” For a Non-U.S. stockholder whose income from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the treatment will be as described under “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sale of Shares of our Common Stock by a Non-U.S. Stockholder.”

If the redemption does not qualify as an exchange of shares of common stock, the U.S. federal income tax treatment generally will be as described under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally” for a taxable U.S. stockholder. For a Non-U.S. stockholder whose income from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the treatment will be as described under “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest.”

The tax consequences to you of participating in our share repurchase plan thus will vary depending upon your particular circumstances, so we urge you to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We cannot assure you that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Vacancies on Board of Directors

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Our independent directors will choose the nominees to fill vacancies in our independent director positions and our non-independent directors will choose the nominees to fill vacancies in our non-independent director positions.

Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Internalization Transaction

Our board of directors has resolved that it will submit to the vote of our stockholders, at the 2011 annual meeting of stockholders, a proposal to amend our charter to eliminate any compensation or remuneration to our advisor in connection with an internalization transaction (acquisition of management functions from the advisor).

THE OPERATING PARTNERSHIP AGREEMENT

General

We formed Grubb & Ellis Healthcare REIT II Holdings, LP, our operating partnership, on January 9, 2009 to acquire, own and operate properties on our behalf. It will enable us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized by REITs to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our operating partnership in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to pay distributions with respect to limited partnership units that would be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.

The partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Grubb & Ellis Group-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership, and we may make acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 99.99% equity percentage interest in our operating partnership. Our advisor currently is the only limited partner of our operating partnership and holds an approximately 0.01% limited partnership interest in our operating partnership. These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

As we accept subscriptions for shares of our common stock, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights that are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See the “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership” section of this prospectus.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flows from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we, as general partner, determine. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one share of our common stock. However, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, 15.0% of any remaining net proceeds from sales will be distributed to our advisor, and the other 85.0% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. See the “Compensation Table” section of this prospectus for additional details regarding our subordinated distribution rights.

Pursuant to the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership and/or the units of general partnership interest that we hold.

The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that our advisor receives a distribution of proceeds from sales or a distribution upon the listing of shares of our common stock or upon a termination of the advisory agreement, there will be a corresponding allocation of profits of our operating partnership to our advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, if any, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, as the general partner, we may amend the partnership agreement. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of our operating partnership, including our advisor, have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of shares of our common stock equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of our common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of our common stock, or subsequently registered shares of our common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of our common stock.

As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above under “— Distributions and Allocations,” upon payment of either a distribution upon listing or a distribution upon termination to our advisor, all units in our operating partnership held by our advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the limited partners not affiliated with us or our advisor approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, our advisor may not transfer its interest in our operating partnership or exercise its redemption rights as long as it is acting as our advisor.

Term

Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2039;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; and

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, have the authority to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification

The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, including our advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	fraud, willful misconduct or gross negligence of the general partner or limited partners;

•	negligence or misconduct of our directors, officers and employees (other than our independent directors), our advisor and its managers, members and employees, or

•	gross negligence or willful misconduct of our independent directors.

In addition, we, as general partner, and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct that caused the loss, liability or expense was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by our directors; and

•	such liability or loss was not the result of gross negligence or willful misconduct by our independent directors.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of us, as general partner, and the limited partners, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 330,000,000 shares of our common stock to the public through Grubb & Ellis Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, 300,000,000 shares of our common stock are allocated to be offered pursuant to the primary offering and 30,000,000 shares of our common stock are allocated to be offered pursuant to the DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP remain after meeting anticipated obligations pursuant to the DRIP, we may decide to sell some or all of such shares of our common stock to the public pursuant to the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the DRIP have been purchased and we anticipate additional demand for shares of our common stock pursuant to the DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered pursuant to the primary offering to the DRIP. The shares of our common stock in the primary offering are being offered for $10.00 per share. Shares of our common stock pursuant to the DRIP will be offered for $9.50 per share during this offering.

We will sell shares of our common stock pursuant to the primary offering until the earlier of August 24, 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or the date on which the maximum offering has been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares of common stock offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares of our common stock.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Grubb & Ellis Capital Corporation, a wholly owned subsidiary of Grubb & Ellis, an affiliate of our advisor, and a registered broker-dealer, is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our common stock and it has no firm commitment or obligation to purchase any of the shares of our common stock. Our dealer manager may authorize certain other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell shares of our common stock. In addition, we may sell shares of our common stock through non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers. Except as provided below, we generally pay and will pay to our dealer manager selling commissions of up to 7.0% of the gross offering proceeds from sales of shares of our common stock pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. We also generally pay and will pay to our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. No selling commissions, dealer manager fee or other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of our common stock.

In addition to the compensation described above, we also will reimburse our dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered by this prospectus. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

	Total Maximum	Percentage of
	Amount	Primary Offering

Selling commissions	$210,000,000	7.0%
Dealer manager fee	90,000,000	3.0%

Total(1)	$300,000,000	10.0%

(1)	Of this amount, $210,000,000 and $90,000,000 will be paid by us from the proceeds of this offering in the form of selling commissions and a dealer manager fee, respectively. From the dealer manager fee, our dealer manager will pay for broker-dealer expense reimbursement, including for wholesaling, travel and expenses, for broker-dealer conference fees and training and education meetings and for legal fees of our dealer manager.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. FINRA and certain states also limit our total organizational and offering expenses to 15.0% of gross offering proceeds.

We and our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned upon the achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

Our advisor will receive up to 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering to reimburse it for our cumulative other organizational and offering expenses such as legal, accounting, printing and other accountable offering expenses, including direct expenses of its employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock, which shall include development of sales literature and presentations, planning and participating in due diligence meetings and generally coordinating the marketing process for us. Our advisor will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. The total organizational and offering expenses we are responsible for are capped at 11.0% of the gross proceeds of our primary offering and the total of all organizational and offering expenses will be capped at 15.0% of the gross offering proceeds of this offering. No organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.

We have agreed to indemnify the participating broker-dealers and our dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and our dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus for a discussion of conditions that must be met for participating broker-dealers or our dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of our common stock will be sold.

Our executive officers and directors, as well as officers and employees of our advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of our common stock in this offering at a discount. We expect that a limited number of shares of our common stock will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares of our common stock that may be sold to those individuals at this discount. The purchase price for such shares of our common stock will be as low as $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares of our common stock at a discount. Our advisor and its affiliates have agreed to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

No selling commissions are payable (and the price will be correspondingly reduced) with respect to sales of shares of our common stock pursuant to the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee for service or assets under management basis by the investor. In addition, no selling commissions are payable (and the price will be correspondingly reduced) with respect to sales of shares of our common stock to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities. Furthermore, we, our dealer manager and/or the participating broker-dealer may agree to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable (and the price will be correspondingly reduced), generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer.

In connection with sales of certain minimum numbers of shares of our common stock to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	per
Shares Purchased	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares of our common stock falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares of our common stock as follows:

•	50,000 shares of our common stock at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares of our common stock at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	51,530 shares of our common stock at $9.80 per share (total: $504,994) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. All investors will be paid the same distribution per share without regard to any discounts on investment. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares of our common stock are purchased through the same broker-dealer. The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares of our common stock, and must set forth the basis for such request. Any request for volume discounts will be subject to verification by our dealer manager that all of the combined subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the Subscription Agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares of our common stock for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares of our common stock purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including our dealer manager. If we agree to combine the orders, any volume discount in selling commissions will be prorated among the separate subscribers. Except as provided above, separate subscriptions will not be cumulated, combined or aggregated.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering and a dealer manager fee of 3.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering.

In the event you purchase shares of our common stock that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for selling commissions of less than 7.0% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of one percent then will be approved at each tranche as described in the table. The aggregate of the discounted selling commissions and the dealer manager fee for each particular volume discount will not be affected by this change.

Admission of Stockholders

We intend to admit stockholders periodically as subscriptions for shares of our common stock are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus. If your subscription is accepted, we will send you a confirmation of your purchase after you are admitted as a stockholder.

Subscription Process

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as part of Exhibit B. You should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock, payable to “Grubb & Ellis Healthcare REIT II, Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the Subscription Agreement, you will attest that you meet the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Rule 15c2-4. The proceeds from your subscription will be held by us in a segregated account, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

Minimum Investment

The minimum initial investment is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is 150 shares of our common stock, which generally equals a minimum investment of at least $1,500.

Our sponsor, dealer manager and each participating broker-dealer who sells shares of our common stock have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock is appropriate for the investor and that the minimum income and net worth standards established by us are met. See the “Suitability Standards” section of this prospectus. In making this determination, our sponsor, dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.

Our sponsor, dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by an independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934, as amended, to file with the SEC an Annual Report on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Quarterly Report on Form 10-Q upon request. We will also provide quarterly distribution reports. We will mail appropriate tax information to our stockholders by January 31 of each year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing our advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, a power point presentation that provides information regarding our company and our offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements in the “Federal Income Tax Considerations” section of this prospectus as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in shares of our common stock. Morris, Manning & Martin, LLP has also represented our advisor as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. See the “Conflicts of Interest” section of this prospectus.

EXPERTS

The consolidated financial statements of Grubb & Ellis Healthcare REIT II, Inc. appearing in Grubb & Ellis Healthcare REIT II, Inc.’s Annual Report (Form 10-K) as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or “documents,” electronically by so indicating on the Subscription Agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request by contacting us at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705. Such request will not constitute revocation of your consent to receive required documents electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.gbe-reits.com/healthcare2/. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 10, 2011;

•	Preliminary Proxy Statement filed with the SEC on April 12, 2011 in connection with our Annual Meeting of Stockholders to be held on June 14, 2011; and

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 4, 2011, January 13, 2011, February 3, 2011, February 14, 2011, March 8, 2011, March 11, 2011, March 14, 2011, March 17, 2011, March 21, 2011, March 25, 2011, April 4, 2011, April 5, 2011, April 7, 2011, April 11, 2011, April 14, 2011 and April 15, 2011.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 97205, (714) 667-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For additional information relating to us, we refer you to the registration statement. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or document and in each instance each such statement is qualified in all respects by such reference and the schedules and exhibits to this prospectus.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, pursuant to which we will file annual, quarterly and current reports, proxy statements and other information with the SEC.

The registration statement and the schedules and exhibits forming a part of the registration statement and the reports, proxy statements and other information filed by us with the SEC can be inspected and copies obtained from the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also read or copy the documents we file with the SEC from its public reference room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website, www.gbe-reits.com/healthcare2/. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus. We also will provide you with paper copies at any time upon request.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by Grubb & Ellis Company, or Grubb & Ellis, and Grubb & Ellis Realty Investors, LLC and NNN Realty Advisors, Inc., indirect wholly owned subsidiaries of Grubb & Ellis, or collectively, the Grubb & Ellis Group, through December 31, 2010. Beginning in April 1998 through December 31, 2010, the Grubb & Ellis Group has served as advisor, sponsor or manager of 224 real estate investment programs, consisting of: (i) seven public programs required to file public reports with the SEC; and (ii) 214 private real estate investment programs and three institutional private programs that have no public reporting requirements. Beginning in April 1998 through December 31, 2010, the Grubb & Ellis Group has also sponsored four private notes programs. The public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the other public companies is the focus on a particular type or asset class of commercial property. In particular: our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties and to a lesser extent, secured loans and other real estate-related investments. G REIT, Inc. focused on government-oriented office properties; T REIT, Inc. focused on commercial properties located in tax-free states; NNN 2002 Value Fund, LLC focused on investments in three office properties; NNN 2003 Value Fund, LLC focused on value-added properties in asset classes that include office properties and undeveloped land; and Grubb & Ellis Apartment REIT, Inc. (now Apartment Trust of America, Inc.) focused primarily on apartment communities and to a lesser extent secured loans and other real estate-related investments. Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc.) has a focus that is substantially similar to ours.

The private real estate programs sponsored by the Grubb & Ellis Group also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to qualify as a REIT that invests in a diversified portfolio of real estate and real estate-related investments, the private real estate programs were either structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company or structured to acquire one or more properties, generally through a limited liability company formed by an extremely high net worth individual or group.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the prior programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the prior programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs.

Our advisor is a wholly owned subsidiary of our sponsor, Grubb & Ellis. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with strategic decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the prior programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Operating Results of Prior Programs by Year (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)

Past performance is not necessarily indicative of future performance.

Additional information relating to the acquisition of properties by the prior programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the prior programs at no charge upon request.

The Grubb & Ellis Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by the Grubb & Ellis Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. The Grubb & Ellis Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis); specifically, the private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four notes programs are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using limited liability companies, or LLCs) are prepared and presented by the Grubb & Ellis Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50.0% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow the Grubb & Ellis Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash method of accounting and accrual method (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

Past performance is not necessarily indicative of future performance.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Table I presents the experience of the Grubb & Ellis Group and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2010. As of December 31, 2010, there were two public programs that closed in the three years prior to December 31, 2010.

			Initial Offering		Follow-on Offering
	Grubb & Ellis		Grubb & Ellis		Grubb & Ellis
	Healthcare REIT,		Apartment REIT,		Apartment REIT,
	Inc. (now		Inc. (now		Inc. (now
	Healthcare Trust		Apartment Trust		Apartment Trust
	of America, Inc.)		of America, Inc.)		of America, Inc.)

Dollar Amount Offered(1)	$2,000,000,000		$1,000,000,000		$1,000,000,000

Dollar Amount Raised(1)	$1,246,158,000		$157,218,000		$29,885,000

Less Offering Expenses:
Selling Commissions	7.0%		7.0%		7.0%
Marketing Support, Due Diligence Allowance and Dealer Manager Fee	2.5%		2.5%		3.0%
Organization & Offering Expenses(2)	1.5%		1.5%		1.0%
Due Diligence Reimbursements	0.5%		0.5%		0.0%
Reserves	0.0%		0.0%		0.0%

Percent Available for Investment	88.5%		88.5%		89.0%
Acquisition Costs:
Cash Down Payment	85.3%		85.0%		86.4%
Acquisition Expenses	0.4%		0.5%		0.0%
Acquisition Fees Paid to Affiliates	2.8%		3.0%		2.6%

Total Acquisition Cost	88.5%		88.5%		89.0%

Percent Leverage	43.4	%(3)	66.9	%(4)	66.9	%(4)
Date Offering Began	9/20/2006		7/19/2006		7/20/2009
Date Offering Ended	8/28/2009		7/17/2009		12/31/2010
Length of Offering (in months)	35		36		17
Months to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)	N/A	(5)	N/A	(6)	N/A	(6)

(1)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

(2)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(3)	Represents the leverage as of June 30, 2009, the date through which the Grubb & Ellis Group and its affiliates performed the accounting for the program.

(4)	Represents the leverage as of September 30, 2010, the date through which the Grubb & Ellis Group and its affiliates performed the accounting for the program.

(5)	90% of the Amount Available for Investment was not invested through June 30, 2009, the date through which the Grubb & Ellis Group and its affiliates performed the accounting for the program.

(6)	90% of the Amount Available for Investment was not invested through September 30, 2010, the date through which the Grubb & Ellis Group and its affiliates performed the accounting for the program.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2010

Table II presents the types of compensation paid to the Grubb & Ellis Group and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2010. As of December 31, 2010, there were six public programs which paid compensation to the Grubb & Ellis Group and its affiliates. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

	Grubb & Ellis Healthcare		Grubb & Ellis Apartment			Other Programs
	REIT, Inc. (now Healthcare		REIT, Inc. (now Apartment					NNN 2003			Grubb & Ellis Healthcare		Total
	Trust of America, Inc.)		Trust of America, Inc.)		Subtotal	G REIT, Inc.(1)		Value Fund, LLC	T REIT, Inc.(2)		REIT II, Inc		All Programs

Date Offering Commenced	9/20/2006		7/19/2006			7/22/2002		7/11/2003	2/22/2000		8/24/2009
Dollar Amount Raised	$1,246,158,000	(3)	$187,103,000		$1,433,261,000	$437,315,000		$50,000,000	$46,395,000		$151,862,000	(4)	$2,118,833,000

Amounts Paid to Sponsor from Proceeds of Offering(5):
Selling Commissions	$86,169,000	(6)	$12,926,000		$99,095,000	$30,443,000		$3,898,000	$3,576,000		$10,304,000		$147,316,000
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	31,129,000	(6)	4,828,000		35,957,000	10,818,000		1,251,000	671,000		4,548,000		53,245,000
Organization & Offering Expenses	11,477,000	(6)	2,660,000		14,137,000	3,036,000		1,394,000	860,000		1,522,000		20,949,000
Due Diligence Reimbursements	218,000	(6)	141,000		359,000	—		—	—		—		359,000
Loan Fees	—		—		—	—		—	—		—		—
Acquisition Fees	—		—		—	—		1,783,000	—		—		1,783,000

Totals	$128,993,000		$20,555,000		$149,548,000	$44,297,000		$8,326,000	$5,107,000		$16,374,000		$223,652,000

Amounts Paid to Sponsor at Acquisition for Real Estate Acquisition Fees	$30,348,000		$4,727,000		$35,075,000	$—		$—	$—		$5,329,000		$40,404,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$55,195,000	(7)	$16,033,000	(8)	$71,228,000	$2,830,000	(9)	$(1,185,000)	$94,000	(10)	$(2,005,000)		$70,962,000

Amounts Paid to Sponsor from Operations — Year 2008:
Property Management Fees	$2,372,000		$1,129,000		$3,501,000	$430,000		$547,000	$—		$—		$4,478,000
Asset Management Fees	6,177,000		2,563,000		8,740,000	—		—	62,000		—		8,802,000
Leasing Commissions	1,248,000		—		1,248,000	407,000		303,000	—		—		1,958,000

Totals	$9,797,000		$3,692,000		$13,489,000	$837,000		$850,000	$62,000		$—		$15,238,000

Amounts Paid to Sponsor from Operations — Year 2009:
Property Management Fees	$2,289,000		$1,087,000		$3,376,000	$437,000		$538,000	$—		$—		$4,351,000
Asset Management Fees	3,806,000		—		3,806,000	—		—	27,000		—		3,833,000
Leasing Commissions	1,391,000		—		1,391,000	658,000		157,000	—		—		2,206,000

Totals	$7,486,000		$1,087,000		$8,573,000	$1,095,000		$695,000	$27,000		$—		$10,390,000

Amounts Paid to Sponsor from Operations — Year 2010:
Property Management Fees	$—		$1,137,000		$1,137,000	$379,000		$390,000	$—		$245,000		$2,151,000
Asset Management Fees	—		—		—	—		—	5,000		612,000		617,000
Leasing Commissions	—		—		—	519,000		227,000	—		59,000		805,000
Redemption, Termination And Release Payment	2,985,000		—		2,985,000	—		—	—		—		2,985,000

Totals	$2,985,000		$1,137,000		$4,122,000	$898,000		$617,000	$5,000		$916,000		$6,558,000

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

	Grubb & Ellis Healthcare	Grubb & Ellis Apartment		Other Programs
	REIT, Inc. (now Healthcare	REIT, Inc. (now Apartment			NNN 2003		Grubb & Ellis Healthcare	Total
	Trust of America, Inc.)	Trust of America, Inc.)	Subtotal	G REIT, Inc.(1)	Value Fund, LLC	T REIT, Inc.(2)	REIT II, Inc	All Programs

Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—	$—	$—	$—	$—	$—	$—	$—
Incentive Fees	—	—	—	—	—	—	—	—
Construction Management Fees	—	—	—	—	80,000	—	21,000	101,000
Refinancing Fees	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$80,000	$—	$21,000	$101,000

(1)	Includes amounts paid by G REIT Liquidating Trust, successor of G REIT, Inc. as of January 22, 2008.
(2)	Includes amounts paid by T REIT Liquidating Trust, successor of T REIT, Inc. as of July 20, 2007.
(3)	Amount is as of August 28, 2009, the date through which the Grubb & Ellis Group or its affiliates served as the dealer manager of the offering. Such amount excludes amounts issued under the distribution reinvestment plan.
(4)	Amount is as of December 31, 2010 as the offering has not closed. Such amount excludes amounts issued under the distribution reinvestment plan.
(5)	These figures are cumulative from inception through December 31, 2010, except where otherwise noted.
(6)	Represents estimates of figures as of August 28, 2009. The last quarterly period for which the Grubb & Ellis group and its affiliates performed the accounting for the program was June 30, 2009.
(7)	Amount for Grubb & Ellis Healthcare REIT, Inc. represents the cash generated from operations for the six months ended June 30, 2009 and the year ended December 31, 2008, plus payments to the sponsor from operations for the three years ended December 31, 2010. The last quarterly period for which the Grubb & Ellis Group and its affiliates performed the accounting for the program was June 30, 2009.
(8)	Amount for Grubb & Ellis Apartment REIT, Inc. represents the cash generated from operations for the nine months ended September 30, 2010 and the two years ended December 31, 2009, plus payments to the sponsor from operations for the three years ended December 31, 2010. The last quarterly period for which the Grubb & Ellis Group and its affiliates performed the accounting for the program was September 30, 2010.
(9)	Amount for G REIT, Inc. represents no cash generated from operations due to the adoption of the liquidation basis of accounting as of December 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2010.
(10)	Amount for T REIT, Inc. represents no cash generated from operations due to the adoption of the liquidation basis of accounting as of June 30, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2010.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
GRUBB & ELLIS HEALTHCARE REIT, INC. (NOW HEALTHCARE TRUST OF AMERICA, INC.)

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2010.

					Period from
					April 28,
					2006
					(Date of Inception)
	Six Months Ended				through
	June 30,		Year Ended December 31,		December 31,
	2009(4)		2008	2007	2006	Total

Gross Revenues	$60,294,000		$80,418,000	$17,626,000	$—	$158,338,000
Profit on Sale of Properties	—		—	—	—	—
Interest, Dividends & Other Income	172,000		469,000	224,000	—	865,000
Gain (Loss) on Derivative Financial Instruments	3,292,000		(12,821,000)	(1,377,000)	—	(10,906,000)
Equity in Earnings (Loss) of Unconsolidated Real Estate	—		—	—	—	—
Income (Loss) from Discontinued Operations	—		—	—	—	—
Less:
Operating Expenses	22,361,000		28,174,000	6,037,000	—	56,572,000
General and Administrative Expenses(1)	10,860,000		9,560,000	3,297,000	242,000	23,959,000
Interest Expense(2)	14,928,000		21,343,000	5,023,000	—	41,294,000
Depreciation & Amortization	25,944,000		37,398,000	9,790,000	—	73,132,000
Noncontrolling Interest	172,000		39,000	(8,000)	—	203,000
Income Taxes	—		—	—	—	—

Net Loss Attributable to Controlling Interest — GAAP Basis	$(10,507,000)		$(28,448,000)	$(7,666,000)	$(242,000)	$(46,863,000)

Taxable Income (Loss) From:
Operations	$3,015,000	(5)	$4,240,000 (5)	$667,000	$—	$7,922,000
(Loss) Gain on Sale	—	(5)	— (5)	—	—	—
Cash Generated From (Used By):						—
Operating Activities	14,250,000		20,677,000	7,005,000	—	41,932,000
Investing Activities	(83,478,000)		(526,475,000)	(385,440,000)	—	(995,393,000)
Financing Activities	348,017,000		643,901,000	387,023,000	202,000	1,379,143,000

Cash Generated From Operations, Investing & Financing	278,789,000		138,103,000	8,588,000	202,000	425,682,000
Less: Cash Distributions From:
Operating Activities — to Investors	16,469,000		14,943,000	3,323,000	—	34,735,000
Operating Activities — to Noncontrolling Interest	172,000		296,000	—	—	468,000
Investing & Financing Activities	—		—	—	—	—
Other (return of capital)	—		—	—	—	—

Cash Generated after Cash Distributions	262,148,000		122,864,000	5,265,000	202,000	390,479,000
Less: Special Items (not including Sales & Refinancing)	—		—	—	—	—

Cash Generated after Cash Distributions and Special Items	$262,148,000		$122,864,000	$5,265,000	$202,000	$390,479,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
GRUBB & ELLIS HEALTHCARE REIT, INC. (NOW HEALTHCARE TRUST OF AMERICA, INC.)

Period from
April 28,
2006
(Date of Inception)
	Six Months Ended	Year Ended		through
	June 30,	December 31,		December 31,
	2009(4)	2008	2007	2006

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.16	$9.90	$6.70	$—
— from recapture	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—
Cash Distributions to Investors(3) :
Sources (on GAAP basis):
— Operating Activities	$17.24	$34.88	$33.39	$—
— Investing & Financing Activities	$—	$—	$—	$—
— Other (Return of Capital)	$—	$—	$—	$—
Sources (on Cash basis):
— Sales	$—	$—	$—	$—
— Investing & Financing Activities	$—	$—	$—	$—
— Operations	$17.24	$34.88	$33.39	$—
— Other (Return of Capital)	$—	$—	$—	$—

(1)	Includes acquisition related expenses.

(2)	Includes amortization of deferred financing costs.

(3)	Cash Distributions per $1,000 invested excludes distributions to noncontrolling interest.

(4)	Information is for the six months ended June 30, 2009, the last quarterly period for which Grubb & Ellis Group and its affiliates performed the accounting for the program.

(5)	Tax information is an estimate based on the six months ended June 30, 2009 and the year ended December 31, 2008 information available to us.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
GRUBB & ELLIS APARTMENT REIT, INC. (NOW APARTMENT TRUST OF AMERICA, INC.)

						Period from
						January 10,
						2006
						(Date of Inception)
	Nine Months Ended					through
	September 30, 2010		Year Ended December 31,			December 31,
	(4)		2009	2008	2007	2006	Total

Gross Revenues	$29,070,000		$37,465,000	$31,878,000	$12,705,000	$659,000	$111,777,000
Profit on Sale of Properties	—		—	—	—	—	—
Interest, Dividends & Other Income	12,000		3,000	22,000	93,000	6,000	136,000
Gain (Loss) on Derivative Financial Instruments	—		—	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	—		—	—	—	—	—
Income (Loss) from Discontinued Operations	—		—	—	—	—	—
Less: Operating Expenses	13,677,000		18,122,000	16,046,000	6,223,000	266,000	54,334,000
General and Administrative Expenses(1)	4,688,000		1,659,000	5,354,000	2,383,000	294,000	14,378,000
Interest Expense(2)	8,740,000		11,552,000	11,607,000	4,386,000	339,000	36,624,000
Depreciation & Amortization	9,367,000		11,854,000	11,720,000	5,385,000	289,000	38,615,000
Noncontrolling Interest	—		—	(1,000)	—	—	(1,000)
Income Taxes	—		—	—	—	—	—

Net Loss Attributable to Controlling Interest — GAAP Basis	$(7,390,000)		$(5,719,000)	$(12,826,000)	$(5,579,000)	$(523,000)	$(32,037,000)

Taxable Income (Loss) From:
Operations	$(4,913,000	)(5)	$(8,096,000)	$(13,325,000)	$(5,201,000)	$(430,000)	$(31,965,000)
(Loss) Gain on Sale	—	(5)	—	—	—	—	—
Cash Generated From (Used By):							—
Operating Activities	2,832,000		5,718,000	1,567,000	2,195,000	301,000	12,613,000
Investing Activities	(39,377,000)		(1,824,000)	(126,638,000)	(126,965,000)	(63,991,000)	(358,795,000)
Financing Activities	41,724,000		6,013,000	130,455,000	126,867,000	65,192,000	370,251,000

Cash Generated From Operations, Investing & Financing	5,179,000		9,907,000	5,384,000	2,097,000	1,502,000	24,069,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,874,000		5,676,000	2,158,000	1,857,000	48,000	12,613,000
Operating Activities — to Noncontrolling Interest	—		—	—	—	—	—
Investing & Financing Activities	—		—	—	—	—	—
Other (return of capital)	1,866,000		—	2,256,000	—	—	4,122,000

Cash Generated after Cash Distributions	439,000		4,231,000	970,000	240,000	1,454,000	7,334,000
Less: Special Items (not including Sales & Refinancing)	—		—	—	—	—	—

Cash Generated after Cash Distributions and Special Items	$439,000		$4,231,000	$970,000	$240,000	$1,454,000	$7,334,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
GRUBB & ELLIS APARTMENT REIT, INC. (NOW APARTMENT TRUST OF AMERICA, INC.)

					Period from
					January 10,
					2006
					(Date of Inception)
	Nine Months Ended				through
	September 30,	Year Ended December 31,			December 31,
	2010(4)	2009	2008	2007	2006

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(27.26)	$(49.89)	$(108.14)	$(102.71)	$(163.74)
— from recapture	$—	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—	$—
Cash Distributions to Investors(3):
Sources (on GAAP basis):
— Operating Activities	$15.95	$34.98	$17.51	$36.67	$18.28
— Investing & Financing Activities	$—	$—	$—	$—	$—
— Other (Return of Capital)	$10.35	$—	$18.31	$—	$—
Sources (on Cash basis):
— Sales	$—	$—	$—	$—	$—
— Investing & Financing Activities	$—	$—	$—	$—	$—
— Operations	$15.95	$34.98	$17.51	$36.67	$18.28
— Other (Return of Capital)	$10.35	$—	$18.31	$—	$—

(1)	Includes acquisition related expenses.

(2)	Includes amortization of deferred financing costs.

(3)	Cash Distributions per $1,000 invested excludes distributions to noncontrolling interest.

(4)	Information is for the nine months ended September 30, 2010, the last quarterly period for which Grubb & Ellis Group and its affiliates performed the accounting for the program.

(5)	Tax information is an estimate based on the nine months ended September 30, 2010 information available to us.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2010.

								Cost of Properties
			Selling Price, Net of Closing Costs & GAAP Adjustments					Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				of Property
			Received		Mortgage	Resulting			Costs, Capital				Operating
			Net of	Mortgage	Taken	from		Original	Improvements,		Gain (loss)		Cash Receipts
	Date	Date	Closing	Balance at	Back By	Application		Mortgage	Closing &		on sale of		Over Cash
Property	Acquired	of Sale(1)	Costs(2)	Time of Sale	Program(3)	of GAAP	Total(11)	Financing	Soft Costs(4)	Total	Investment		Expenditures

G REIT, Inc.
Pax River Office Park	Aug-04	Mar-08	$13,984,000	$—	N/A	N/A	$13,984,000	$—	$13,934,000	$13,934,000	$50,000	(5)	N/A

Pacific Place	May-04	May-10	$5,136,000	$—	N/A	N/A	$5,136,000	$—	$30,769,000	$30,769,000	$(25,633,000	)(5)	N/A

NNN 2003 Value Fund, LLC

901 Civic Center(6)	Apr-06	Jul-09	$1,946,000	$8,943,000	N/A	N/A	$10,889,000	$11,500,000	$2,631,000	$14,131,000	$(3,242,000)		N/A
Chase Tower(7)	Jul-06	Jan-10	$526,000	$10,032,000	N/A	N/A	$10,558,000	$8,110,000	$3,379,000	$11,489,000	$(931,000)		N/A
Executive Center II & III(8)	Aug-03	May-10	$541,000	$5,494,000	N/A	N/A	$6,035,000	$6,144,000	$2,004,000	$8,148,000	$(2,113,000)		N/A
Tiffany Square(9)	Nov-06	May-10	$—	$12,395,000	N/A	N/A	$12,395,000	$—	$12,651,000	$12,651,000	$(256,000)		N/A
Executive Center I(10)	Dec-03	Jun-10	$—	$4,590,000	N/A	N/A	$4,590,000	$4,500,000	$1,066,000	$5,566,000	$(976,000)		N/A

(1)	No sales were to affiliated parties.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	The amounts shown are the face amounts and do not represent discounted current value.

(4)	Does not include pro rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.

(5)	Represents the book value gain (loss). Under liquidation accounting, adopted as of December 31, 2005 for G REIT, Inc., an investment is carried at its estimated fair value less costs to sell.

(6)	Represents results only for NNN 2003 Value Fund, LLC’s 96.9% interest.

(7)	Represents results only for NNN 2003 Value Fund, LLC’s 14.8% interest.

(8)	Represents results only for NNN 2003 Value Fund, LLC’s 41.1% interest.

(9)	NNN 2003 Value Fund, LLC sold the property to an affiliate of the lender for a sales price equal to the principal balance of the mortgage loan.

(10)	NNN 2003 Value Fund, LLC completed a deed-in-lieu of foreclosure transaction whereby the ownership interest in the property was transferred to the lender in exchange for complete cancellation of the loan agreements.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

(11)	The allocation of the taxable gain between ordinary and capital is as follows:

		Ordinary
	Capital Gain/(Loss)	Income/(Loss)	Total

G REIT, Inc.
Pax River Office Park	$397,000	$—	$397,000
Pacific Place	$—	$(14,962,000)	$(14,962,000)

NNN 2003 Value Fund, LLC
901 Civic Center	$—	$(3,457,000)	$(3,457,000)
Chase Tower	$—	$(20,000)	$(20,000)
Executive Center II & III	$—	$(4,040,000)	$(4,040,000)
Tiffany Square	$1,377,000	$—	$1,377,000
Executive Center I	$—	$(1,960,000)	$(1,960,000)

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2010

Table I presents the experience of the Grubb & Ellis Group and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2010. As of December 31, 2010, there were 32 private programs which closed in the preceding three years.

	3		29	32
	Institutional		TIC	Total Private
	Programs		Programs	Programs

Dollar Amount Offered	$193,290,000		$351,750,000	$545,040,000

Dollar Amount Raised	$193,290,000		$334,757,000	$528,047,000

Less Offering Expenses:
Selling Commissions	0.2%		7.0%	4.5%
Marketing Support & Due Diligence Reimbursement	0.2%		3.4%	2.2%
Organization & Offering Expenses(1)	0.1%		2.3%	1.4%
Reserves	1.2%		4.5%	3.3%

Percent Available for Investment	98.3%		82.8%	88.6%
Acquisition Costs:
Cash Down Payment	98.1%		70.0%	80.3%
Loan Fees(2)	0.2%		5.8%	3.8%
Acquisition Fees Paid to Affiliates	—	%(3)	5.5%	3.5%
Prepaid Management Fees	—%		0.3%	0.2%
Closing and Carrying Costs	—%		1.2%	0.8%

Total Acquisition Cost	98.3%		82.8%	88.6%

Percent Leverage	12.0%		66.9%	56.0%
Date Offering Began	January 29, 2008		November 29, 2006 to September 19, 2008
Date Offering Ended	June 25, 2008		January 10, 2008 to August 31, 2010
Length of Offering	1 day		2 to 35 months
Period to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	N/A		2 to 35 months

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Includes amounts paid to the Grubb & Ellis Group, its affiliates and third parties.

(3)	Institutional Programs paid $5,189,000 to Grubb & Ellis Group for acquisition fees, in addition to the amount of equity raised.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Table II presents the compensation paid to the Grubb & Ellis Group and its affiliates in connection with 32 prior programs with offerings that closed in the three years prior to December 31, 2010, as well as the compensation paid to the Grubb & Ellis Group and its affiliates in the most recent three years ended December 31, 2010 from a total of 184 other programs. Therefore, as of December 31, 2010, there were 216 private programs which paid compensation to the Grubb & Ellis Group and its affiliates during the preceding three years. As of December 31, 2010, there were 14 affiliated investments by public programs in private programs, all of which closed prior to December 31, 2007. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs.

					Total Private
					Programs
	32	184	216	Less	Excluding
	Private	Other	Private	14 Affiliated	Affiliated
	Programs	Programs	Programs	Programs	Ownership

Date Offering Commenced	November 29, 2006 to August 31, 2010	July 1, 1998 to December 31, 2009
Dollar Amount Raised	$528,047,000	$2,044,996,000	$2,573,043,000	$61,635,000	$2,511,408,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$13,029,000	$—	$13,029,000	$—	$13,029,000
Marketing Support & Due Diligence Reimbursement	6,844,000	—	6,844,000	—	6,844,000
Organization & Offering Expenses	5,148,000	688,000	5,836,000	—	5,836,000
Loan Fees	981,000	205,000	1,186,000	—	1,186,000
Prepaid Management Fee(1)	337,000	16,000	353,000	—	353,000

Totals	$26,339,000	$909,000	$27,248,000	$—	$27,248,000

Amounts Paid to Sponsor at Acquisition for Real Estate Acquisition Fees:	$16,312,000	$87,000	$16,399,000	$—	$16,399,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$76,417,000	$359,340,000	$435,757,000	$8,160,000	$427,597,000

Amounts Paid to Sponsor from Operations — Year 2008:
Property Management Fees(2)	$1,314,000	$16,736,000	$18,050,000	$5,000	$18,045,000
Asset Management Fees	65,000	60,000	125,000	—	125,000
Leasing Commissions(2)(3)	753,000	14,965,000	15,718,000	184,000	15,534,000

Totals	$2,132,000	$31,761,000	$33,893,000	$189,000	$33,704,000

Amounts Paid to Sponsor from Operations — Year 2009:
Property Management Fees(2)	$1,847,000	$11,913,000	13,760,000	$—	$13,760,000
Asset Management Fees	7,000	6,000	13,000	—	13,000
Leasing Commissions(2)(3)	697,000	9,143,000	9,840,000	126,000	9,714,000

Totals	$2,551,000	$21,062,000	$23,613,000	$126,000	$23,487,000

Amounts Paid to Sponsor from Operations — Year 2010:
Property Management Fees(2)	$2,445,000	$11,468,000	13,913,000	$13,000	$13,900,000
Asset Management Fees	—	—	—	—	—
Leasing Commissions(2)(3)	795,000	10,169,000	10,964,000	227,000	10,737,000

Totals	$3,240,000	$21,637,000	$24,877,000	$240,000	$24,637,000

Amounts Paid to Sponsor from property sales and refinancings:
Real Estate Commissions	$197,000	$5,808,000	$6,005,000	$—	$6,005,000
Incentive Fees	—	254,000	254,000	—	254,000
Construction Management Fees(2)	128,000	1,336,000	1,464,000	24,000	1,440,000
Refinancing Fees(2)	—	275,000	275,000	—	275,000

Totals	$325,000	$7,673,000	$7,998,000	$24,000	$7,974,000

(1)	Prepaid Management Fees are amounts paid to the sponsor as proceeds are raised from the offerings and represent up to the first two years of budgeted property management fees.

(2)	Includes amounts paid to the sponsor which were then subsequently paid to third parties.

(3)	In 2010, such amounts do not include some 3rd party lease commissions that lenders paid directly to brokers/co-brokers in amounts ranging from 3%-6% of total base rent of the initial lease term.

In 2009 and 2008, all 3rd party lease commissions were first paid to the sponsor and then paid to the brokers/co-brokers by the sponsor.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2010. The programs presented are aggregated, having similar investment objectives providing tenant-in-common, or TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2010	2009	2008	2007	2006
	93	122	132	136	104
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$310,698,000	$421,581,000	$454,839,000	$438,548,000	$316,191,000
Profit (Loss) on Sale of Properties	(24,466,000)	23,000	17,337,000	42,985,000	24,963,000
Less: Operating Expenses	116,832,000	151,490,000	152,781,000	163,711,000	111,808,000
Owners Expenses	6,693,000	14,892,000	35,056,000	14,792,000	8,083,000
Interest Expense	126,648,000	159,587,000	171,950,000	161,609,000	117,575,000
Depreciation & Amortization(1)	(1)	(1)	(1)	(1)	(1)

Net Income(1)	$36,059,000	$95,635,000	$112,389,000	$141,421,000	$103,688,000

Taxable Income (Loss)(1)
Cash Generated From:
Operations	$60,525,000	$95,613,000	$95,052,000	$105,617,000	$79,221,000
Sales	3,191,000	46,000	70,973,000	142,430,000	70,766,000
Refinancing	—	—	—	4,025,000	2,929,000

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	63,716,000	95,659,000	166,025,000	252,072,000	152,916,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	4,792,000	5,032,000	5,288,000	5,489,000	4,481,000

Cash Generated From Operations, Sales & Refinancing	58,924,000	90,627,000	160,737,000	246,583,000	148,435,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	27,548,000	48,535,000	76,224,000	87,245,000	63,627,000
Sales & Refinancing	1,215,000	34,000	69,315,000	144,023,000	72,029,000
Other (return of capital)(2)	4,371,000	14,054,000	20,643,000	7,040,000	3,833,000

Cash Generated (Deficiency) after Cash Distributions	25,790,000	28,004,000	(5,445,000)	8,275,000	8,946,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$25,790,000	$28,004,000	$(5,445,000)	$8,275,000	$8,946,000

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	$3.84	$8.74	$12.62	$4.18	$2.94
Sources (on Cash basis)
— Sales and Refinancing	$1.07	$0.02	$42.39	$85.44	$55.19
— Operations	$24.22	$30.17	$46.61	$51.76	$48.75

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled common area maintenance, or CAM, and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2010. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Grubb & Ellis Realty Investors have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2010	2009	2008	2007	2006
	0	0	1	2	8
	Affiliated	Affiliated	Affiliated	Affiliated	Affiliated
	Programs	Programs	Program	Programs	Programs

Gross Revenues	$—	$—	$603,000	$748,000	$2,303,000
Profit (Loss) on Sale of Properties	—	—	—	271,000	7,151,000
Less: Operating Expenses	—	—	349,000	399,000	1,264,000
Owners Expenses	—	—	27,000	17,000	102,000
Interest Expense	—	—	190,000	224,000	854,000
Depreciation & Amortization(1)	(1)	(1)	(1)	(1)	(1)

Net Income(1)	$—	$—	$37,000	$379,000	$7,234,000

Taxable Income (Loss)(1):
Cash Generated From:
Operations	$—	$—	$37,000	$144,000	$506,000
Sales	—	—	—	724,000	20,676,000
Refinancing	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	—	—	37,000	868,000	21,182,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	—	—	62,000	62,000	86,000

Cash Generated From Operations, Sales & Refinancing	—	—	(25,000)	806,000	21,096,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	155,000	510,000
Sales & Refinancing	—	—	—	723,000	21,727,000
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	(25,000)	(72,000)	(1,141,000)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$(25,000)	$(72,000)	$(1,141,000)

Tax and Distribution Data Per $1,000 Invested(2)
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$—	$—	$—
Sources (on Cash basis)
— Sales and Refinancings	$—	$—	$—	$223.70	$776.17
— Operations	$—	$—	$—	$47.96	$18.22

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2010. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Grubb & Ellis Realty Investors have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2010	2009	2008	2007	2006
	93	122	132	136	104
	TIC	TIC	TIC	TIC	TIC
	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$310,698,000	$421,581,000	$454,236,000	$437,800,000	$313,888,000
Profit (Loss) on Sale of Properties	(24,466,000)	23,000	17,337,000	42,714,000	17,812,000
Less: Operating Expenses	116,832,000	151,490,000	152,432,000	163,312,000	110,544,000
Owners Expenses	6,693,000	14,892,000	35,029,000	14,775,000	7,981,000
Interest Expense	126,648,000	159,587,000	171,760,000	161,385,000	116,721,000
Depreciation & Amortization(1)	(1)	(1)	(1)	(1)	(1)

Net Income(1)	$36,059,000	$95,635,000	$112,352,000	$141,042,000	$96,454,000

Taxable Income (Loss)(1):
Cash Generated From:
Operations	$60,525,000	$95,613,000	$95,015,000	$105,472,000	$78,715,000
Sales	3,191,000	46,000	70,973,000	141,706,000	50,090,000
Refinancing	—	—	—	4,025,000	2,929,000

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	63,716,000	95,659,000	165,988,000	251,204,000	131,734,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	4,792,000	5,032,000	5,226,000	5,427,000	4,395,000

Cash Generated From Operations, Sales & Refinancing	58,924,000	90,627,000	160,762,000	245,777,000	127,339,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	27,548,000	48,535,000	76,224,000	87,090,000	63,117,000
Sales & Refinancing	1,215,000	34,000	69,315,000	143,301,000	50,302,000
Other (return of capital)(2)	4,371,000	14,054,000	20,643,000	7,040,000	3,833,000

Cash Generated (Deficiency) after Cash Distributions	25,790,000	28,004,000	(5,420,000)	8,347,000	10,087,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$25,790,000	$28,004,000	$(5,420,000)	$8,347,000	$10,087,000

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	$3.84	$8.74	$12.64	$4.18	$3.00
Sources (on Cash basis)
— Sales and Refinancings	$1.07	$0.02	$42.46	$85.17	$39.39
— Operations	$24.22	$30.17	$46.69	$51.76	$49.42

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.
(2)	Amounts may be result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled common area maintenance, or CAM; rents at the year end; and unanticipated expenses due to hurricane damage at two properties.
(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAMS

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2010. The notes program presented offered units of interest in the company’s collateralized notes offering. The program was formed for the purpose of making loans to affiliates of Grubb & Ellis Realty Investors. Investors made loans to the program. Grubb & Ellis Realty Investors, as the sole member of the company, has guaranteed the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the company, not the note unit holders.

	NNN Collateralized	NNN Collateralized	NNN Collateralized	NNN Collateralized	NNN Collateralized
	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	2010	2009	2008	2007	2006

Gross Revenues(1)	$1,142,000	$1,153,000	$1,144,000	$676,000	$15,000
Less: Operating Expenses	—	—	—	—	—
Owners Expenses	5,000	6,000	4,000	2,000	—
Interest Expense(2)	1,424,000	1,424,000	1,424,000	1,404,000	100,000
Depreciation & Amortization	290,000	290,000	290,000	288,000	31,000

Net Income (Loss) — Tax Basis	$(577,000)	$(567,000)	$(574,000)	$(1,018,000)	$(116,000)

Taxable Income (Loss) From:
Operations	(577,000)	(567,000)	(574,000)	(1,018,000)	(116,000)
Sales	—	—	—	—	—
Cash Generated (Deficiency) From:
Operations	(287,000)	(277,000)	(284,000)	(730,000)	(85,000)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	(287,000)	(277,000)	(284,000)	(730,000)	(85,000)
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	—	—
Sales & Refinancing	—	—	—	—	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(287,000)	(277,000)	(284,000)	(730,000)	(85,000)

Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—
Cash Generated (Deficiency) after Cash Distributions and Special Items	$(287,000)	$(277,000)	$(284,000)	$(730,000)	$(85,000)

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
NOTES PROGRAMS
	NNN Collateralized	NNN Collateralized	NNN Collateralized	NNN Collateralized	NNN Collateralized
	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	2010	2009	2008	2007	2006

Tax and Distribution Data Per $1,000 Invested(3)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$8.75	$8.75	$8.75	$8.75	$8.75
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—	—	—	—
— Operations	—	—	—	—	—

(1)	Gross Revenue represents interest income from loans made to other affiliated programs of Grubb & Ellis Realty Investors.

(2)	Cash distributions to the note unit holders are included in the Interest Expense above.

(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
INSTITUTIONAL PROGRAMS

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2010.

	2010	2009	2008
	3	3	3
	Institutional Programs(1)	Institutional Programs(1)	Institutional Programs(2)

Gross Revenues	$7,011,000	$8,775,000	$13,314,000
Loss on Sale of Properties	(13,444,000)	—	—
Less: Operating Expenses	1,905,000	1,467,000	2,706,000
Owners Expenses	191,000	206,000	227,000
Interest Expense	632,000	623,000	380,000
Depreciation & Amortization	—	—	—

Net Income (Loss) — Tax Basis	$(9,161,000)	$6,479,000	$10,001,000

Taxable Income (Loss) From:
Operations	$4,283,000	$6,479,000	$10,001,000
Loss on Sale	(13,444,000)	—	—
Cash Generated (Deficiency) From:
Operations	4,283,000	6,479,000	10,001,000
Sales	(13,444,000)	—	—
Refinancing	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	—	—	—
Before Additional Cash Adjustments	(9,161,000)	6,479,000	10,001,000
Additional Cash Adjustments	—	—	—
Less: Monthly Mortgage Principal Repayments	—	—	—

Cash Generated (Deficiency) From Operations, Sales & Refinancing	(9,161,000)	6,479,000	10,001,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	4,504,000	6,289,000	8,018,000
Sales & Refinancing	64,440,000	—	—
Other (return of capital)	450,000	—	—

Cash Generated (Deficiency) after Cash Distributions	(78,555,000)	190,000	1,943,000
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(78,555,000)	$190,000	$1,943,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
INSTITUTIONAL PROGRAMS
	2010	2009	2008
	3	3	3
	Institutional Programs(1)	Institutional Programs(1)	Institutional Programs(2)

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results:
Ordinary Income
— from operations	$41.07	$62.11	$51.74
— from recapture	—	—	—
Capital Gain	—	—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—
— Return of Capital	4.31	—	—
Sources (on Cash basis)
— Sales	617.89	—	—
— Refinancing	—	—	—
— Operations	43.19	60.30	41.48

(1)	Information represents the twelve month periods ended December 31, 2010 and 2009 for two of the institutional programs for which the Grubb & Ellis Group and its affiliates performed the accounting. The Grubb & Ellis Group and its affiliates did not perform the accounting for one of the institutional programs for the twelve month periods ended December 31, 2010 and 2009 and therefore have not reported such information as it was not available.

(2)	Information represents the twelve month period ended December 31, 2008 for two of the institutional programs and the six month period ended June 30, 2008 for one institutional program for which the Grubb & Ellis Group and its affiliates performed the accounting. The Grubb & Ellis Group and its affiliates did not perform the accounting for the six month period ended December 31, 2008 for one of the institutional programs, and therefore have not reported such information as it was not available.

(3)	Based on the total offering raised at the close of the program.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Table IV presents the results of completed programs for prior programs which have sold properties and completed operations during the five years prior to December 31, 2010.

	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	1851 E 1st	Reno Trademark,	Oakey Building	City Center	Amber Oaks	Titan Building	Las Cimas	901 Corporate
	Street, LLC	LLC	2003, LLC	West B, LLC	III, LLC	and Plaza, LLC	II and III, LLC	Center, LLC

Dollar Amount Raised	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,220,000	$32,250,000	$6,292,000
Number of Properties Purchased	1	1	1	1	1	1	2	1
Date of Closing of Offering	7/29/2003	9/29/2001	5/19/2004	6/14/2002	1/20/2004	5/28/2002	12/9/2004	10/3/2003
Date of First Sale of Property	1/9/2006	1/23/2006	1/24/2006	4/13/2006	6/15/2006	7/21/2006	8/7/2006	8/22/2006
Date of Final Sale of Property	1/9/2006	1/23/2006	1/24/2006	4/13/2006	6/15/2006	7/21/2006	8/7/2006	8/22/2006
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$—	$—	$—	$—	$—	$10.89
Sources (on Cash basis)
— Sales	$1,262.45	$1,256.62	$1,343.87	$1,882.87	$1,622.67	$1,582.58	$1,328.68	$1,190.72
— Refinancing	$36.59	$283.64	$—	$—	$—	$—	$—	$—
— Operations	$238.01	$361.45	$136.48	$306.07	$190.19	$589.44	$199.70	$172.94

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	Sacramento	Parkwood	Twain,	Wolf Pen	One Financial	4 Hutton,	Arapahoe Service
	Corporate, LLC	Complex, LLC	LLC	Plaza, LLC	Plaza, LLC	LLC	Center II, LLC

Dollar Amount Raised	$12,000,000	$7,472,000	$2,925,000	$5,500,000	$3,625,000	$21,250,000	$4,000,000
Number of Properties Purchased	1	2	1	1	1	1	1
Date of Closing of Offering	5/23/2001	4/23/2003	5/20/2004	10/23/2002	8/30/2004	4/11/2005	6/20/2002
Date of First Sale of Property	11/17/2006	5/27/2005	3/16/2007	3/30/2007	3/30/2007	4/19/2007	5/10/2007
Date of Final Sale of Property	11/17/2006	12/27/2006	3/16/2007	3/30/2007	3/30/2007	4/19/2007	5/10/2007
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$47.72	$2.33	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,396.11	$1,319.02	$1,265.15	$1,432.80	$961.21	$1,302.83	$1,356.47
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$405.69	$377.68	$273.03	$370.44	$175.53	$128.37	$742.95

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN	NNN	NNN	NNN	NNN	Western Real
	Buschwood,	Parkway	Enclave	Fountain	Washington Square	4241 Bowling	Estate Investment
	LLC	Towers, LLC	Parkway, LLC	Square, LLC	Center, LLC	Green, LLC	Trust, Inc.

Dollar Amount Raised	$3,200,000	$7,343,000	$15,350,000	$19,600,000	$3,000,000	$2,850,000	$14,051,000
Number of Properties Purchased	1	1	1	1	1	1	7
Date of Closing of Offering	3/25/2003	8/18/2003	5/27/2004	2/17/2005	11/21/2001	12/27/2002	4/27/2000
Date of First Sale of Property	5/16/2007	6/8/2007	6/14/2007	6/25/2007	7/26/2007	8/28/2007	4/14/2000
Date of Final Sale of Property	5/16/2007	6/8/2007	6/14/2007	6/25/2007	7/26/2007	8/28/2007	9/11/2007
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$—	$—	$7.45	$29.65	$—
Sources (on Cash basis)
— Sales	$1,266.69	$1,079.97	$1,447.06	$1,125.83	$1,170.16	$1,062.43	$1,110.35
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$317.62	$367.82	$355.73	$184.45	$431.79	$357.04	$259.05

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	633 17th	Bay View Plaza,	Brookhollow	Caledon	Meadows	2800 East	Fountainhead,
	Street, LLC	LLC	Park, LLC	Wood, LLC	Apartments, LLC	Commerce, LLC	LLC

Dollar Amount Raised	$34,000,000	$330,000	$6,550,000	$8,840,000	$10,525,000	$8,000,000	$11,000,000
Number of Properties Purchased	1	1	1	1	1	1	1
Date of Closing of Offering	3/30/2006	7/31/2003	7/5/2002	5/9/2006	5/23/2006	5/13/2005	5/12/2005
Date of First Sale of Property	9/28/2007	11/6/2007	12/20/2007	12/27/2007	12/27/2007	2/7/2008	5/16/2008
Date of Final Sale of Property	9/28/2007	11/6/2007	12/20/2007	12/27/2007	12/27/2007	2/7/2008	5/16/2008
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$13.66	$—	$5.79	$13.55	$—	$—
Sources (on Cash basis)
— Sales	$1,244.42	$274.41	$977.33	$1,141.64	$1,076.55	$1,102.98	$1,150.53
— Refinancing		$—	$—	$—	$—	$—	$—
— Operations	$137.14	$117.48	$443.44	$107.64	$91.22	$226.50	$299.36

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	Reserve at	Pueblo Shopping	Westway Shopping	Maitland	1410 Renner,	Great Oaks	Market
	Maitland, LLC	Center, LLC	Center, LLC	Promenade, LLC	LLC	Center, LLC	Centre, LLC

Dollar Amount Raised	$10,800,000	$2,500,000	$3,278,000	$15,000,000	$7,300,000	$11,000,000	$1,330,000
Number of Properties Purchased	1	1	1	1	1	1	1
Date of Closing of Offering	9/13/2004	2/12/2001	2/6/2001	1/3/2006	12/8/2003	10/22/2004	11/17/2000
Date of First Sale of Property	6/13/2008	6/17/2008	6/18/2008	6/25/2008	7/9/2008	7/18/2008	1/9/2009
Date of Final Sale of Property	6/13/2008	6/17/2008	6/18/2008	6/25/2008	7/9/2008	7/18/2008	1/9/2009
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$20.36	$—	$—	$—	$—	$90.60
Sources (on Cash basis)
— Sales	$1,574.63	$387.43	$372.37	$1,260.37	$667.41	$1,083.98	$—
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$374.50	$360.06	$413.75	$193.25	$182.72	$339.69	$39.53

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN	NNN	NNN	NNN	NNN Britannia	NNN
	901 Civic,	1397 Galleria	9800 Goethe	Chase Tower,	Lakeside	Business Center	Dry Creek
	LLC	Drive, LLC	Road, LLC	LLC	Tech, LLC	II, LLC	Centre, LLC

Dollar Amount Raised	$170,000	$1,950,000	$4,700,000	$10,650,000	$8,000,000	$21,500,000	$3,500,000
Number of Properties Purchased	1	1	1	1	1	1	1
Date of Closing of Offering	4/24/2006	10/23/2002	10/8/2004	5/18/2007	6/24/2004	5/11/2006	1/31/2001
Date of First Sale of Property	7/17/2009	9/30/2009	12/23/2009	1/25/2010	1/26/2010	1/29/2010	2/17/2010
Date of Final Sale of Property	7/17/2009	9/30/2009	12/23/2009	1/25/2010	1/26/2010	1/29/2010	2/17/2010
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$47.73	$58.78	$—	$—	$—	$—	$—
Sources (on Cash basis)
— Sales	$1.48	$—	$23.44	$89.52	$—	$5.70	$—
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$—	$98.23	$312.61	$—	$379.06	$187.39	$339.53

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN	NNN	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio
	Arapahoe Svc.	Executive Ctr	Beltline-Royal	Fifth Third Bank	Fifth Third Bk	Walgreens	Walgreens	Walgreens
	Center I, LLC	II and III, LLC	Ridge, LLC	Montgomery	Schaumburg	Austin	Chelsea	Joliet

Dollar Amount Raised	$5,250,000	$14,700,000	$4,900,000	$3,167,000	$4,274,000	$6,300,000	$7,700,000	$4,851,000
Number of Properties Purchased	1	2	2	1	1	1	1	1
Date of Closing of Offering	1/30/2004	7/11/2003	11/4/2003	2/29/2008	5/5/2008	3/28/2008	5/15/2008	6/25/2008
Date of First Sale of Property	5/13/2010	5/24/2010	1/29/2009	8/6/2010	8/6/2010	8/6/2010	8/6/2010	8/6/2010
Date of Final Sale of Property	5/13/2010	5/24/2010	7/6/2010	8/6/2010	8/6/2010	8/6/2010	8/6/2010	8/6/2010
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$—	$—	$—	$8.80	$7.52	$13.83
Sources (on Cash basis)
— Sales	$115.28	$89.43	$0.83	$814.50	$793.46	$791.62	$876.73	$852.33
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$472.61	$117.85	$216.71	$136.74	$121.91	$123.26	$134.43	$119.56

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio	CSAA Portfolio
	Walgreens	Walgreens - Upper	CVS Pharmacy	TIAA	Chase Bk	Chase Bk	Home Depot
	Marysville	Arlington	Decatur	Bldg.	Carpentersville	Northlake	Austell

Dollar Amount Raised	$5,162,000	$7,293,000	$5,450,000	$16,200,000	$3,535,000	$4,115,000	$9,600,000
Number of Properties Purchased	1	1	1	1	1	1	1
Date of Closing of Offering	4/21/2008	4/21/2008	2/29/2008	2/29/2008	2/29/2008	2/29/2008	3/7/2008
Date of First Sale of Property	8/6/2010	8/6/2010	8/6/2010	8/26/2010	8/27/2010	8/27/2010	9/10/2010
Date of Final Sale of Property	8/6/2010	8/6/2010	8/6/2010	8/26/2010	8/27/2010	8/27/2010	9/10/2010
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$8.65	$—	$5.73	$11.95	$—	$—	$—
Sources (on Cash basis)
— Sales	$848.78	$845.13	$878.62	$774.93	$815.78	$822.66	$879.24
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$133.34	$141.65	$153.54	$150.76	$139.46	$134.51	$157.29

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

	NNN	NNN
	2005 Notes Program,	2006 Notes Program,	Program
	LLC	LLC	Totals

Dollar Amount Raised	$2,300,000	$1,045,000	500,583,000
Number of Properties Purchased	N/A	N/A	68
Date of Closing of Offering	8/14/2001	5/22/2003
Date of First Sale of Property	N/A	N/A
Date of Final Sale of Property	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$33.00	$30.00
— Return of Capital	$—	$—
Sources (on Cash basis)
— Sales	$—	$—
— Refinancing	$—	$—
— Operations	$—	$—

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization; therefore, there is no presentation of Federal Income Tax Results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Table V presents the sales or disposals of properties in prior programs during the three years prior to December 31, 2010.

								Cost of Properties
			Selling Price, Net of Closing Costs & GAAP Adjustments					Including Closing & Soft Costs				Excess
									Total			(Deficiency)
					Purchase				Acquisition			of Property
					Money	Adjustments			Costs, Capital			Operating
			Cash Received	Mortgage	Mortgage	Resulting From		Original	Improvements,		Gain (loss) on	Cash Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back	Application of		Mortgage	Closing &		sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	Time of Sale	By Program	GAAP	Total	Financing	Soft Costs(3)	Total	Investment	Expenditures(4)

2800 E. Commerce Center Place	Nov-04	Feb-08	$9,695,000	$10,859,000	N/A	N/A	$20,554,000	$11,375,000	$7,495,000	$18,870,000	$1,684,000	$195,000
Fountainhead	Dec-04	May-08	$14,451,000	$18,007,000	N/A	N/A	$32,458,000	$18,900,000	$10,187,000	$29,087,000	$3,371,000	$(410,000)
Reserve at Maitland	Aug-04	Jun-08	$17,070,000	$20,585,000	N/A	N/A	$37,655,000	$21,750,000	$9,639,000	$31,389,000	$6,266,000	$1,764,000
Pueblo Shopping Center	Nov-99	Jun-08	$1,688,000	$4,818,000	N/A	N/A	$6,506,000	$5,306,000	$2,490,000	$7,796,000	$(1,290,000)	$222,000
Westway Shopping Center	Aug-00	Jun-08	$1,445,000	$6,668,000	N/A	N/A	$8,113,000	$7,125,000	$3,046,000	$10,171,000	$(2,058,000)	$865,000
Maitland Promenade	Sep-05	Jun-08	$17,915,000	$32,250,000	N/A	N/A	$50,165,000	$32,250,000	$12,911,000	$45,161,000	$5,004,000	$992,000
1410 Renner Road	Oct-03	Jul-08	$3,520,000	$7,858,000	N/A	N/A	$11,378,000	$8,740,000	$5,315,000	$14,055,000	$(2,677,000)	$1,875,000
Great Oaks	Jul-04	Jul-08	$11,842,000	$19,002,000	N/A	N/A	$30,844,000	$20,000,000	$9,832,000	$29,832,000	$1,012,000	$1,650,000
Market Centre	Nov-98	Jan-09	$872,000	$1,000,000	N/A	N/A	$1,872,000	$1,000,000	$3,343,000	$4,343,000	$(2,471,000)	$6,397,000
Executive Center VI	Apr-06	Mar-09	$(61,000)	$8,409,000	N/A	N/A	$8,348,000	$8,750,000	$1,507,000	$10,257,000	$(1,909,000)	N/A	(5)
901 Civic Center	Apr-06	Jul-09	$1,946,000	$8,943,000	N/A	N/A	$10,889,000	$11,500,000	$(1,369,000)	$10,131,000	$758,000	N/A	(6)
Galleria Office Building	Sep-02	Sep-09	$68,000	$1,282,000	N/A	N/A	$1,350,000	$1,962,000	$1,122,000	$3,084,000	$(1,734,000)	$668,000
White Lakes, Topeka	Mar-00	Oct-09	$(475,000)	$1,401,000	N/A	N/A	$926,000	$12,200,000	$722,000	$12,922,000	$(11,996,000)	N/A	(7)
9800 Goethe Road, Sacramento	Oct-04	Dec-09	$729,000	$14,172,000	N/A	N/A	$14,901,000	$14,800,000	$4,246,000	$19,046,000	$(4,145,000)	$890,000
Chase Tower	Jul-06	Jan-10	$4,652,000	$67,781,000	N/A	N/A	$72,433,000	$54,800,000	$29,916,000	$84,716,000	$(12,283,000)	$(608,000	)(8)
Lakeside Technology Center	Feb-04	Jan-10	$—	$12,113,000	N/A	N/A	$12,113,000	$14,625,000	$6,704,000	$21,329,000	$(9,216,000)	$2,769,000
Drycreek Centre	Jan-01	Feb-10	$177,000	$4,921,000	N/A	N/A	$5,098,000	$8,350,000	$6,261,000	$14,611,000	$(9,513,000)	$1,158,000
Britannia Business Center II	Sep-05	Jan-10	$—	$39,098,000	N/A	N/A	$39,098,000	$41,000,000	$19,270,000	$60,270,000	$(21,172,000)	$2,823,000

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

								Cost of Properties
			Selling Price, Net of Closing Costs & GAAP Adjustments					Including Closing & Soft Costs				Excess
									Total			(Deficiency)
					Purchase				Acquisition			of Property
					Money	Adjustments			Costs, Capital			Operating
			Cash Received	Mortgage	Mortgage	Resulting From		Original	Improvements,		Gain (loss) on	Cash Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back	Application of		Mortgage	Closing &		sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	Time of Sale	By Program	GAAP	Total	Financing	Soft Costs(3)	Total	Investment	Expenditures(4)

Arapahoe Service Center I	Jan-04	May-10	$1,154,000	$5,923,000	N/A	N/A	$7,077,000	$6,500,000	$4,623,000	$11,123,000	$(4,046,000)	$1,332,000
Executive Center II & III	Aug-03	May-10	$3,354,000	$13,368,000	N/A	N/A	$16,722,000	$14,950,000	$17,357,000	$32,307,000	(15,585,000)	$1,407,000	(9)
Beltline-Royal Ridge	Apr-03	Jan-09/Jul-10	$985,000	$4,949,000	N/A	N/A	$5,934,000	$6,150,000	$3,853,000	$10,003,000	(4,069,000)	$(230,000	)(10)
CSAA - Fifth Third Bank (Montgomery)	Feb-08	Aug-10	$2,579,000	$—	N/A	N/A	$2,579,000	$—	$3,190,000	$3,190,000	$(611,000)	$25,000
CSAA - Fifth Third Bank (Schaumburg)	May-08	Aug-10	$3,390,000	$—	N/A	N/A	$3,390,000	$—	$4,302,000	$4,302,000	$(912,000)	$28,000
CSAA - CVS	Feb-08	Aug-10	$4,787,000	$—	N/A	N/A	$4,787,000	$—	$5,479,000	$5,479,000	$(692,000)	$(30,000)
CSAA - Walgreens (Austin)	Mar-08	Aug-10	$4,986,000	$—	N/A	N/A	$4,986,000	$—	$6,318,000	$6,318,000	$(1,332,000)	$(54,000)
CSAA - Walgreens (Chelsea)	May-08	Aug-10	$6,749,000	$—	N/A	N/A	$6,749,000	$—	$7,737,000	$7,737,000	$(988,000)	$(57,000)
CSAA - Walgreens (Joliet)	Jun-08	Aug-10	$4,134,000	$—	N/A	N/A	$4,134,000	$—	$4,871,000	$4,871,000	$(737,000)	$(42,000)
CSAA - Walgreens (Marysville)	Apr-08	Aug-10	$4,381,000	$—	N/A	N/A	$4,381,000	$—	$5,173,000	$5,173,000	$(792,000)	$(44,000)
CSAA - Walgreens (Upper Arlington)	Apr-08	Aug-10	$6,162,000	$—	N/A	N/A	$6,162,000	$—	$7,302,000	$7,302,000	$(1,140,000)	$17,000
CSAA - TIAA Building	Feb-08	Aug-10	$12,554,000	$—	N/A	N/A	$12,554,000	$—	$16,228,000	$16,228,000	$(3,674,000)	$(194,000)
CSAA - Chase Bank (Capentersville)	Feb-08	Aug-10	$2,884,000	$—	N/A	N/A	$2,884,000	$—	$3,557,000	$3,557,000	$(673,000)	$5,000
CSAA - Chase Bank (Northlake)	Feb-08	Aug-10	$3,385,000	$—	N/A	N/A	$3,385,000	$—	$4,139,000	$4,139,000	$(754,000)	$39,000
CSAA - Home Depot	Mar-08	Sep-10	$8,441,000	$—	N/A	N/A	$8,441,000	$—	$9,644,000	$9,644,000	$(1,203,000)	$12,000

(1)	No sales were to affiliated parties. A partial sale of the Camelot Plaza has occurred; however, a portion of the original acquisition still remains in the program. No reporting of this sale will occur until the entire original acquisition has been disposed.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	Does not include pro-rata share of original offering costs.

(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing.

(5)	Excess cash flow was distributed to NNN Opportunity Fund VIII, LLC for distributions to its unit holders. No excess or deficiency existed at the property level.

(6)	A Private Program owned 3.1% of the property. NNN 2003 Value Fund, LLC, an affiliate, owned 96.9% of the property outside of the program. The above reflects the property level sale results, or 100% ownership. No excess or deficiency existed at the property level.

(7)	Excess cash flow was distributed to NNN Redevelopment Fund for distributions to its unit holders. No excess or deficiency existed at the property level.

(8)	A Private Program owned 26.8% of the property. NNN Opportunity Fund VIII, LLC, an affiliate, owned 47.5%; NNN 2003 Value Fund, LLC, an affiliate, owned 14.8%; of the property, and ERG Chase Tower, LP, owned 10.9%. The above reflects the property level sale results, or 100% ownership.

(9)	A Private Program owned 58.9% of the property. NNN 2003 Value Fund, LLC, an affiliate, owned 41.1% interest inside the program.

(10)	A partial sale occurred in January 2009. The remainder of the property was foreclosed in January 2010.

EXHIBIT B

GRUBB & ELLIS. Healthcare REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Grubb & Ellis Healthcare REIT II, Inc." Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is 250 shares ($2,500); provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is 150 shares ($1,500). All additional investments in the Company must be in increments of 10 shares ($100). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the established minimum income and net worth standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRUBB & ELLIS HEALTHCARE REIT II, INC."

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Grubb & Ellis Company, Grubb & Ellis Equity Advisors, LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 4

v042011

GRUBB & ELLIS. Healthcare REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited ammount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, If applicable.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of Grubb & Ellis Healthcare REIT II, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Grubb & Ellis Group programs may be used to purchase shares of common stock of Grubb & Ellis Healthcare REIT II, Inc. (the minimum investment of $2,500 has been waived) if the payee endorses the check and writes:

"Pay to the order of Grubb & Ellis Healthcare REIT II, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 877-888-7348, option 2.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

v042011

PAGE 2 OF 4

GRUBB & ELLIS. Healthcare REIT II

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 877-888-7348, OPTION 2.

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed) ☐ Reduced Commission Purchase @ $ ________ per share

Please make investment check payable to: **"Grubb & Ellis Healthcare REIT II, Inc."**

NUMBER OF SHARES ___,___ x $10.00 = TOTAL INVESTED $ ___,___,___

Minimum initial investment = 250 shares or $2,500
Minimum initial IRA investment = 150 shares or $1,500
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** — Investor must sign & initial
☐ **Joint Tenants with Right of Survivorship** — All parties must sign & initial
☐ **Tenants in Common** — All parties must sign & initial
☐ **Community Property** — All parties must sign & initial
☐ **Pension or Profit Sharing Plan** — Trustee or custodian signature required
☐ **Trust** — Trustee or Grantor signature(s) required ________ DATE ESTABLISHED
 ☐ Currently Revocable
 ☐ Irrevocable
☐ **Company or Corporation** — Authorized Officer must sign or initial
☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** — Custodian must sign or initial
☐ **Partnership or LLC** — Authorized Agent must sign or initial
☐ **Other:** ________ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ IRA ________ (TYPE) ☐ Qualified Pension or Profit Sharing Plan ☐ Non-Qualified Custodial Account ☐ Other: ________ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___–___–___

SECTION (3)a
CUSTODIAN TAX ID # ___–___ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

SECTION (4)b
STREET ADDRESS **(REQUIRED) NO P.O. BOX**

CITY STATE ZIP CODE

HOME PHONE **(REQUIRED)** ___–___–___ BUSINESS PHONE ___–___–___ EXTENSION

E-MAIL ADDRESS (Recommended)

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

SECTION (4)d
REQUIRED
INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __–__–____ JOINT INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __–__–____ INVESTOR TAX ID# __–___ ____

INVESTOR SSN ___–__–____ JOINT INVESTOR SSN ___–__–____

SECTION (4)e Please indicate Citizenship Status (REQUIRED)
☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

SECTION (4)f: Please indicate if:
☐ Employee, Affiliate or Board Member

PAGE 3 OF 4

v042011

(5) DISTRIBUTION OPTIONS

☐ Mail to Street Address (4b)

☐ Mail to Alternate Address (4c)

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ **Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

Distributions for custodial accounts will be sent to the custodian.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) a net worth, as described in (i), of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** If I am a (we are) resident(s) of **Alabama**, this investment and investments in other similar programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, **Iowa**, **Kentucky**, **Michigan**, **Pennsylvania** or **Tennessee**, this investment does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Ohio** or **Oregon**, this investment and investments in affiliated programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Kansas** or **Massachusetts**, I (we) acknowledge the recommendation by the Office of the **Kansas** Securities Commissioner and the **Massachusetts** Securities Division that I (we) should limit my (our) aggregate investment in the Company and other similar investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in **Kansas**, liquid net worth is defined as that portion of my (our) total net worth which consists of cash, cash equivalents and readily marketable securities.

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.
BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR | DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(GRUBB & ELLIS HEALTHCARE REIT II, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX # – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX# – – | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) – NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.
STATE **(REQUIRED)**

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 4 OF 4
v042011

GRUBB & ELLIS. Healthcare REIT II

OPTIONAL

DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Fax To: 866.405.6935

NOTE: Direct Deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ___ – ___ – ___ OR REGISTERED OWNER'S TAX ID# ___ – ___

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
MEMO
LAYOUT MAY VARY
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER ___ – ___ – ___

PLEASE NOTE: Grubb & Ellis Healthcare REIT II, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

Grubb & Ellis Healthcare REIT II, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Healthcare REIT II, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Healthcare REIT II, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

x ______________________ SIGNATURE ______ DATE

x ______________________ SIGNATURE OF JOINT INVESTOR ______ DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

v042011

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348, option 2

GRUBB & ELLIS. Healthcare REIT II

OPTIONAL

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Grubb & Ellis Healthcare REIT II, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may not be named as a beneficiary.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Grubb & Ellis Healthcare REIT II, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of Louisiana or Texas. Residents of Alabama who are designated as beneficiaries pursuant to this T.O.D. form must have, excluding the value of such beneficiary's home, furnishings and automobiles, either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000; in addition, an Alabama resident's investment in shares of Grubb & Ellis Healthcare REIT II, Inc. common stock pursuant to this offering and in other similar programs cannot exceed 10.0% of that investor's liquid net worth. Residents of Tennessee who are designated as beneficiaries pursuant to this T.O.D. form must have, excluding the value of such beneficiary's home, furnishings and automobiles, either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER ON DEATH DESIGNATION

I (we) authorize Grubb & Ellis Healthcare REIT II, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

PRIMARY BENEFICIARY

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

SECONDARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

THIRD BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Healthcare REIT II, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Healthcare REIT II, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Healthcare REIT II, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Healthcare REIT II, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Healthcare REIT II, Inc.

X

SIGNATURE OF PRIMARY INVESTOR **(required)** DATE

X

SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

v042011

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348, option 2

GRUBB & ELLIS. Healthcare REIT II

OPTIONAL

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Grubb & Ellis Healthcare REIT II, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Grubb & Ellis Healthcare REIT II, Inc. Subscription Agreement / Signature Page.

A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ___ , ___ (Minimum $100) Existing Grubb & Ellis Healthcare REIT II, Inc. Account / Book # ___

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow
☐ REGISTERED REPRESENTATIVE (Reduced Commission Purchase)

B – INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: "Grubb & Ellis Healthcare REIT II, Inc.")

1. Stockholder Name ☐ Mr. ☐ Mrs. ☐ Ms.

MAILING ADDRESS

City State Zip

Phone – – Business Phone – – Email Address

Social Security or Taxpayer ID# – Date of Birth (MM/DD/YYYY) – –

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

C – INVESTOR(S) SIGNATURES: Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed, and submitted subscription agreement. **Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS **(A)** All investors acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) a net worth, as described in (i), of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** If I am a (we are) resident(s) of **Alabama**, this investment and investments in other similar programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, **Iowa**, **Kentucky**, **Michigan**, **Pennsylvania** or **Tennessee**, this investment does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Ohio** or **Oregon**, this investment and investments in affiliated programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Kansas** or **Massachusetts**, I (we) acknowledge the recommendation by the Office of the **Kansas** Securities Commissioner and the **Massachusetts** Securities Division that I (we) should limit my (our) aggregate investment in the Company and other similar investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in **Kansas**, liquid net worth is defined as that portion of my (our) total net worth which consists of cash, cash equivalents and readily marketable securities.

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X ___ SIGNATURE OF INVESTOR

___ DATE **(REQUIRED)**

X ___ SIGNATURE OF JOINT INVESTOR **(if applicable)**

X ___ AUTHORIZED SIGNATURE **(Custodian or Trustee)**

(PLEASE COMPLETE PAGE TWO)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(GRUBB & ELLIS HEALTHCARE REIT II, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED OR NON-QUALIFIED PLAN CUSTODIANS)

v042011

PAGE 1 OF 2

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)**

PROGRAM BOOK NUMBER

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

REGISTERED REPRESENTATIVE/RIA INFORMATION

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY

STATE

ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – –

FAX# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)**

REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY

STATE

ZIP CODE

BUSINESS PHONE# **(REQUIRED)** –

FAX# – –

E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) – NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE (REQUIRED)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE

X

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

DATE

v042011

PAGE 2 OF 2

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348, option 2

EXHIBIT C

DISTRIBUTION REINVESTMENT PLAN

GRUBB & ELLIS HEALTHCARE REIT II, INC.

Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the Distributions to the Participant and the effect of reinvesting such Distributions, including tax information regarding a Participant’s participation in the Plan, will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated April 29, 2011, as may be amended or supplemented (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Grubb & Ellis Healthcare REIT II Holdings, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Grubb & Ellis Healthcare REIT II Holdings, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

ENROLLMENT FORM

GRUBB & ELLIS HEALTHCARE REIT II, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan (the “DRIP”).

I hereby appoint Grubb & Ellis Healthcare REIT II, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the DRIP. You must participate with respect to 100% of your Securities.

Signature:	Date:

Print Name:

Signature of Joint Owner:	Date:

Print Name:

Print Name of Registered Representative(s) or Advisor(s)

EXHIBIT D

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares.  The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient funds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Share Repurchases.

Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the price per Share at which the Company will repurchase Shares will be as follows:

(1)	For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid per share to acquire the Shares from the Company;

(2)	For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid per share to acquire the Shares from the Company;

(3)	For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid per share to acquire the Shares from the Company; and

(4)	For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire Shares from the Company.

The purchase price for repurchased Shares will be adjusted for any stock dividends combinations, splits, recapitalizations, or similar corporate actions with respect to the Common Stock. At any time the Company is engaged in an offering of Common Stock, the per share price for shares purchased pursuant to the Repurchase Plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share repurchase price will be based on the then-current net asset value of the Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar corporate actions with respect to the Common Stock). The Board will announce any repurchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the repurchase price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.

The Board will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (2) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one year holding period, as described in Section 4, for shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

3. Funding and Operation of Repurchase Plan.  The Company may make purchases pursuant to the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. The Board shall determine whether the Company has sufficient cash available to make repurchases pursuant to the Repurchase Plan in any given quarter. Subject to funds being available, the Company will limit the number of Shares repurchased to five percent (5.0%) of the weighted average number of Shares outstanding during the trailing calendar year prior to the repurchase date; provided, however, that Shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funding for the Repurchase Plan will come exclusively from cumulative proceeds we receive from the sale of Shares pursuant to the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements.  Any stockholder may request a repurchase with respect to all or a designated portion of its Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as provided below. Requests for the repurchase of Shares that are submitted prior to being eligible for repurchase will not be honored.

Death or Qualifying Disability.  The Company will repurchase Shares upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of Shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Company will repurchase Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined below, after receiving written notice from such stockholder provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social

Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special repurchase terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of the board of directors. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the repurchase of his or her Shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s Shares in its discretion on the special terms available for a qualifying disability.

A stockholder that is a trust may request repurchase of the Shares held by the trust on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust is the spouse of the deceased or disabled.

Distribution Reinvestment Plan Shares.  In the event that a stockholder requests repurchase of 100% of the Shares owned by the stockholder on the date of presentment, the Company will waive the one-year holding period requirement for any Shares presented that were acquired pursuant to the Company’s distribution reinvestment plan.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25.0%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares. The Company will treat a repurchase request that would cause the stockholder to own fewer than 250 Shares as a request to redeem 100% of that stockholder’s Shares. A repurchase request relating to 100% of the Shares owned by the presenting stockholder will be treated by the Company as an automatic termination of such stockholder’s participation in the Company’s distribution reinvestment plan or any other automatic investment program that may be in effect on the date of presentment.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances. Upon receipt of a request for repurchase, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will not repurchase any shares subject to a lien. The Company will bear any costs in conducting the Uniform Commercial Code search.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A,” executed by the stockholder, its trustee or authorized agent. With respect to Shares held through an IRA or other custodial account, the custodian must provide an authorized signature and medallion stamp guarantee. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a Share Repurchase Request form, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability must mail or deliver to us a written request on a Share Repurchase Request form, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability. If the shares are to be repurchased under the conditions outlined herein, we will forward the documents necessary to affect the repurchase, including any signature guaranty we may require. All Share certificates, if applicable, must be properly endorsed.

Deadline for Presentment.  All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.

If the Company can not purchase all shares presented for repurchase in any calendar quarter, based upon insufficient cash available and/or the limit on the number of Shares it may repurchase during any calendar year, it will attempt to honor repurchase requests on a pro rata basis; provided, however, that the Company may give priority to the repurchase of a deceased stockholder’s shares. The Company will treat the unsatisfied portion of the repurchase request as a request for repurchase the following calendar quarter if sufficient funds are available at that time, unless the requesting stockholder withdraws its request for repurchase. Such pending requests generally will be honored on a pro rata basis. The Company will determine whether it has sufficient funds available as soon as practicable after the end of each calendar quarter, but in any event prior to the applicable payment date.

Repurchase Request Withdrawal.  A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Ineffective Withdrawal.  In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the

Company’s board of directors, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Advisor Ineligible; No Fees.  The Advisor to the Company, Grubb & Ellis Healthcare REIT II Advisor, LLC, shall not be permitted to participate in the Repurchase Plan. The Company’s sponsor, Advisor, directors or any affiliates thereof shall not receive any fees arising out of the Company’s repurchase of shares.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares pursuant to this Repurchase Plan or from the Company’s determination not to repurchase Shares pursuant to the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability.  If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST

The undersigned stockholder of Grubb & Ellis Healthcare REIT II, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25.0% of total shares owned.)

REASON FOR REPURCHASE REQUEST (SUBMIT REQUIRED DOCUMENTS, IF APPLICABLE):

[     ] DEATH [     ] QUALIFYING DISABILITY [     ] OTHER

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Grubb & Ellis Capital Corporation
Grubb & Ellis Healthcare REIT II, Inc. Repurchase Agent
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(877) 888-7348

Date:

Stockholder Signature:

Office Use Only

Date Request Received:

GRUBB & ELLIS HEALTHCARE REIT II, INC.

Maximum Offering of
330,000,000 Shares
of Common Stock

PROSPECTUS

April 29, 2011

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Grubb & Ellis Healthcare REIT II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Grubb & Ellis Capital Corporation

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SUPPLEMENT NO. 6 DATED SEPTEMBER 23, 2011
TO THE PROSPECTUS DATED APRIL 29, 2011

This document supplements, and should be read in conjunction with, our prospectus dated April 29, 2011 relating to our offering of 330,000,000 shares of our common stock. This Supplement No. 6 supersedes and replaces all prior supplements to our prospectus. Unless otherwise defined in this Supplement No. 6, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 6 is to disclose:

•	our election to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

•	the extension of this public offering of shares of our common stock until August 24, 2012, unless extended by our board of directors as permitted under applicable law or earlier terminated, and the status of this offering;

•	updates to the descriptions of our real estate acquisitions in our prospectus, including our recent acquisitions of Yuma Skilled Nursing Facility in Yuma, Arizona; Hardy Oak Medical Office Building in San Antonio, Texas; Lakewood Ranch Medical Office Building in Bradenton, Florida; Dixie-Lobo Medical Office Building Portfolio located in Alice, Lufkin, Victoria and Wharton, Texas, Carlsbad and Hobbs, New Mexico, Hope, Arkansas and Lake Charles, Louisiana; Milestone Medical Office Building Portfolio located in Jersey City, New Jersey, and Benton and Bryant, Arkansas; Philadelphia SNF Portfolio in Philadelphia, Pennsylvania; and Maxfield Medical Office Building in Sarasota, Florida;

•	the renewal of our advisory agreement;

•	our entry into an amended and restated dealer manager agreement;

•	the declaration of distributions to our stockholders;

•	an update to the “Risk Factors — Risks Related to Our Business” section of our prospectus;

•	updates regarding our sponsor;

•	updates to the “Selected Financial Data” section of our prospectus;

•	updates to the “Our Performance” section of our prospectus;

•	our entry into an amendment to our loan agreement and loan agreements;

•	an update to the “Investment Objectives, Strategy and Criteria — Depreciation” section of our prospectus;

•	updates to the “Management of our Company” section of our prospectus;

•	updates to the “Compensation Table — Compensation Paid to Our Advisor” section of our prospectus;

•	an update to the “Federal Income Tax Considerations” section of our prospectus;

•	an update regarding our share repurchase plan;

•	the approval by our stockholders of an amendment to our charter to eliminate any compensation or remuneration to our advisor in connection with an internalization transaction;

•	updates to the “Experts” section of our prospectus; and

•	updates to the “Incorporation of Certain Information by Reference” section of our prospectus.

Election to be Taxed as a Real Estate Investment Trust

The following information should be read in conjunction with the first paragraph of the cover page of our prospectus, the first paragraph of the “Prospectus Summary — Grubb & Ellis Healthcare REIT II, Inc.”

section on page 5 of our prospectus, the “Risk Factors — Federal Income Tax Risks — Failure to qualify or maintain our qualification as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to you” section on page 55 of our prospectus and all similar discussions appearing throughout our prospectus.

We qualified and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, beginning with our taxable year ended December 31, 2010. All references in our prospectus to our intention to qualify and elect to be taxed as a REIT are hereby supplemented and revised accordingly.

Extension of Public Offering and Status of this Offering

The fifth paragraph of the cover page of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Shares of our common stock will be offered to investors on a “best efforts” basis through Grubb & Ellis Capital Corporation, our affiliate and an affiliate of our advisor, and the dealer manager for this offering. The minimum initial investment is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, or the DRIP, and (2) existing investors in other programs sponsored by our sponsor or any of our sponsor’s affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an individual retirement account, or IRA, is 150 shares of our common stock, which generally equals a minimum investment of at least $1,500. We will sell shares of our common stock in this offering until the earlier of August 24, 2012, or the date on which the maximum offering amount has been sold; provided, however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.

The “Questions and Answers About This Offering — How long will this offering last?” section on page 2 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Q:	How long will this offering last?

A:	We will sell shares of our common stock in this offering until the earlier of August 24, 2012, or the date on which the maximum offering amount has been sold; provided, however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.

The second paragraph of the “Prospectus Summary — Grubb & Ellis Healthcare REIT II, Inc.” section on page 5 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

We commenced our initial public offering of shares of our common stock on August 24, 2009. As of September 16, 2011, we had received and accepted subscriptions in this offering for 37,535,983 shares of our common stock, or approximately $374,581,000, excluding shares of our common stock issued pursuant to the DRIP. As of September 16, 2011, 262,464,017 shares remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in this offering until the earlier of August 24, 2012, or the date on which the maximum offering amount has been sold; provided, however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.

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The second paragraph of the “Plan of Distribution — General” section on page 186 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

We will sell shares of our common stock in this offering until the earlier of August 24, 2012, or the date on which the maximum offering amount has been sold; provided, however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. However, we reserve the right to terminate this offering at any time prior to such termination date.

Real Estate Acquisitions

The following information should be read in conjunction with the “Prospectus Summary — Description of Investments” section beginning on page 6 of our prospectus and the “Investment Objectives, Strategy and Criteria — Real Estate Acquisitions” section beginning on page 93 of our prospectus:

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Acquired Properties

As of September 15, 2011, we made the following 23 acquisitions, comprising an aggregate of 1,902,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $418,685,000, in various states:

	Ownership	Type of	GLA		Purchase	Contract	Mortgage	Interest	Maturity		Property		Capitalization
Property Name	Interest	Property	(Sq Ft)	Occupancy	Date	Purchase Price	Debt(1)	Rate(1)	Date		Taxes(2)		Rate(3)	Location

Lacombe Medical Office Building	100%	Medical Office	34,000	100%	03/05/10	$6,970,000	$—	—%	—		$119,000		8.48%	Lacombe, LA
Center for Neurosurgery and Spine	100%	Medical Office	33,000	100%	03/31/10	6,500,000	3,021,000	1.31%	08/15/21(callable	)	193,000		8.54%	Sartell, MN
Parkway Medical Center	100%	Medical Office	88,000	91.7%	04/12/10	10,900,000	—	—%	—		167,000		8.13%	Beachwood, OH
Highlands Ranch Medical Pavilion	100%	Medical Office	37,000	100%	04/30/10	8,400,000	4,314,000	5.88%	11/11/12		130,000		8.49%	Highlands Ranch, CO
Muskogee Long-Term Acute Care Hospital	100%	Healthcare-Related Facility	37,000	100%	05/27/10	11,000,000	7,134,000	2.62%	04/08/18		85,000		9.06%	Muskogee, OK
St. Vincent Medical Office Building	100%	Medical Office	52,000	93.9%	06/25/10	10,100,000	—	—%	—		159,000		8.60%	Cleveland, OH
Livingston Medical Arts Pavilion	100%	Medical Office	29,000	100%	06/28/10	6,350,000	—	—%	—		66,000		8.44%	Livingston, TX
Pocatello East Medical Office Building	98.75%	Medical Office	76,000	100%	07/27/10	15,800,000	7,835,000	6.00%	10/01/20		164,000		8.39%	Pocatello, ID
Monument Long-Term Acute Care Hospital Portfolio	100%	Healthcare-Related Facility	115,000	100%	08/12/10, 08/31/10, 10/29/2010 and 01/31/11	41,695,000	15,393,000	5.53%	06/19/18		380,000		8.85%	Cape Girardeau, Joplin and Columbia, MO and Athens, GA
Virginia Skilled Nursing Facility Portfolio	100%	Healthcare-Related Facility	232,000	100%	09/16/10	45,000,000	9,771,000	5.50%	03/14/12		211,000		9.66%	Charlottesville, Bastian, Lebanon, Fincastle, Low Moor, Midlothian and Hot Springs, VA
Sylva Medical Office Building	100%	Medical Office	45,000	100%	11/15/10	11,400,000	—	—%	—		—	(4)	8.21%	Sylva, NC
Surgical Hospital of Humble	100%	Healthcare-Related Facility	30,000	100%	12/10/10	13,100,000	—	—%	—		42,000		9.27%	Humble, TX
Lawton Medical Office Building Portfolio	100%	Medical Office	62,000	100%	12/22/10	11,550,000	7,185,000	3.10%	01/01/16		210,000		8.14%	Lawton, OK
Ennis Medical Office Building	100%	Medical Office	30,000	94.8%	12/22/10	7,100,000	—	—%	—		79,000		8.17%	Ennis, TX
St. Anthony North Medical Office Building	100%	Medical Office	60,000	88.5%	03/29/11	11,950,000	—	—%	—		251,000		7.82%	Westminster, CO
Loma Linda Pediatric Specialty Hospital	100%	Healthcare-Related Facility	34,000	100%	03/31/11	13,000,000	—	—%	—		27,000		10.00%	Loma Linda, CA
Yuma Skilled Nursing Facility	100%	Healthcare-Related Facility	40,000	100%	04/13/11	11,000,000	—	—%	—		27,000		9.80%	Yuma, AZ
Hardy Oak Medical Office Building	100%	Medical Office	42,000	100%	04/14/11	8,070,000	5,206,000	6.60%	10/10/16		159,000		8.44%	San Antonio, TX
Lakewood Ranch Medical Office Building(5)	100%	Medical Office	58,000	94.4%	04/15/11	12,500,000	—	—%	—		161,000		8.89%	Bradenton, FL
Dixie-Lobo Medical Office Building Portfolio	100%	Medical Office	156,000	100.0%	05/12/11	30,050,000	23,132,000	6.34%	12/28/11		583,000		9.41%	Alice, Lufkin, Victoria and Wharton, TX, Carlsbad and Hobbs, NM, Hope, AR, and Lake Charles, LA
Milestone Medical Office Building Portfolio	100%	Medical Office	179,000	82.6%	05/26/11	44,050,000	—	—%	—		154,000		7.96%	Jersey City, NJ and Benton and Bryant, AR
Philadelpia SNF Portfolio(6)	100%	Healthcare-Related Facility	392,000	100%	06/30/11	75,000,000	—	—%	—		—	(7)	10.02%	Philadelphia, PA
Maxfield Medical Office Building	100%	Medical Office	41,000	90.5%	07/11/11	7,200,000	5,092,000	5.17%	02/28/15		92,000		8.35%	Sarasota, FL

Total/Weighted Average			1,902,000	97.0%		$418,685,000	$88,083,000				$3,459,000

(1)	Represents the mortgage balance and interest rate as of September 15, 2011. As of September 15, 2011, we had six fixed rate and four variable rate mortgage loans with effective interest rates ranging from 1.31% to 6.60% per annum and a weighted average effective interest rate of 5.26% per annum. In addition, we had three fixed rate interest rate swaps ranging from 4.28% to 6.00% per annum, thereby fixing our interest rates on three of our variable rate mortgage loans payable. Most of the mortgage loans payable and interest rate swaps may be prepaid but in some cases subject to a prepayment premium. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan documents. See the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies with Respect to Borrowing” section of our prospectus and the “Entry into an Amendment to Our Loan Agreement and Loan Agreements” section of this supplement to our prospectus.

(2)	Represents the real estate taxes on the property for 2010.

(3)	The estimated capitalization rates are based on each property’s net operating income from the in-place leases for the twelve months after the date of purchase of the respective property, including any contractual rent increases contained in such leases for these twelve months, divided by the purchase price for the respective property, exclusive of any acquisition fees and expenses paid. In calculating each property’s net income, we generally estimate each property’s expenses for the twelve months after the date of purchase by evaluating historical expenses of the property and adjusting for factors such as the property’s age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property’s occupancy for the twelve months after the date of purchase using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rates do not reflect reserves for replacements.

(4)	The real estate taxes for Sylva Medical Office Building were nominal since the construction of the building was not completed until early 2010, with occupancy commencing in July 2010.

(5)	We paid a loan defeasance fee of approximately $1,223,000, or the loan defeasance fee, related to the repayment of a loan that the seller of Lakewood Ranch Medical Office Building had received from Lincoln Financial Group or its affiliates, or the Lakewood Ranch Seller’s Loan, prior to its maturity date. The Lakewood Ranch Seller’s Loan was secured by Lakewood Ranch Medical Office Building and had an outstanding principal balance of approximately $7,561,000 at the time of our repayment. As a result of the loan defeasance fee, the fees and expenses associated with the Lakewood Ranch Medical Office Building acquisition exceeded 6.0% of the contract purchase price of the Lakewood Ranch Medical Office Building, whereby pursuant to our charter, prior to the acquisition of the Lakewood Ranch Medical Office Building, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisition of the Lakewood Ranch Medical Office Building in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.

(6)	We paid a state and city transfer tax of approximately $1,479,000 related to the transfer of ownership in the sale of Philadelphia SNF Portfolio. Also, we paid additional closing costs of $1,500,000 related to the operator’s costs associated with the sale of the portfolio. As a result of the state and city transfer tax and additional closing costs, the fees and expenses associated with the acquisition of Philadelphia SNF Portfolio exceeded 6.0% of the contract purchase price of Philadelphia SNF Portfolio. Pursuant to our charter, prior to the acquisition of Philadelphia SNF Portfolio, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisition of Philadelphia SNF Portfolio in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.

(7)	For 2010, Philadelphia SNF Portfolio did not pay real estate taxes due to the non-profit status of the owner during that period.

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The table below represents the number and percentage of aggregate purchase price of our properties by state as of September 15, 2011:

	Properties Owned
		As a Percentage of
		Aggregate
State	Number	Purchase price

Multi-State(1)	3	27.6%
Pennsylvania	1	17.9
Virginia	1	10.7
Texas	4	8.3
Oklahoma	2	5.4
Ohio	2	5.0
Colorado	2	4.9
Florida	2	4.7
Idaho	1	3.8
California	1	3.1
North Carolina	1	2.7
Arizona	1	2.6
Louisiana	1	1.7
Minnesota	1	1.6

Total	23	100%

(1)	Monument Long-Term Acute Care Hospital Portfolio has three facilities located in Missouri and one in Georgia. Dixie-Lobo Medical Office Building Portfolio has four facilities located in Texas, two in New Mexico, one in Arkansas and one in Louisiana. Milestone Medical Office Building Portfolio has three facilities in Arkansas and one in New Jersey.

The table below describes the types of real estate operating properties we owned as of September 15, 2011:

	Number of	GLA
	Properties	(Sq Ft)

Medical Office	16	1,022,000
Healthcare-Related Facility	7	880,000

	23	1,902,000

The table below describes the average occupancy rate and the average effective annual rental rate per leased square foot of our portfolio for each of the last four years ended December 31, 2010 and as of September 15, 2011, for which we owned properties:

	2007(1)	2008(1)	2009(1)	2010(2)	2011(2)

Occupancy Rate	N/A	N/A	N/A	98.3%	97.0%
Average Effective Annual Rental Rate per Leased Square Foot	N/A	N/A	N/A	$21.16	$21.29

(1)	We were initially capitalized on January 7, 2009 and therefore we consider that our date of inception. We purchased our first property on March 5, 2010.

(2)	Based on leases in effect as of December 31, 2010 and September 15, 2011.

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As of September 15, 2011, the following tenant accounted for 10.0% or more of the GLA of our portfolio of properties:

	Effective Annual				Principal Nature
	Rental Rate Per		Lease		of
Tenant	Square Foot	GLA (Sq Ft)	Expiration	Renewal Options	the Business

Philadelphia SNF Portfolio
PA Holdings — SNF, L.P.	$19.19	392,000	June 2026	2 Five-Year Terms followed by 1 Four-Year and Eleven Months Term followed by 1 Five-Year Term	Skilled Nursing Facility

The following table sets forth the lease expirations of our property portfolio for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the gross annual rent and percentage of gross annual rent represented by such leases as of September 15, 2011:

		Total Square
	No. of	Feet of		% of Gross Annual Rent
	Leases	Expiring	Gross Annual Rent	Represented by Expiring
Year	Expiring	Leases	of Expiring Leases	Leases

2011	16	38,000	$669,000	1.5%
2012	14	43,000	985,000	2.1
2013	25	76,000	1,724,000	3.7
2014	20	66,000	1,399,000	3.0
2015	26	116,000	2,353,000	5.1
2016	18	182,000	3,822,000	8.3
2017	9	52,000	1,020,000	2.2
2018	9	57,000	1,341,000	2.9
2019	6	106,000	2,306,000	5.0
2020	20	83,000	2,434,000	5.3
Thereafter	37	1,026,000	28,053,000	60.9

	200	1,845,000	$46,106,000	100%

Currently, we have no plans for any significant renovations, improvements or development with respect to any of our properties over the next few years. We believe that each of our properties is adequately covered by insurance and is suitable for its intended purpose.

Our medical office buildings and healthcare-related facilities face competition from nearby medical office buildings and healthcare-related facilities that provide comparable services.

Grubb & Ellis Equity Advisors, Property Management, Inc., or GEEA Property Management, an affiliated entity, serves as the property manager for our properties and provides services and receives certain fees and expense reimbursements in connection with the operation and management of our properties. Among other things, GEEA Property Management has the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. We pay GEEA Property Management 4.0% of the gross monthly cash receipts derived from the operations of all of our properties, except with respect to Muskogee Long-Term Acute Care Hospital, Monument Long-Term Acute Care Hospital Portfolio, Virginia Skilled Nursing Facility Portfolio, Sylva Medical Office Building, Surgical Hospital of Humble, Lawton Medical Office Building Portfolio, Loma Linda Pediatric Specialty Hospital, Yuma Skilled Nursing Facility, Dixie-Lobo Medical Office Building Portfolio and Philadelphia SNF Portfolio, we pay an oversight fee of 1.0% of the gross monthly cash receipts derived from the operations of the properties. Other

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affiliates of ours may receive additional fees or other compensation as a result of our property acquisitions in accordance with the compensation provisions described in our prospectus.

Milestone Medical Office Building Portfolio Acquisition

On May 26, 2011, we acquired four medical office buildings located in Jersey City, New Jersey and Benton and Bryant, Arkansas, which we previously defined as the Initial Milestone Properties but are now collectively defined as Milestone MOB Portfolio, for an aggregate purchase price of $44,050,000, plus closing costs, from unaffiliated third parties. We had previously disclosed our proposed acquisition of an additional three properties located in Hudson and Cornwall, New York and Burien, Washington, which would have been included as part of Milestone MOB Portfolio upon their acquisition. However, we currently do not intend to purchase such additional properties.

Financing and Fees

We financed a portion of the aggregate purchase price of the Milestone MOB Portfolio using a loan from KeyBank National Association, or KeyBank, in the amount of $5,000,000, which was subsequently repaid on June 2, 2011. In addition, we financed the purchase of Milestone MOB Portfolio using $31,115,000 in borrowings under our secured revolving line of credit with Bank of America, N.A., or Bank of America, or our Bank of America Line of Credit, and the remaining balance using proceeds from our offering. See the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies with Respect to Borrowing — Entry into Loan Agreement with Bank of America, N.A.” section of our prospectus and the “Entry into an Amendment to Our Loan Agreement and Loan Agreements — Entry into Amendment to Loan Agreement with Bank of America, N.A.” section of this supplement to our prospectus for a discussion of our Bank of America Line of Credit. In connection with the acquisition, we paid an acquisition fee of approximately $1,211,000, or 2.75% of the aggregate purchase price, to Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors.

Description of Milestone MOB Portfolio

Milestone MOB Portfolio consists of: (i) a five-story, multi-tenant medical office building, located on the campus of Jersey City Medical Center in Jersey City, New Jersey, which was built in March 2010, or the Jersey City Property; (ii) a one-story, multi-tenant medical office building, located near the campus of Saline Memorial Hospital in Bryant, Arkansas, which was built in 1993 and renovated in 2006, or the Bryant property; (iii) a two-story medical office building located on the campus of Saline Memorial Hospital in Benton, Arkansas, which was built in 1986, or the Benton Home Health property; and (iv) two four-story, multi-tenant medical office buildings, located on the campus of, and physically connected to, Saline Memorial Hospital in Benton, Arkansas, which were built in 1992 and 1999, respectively, or the Benton Medical Plaza property. Milestone MOB Portfolio is comprised of approximately 179,000 square feet of GLA, in the aggregate. As of September 15, 2011, Milestone MOB Portfolio was 82.6% leased to 24 tenants, in the aggregate, including Liberty Healthcare Systems, Inc. and Saline Memorial Hospital, which each specialize in a variety of clinical medical care.

The following table shows, as of September 15, 2011 the effective annual rental rate per square foot, GLA, lease expiration and renewal options for the major tenants of Milestone MOB Portfolio:

	Effective
	Annual Rental
	Rate Per		Lease	Renewal
Tenant	Square Foot	GLA (Sq Ft)	Expiration	Options

Liberty Healthcare Systems, Inc.(1)	$29.59	23,000	6/30/2016-4/30/2021	(2)
Saline County Medical Center(3)	$18.01	45,000	10/31/2011-10/31/2025	N/A

(1)	The tenant leases six suites at the Jersey City property.

(2)	The tenant has 6 ten-year renewal term options for 19,000 square feet of GLA and 2 five-year renewal term options for 4,000 square feet of GLA.

(3)	The tenant leases multiple suites at the Benton Medical Plaza, Bryant and Benton Home Health properties.

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Milestone MOB Portfolio consists of both on and off-campus medical office buildings in their respective communities. The Jersey City property is located on the campus of Jersey City Medical Center, which is a 332-bed community hospital with full inpatient and outpatient services, including cardiology, endocrinology, gastroenterology, oncology, pediatrics, geriatric care and critical care. The Jersey City Medical Center is located on a 15-acre campus overlooking New York Harbor and Liberty State Park. The Bryant property is an off-campus medical office building located near Saline Memorial Hospital, which is a full service, 167-bed acute care facility located in Benton, Arkansas and has served Saline, Grant and Garland counties for more than 50 years. Saline Memorial Hospital serves the community as a comprehensive medical center offering a wide range of inpatient and outpatient services, including cardiology, neurology, orthopedic, ophthalmology, pediatric and psychiatric care. Additionally, both the Benton Home Health and Benton Medical Plaza properties are located on the campus of Saline Memorial Hospital. Milestone MOB Portfolio faces competition from a variety of other medical office buildings and other medical facilities in the properties’ respective cities and surrounding areas.

We believe that Milestone MOB Portfolio is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Milestone MOB Portfolio over the next few years. For federal income tax purposes, we estimate that the depreciable basis in Milestone MOB Portfolio will be approximately $40,632,000. For federal income tax purposes, we depreciate land improvements and building based upon the mandated modified accelerated cost recovery system over 15 and 39 years, respectively. For 2010, Milestone MOB Portfolio paid real estate taxes of approximately $154,000 at a rate of 5.38%, in the aggregate.

The following table sets forth the lease expirations of Milestone MOB Portfolio for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases as of September 15, 2011:

		Total		% of Gross
		Square	Gross Annual	Annual Rent
	No. of	Feet of	Rent of	Represented
	Leases	Expiring	Expiring	by Expiring
Year	Expiring	Leases	Leases	Leases

2011	3	15,000	$182,000	4.5%
2012	—	—	—	—
2013	—	—	—	—
2014	1	4,000	75,000	1.9
2015	7	16,000	312,000	7.7
2016	2	6,000	204,000	5.1
2017	1	2,000	37,000	0.9
2018	—	—	—	—
2019	—	—	—	—
2020	13	44,000	1,530,000	38.0
Thereafter	9	61,000	1,690,000	41.9

	36	148,000	$4,030,000	100%

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The following table shows the average occupancy rate and the average effective annual rental rate per leased square foot for Milestone MOB Portfolio for the last five years:

Average Effective
	Average	Annual Rental
	Occupancy	Rate per
Year	Rate(1)	Leased Square Foot(1)

2006	N/A	N/A
2007	N/A	N/A
2008	N/A	N/A
2009(2)	86.3%	$13.95
2010(2)	71.4%	$21.19

(1)	Construction of the Jersey City property was completed in March 2010. The average occupancy rate and the average effective annual rental rate per square foot data for the Bryant, Benton Home Health and Benton Medical Plaza properties is available beginning in 2009, which is the time that the seller of these properties took possession of the property.

(2)	Data is as of December 31, 2009 and 2010, as applicable.

Philadelphia SNF Portfolio Acquisition

On June 30, 2011, we acquired five separate skilled nursing facilities located in Philadelphia, Pennsylvania, or Philadelphia SNF Portfolio, for an aggregate purchase price of $75,000,000, plus closing costs, from unaffiliated third parties.

Financing and Fees

We financed a portion of the aggregate purchase price of Philadelphia SNF Portfolio from borrowings under a secured revolving line of credit with KeyBank, or our KeyBank Line of Credit, in the amount of $52,870,000. See the “Entry into an Amendment to Our Loan Agreement and Loan Agreements — Entry into Additional Loan Agreement with KeyBank National Association” section of this supplement to our prospectus for a discussion of our KeyBank Line of Credit. In addition, we financed the purchase of Philadelphia SNF Portfolio using $22,000,000 in borrowings under our Bank of America Line of Credit and the remaining balance using proceeds from our offering. See the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies with Respect to Borrowing — Entry into Loan Agreement with Bank of America, N.A.” section of our prospectus and the “Entry into an Amendment to Our Loan Agreement and Loan Agreements — Entry into Amendment to Loan Agreement with Bank of America, N.A.” section of this supplement to our prospectus for a discussion of our Bank of America Line of Credit. In connection with the acquisition, we paid an acquisition fee of approximately $2,063,000, or 2.75% of the aggregate purchase price of Philadelphia SNF Portfolio, to Grubb & Ellis Equity Advisors.

Description of Philadelphia SNF Portfolio

Philadelphia SNF Portfolio consists of five separate skilled nursing facilities: (i) Care Pavilion Skilled Nursing Facility is a three and four-story facility, which was built in 1975 with an addition completed in 1981; (ii) Cheltenham Skilled Nursing Facility is a three-story facility, which was originally constructed in 1900 with additions completed in 1978 and 1985; (iii) Cliveden Skilled Nursing Facility is a three-story facility constructed in 1977, which had additional renovations completed in 1999; (iv) Maplewood Manor Skilled Nursing Facility is a four-story facility constructed in 1975; and (v) Tucker House Skilled Nursing Facility is a four-story facility built in 1978. Philadelphia SNF Portfolio totals approximately 392,000 square feet of GLA and 1,196 beds. The facilities are located throughout the city of Philadelphia, Pennsylvania. Philadelphia SNF Portfolio is 100% leased to one tenant, PA Holdings-SNF, L.P., which is an affiliate of the operator, Mid-Atlantic Health Care, LLC, which provides skilled nursing services at each of the five facilities. The five facilities of Philadelphia SNF Portfolio are leased under a master lease with the sole tenant, which is a 15-year absolute net lease that expires in June 2026.

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The following table shows, as of September 15, 2011, the effective annual rental rate per square foot, GLA, lease expiration and renewal options for the sole tenant of Philadelphia SNF Portfolio:

	Effective Annual
	Rental Rate Per		Lease
Tenant	Square Foot	GLA (Sq Ft)	Expiration	Renewal Options

Philadelphia SNF Portfolio
PA Holdings — SNF, L.P.	$19.19	392,000	June 2026	2 Five-Year Terms followed by 1 Four-Year and Eleven Months Term followed by 1 Five-Year Term

In addition to Philadelphia SNF Portfolio, Mid-Atlantic Health Care, LLC operates or manages seven skilled nursing facilities located in the states of Maryland and Delaware. Mid-Atlantic Health Care, LLC commenced operations in 2003 and is viewed as a leader in innovative post-hospital services throughout the region. Philadelphia SNF Portfolio faces competition from a variety of skilled nursing, rehabilitation centers and other medical facilities in Philadelphia and the surrounding areas.

We believe that Philadelphia SNF Portfolio is suitable for its intended purpose and adequately covered by insurance. Pursuant to the terms of our master lease with the tenant, we may pay our tenant up to $2,500,000 for certain tenant improvements completed at Philadelphia SNF Portfolio by the tenant within the first two years of its lease term, subject to meeting certain conditions, such as specified rent coverage ratios. We will fund such payments for tenant improvements with cash on hand. For federal income tax purposes, we estimate that the depreciable basis in Philadelphia SNF Portfolio will be approximately $75,511,000. For federal income tax purposes, we depreciate furniture and equipment, land improvements and buildings based upon the mandated modified accelerated cost recovery system over five to seven, 15 and 39 years, respectively.

Philadelphia SNF Portfolio was acquired from an owner/operator that occupied 100% of the five skilled nursing facilities comprising the facilities for the last five years; therefore, no rent was paid during this period.

Renewal of Our Advisory Agreement

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Our Advisor” section on page 8 of our prospectus, the “Risk Factors — Investment Risks — Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement” section beginning on page 22 of our prospectus, the “Risk Factors — Risks Related to Our Business — Our advisor may terminate the advisory agreement, which could require us to pay substantial fees and may require us to find a new advisor” section on page 31 of our prospectus and the “Management of Our Company — The Advisory Agreement” section beginning on page 121 of our prospectus:

On May 31, 2011, our board of directors, including a majority of our independent directors, approved, and on June 1, 2011, we and Grubb & Ellis Healthcare REIT II Holdings, LP entered into, a second amended and restated advisory agreement, or the advisory agreement, with Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, based upon an evaluation of (i) the advisor’s performance to date; (ii) the expenses incurred by us in light of our investment performance, net assets and net income; (iii) the compensation paid to our advisor in relation to the nature and quality of services performed (and such compensation being within the limits prescribed by our charter); (iv) the amount of the fees paid to our advisor in relation to the size, composition and performance of our portfolio; (v) the success of our advisor in generating opportunities that meet our investment objectives; (vi) rates charged to other unaffiliated real estate investment trusts and to investors other than real estate investment trusts by advisors performing the same or similar services; (vii) additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business; (viii) the quality and extent of service and advice

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furnished by our advisor; (ix) the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (x) the quality of our portfolio relative to the investments generated by our advisor for its own account. Based on the aforementioned factors and the supervision of our advisor by our independent directors, our independent directors determined that the provisions of the former advisory agreement, as amended, were being carried out, and deemed it to be in our best interest to renew such agreement through the execution of the advisory agreement. The advisory agreement has a term of one year and will terminate on June 1, 2012, unless earlier terminated without cause or penalty by either party, subject to a 60-day transition period with respect to certain provisions of the advisory agreement, or renewed for an additional one-year term upon written mutual consent of the parties to the agreement. As a result, all references in our prospectus to the advisory agreement now refer to the advisory agreement entered into on June 1, 2011.

Entry into an Amended and Restated Dealer Manager Agreement

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Our Dealer Manager” section on page 9 of our prospectus:

On May 31, 2011, our board of directors, including a majority of our independent directors, approved, and on June 1, 2011, we entered into, an amended and restated dealer manager agreement, or the dealer manager agreement, with Grubb & Ellis Capital Corporation. As a result, all references in our prospectus to the dealer manager agreement now refer to the dealer manager agreement entered into on June 1, 2011.

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Distribution Policy” section beginning on page 15 of our prospectus and the “Description of Capital Stock — Distribution Policy” section beginning on page 170 of our prospectus:

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2010 and ending on December 31, 2011. The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per day per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date are paid only from legally available funds.

Risks Related to Our Business

The “Risk Factors — Risks Related to Our Business — We have not had sufficient cash available from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources, such as our sponsor. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment” section beginning on page 24 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

We have not had sufficient cash available from operations to pay distributions, and therefore, we have paid, and may continue to pay, distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources, such as our sponsor. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment.

Distributions payable to our stockholders may include a return of capital, rather than a return on capital. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not

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make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (iii) jeopardize our ability to qualify or maintain our qualification as a REIT. The actual amount and timing of distributions are determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify or maintain our qualification as a REIT. As a result, our distribution rate and payment frequency vary from time to time.

We have used, and in the future may use, the net proceeds from our offering, borrowed funds, or other sources, such as Grubb & Ellis Company, or Grubb & Ellis, or our sponsor, to pay cash distributions to our stockholders in order to qualify or maintain our qualification as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. As a result, the amount of net proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We acquired our first property, Lacombe Medical Office Building, on March 5, 2010. Our sponsor did not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on December 31, 2011.

The distributions are calculated based on 365 days in the calendar year and are equal to $0.0017808 per day per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date are paid only from legally available funds. We can provide no assurance that we will be able to continue this distribution rate or pay any subsequent distributions.

For the six months ended June 30, 2011, we paid distributions of $6,335,000 ($3,214,000 in cash and $3,121,000 in shares of our common stock pursuant to the DRIP). None of our distributions were paid from cash flows from operations of $(892,000) and $6,335,000, or 100%, of the distributions were paid from our offering proceeds. Under accounting principles generally accepted in the United States of America, or GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses are paid from offering proceeds.

For a further discussion of distributions, see the “Our Performance — Information Regarding Our Distributions” section of this supplement to our prospectus.

As of June 30, 2011, we had an amount payable of $495,000 to our advisor or its affiliates for lease commissions, asset and property management fees, operating expenses, on-site personnel payroll and acquisition related expenses, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of June 30, 2011, no amounts due to our advisor or its affiliates have been deferred, waived or forgiven. Our advisor and its affiliates have no obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with the net proceeds from our offering, funds from our sponsor or borrowed funds. As a result, the

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amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the six months ended June 30, 2011 and 2010, our funds from operations, or FFO, were $(2,295,000) and $(2,297,000), respectively. For the six months ended June 30, 2011, we paid distributions of $6,335,000, or 100% of the distributions, using proceeds from our offering. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net loss to FFO, see the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this supplement to our prospectus.

Updates Regarding Our Sponsor

The “Risk Factors — Risks Related to Our Business — Our success is dependent on the performance of our sponsor” section on page 32 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Our success is dependent on the performance of our sponsor.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow-down in our sponsor’s industry. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that our sponsor has already experienced and would continue to put downward pressure on our sponsor’s revenues and operating results. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.

In addition, our sponsor has announced, among other things, that it has retained JMP Securities LLC as an advisor to explore strategic alternatives for Grubb & Ellis, including a potential merger or sale transaction. Our sponsor disclosed in its Form 10-K for the year ended December 31, 2010 that it entered into a commitment letter and exclusivity agreement with Colony Capital Acquisitions, LLC, pursuant to which (i) Colony Capital Acquisitions, LLC and one or more of its affiliates, or collectively, Colony, agreed to provide an $18,000,000 senior secured term loan credit facility, or the Senior Secured Credit Facility, and (ii) Colony obtained the exclusive right for 60 days, commencing on March 30, 2011, to negotiate a strategic transaction with our sponsor. On April 18, 2011, our sponsor announced that it had closed the $18,000,000 Senior Secured Credit Facility and as of May 16, 2011 it was fully drawn upon. On May 29, 2011, the exclusivity period ended with respect to negotiations for a strategic transaction between Colony and our sponsor, which allows our sponsor to engage in discussions with parties other than, or in addition to, Colony. There can be no assurance that any strategic transaction with Colony, or with any other strategic partner, will be completed. If our sponsor does not complete a strategic transaction with Colony, or with any other strategic partner, such result could have a material adverse effect on our sponsor’s revenues, which could negatively impact the performance of our advisor and could cause our results of operations and financial condition to suffer. Similarly, if our sponsor enters into a merger or sale transaction, the effect of such a transaction is unknown, but could have a material adverse effect on the performance of our advisor, which could cause our results of operations and financial condition to suffer.

Furthermore, on May 19, 2011, our sponsor received written notice, or the Notice, from NYSE Regulation, Inc. that it is not currently in compliance with the continued listing standards of the New York Stock Exchange, or the NYSE, which require an average market capitalization of not less than $50 million over 30 consecutive trading days and shareholders’ equity of not less than $50 million. Our sponsor has made the requisite submissions to the NYSE and is currently in dialogue with the NYSE regarding its proposed plan to regain compliance with the NYSE’s continued listing standards, or the Plan. The NYSE has yet to determine whether our sponsor has made a reasonable demonstration of its ability to come into conformity

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with the relevant standards within the 18-month period, or whether it will require our sponsor to do so within a lesser time period. The NYSE will either (i) accept the Plan, at which time it would specify the applicable time period within which our sponsor has to come into compliance and continue to monitor our sponsor for compliance with the Plan or (ii) reject the Plan, at which time our sponsor would be subject to suspension and delisting proceedings. If the trading of our sponsor’s stock on the NYSE is suspended or our sponsor’s stock is delisted from the NYSE, such result could have a material adverse effect on our sponsor’s revenues, which could negatively impact the performance of our advisor and could cause our results of operations and financial condition to suffer.

The third and fourth paragraphs of the “Management of our Company — Grubb & Ellis” section beginning on page 118 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Grubb & Ellis is listed on the NYSE under the ticker symbol “GBE.” However, on May 19, 2011, Grubb & Ellis received the Notice from NYSE Regulation, Inc. that it is not currently in compliance with the continued listing standards of the NYSE, which require an average market capitalization of not less than $50 million over 30 consecutive trading days and shareholders’ equity of not less than $50 million. Our sponsor has made the requisite submissions to the NYSE and is currently in dialogue with the NYSE regarding the Plan to regain compliance with the NYSE’s continued listing standards. The NYSE has yet to determine whether Grubb & Ellis has made a reasonable demonstration of its ability to come into conformity with the relevant standards within the 18-month period, or whether it will require Grubb & Ellis to do so within a lesser time period. The NYSE will either (i) accept the Plan, at which time it would specify the applicable time period within which Grubb & Ellis has to come into compliance and continue to monitor Grubb & Ellis for compliance with the Plan or (ii) reject the Plan, at which time Grubb & Ellis would be subject to suspension and delisting proceedings. During this period, Grubb & Ellis’s common stock will continue to be traded on the NYSE (with a “.BC” indicator affixed to the GBE ticker symbol), subject to Grubb & Ellis’s compliance with other NYSE continued listing criteria.

Grubb & Ellis has announced, among other things, that it has retained JMP Securities LLC as an advisor to explore strategic alternatives for Grubb & Ellis, including a potential merger or sale transaction. Grubb & Ellis disclosed in its Form 10-K for the year ended December 31, 2010 that it entered into a commitment letter and exclusivity agreement with Colony Capital Acquisitions, LLC, pursuant to which (i) Colony agreed to provide the $18,000,000 Senior Secured Credit Facility, and (ii) Colony obtained the exclusive right for 60 days, commencing on March 30, 2011, to negotiate a strategic transaction with Grubb & Ellis. On April 18, 2011, our sponsor announced that it had closed the $18,000,000 Senior Secured Credit Facility and as of May 16, 2011 it was fully drawn upon. On May 29, 2011, the exclusivity period ended with respect to negotiations for a strategic transaction between Colony and Grubb & Ellis, which allows Grubb & Ellis to engage in discussions with parties other than, or in addition to, Colony. There can be no assurance that any strategic transaction with Colony, or with any other strategic partner, will be completed.

The following information should be read in conjunction with the “Management of our Company — Grubb & Ellis” section beginning on page 118 of our prospectus:

Effective as of June 10, 2011, Mathieu B. Streiff resigned from his position as Executive Vice President, General Counsel and Secretary of Grubb & Ellis, as well as from all other officer and director positions he held with subsidiaries of Grubb & Ellis. All references in our prospectus to the offices of Mr. Streiff are hereby supplemented and revised accordingly.

Selected Financial Data

The following information should be read in conjunction with the disclosure contained in the “Selected Financial Data” section beginning on page 64 of our prospectus:

The following selected financial data as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009

14

is derived from our audited consolidated financial statements. The selected financial data as of June 30, 2011 and for the six months ended June 30, 2011 is derived from our unaudited consolidated financial statements.

The following selected financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from January 7, 2009 (Date of Inception) through December 31, 2009, and therefore, our results of operations for the six months ended June 30, 2011, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are not comparable.

The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

		December 31,
Selected Financial Data	June 30, 2011	2010	2009

BALANCE SHEET DATA:
Total assets	$433,555,000	$203,996,000	$13,809,000
Mortgage loans payable, net	$83,388,000	$58,331,000	$—
Lines of credit	$93,139,000	$11,800,000	$—
Stockholders’ equity	$238,123,000	$125,240,000	$13,283,000

			Period from
			January 7, 2009
			(Date of Inception)
	Six Months Ended	Year Ended	through
	June 30, 2011	December 31, 2010	December 31, 2009

STATEMENT OF OPERATIONS DATA:
Total revenues	$14,682,000	$8,682,000	$—
Loss from continuing operations	$(7,765,000)	$(7,423,000)	$(282,000)
Net loss attributable to controlling interest	$(7,766,000)	$(7,424,000)	$(281,000)
Net loss per common share — basic and diluted(1):
Net loss from continuing operations	$(0.36)	$(0.99)	$(1.51)
Net loss attributable to controlling interest	$(0.36)	$(0.99)	$(1.51)
STATEMENT OF CASH FLOWS DATA:
Net cash used in operating activities	$(892,000)	$(2,881,000)	$(40,000)
Net cash used in investing activities	$(192,922,000)	$(186,342,000)	$—
Net cash provided by financing activities	$196,720,000	$181,468,000	$13,813,000
OTHER DATA:
Distributions declared	$7,053,000	$4,866,000	$—
Distributions declared per share	$0.33	$0.65	$—
Funds from operations(2)	$(2,295,000)	$(3,837,000)	$(281,000)
Modified funds from operations(2)	$5,970,000	$2,909,000	$(263,000)
Net operating income(3)	$11,662,000	$6,481,000	$—

(1)	Net loss per common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

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(2)	For additional information on FFO and modified funds from operations, or MFFO, refer to the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this supplement which includes a reconciliation of our GAAP net loss to FFO and MFFO for each of our last four fiscal quarters ended June 30, 2011, for the six months ended June 30, 2011, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

(3)	For additional information on net operating income, refer to the “Our Performance — Net Operating Income” section of this supplement, which includes a reconciliation of our GAAP net loss to net operating income for the six months ended June 30, 2011, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Our Performance

The “Our Performance” section beginning on page 66 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, we believe, may be less informative. As a result, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income or loss.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, we view fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. In evaluating the performance of our portfolio over time, management employs business

16

models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after the time we cease to acquire properties on a frequent and regular basis. MFFO may provide investors with a useful indication of our future performance, particularly after our acquisition stage, and of the sustainability of our current distribution policy upon completion of our acquisition stage. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of historical performance, MFFO should not be construed as a historical performance measure. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for each of the last four quarters ended June 30, 2011, for the six months ended June 30, 2011, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

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The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for each of our last four fiscal quarters ended June 30, 2011, for the six months ended June 30, 2011, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

	Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Net loss	$(6,880,000)	$(885,000)	$(1,631,000)	$(2,930,000)
Add:
Depreciation and amortization — consolidated properties	3,274,000	2,202,000	1,869,000	1,157,000
Less:
Net (income) loss attributable to noncontrolling interests	(1,000)	—	—	(1,000)
Depreciation and amortization related to noncontrolling interests	(3,000)	(2,000)	(2,000)	(2,000)

FFO	$(3,610,000)	$1,315,000	$236,000	$(1,776,000)

Add:
Acquisition related expenses	$7,236,000	$1,549,000	$1,920,000	$2,847,000
Amortization of above and below market leases	80,000	45,000	30,000	28,000
Loss (gain) in fair value of derivative financial instruments	299,000	(74,000)	(51,000)	74,000
Loss on extinguishment of debt	—	42,000	—	—
Deferred rent receivables related to noncontrolling interests	—	1,000	1,000	—
Less:
Deferred rent receivables	(464,000)	(449,000)	(335,000)	(157,000)

MFFO	$3,541,000	$2,429,000	$1,801,000	$1,016,000

Weighted average common shares outstanding — basic and diluted	25,543,273	18,144,696	12,765,174	8,745,255

Net loss per common share — basic and diluted	$(0.27)	$(0.05)	$(0.13)	$(0.34)

FFO per common share — basic and diluted	$(0.14)	$0.07	$0.02	$(0.20)

MFFO per common share — basic and diluted	$0.14	$0.13	$0.14	$0.12

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			Period from
			January 7, 2009
			(Date of Inception)
	Six Months Ended	Year Ended	through
	June 30, 2011	December 31, 2010	December 31, 2009

Net loss	$(7,765,000)	$(7,423,000)	$(282,000)
Add:
Depreciation and amortization — consolidated properties	5,476,000	3,591,000	—
Less:
Net (income) loss attributable to noncontrolling interests	(1,000)	(1,000)	1,000
Depreciation and amortization related to noncontrolling interests	(5,000)	(4,000)	—

FFO	$(2,295,000)	$(3,837,000)	$(281,000)

Add:
Acquisition related expenses	$8,785,000	$7,099,000	$18,000
Amortization of above and below market leases	125,000	79,000	—
Loss in fair value of derivative financial instruments	225,000	143,000	—
Loss on extinguishment of debt	42,000	—	—
Deferred rent receivables related to noncontrolling interests	1,000	1,000	—
Less:
Deferred rent receivables	(913,000)	(576,000)	—

MFFO	$5,970,000	$2,909,000	$(263,000)

Weighted average common shares outstanding — basic and diluted	21,864,450	7,471,184	186,330

Net loss per common share — basic and diluted	$(0.36)	$(0.99)	$(1.51)

FFO per common share — basic and diluted	$(0.10)	$(0.51)	$(1.51)

MFFO per common share — basic and diluted	$0.27	$0.39	$(1.41)

Net Operating Income

As of June 30, 2011, we had completed 22 acquisitions comprising 53 buildings. The properties were 96.9% leased as of June 30, 2011. As of December 31, 2010, we had completed 14 acquisitions comprising 25 buildings. The properties were 98.3% leased as of December 31, 2010.

The aggregate net operating income for the properties for the six months ended June 30, 2011 was $11,662,000, as compared to $6,481,000 for the year ended December 31, 2010.

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net

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operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the six months ended June 30, 2011, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

			Period from
			January 7, 2009
			(Date of Inception)
	Six Months Ended	Year Ended	through
	June 30, 2011	December 31, 2010	December 31, 2009

Net loss	$(7,765,000)	$(7,423,000)	$(282,000)
Add:
General and administrative	2,379,000	1,670,000	268,000
Acquisition related expenses	8,785,000	7,099,000	18,000
Depreciation and amortization	5,476,000	3,591,000	—
Interest expense	2,793,000	1,559,000	—
Less:
Interest income	(6,000)	(15,000)	(4,000)

Net operating income	$11,662,000	$6,481,000	$—

Information Regarding Our Distributions

Our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on January 1, 2010 and ending on June 30, 2010, as a result of our sponsor, Grubb & Ellis, advising us that it intended to fund these distributions until we acquired our first property. We acquired our first property, Lacombe Medical Office Building, on March 5, 2010. Our sponsor did not receive any additional shares of our common stock or other consideration for funding these distributions, and we will not repay the funds provided by our sponsor for these distributions. Our sponsor is not obligated to contribute monies to fund any subsequent distributions. Subsequently, our board of directors authorized, on a quarterly basis, a daily distribution to our stockholders of record as of the close of business on each day of the quarterly periods commencing on July 1, 2010 and ending on December 31, 2011. The distributions were and will be calculated based on 365 days in the calendar year and equal to $0.0017808 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions were and will be aggregated and paid in cash or DRIP shares monthly in arrears. The distributions declared for each record date from the July 2010 through December 2011 periods were or will be paid monthly from August 2010 through January 2012, only from legally available funds.

The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to qualify as a REIT under the Internal Revenue Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to maintain our qualification as a REIT.

For the six months ended June 30, 2011, we paid distributions of $6,335,000 ($3,214,000 in cash and $3,121,000 in shares of our common stock pursuant to the DRIP). None of the distributions were paid from cash flows from operations of $(892,000) and $6,335,000, or 100.0% of distributions, were paid from our offering proceeds. For the six months ended June 30, 2010, we paid distributions of $979,000 ($477,000 in cash and $502,000 in shares of our common stock pursuant to the DRIP, none of which were paid from cash flows from operations of $(1,603,000). $259,000, or 26.5% of the distributions were paid from funds from our sponsor. The distributions in excess of funds from our sponsor were paid using offering proceeds.

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From our inception through June 30, 2011, we paid distributions of $10,407,000 ($5,301,000 in cash and $5,106,000 in shares of our common stock pursuant to the DRIP) as compared to cumulative cash flows from operations of $(3,813,000). $259,000, or 2.5% of the distributions, were paid from funds from our sponsor and $10,148,000, or 97.5% of the distributions, were paid from our offering proceeds.

Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses are paid from offering proceeds.

Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. Therefore, all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

The distributions paid during each of our last four fiscal quarters ended June 30, 2011, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions were as follows:

	Three Months Ended
	June 30, 2011		March 31, 2011		December 31, 2010		September 30, 2010

Distributions paid in cash	$1,914,000		$1,300,000		$941,000		$669,000
Distributions reinvested	1,833,000		1,288,000		893,000		590,000

Total distributions	$3,747,000		$2,588,000		$1,834,000		$1,259,000

Source of distributions:
Cash flows from operations	$—	—%	$1,101,000	42.5%	$599,000	32.7%	$—	—%
Offering proceeds	3,747,000	100%	1,487,000	57.5%	1,235,000	67.3%	1,259,000	100%

Total sources	$3,747,000	100%	$2,588,000	100%	$1,834,000	100%	$1,259,000	100%

The income tax treatment for distributions reportable for the year ended December 31, 2010 was as follows:

	Year Ended
	December 31, 2010

Ordinary income	$941,000	23.2%
Capital gain	—	—
Return of capital	3,122,000	76.8

	$4,063,000	100%

Amounts listed above do not include distributions paid on nonvested shares of our restricted common stock which have been separately reported.

As of June 30, 2011, we had an amount payable of $495,000 to our advisor or its affiliates for lease commissions, asset and property management fees, operating expenses, on-site personnel payroll and acquisition related expenses, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of June 30, 2011, no amounts due to our advisor or its affiliates have been deferred, waived or forgiven. Our advisor and its affiliates have no obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with net proceeds from our offering, funds from our sponsor or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

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For the six months ended June 30, 2011 and 2010, our FFO, was $(2,295,000) and $(2,297,000), respectively. For the six months ended June 30, 2011, we paid distributions of $6,335,000, or 100% of the distributions, from proceeds from our offering. For the six months ended June 30, 2010, we paid distributions of $259,000, or 26.5% of the distributions, using funds from our sponsor and $720,000, or 73.5% of the distributions, from proceeds from our offering.

From our inception through June 30, 2011, our cumulative FFO was $(6,413,000), as compared to cumulative distributions paid of $10,407,000. From our inception through June 30, 2011, we paid distributions of $259,000, or 2.5% of the distributions, from funds from our sponsor and $10,148,000, or 97.5% of the distributions, from our offering proceeds.

The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

For further information regarding FFO, which includes a reconciliation of our GAAP net loss to FFO, refer to the “Our Performance — Funds from Operations and Modified Funds from Operations” section of our prospectus and this supplement to our prospectus.

Dilution of the Net Tangible Book Value of Our Shares

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) the substantial fees paid in connection with our initial public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker-dealers and (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. As of June 30, 2011, our net tangible book value per share was $8.00. The offering price under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at June 30, 2011 was $10.00 per share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Entry into an Amendment to Our Loan Agreement and Loan Agreements

The following information should be read in conjunction with the disclosure contained in the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies with Respect to Borrowing” section beginning on page 83 of our prospectus:

Entry into Amendment to Loan Agreement with Bank of America, N.A.

On July 19, 2010, we entered into a loan agreement with Bank of America, or the Bank of America Loan Agreement, to obtain the Bank of America Line of Credit with an aggregate maximum principal amount of $25,000,000, whereby we initially secured the Bank of America Line of Credit with two of our properties, Lacombe Medical Office Building and Parkway Medical Center. We entered into amendments to the Bank of America Loan Agreement to further secure the Bank of America Line of Credit with: (i) St. Vincent Medical Office Building and Livingston Medical Arts Pavilion on September 15, 2010; (ii) Sylva Medical Office

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Building on November 15, 2010; (iii) Ennis Medical Office Building on January 28, 2011; and (iv) St. Anthony North Medical Office Building on September 14, 2011.

On May 4, 2011, we modified the terms of the Bank of America Line of Credit by entering into an amended loan agreement with Bank of America, or the Bank of America Line of Credit Modification. The material terms of the Bank of America Line of Credit Modification provide for: (i) an increase in the aggregate maximum principal amount available under the Bank of America Line of Credit from $25,000,000 to $45,000,000, subject to certain borrowing base conditions of: (a) a maximum 60.0% loan to value, or LTV, ratio, which was previously a 50.0% LTV ratio; (b) a maximum 60.0% loan to cost, or LTC, ratio, which was previously a 50.0% LTC ratio; and (c) a minimum 1.40x debt service coverage ratio, or DSCR, which was previously a 1.50x DSCR; (ii) a modified maximum dividend ratio of 0.95 to 1.00 based on funds from operations, excluding acquisition expenses, during the extension option period only if we choose to extend the maturity date for one year from July 19, 2012 to July 19, 2013, which was previously (a) 1.20 to 1.00 and set to commence as of the calendar quarter end occurring on December 31, 2011 and (b) 0.95 to 1.00 as of each calendar quarter occurring after December 31, 2011 through July 19, 2012, the Bank of America Line of Credit maturity date, including any extension thereof; and (iii) an interest rate equal to the daily floating London Interbank Offered Rate, or LIBOR, plus 3.50% or in the event the daily LIBOR rate is not available then Bank of America’s prime rate for such day, plus 3.50%, which was decreased from LIBOR or the Bank of America’s prime rate, plus 3.75% and is no longer subject to the interest floor of 5.00%. We paid a modification fee in connection with the Bank of America Line of Credit Modification. In the event of default, Bank of America has the right to assert its remedies and terminate its obligations under the Bank of America loan agreement, as amended, including the termination of funding of future loans, acceleration of payment on any unpaid principal amount of all outstanding loans and interest thereon and foreclosure on the properties securing the Bank of America Line of Credit, as amended, or any other properties that are added to the collateral pool.

As a result of the Bank of America Line of Credit Modification and based on the value of the seven properties securing the Bank of America Line of Credit, as amended, the aggregate borrowing capacity is $38,435,000 as of September 15, 2011.

Entry into Loan Agreement with General Electric Capital Corporation

On May 12, 2011, we, through the eight subsidiaries of our wholly owned subsidiary G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC, which hold title to the properties comprising the Dixie-Lobo Medical Office Building Portfolio, entered into an amended and restated loan agreement with General Electric Capital Corporation, or the Dixie-Lobo Lender, and an assumption and modification agreement with TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. TMB-I, L.P., and Longview-TMB, L.P., or the Dixie-Lobo Sellers, a loan guarantor, the Dixie-Lobo Guarantor, and the Dixie-Lobo Lender, in connection with our purchase of eight medical office buildings, or the Dixie-Lobo Medical Office Building Portfolio, and our assumption of an existing loan between the Dixie-Lobo Sellers, Dixie-Lobo Guarantor and the Dixie Lobo Lender. The loan is evidenced by a modified promissory note in the principal amount of $23,239,000, or the Dixie-Lobo Loan, an amended and restated loan agreement and an assumption and modification agreement and is secured by eight separate deeds of trust, or the Dixie-Lobo Loan Documents.

Pursuant to the Dixie-Lobo Loan Documents, the Dixie-Lobo Lender consented to: (i) our acquisition of Dixie-Lobo Medical Office Building Portfolio; (ii) our assumption of the Dixie-Lobo Loan; (iii) the release of the Dixie-Lobo Sellers from all liabilities and obligations under the Dixie-Lobo Loan Documents; (iv) the release of the Dixie-Lobo Guarantor from his liability and obligation under the Dixie-Lobo Loan Documents; and (v) our assumption of all liabilities and obligations under the Dixie-Lobo Loan Documents.

The Dixie-Lobo Loan Documents provide for: (i) a maturity date of December 28, 2011; (ii) a fixed interest rate of 6.34% per annum; (iii) a default interest rate of 10.34% per annum for so long as any default exists; (iv) a late fee equal to the greater of 10.34% per annum or 5.0% of the amount of the overdue payment until such overdue payment is paid in full; (v) prepayment of the loan in whole, but not in part, at any time

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prior to December 28, 2011 by providing written notice to the Dixie-Lobo Lender at least 15 days prior to the date of our prepayment of the loan and subject to a certain “make-whole amount” payment as defined in the Dixie-Lobo Loan Documents; provided however, such prepayment fee shall not apply if payment is made during the three months prior to the maturity date of December 28, 2011; and (vi) the establishment of certain impound and reserve accounts for real estate taxes, insurance and replacement. In the event of a default under the Dixie-Lobo Loan Documents, the Dixie-Lobo Lender has the right to terminate its obligations under the Dixie-Lobo Loan Documents, accelerate the payment on any unpaid principal balance of the Dixie-Lobo Loan, including interest thereon, and foreclose on the Dixie-Lobo Medical Office Building Portfolio.

As of September 15, 2011, the outstanding balance on the Dixie-Lobo Loan was $23,132,000. On September 13, 2011, we provided notice to the Dixie-Lobo Lender of our intent to pay off the Dixie-Lobo Loan in full by September 29, 2011 with no prepayment penalties assessed per the terms of the Dixie-Lobo Loan Documents.

Entry into Loan Agreement with Siemens Financial Services, Inc.

Effective May 27, 2011, we, G&E HC REIT II Monument LTACH Portfolio, LLC, our wholly owned subsidiary, and its four wholly owned subsidiaries, G&E HC REIT II Cape Girardeau LTACH, LLC, G&E HC REIT II Joplin LTACH, LLC, G&E HC REIT II Athens LTACH, LLC and G&E HC REIT II Columbia LTACH, LLC, entered into a loan agreement with Siemens Financial Services, Inc., or Siemens, to obtain a loan in the principal amount of $15,500,000, or the Siemens Loan, in connection with our previous acquisition of four separate long-term acute care hospitals, or the Monument LTACH Portfolio, which were acquired on four separate closing dates from August 12, 2010 to January 31, 2011. The Siemens Loan is evidenced by a replacement promissory note in the principal amount of $15,500,000, a loan and security agreement, a first amendment to loan and security agreement, a guaranty agreement and an environmental indemnity agreement and is secured by four separate deeds of trust on the four properties comprising the Monument LTACH Portfolio, or the Siemens Loan Agreement.

The material terms of the Siemens Loan Agreement provide for: (i) a maturity date of June 19, 2018; (ii) a fixed interest rate of 5.53% per annum; (iii) a late charge fee equal to 1.3% per month of each overdue amount under the Siemens Loan Agreement, including accelerated balances, whether such amount is due prior to or after in event of default, except as limited by the maximum rate permitted by law; (iv) the ability to prepay the Siemens Loan in whole or in part on or after May 19, 2013; provided however, that we provide Siemens written notice 30 days prior to the date we intend to make such prepayment and our payment of a prepayment premium in an amount equal to the yield amount as defined in the Siemens Loan Agreement. However, we will not be required to pay such prepayment premium for any prepayments of the Siemens Loan made on or after a date which is 90 days prior to the maturity date; and (v) an effective date of the Siemens Loan Agreement of May 27, 2011, due to certain conditions precedent under the Siemens Loan Agreement not being satisfied prior to the funding of the Siemens Loan as originally contemplated.

The Siemens Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by the Monument LTACH Portfolio and a minimum debt service coverage ratio of 1.50 to 1.00. In the event of a default under the Siemens Loan Agreement, Siemens has the right to terminate its obligations under the Siemens Loan Agreement, accelerate the payment on any unpaid principal balance of the Siemens Loan, including interest thereon, and foreclose on the four properties comprising the Monument LTACH Portfolio.

Entry into Additional Loan Agreement with KeyBank National Association

On June 30, 2011, we, through our operating partnership, the indirect subsidiaries of our wholly owned subsidiary, G&E HC REIT II Philadelphia SNF Portfolio Holdings, LLC, G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC, and G&E HC REIT II Midlothian SNF, LLC, subsidiaries of our wholly owned subsidiary, G&E HC REIT II Virginia SNF Portfolio Holdings, LLC, and G&E HC REIT II Yuma SNF, LLC, our wholly owned subsidiary, entered into a loan agreement with KeyBank to obtain the KeyBank Line of Credit, with an aggregate maximum principal

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amount of $71,500,000. The KeyBank Line of Credit is evidenced by a promissory note in the principal amount of $71,500,000, a credit agreement, an environmental indemnity agreement, a letter fee agreement, two separate guaranty agreements and is secured by 10 separate deeds of trust, or collectively, the KeyBank Line of Credit Agreement. We initially secured the KeyBank Line of Credit with 10 of our properties, including four facilities from our previously acquired Virginia Skilled Nursing Facility Portfolio, located in several cities throughout Virginia, or the Virginia SNF properties, our previously acquired Yuma Skilled Nursing Facility, located in Yuma, Arizona, or the Yuma property, and the five facilities comprising Philadelphia SNF Portfolio, which are collectively referred to as the Borrowing Base Properties. The proceeds from loans made under the KeyBank Line of Credit may be used to acquire, finance or refinance eligible properties or for other incidental purposes as approved by KeyBank. The initial term of the KeyBank Line of Credit Agreement is 36 months from the closing date, maturing on June 30, 2014, which may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee.

During the initial and the extended term of the KeyBank Line of Credit Agreement, any loan made under the KeyBank Line of Credit Agreement shall bear interest at a per annum rate depending on the type of loan being provided for under the KeyBank Line of Credit Agreement. As a result, the interest rates shall be as follows: (i) for loans designated as “LIBOR Loans,” as defined in the KeyBank Line of Credit Agreement, the interest rate shall be based on LIBOR, as defined in the KeyBank Line of Credit Agreement, plus 3.50%; (ii) for loans designated as “Prime Rate Loans,” as defined in the KeyBank Line of Credit Agreement, the interest rate shall be equal to a fluctuating interest rate per annum equal to the rate of interest established by KeyBank as its “Prime Rate,” plus 0.75% per annum; and (iii) for loans designated as “Base Rate Loans,” as defined in the KeyBank Line of Credit Agreement, the interest rate shall be equal to a fluctuating interest rate equal to 3.50% per annum plus the greater of: (a) a rate of interest established by KeyBank as its “Prime Rate;” (b) the Federal Funds Rate plus 0.50% per annum; or (c) the interest rate then in effect for LIBOR Loans, plus 1.00% per annum. In addition to interest, we are required to pay a fee on the unused portion of the KeyBank Line of Credit at a per annum rate equal to 0.50%, which shall be waived by KeyBank for any quarter where our average aggregate usage of the KeyBank Line of Credit is 65.0% or greater of the total aggregate maximum principal amount available to us under the KeyBank Line of Credit. For all amounts due under the KeyBank Line of Credit Agreement which are not paid within 10 days after such amount was due, we shall pay a late charge equal to the greater of 4.0% of such unpaid amount or $50.00. In the event of a default, we shall be required to pay a default interest rate equal to the interest rate then in effect based on the type of loan, plus 3.00% per annum.

The actual amount of credit available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Line of Credit Agreement. In addition, the KeyBank Line of Credit can be increased by an amount up to $28,500,000 upon meeting certain conditions as provided for in the KeyBank Line of Credit Agreement, including the addition of properties to the collateral pool to secure the KeyBank Line of Credit and the payment of a fee to KeyBank in an amount equal to 1.50% of proceeds raised in excess of $71,500,000. Additional financial institutions may become lenders under the KeyBank Line of Credit Agreement. The obligations of our operating partnership and the Borrowing Base Properties with respect to the KeyBank Line of Credit Agreement are guaranteed by us, including but not limited to, the payment of any outstanding indebtedness under the KeyBank Line of Credit Agreement and all terms, conditions and covenants of the KeyBank Line of Credit Agreement, as further discussed below. In addition, our operating partnership has pledged a security interest in the Borrowing Base Properties that serve as collateral for the KeyBank Line of Credit pursuant to the terms of the KeyBank Line of Credit Agreement.

Furthermore, KeyBank shall have the exclusive right of first refusal and right of first offer to arrange for on our behalf or otherwise provide any permanent loan regarding any Borrowing Base Properties (past or present) or other real estate assets owned by us, in an aggregate amount of not less than $50,000,000, or the threshold amount. As a result, if the KeyBank Line of Credit Agreement is terminated, whether by our voluntary election, default or as otherwise provided for by the KeyBank Line of Credit Agreement, or the termination date, we shall pay to KeyBank an exit fee equal to 2.0% of the difference between the threshold amount minus the aggregate original principal amount of all loans provided or arranged by KeyBank;

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provided, that if KeyBank arranges any such loan that is funded within the period of one year after the termination date, then we shall receive a refund of that portion of such exit fee previously paid in the amount equal to the amount by which such exit fee would have been reduced if such loan had been in place on or before the termination date.

The KeyBank Line of Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries that own properties that serve as collateral for the KeyBank Line of Credit. The KeyBank Line of Credit Agreement also imposes the following financial covenants, which are specifically defined in the KeyBank Line of Credit Agreement, on us, our operating partnership and the Borrowing Base Properties, as applicable: (a) a maximum consolidated total leverage ratio of less than 0.60 to 1.00; (b) a minimum debt service coverage ratio of 1.45 to 1.00; (c) a minimum consolidated net worth covenant of $85,486,000, plus 85.0% of all net issuance proceeds as defined pursuant to the KeyBank Line of Credit Agreement; (d) a minimum rent coverage ratio for the Borrowing Base Properties of 1.10 to 1.00 for the fiscal quarters ending June 30, 2011 and September 30, 2011, which increases by 0.05 each fiscal quarter until December 31, 2012, whereby the ratio will be 1.35 to 1.00 for each fiscal quarter thereafter. In addition, the KeyBank Line of Credit Agreement includes events of default that are customary for credit facilities and transactions of this type. In the event of default, KeyBank has the right to assert its remedies and terminate its obligations under the KeyBank Line of Credit Agreement, including the termination of funding of future loans, acceleration of payment on any unpaid principal amount of all outstanding loans and interest thereon and foreclosure on the properties securing the KeyBank Line of Credit, or any other properties that are added to the collateral pool. In connection with obtaining the KeyBank Line of Credit, we paid an underwriting fee to KeyBank.

On June 30, 2011, we borrowed $71,139,000 under the KeyBank Line of Credit, $17,039,000 of which was used to pay off existing debt on G&E HC REIT II Midlothian SNF, LLC and G&E HC REIT II Charlottesville SNF, LLC (see the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies With Respect to Borrowing — Entry into Loan Agreement with KeyBank National Association” section of our prospectus for a discussion of these loans), $52,870,000 of which was used to purchase Philadelphia SNF Portfolio and the remainder to pay fees and costs associated with the closing of the KeyBank Line of Credit.

Based on the value of the Borrowing Base Properties securing the KeyBank Line of Credit, the aggregate borrowing capacity is $71,500,000 as of September 15, 2011.

Depreciation

The following information should be read in conjunction with the “Investment Objectives, Strategy and Criteria — Depreciation” section beginning on page 99 of our prospectus:

As of September 15, 2011, for federal income tax purposes, our depreciable basis in our acquired properties was approximately $401,465,000 in total. For federal income tax purposes, we depreciate furniture and equipment, land improvements and buildings based upon the modified accelerated recovery system over five to seven, 15 and 39 years, respectively.

Management of Our Company

The following information should be read as a new subsection of the “Management of Our Company” section beginning on page 107 of our prospectus:

Additional Stock Purchase by Our Chairman of the Board of Directors and Chief Executive Officer

On August 19, 2011, our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson, together with his wife, April L. Hanson, purchased approximately 55,556 shares of our common stock pursuant to this offering at a price of $9.00 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such transactions, for a total investment of $500,000. This investment is in addition to shares Mr. Hanson has agreed to purchase through the Executive Stock Purchase

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Plan he entered into on April 7, 2011, whereby Mr. Hanson irrevocably agreed to invest 100% of his net after-tax cash compensation as an executive officer of our sponsor, directly into our company by purchasing shares of our common stock on a regular basis, corresponding to regular payroll periods and the payment of any other cash compensation, including bonuses.

The following information should be read in conjunction with the discussion contained in the “Management of Our Company — Directors and Executive Officers” section beginning on page 110 of our prospectus:

Effective as of June 27, 2011, Danny Prosky, our President and Chief Operating Officer and the President and Chief Operating Officer of our advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC, was appointed as the Executive Vice President and Secretary of GEEA Property Management.

Compensation Paid to Our Advisor

The “Compensation Table — Compensation Paid to Our Advisor” section on page 132 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Amounts incurred
from Inception through
Type of Compensation	June 30, 2011

Offering Stage:
Selling Commissions	$19,881,000
Dealer Manager Fee	$8,753,000
Other Organizational and Offering Expenses	$2,927,000
Acquisition and Development Stage:
Acquisition Fee	$11,321,000
Development Fee	$—
Reimbursement of Acquisition Expenses	$48,000
Operational Stage:
Asset Management Fee	$1,708,000
Property Management Fees	$558,000
On-site Personnel and Engineering Payroll	$94,000
Lease Fees	$363,000
Construction Management Fee	$34,000
Operating Expenses	$90,000
Related Party Services Agreement	$299,000
Compensation for Additional Services	$79,000
Disposition/Liquidation Stage:
Disposition Fees	$—
Subordinated Distribution of Net Sales Proceeds	$—
Subordinated Distribution Upon Listing	$—

As of June 30, 2011, compensation incurred but not yet paid was approximately $1,241,000, representing normal accruals for second quarter 2011 activities.

Federal Tax Income Considerations

The following information should be read as a new subsection of the “Federal Income Tax Considerations” section beginning on page 142 of our prospectus:

Customer Reporting Requirements for Brokers

The Energy Improvement and Extension Act of 2008, or the Act, imposed new customer reporting requirements on certain financial intermediaries, or brokers. The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the Internal Revenue Service, or the IRS, to include in the information return the stockholder’s adjusted basis in the

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security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Section 1222 of the Internal Revenue Code. Under Section 6045(g)(3) of the Internal Revenue Code, a “covered security” generally includes any share of stock in a corporation that was acquired on or after January 1, 2011, or January 1, 2012 for stock issued pursuant to a qualified distribution reinvestment plan. We have determined that shares of our common stock that were acquired on or after January 1, 2011, and shares issued pursuant to our DRIP on or after January 1, 2012, are covered securities under the Act. Thus, stockholders who sell, redeem or otherwise liquidate shares that were purchased on or after January 1, 2011, or shares that were issued pursuant to our DRIP on or after January 1, 2012, will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Section 1222 of the Internal Revenue Code. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information will also be reported to the IRS.

When determining the adjusted basis of the shares liquidated, Section 6045(g)(2)(B) of the Internal Revenue Code requires us to use the first-in, first-out method for stock acquired on or after January 1, 2011 other than for stock issued pursuant to our DRIP. When using the first-in, first-out method, we are required to identify the shares liquidated in the order that they were acquired. However, as an alternative to the first-in, first-out method, a stockholder may make an “adequate identification” of the shares at or before the time of the liquidation request. Please consult your tax advisor for acceptable methods of making an adequate identification of shares.

With respect to stock issued pursuant to our DRIP on or after January 1, 2012, Section 6045(g)(2)(B) of the Internal Revenue Code requires us to use our default method, which may be the first-in, first-out method described above or the average basis method. When using the average basis method, the adjusted basis of each share issued pursuant to our DRIP would be equal to the average acquisition cost of all shares issued pursuant to our DRIP held in the account at the time of the liquidation request. Currently, our default method is the first-in, first-out basis method. Therefore, we will use the first-in, first-out method described above to identify the shares liquidated unless, at or before the time of the liquidation request, (a) a stockholder informs us that they wish to make an adequate identification of the shares or (b) a stockholder informs us that they wish to use the average basis method. Please consult your tax advisor if you wish to make an adequate identification of shares or use the average basis method.

Share Repurchase Plan

The tenth paragraph of the “Share Repurchase Plan” section beginning on page 175 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

For the six months ended June 30, 2011, we received share repurchase requests and repurchased 53,136 shares of our common stock for an aggregate of $501,000 at an average repurchase price of $9.44 per share, using proceeds we received from the sale of shares of our common stock pursuant to the DRIP. For the year ended December 31, 2010, we had received share repurchase requests and had repurchased 21,000 shares of our common stock for an aggregate of $210,000 at an average price of $10.00 per share, using proceeds we received from the sale of shares of our common stock pursuant to the DRIP.

Internalization Transaction

The following information should be read in conjunction with the “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Internalization Transaction” section on page 180 of our prospectus:

At the 2011 annual meeting of stockholders, held on June 14, 2011, our stockholders approved a proposal to amend our charter to eliminate any compensation or remuneration to our advisor in connection with an internalization transaction (acquisition of management functions from the advisor). The amendment to our charter was subsequently filed with the State Department of Assessments and Taxation of Maryland on June 15, 2011.

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Experts

The following information should be read in conjunction with the “Experts” section on page 192 of our prospectus:

The statement of revenues and certain expenses of Milestone Medical Office Building Portfolio for the year ended December 31, 2010 and the balance sheets of Mid-Atlantic Health Care, LLC as of December 31, 2009 and 2010, and the related statements of operations, members’ equity and cash flows for each of the three years in the period ended December 31, 2010 which are incorporated by reference in this prospectus have been audited by KMJ Corbin & Company LLP, an independent audit firm, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

The “Incorporation of Certain Information by Reference” section beginning on page 192 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.gbe-reits.com/healthcare2/. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 10, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 filed with the SEC on May 12, 2011 and August 11, 2011, respectively;

•	Definitive Proxy Statement filed with the SEC on April 28, 2011 in connection with our Annual Meeting of Stockholders held on June 14, 2011; and

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 4, 2011, January 13, 2011, February 3, 2011, February 14, 2011, March 8, 2011, March 11, 2011, March 14, 2011, March 17, 2011, March 21, 2011, March 25, 2011, April 4, 2011, April 5, 2011, April 7, 2011, April 11, 2011, April 14, 2011, April 15, 2011, April 19, 2011, April 20, 2011, April 26, 2011, April 29, 2011, May 5, 2011, May 6, 2011, May 10, 2011, May 13, 2011, May 18, 2011, May 31, 2011, June 1, 2011, June 2, 2011, June 3, 2011, June 6, 2011, June 13, 2011, June 14, 2011, June 16, 2011, June 20, 2011, July 6, 2011, July 7, 2011, July 11, 2011, July 19, 2011, August 1, 2011, August 11, 2011, August 12, 2011, August 18, 2011, August 19, 2011, August 24, 2011, September 2, 2011, September 16, 2011 and September 20, 2011.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 97205, (714) 667-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

Incorporated by reference from “Quantitative and Qualitative Disclosures about Market Risk” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which are incorporated into this prospectus pursuant to Part I, “Incorporation of Certain Information by Reference.”

Item 31.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee	$183,303
FINRA filing fee	75,500
Printing and postage	8,000,000
Legal fees and expenses	3,500,000
Accounting fees and expenses	1,000,000
Advertising and sales literature	11,250,000
Blue sky expenses	750,000
Transfer agent and escrow fees	2,500,000
Due diligence	2,740,697

Total	$29,999,500

Item 32.	Sales to Special Parties

The Registrant’s executive officers and directors, as well as officers and employees of Grubb & Ellis Healthcare REIT II Advisor, LLC, the Registrant’s advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of common stock pursuant to the primary offering at a discount. The purchase price for such shares of common stock shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales.

The Registrant will sell shares of common stock pursuant to the primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.

The Registrant will not pay any selling commissions with respect to the sale of their shares of common stock pursuant to the primary offering if the investor has engaged the services of a registered investment advisor, paid on a fee-for-service or assets under management basis by the investor.

The Registrant, the dealer manager and/or the participating broker-dealer may agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer.

In connection with sales of certain minimum numbers of shares of common stock to a purchaser, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, the Registrant issued 20,000 shares of its common stock to Grubb & Ellis Healthcare REIT II Advisor, LLC for $10.00 per share in a private offering on February 4, 2009. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On October 21, 2009, the Registrant issued 5,000 shares of restricted common stock to each of its independent directors pursuant to the Registrant’s 2009 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 8, 2010, in connection with the re-election of the Registrant’s independent directors, the Registrant issued 2,500 shares of restricted common stock to each of its independent directors pursuant to the Registrant’s 2009 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 14, 2011, in connection with the re-election of the Registrant’s independent directors, the Registrant issued 2,500 shares of restricted common stock to each of its independent directors pursuant to the Registrant’s 2009 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

Item 34.	Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them or hold an Indemnitee harmless for any liability or loss suffered by the Registrant, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the

Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the requirements of the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements

The following financial statements are incorporated into this registration statement and the prospectus included herein by reference:

•	The consolidated financial statements of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 10, 2011;

•	The condensed consolidated financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 12, 2011;

•	The condensed consolidated financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 11, 2011;

•	The pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 13, 2011;

•	The pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on April 11, 2011;

•	The financial statements of Milestone Medical Office Building Portfolio and the related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 12, 2011; and

•	The financial statements of Mid-Atlantic Health Care, LLC and the related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 16, 2011.

(b)	Exhibits

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933, as amended; (ii) any free writing prospectus relating to the offering prepared by the Registrant or on its behalf or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by the Registrant or on its behalf; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933, as amended, during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period for which audited financial statements have been filed or are required to have been filed on Form 8-K; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2010. Additional information can be found in the Prior Performance Summary and Tables I through V. Information for Grubb & Ellis Healthcare REIT, Inc. is for the year ended December 31, 2008 and the six months ended June 30, 2009. The last quarterly period for which the Grubb & Ellis Group and its affiliates performed the accounting for Grubb & Ellis Healthcare REIT, Inc. was June 30, 2009. Information for Grubb & Ellis Apartment REIT, Inc. is for the two years ended December 31, 2009 and the nine months ended September 30, 2010. The last quarterly period for which the Grubb & Ellis Group and its affiliates performed the accounting for Grubb & Ellis Apartment REIT, Inc. was September 30, 2010.

Program:	Grubb & Ellis Apartment REIT, Inc.		Grubb & Ellis Apartment REIT, Inc.
Name, location, type of property	Arboleda Apartments Cedar Park, TX Apartment		Creekside Crossing Lithonia, GA Apartment
Number of units and total square feet of units	312/251,000		280/281,000
Date of purchase	3/31/2008		6/26/2008
Mortgage financing at date of purchase	$17,651,000	(1)	$17,000,000	(2)
Cash down payment	$12,477,000		$9,162,000
Contract purchase price plus acquisition fee	$30,128,000		$26,162,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$183,000		$108,000
Total acquisition cost	$30,311,000		$26,270,000

Program:	Grubb & Ellis Apartment REIT, Inc.		Grubb & Ellis Apartment REIT, Inc.
Name, location, type of property	Kedron Village Peachtree City, GA Apartment		Canyon Ridge Apartments Hermitage, TN Apartment
Number of units and total square feet of units	216/252,000		350/341,000
Date of purchase	6/27/2008		9/15/2008
Mortgage financing at date of purchase	$20,000,000	(3)	$24,000,000	(4)
Cash down payment	$10,488,000		$13,132,000
Contract purchase price plus acquisition fee	$30,488,000		$37,132,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$78,000		$274,000
Total acquisition cost	$30,566,000		$37,406,000

Program:	Grubb & Ellis Apartment REIT, Inc.		Grubb & Ellis Apartment REIT, Inc.
Name, location, type of property	Bella Ruscello Luxury Apartment Homes Duncanville, TX Apartment		Mission Rock Ridge Apartments Arlington, TX Apartment
Number of units and total square feet of units	216/174,000		226/212,000
Date of purchase	3/24/2010		9/30/2010
Mortgage financing at date of purchase	$13,300,000		$13,900,000
Cash down payment	$4,622,000		$6,553,000
Contract purchase price plus acquisition fee	$17,922,000		$20,453,000
Other cash expenditures expensed/(credited)	$273,000		$908,000
Other cash expenditures capitalized	$—		$—
Total acquisition cost	$18,195,000		$21,361,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $11,550,000 under its line of credit to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $9,487,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $6,513,000 under its line of credit and $3,700,000 under an unsecured note from an affiliate to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $7,300,000 under its line of credit and $5,400,000 under an unsecured note from an affiliate to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Medical Portfolio 1 Overland, KS and Largo, Brandon and Lakeland, FL Medical Office		Fort Road Medical Building St. Paul, MN Medical Office
Gross leasable square footage	163,000		50,000
Date of purchase	2/1/2008		3/6/2008
Mortgage financing at date of purchase	$22,000,000	(1)	$5,800,000	(2)
Cash down payment	$16,059,000		$3,110,000
Contract purchase price plus acquisition fee	$38,059,000		$8,910,000
Other cash expenditures expensed/(credited)	$1,000		$1,000
Other cash expenditures capitalized	$(562,000)		$97,000
Total acquisition cost	$37,498,000		$9,008,000

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Liberty Falls Medical Plaza Liberty Township, OH Medical Office		Epler Parke Building B Indianapolis, IN Medical Office
Gross leasable square footage	44,000		34,000
Date of purchase	3/19/2008		3/24/2008
Mortgage financing at date of purchase	$—	(3)	$—	(4)
Cash down payment	$8,395,000		$6,026,000
Contract purchase price plus acquisition fee	$8,395,000		$6,026,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(772,000)		$336,000
Total acquisition cost	$7,623,000		$6,362,000

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Cypress Station Medical Office Building Houston, TX Medical Office		Vista Professional Center Lakeland, FL Medical Office
Gross leasable square footage	52,000		32,000
Date of purchase	3/25/2008		3/27/2008
Mortgage financing at date of purchase	$7,300,000	(5)	$—	(6)
Cash down payment	$4,236,000		$5,408,000
Contract purchase price plus acquisition fee	$11,536,000		$5,408,000
Other cash expenditures expensed/(credited)	$1,000		$1,000
Other cash expenditures capitalized	$104,000		$(100,000)
Total acquisition cost	$11,641,000		$5,309,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $16,000,000 under its line of credit to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $3,000,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $7,600,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $6,100,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $3,861,000 subsequent to acquisition in June 2008.

(5)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $4,500,000 under its line of credit to finance the purchase price.

(6)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $5,300,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Senior Care Portfolio 1 Arlington, Galveston, Port Arthur and Texas City, TX and Lomita and El Monte, CA Healthcare-Related Facility		Amarillo Hospital Amarillo, TX Healthcare-Related Facility
Gross leasable square footage	226,000		65,000
Date of purchase	3/31/2008 and 6/30/2008		5/15/2008
Mortgage financing at date of purchase	$18,000,000	(1)	$—	(2)
Cash down payment	$22,788,000		$20,600,000
Contract purchase price plus acquisition fee	$40,788,000		$20,600,000
Other cash expenditures expensed/(credited)	$9,000		$2,000
Other cash expenditures capitalized	$193,000		$79,000
Total acquisition cost	$40,990,000		$20,681,000

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	5995 Plaza Drive Cypress, CA Office		Nutfield Professional Center Derry, NH Medical Office
Gross leasable square footage	104,000		70,000
Date of purchase	5/29/2008		6/3/2008
Mortgage financing at date of purchase	$—	(3)	$—	(4)
Cash down payment	$26,471,000		$14,626,000
Contract purchase price plus acquisition fee	$26,471,000		$14,626,000
Other cash expenditures expensed/(credited)	$—		$4,000
Other cash expenditures capitalized	$(900,000)		$(343,000)
Total acquisition cost	$25,571,000		$14,287,000

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	SouthCrest Medical Plaza Stockbridge, GA Medical Office		Medical Portfolio 2 O’Fallon and St. Louis, MO and Keller and Wichita Falls, TX Medical Office
Gross leasable square footage	81,000		173,000
Date of purchase	6/24/2008		6/24/2008, 6/27/2008 and 6/30/2008
Mortgage financing at date of purchase	$12,870,000		$30,304,000	(5)
Cash down payment	$8,942,000		$15,840,000
Contract purchase price plus acquisition fee	$21,812,000		$46,144,000
Other cash expenditures expensed/(credited)	$5,000		$4,000
Other cash expenditures capitalized	$(469,000)		$7,000
Total acquisition cost	$21,348,000		$46,155,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $14,800,000 under its line of credit and $6,000,000 under an unsecured note from an affiliate to finance the purchase price. The property obtained an additional amount of $6,800,000 under the mortgage loan payable in July 2008.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $20,000,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $26,050,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $16,830,000 subsequent to acquisition in June 2008.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $14,800,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $8,808,000 subsequent to acquisition in June 2008.

(5)	Represents the mortgage loan payable on the date of purchase. $15,807,000 of this amount is secured by a pool loan.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Medical Portfolio 3 Indianapolis, IN Medical Office		Academy Medical Center Tucson, AZ Medical Office
Gross leasable square footage	685,000		41,000
Date of purchase	6/26/2008		6/26/2008
Mortgage financing at date of purchase	$58,000,000	(1)	$—	(2)
Cash down payment	$34,803,000		$8,343,000
Contract purchase price plus acquisition fee	$92,803,000		$8,343,000
Other cash expenditures expensed/(credited)	$3,000		$—
Other cash expenditures capitalized	$(161,000)		$76,000
Total acquisition cost	$92,645,000		$8,419,000

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Decatur Medical Plaza Decatur, GA Medical Office		Renaissance Medical Centre Bountiful, UT Medical Office
Gross leasable square footage	43,000		112,000
Date of purchase	6/27/2008		6/30/2008
Mortgage financing at date of purchase	$—	(3)	$20,495,000
Cash down payment	$12,360,000		$10,611,000
Contract purchase price plus acquisition fee	$12,360,000		$31,106,000
Other cash expenditures expensed/(credited)	$—		$1,000
Other cash expenditures capitalized	$(343,000)		$144,000
Total acquisition cost	$12,017,000		$31,251,000

Program:	Grubb & Ellis Healthcare REIT, Inc.		Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Medical Portfolio 4 Phoenix, AZ, Parma and Jefferson West, OH and Waxahachie, Greenville and Cedar Hill, TX Medical Office		Mountain Empire Portfolio Kingsport, Bristol and Rogersville, TN and Pennington Gap and Norton, VA Medical Office
Gross leasable square footage	227,000		293,000
Date of purchase	8/29/2008, 9/9/2008 and 9/23/2008		9/12/2008 and 3/27/2009
Mortgage financing at date of purchase	$29,989,000	(4)	$1,696,000	(5)
Cash down payment	$19,451,000		$26,901,000
Contract purchase price plus acquisition fee	$49,440,000		$28,597,000
Other cash expenditures expensed/(credited)	$8,000		$108,000
Other cash expenditures capitalized	$11,000		$374,000
Total acquisition cost	$49,459,000		$29,079,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $32,735,000 under its line of credit to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $8,200,000 under its line of credit to finance the purchase price. The property obtained a $5,016,000 mortgage loan payable subsequent to acquisition in June 2008.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,600,000 under its line of credit to finance the purchase price. The property obtained a $7,900,000 mortgage loan payable subsequent to acquisition in September 2008.

(4)	Represents the assumption of an existing mortgage loan payable of $8,589,000 and a new mortgage loan payable of $21,400,000 obtained on September 24, 2008 in connection with the purchase. Due to the multiple closing dates for the various buildings within this property, the applicable REIT also borrowed $40,750,000 under its line of credit, of which $39,750,000 was applied towards the closing of these particular buildings and $1,000,000 was refunded for a building that was not purchased.

(5)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,000,000 under its line of credit to finance the purchase price. The property obtained a $17,304,000 mortgage loan payable subsequent to acquisition in September 2008. The property obtained an additional mortgage loan of $1,696,000 during acquisition of Rogersville in March 2009.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT, Inc.	Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Oklahoma City Medical Portfolio Oklahoma City, OK Medical Office	Mountain Plains Portfolio San Antonio and Webster, TX Medical Office
Gross leasable square footage	186,000	170,000
Date of purchase	9/16/2008	12/18/2008
Mortgage financing at date of purchase	$—(1)	$—
Cash down payment	$30,128,000	$44,075,000
Contract purchase price plus acquisition fee	$30,128,000	$44,075,000
Other cash expenditures expensed/(credited)	$—	$13,000
Other cash expenditures capitalized	$97,000	$123,000
Total acquisition cost	$30,225,000	$44,211,000

Program:	Grubb & Ellis Healthcare REIT, Inc.	Grubb & Ellis Healthcare REIT, Inc.
Name, location, type of property	Marietta Health Park Marietta, GA Medical Office	Wisconsin Medical Office Buildings Portfolio Menomonee Falls, Mequon, Milwaukee and Richfield, WI Medical Office
Gross leasable square footage	81,000	185,000
Date of purchase	12/22/2008	2/27/2009
Mortgage financing at date of purchase	$7,200,000	$—
Cash down payment	$8,483,000	$34,562,000
Contract purchase price plus acquisition fee	$15,683,000	$34,562,000
Other cash expenditures expensed/(credited)	$5,000	$175,000
Other cash expenditures capitalized	$113,000	$—
Total acquisition cost	$15,801,000	$34,737,000

Program:	Grubb & Ellis Healthcare REIT, Inc.	Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Wisconsin Medical Office Buildings Portfolio 2 Mequon and Franklin, WI Medical Office	Lacombe Medical Office Building Lacombe, LA Medical Office
Gross leasable square footage	130,000	34,000
Date of purchase	5/28/2009	3/5/2010
Mortgage financing at date of purchase	$—	$—
Cash down payment	$41,717,000	$7,162,000
Contract purchase price plus acquisition fee	$41,717,000	$7,162,000
Other cash expenditures expensed/(credited)	$97,000	$70,000
Other cash expenditures capitalized	$—	$(153,000)
Total acquisition cost	$41,814,000	$7,079,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $29,700,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT II, Inc.	Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Center for Neurosurgery and Spine Sartell, MN Medical Office	Parkway Medical Center Beachwood, OH Medical Office
Gross leasable square footage	33,000	88,000
Date of purchase	3/31/2010	4/12/2010
Mortgage financing at date of purchase	$3,341,000	$—
Cash down payment	$3,338,000	$11,200,000
Contract purchase price plus acquisition fee	$6,679,000	$11,200,000
Other cash expenditures expensed/(credited)	$65,000	$65,000
Other cash expenditures capitalized	$—	$(45,000)
Total acquisition cost	$6,744,000	$11,220,000

Program:	Grubb & Ellis Healthcare REIT II, Inc.	Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Highlands Ranch Medical Pavilion Highlands Ranch, CO Medical Office	Muskogee Long-Term Acute Care Hospital Muskogee, OK Healthcare-Related Facility
Gross leasable square footage	37,000	37,000
Date of purchase	4/30/2010	5/27/2010
Mortgage financing at date of purchase	$4,443,000	$—
Cash down payment	$4,188,000	$11,303,000
Contract purchase price plus acquisition fee	$8,631,000	$11,303,000
Other cash expenditures expensed/(credited)	$58,000	$47,000
Other cash expenditures capitalized	$—	$(15,000)
Total acquisition cost	$8,689,000	$11,335,000

Program:	Grubb & Ellis Healthcare REIT II, Inc.	Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	St. Vincent Medical Office Building Cleveland, OH Medical Office	Livingston Medical Arts Pavilion Livingston, TX Medical Office
Gross leasable square footage	51,000	29,000
Date of purchase	6/25/2010	6/28/2010
Mortgage financing at date of purchase	$—	$—
Cash down payment	$10,378,000	$6,525,000
Contract purchase price plus acquisition fee	$10,378,000	$6,525,000
Other cash expenditures expensed/(credited)	$35,000	$51,000
Other cash expenditures capitalized	$(25,000)	$—
Total acquisition cost	$10,388,000	$6,576,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT II, Inc.		Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Pocatello East Medical Office Building(1) Pocatello, ID Medical Office		Monument Long-Term Acute Care Hospital Portfolio Cape Girardeau and Joplin, MO and Athens, GA Healthcare-Related Facility
Gross leasable square footage	76,000		84,000
Date of purchase	7/27/2010		8/12/2010, 8/31/2010 and 10/29/2010
Mortgage financing at date of purchase	$—	(2)	$—	(3)
Cash down payment	$16,235,000		$30,083,000
Contract purchase price plus acquisition fee	$16,235,000		$30,083,000
Other cash expenditures expensed/(credited)	$83,000		$204,000
Other cash expenditures capitalized	$—		$—
Total acquisition cost	$16,318,000		$30,287,000

Program:	Grubb & Ellis Healthcare REIT II, Inc.		Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Virginia Skilled Nursing Facility Portfolio Charlottesville, Bastian, Lebanon, Fincastle, Low Moor, Midlothian, Hot Springs, VA Healthcare-Related Facility		Sylva Medical Office Building Sylva, NC Medical Office
Gross leasable square footage	232,000		45,000
Date of purchase	9/16/2010		11/15/2010
Mortgage financing at date of purchase	$26,810,000	(4)	$—	(5)
Cash down payment	$19,428,000		$11,714,000
Contract purchase price plus acquisition fee	$46,238,000		$11,714,000
Other cash expenditures expensed/(credited)	$357,000		$75,000
Other cash expenditures capitalized	$—		$(564,000)
Total acquisition cost	$46,595,000		$11,225,000

Program:	Grubb & Ellis Healthcare REIT II, Inc.		Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Surgical Hospital of Humble Humble, TX Healthcare-Related Facility		Lawton Medical Office Building Portfolio Lawton, OK Medical Office
Gross leasable square footage	30,000		62,000
Date of purchase	12/10/2010		12/22/2010
Mortgage financing at date of purchase	$9,000,000		$—	(6)
Cash down payment	$4,460,000		$11,868,000
Contract purchase price plus acquisition fee	$13,460,000		$11,868,000
Other cash expenditures expensed/(credited)	$82,000		$83,000
Other cash expenditures capitalized	$—		$(597,000)
Total acquisition cost	$13,542,000		$11,354,000

(1)	The applicable REIT owns 98.75% of the property through a joint venture membership interest in G&E HC REIT II Pocatello MOB JV, LLC, which is the managing member and parent company of G&E HC REIT II Pocatello MOB, LLC, which owns 100% of the property. Amounts represent the applicable REIT’s 98.75% ownership in the property.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $5,000,000 under its line of credit to finance the purchase price. The property obtained a $8,000,000 mortgage loan payable subsequent to acquisition in July 2010.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $26,800,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,900,000 under its line of credit to finance the purchase price.

(5)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $11,400,000 under its line of credit to finance the purchase price.

(6)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $9,800,000 under its line of credit to finance the purchase price. The property obtained a $7,300,000 mortgage loan payable subsequent to acquisition in July 2010.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
DECEMBER 31, 2010

Program:	Grubb & Ellis Healthcare REIT II, Inc.
Name, location, type of property	Ennis Medical Office Building Ennis, TX Medical Office
Gross leasable square footage	30,000
Date of purchase	12/22/2010
Mortgage financing at date of purchase	$—	(1)
Cash down payment	$7,295,000
Contract purchase price plus acquisition fee	$7,295,000
Other cash expenditures expensed/(credited)	$47,000
Other cash expenditures capitalized	$(2,000)
Total acquisition cost	$7,340,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $7,350,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2010. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.

PRIVATE REAL ESTATE PROGRAMS

Program:	Washington Park Office Center, LLC	Six Forks Station, LLC
Name, location, type of property	Washington Park Office Center	Six Forks Station Apartments
	Dayton, OH	Raleigh, NC
	Office	Apartment
Gross leasable square footage	154,000	321/359,000*
Date of purchase	1/31/2008	3/31/2008
Mortgage financing at date of purchase	$14,700,000	$20,700,000
Cash down payment	$6,618,000	$8,472,000
Contract purchase price plus acquisition fee	$21,318,000	$29,172,000
Other cash expenditures expensed/(credited)	$(32,000)	$19,000
Other cash expenditures capitalized	$356,000	$365,000
Total acquisition cost	$21,642,000	$29,556,000

Program:	Jacksonville Medical Plaza, LLC	5001 Enclave, LLC
Name, location, type of property	Jacksonville Medical Plaza I & II	Enclave on Golden Triangle Apartments
	Jacksonville, FL	Keller, TX
	Medical Office	Apartment
Gross leasable square footage	132,000	273/224,000*
Date of purchase	3/31/2008	4/7/2008
Mortgage financing at date of purchase	$19,100,000	$21,400,000
Cash down payment	$8,616,000	$8,633,000
Contract purchase price plus acquisition fee	$27,716,000	$30,033,000
Other cash expenditures expensed/(credited)	$31,000	$104,000
Other cash expenditures capitalized	$2,203,000	$511,000
Total acquisition cost	$29,950,000	$30,648,000

Program:	5200 Upper Metro, LLC	3100 River Exchange Member, LLC
Name, location, type of property	5200 Upper Metro Place	AMLI at River Park Apartments
	Dublin, OH	Sandy Springs, GA
	Office	Apartment
Gross leasable square footage	96,000	222/227,000*
Date of purchase	4/29/2008	6/26/2008
Mortgage financing at date of purchase	$6,370,000	$15,810,000
Cash down payment	$3,827,000	$10,200,000
Contract purchase price plus acquisition fee	$10,197,000	$26,010,000
Other cash expenditures expensed/(credited)	$1,000	$(23,000)
Other cash expenditures capitalized	$263,000	$312,000
Total acquisition cost	$10,461,000	$26,299,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Program:	Plantations at Haywood, LLC	One Live Oak, LLC
Name, location, type of property	Plantations at Haywood Apartments	One Live Oak
	Greenville, SC	Atlanta, GA
	Apartment	Office
Gross leasable square footage	562/ 662,000*	199,000
Date of purchase	6/27/2008	8/14/2008
Mortgage financing at date of purchase	$24,180,000	$24,115,000
Cash down payment	$15,600,000	$11,196,000
Contract purchase price plus acquisition fee	$39,780,000	$35,311,000
Other cash expenditures expensed/(credited)	$(9,000)	$(417,000)
Other cash expenditures capitalized	$894,000	$2,150,000
Total acquisition cost	$40,665,000	$37,044,000

Program:	1600 Barberry Lane, LLC	Oak Park Office Center, LLC
Name, location, type of property	AMLI at Peachtree City Apartments	Oak Park Office Center III
	Peachtree City, GA	Houston, TX
	Apartment	Office
Gross leasable square footage	312/ 306,000*	151,000
Date of purchase	8/29/2008	10/30/2008
Mortgage financing at date of purchase	$23,790,000	$17,600,000
Cash down payment	$13,908,000	$15,040,000
Contract purchase price plus acquisition fee	$37,698,000	$32,640,000
Other cash expenditures expensed/(credited)	$(7,000)	$16,000
Other cash expenditures capitalized	$1,164,000	$665,000
Total acquisition cost	$38,855,000	$33,321,000

Program:	1650 Sunflower, LLC
Name, location, type of property	1650 Sunflower Avenue Costa Mesa, CA Industrial
Gross leasable square footage	112,000
Date of purchase	10/30/2008
Mortgage financing at date of purchase	$17,559,000
Cash down payment	$12,438,000
Contract purchase price plus acquisition fee	$29,997,000
Other cash expenditures expensed/(credited)	$(3,000)
Other cash expenditures capitalized	$1,067,000
Total acquisition cost	$31,061,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

INSTITUTIONAL PRIVATE PROGRAMS

Program:	NNN 5202 President’s Court, LLC	CSAA Portfolio — TIAA Building
Name, location, type of property	5202 President’s Court	TIAA Building
	Frederick, MD	Broomfield, CO
	Office	Office
Gross leasable square footage	233,000	93,000
Date of purchase	1/29/2008	2/29/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$52,530,000	$16,565,000
Contract purchase price plus acquisition fee	$52,530,000	$16,565,000
Other cash expenditures expensed/(credited)	$(27,000)	$(3,000)
Other cash expenditures capitalized	$557,000	$28,000
Total acquisition cost	$53,060,000	$16,590,000

Program:	CSAA Portfolio — Fifth Third Bank	CSAA Portfolio — CVS Pharmacy
Name, location, type of property	Fifth Third Bank	CVS Pharmacy (Decatur)
	Montgomery, IL	Decatur, GA
	Retail	Retail
Gross leasable square footage	55,000	16,000
Date of purchase	2/29/2008	2/29/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$3,238,000	$5,573,000
Contract purchase price plus acquisition fee	$3,238,000	$5,573,000
Other cash expenditures expensed/(credited)	$—	$2,000
Other cash expenditures capitalized	$24,000	$29,000
Total acquisition cost	$3,262,000	$5,604,000

Program:	CSAA Portfolio — Chase Bank	CSAA Portfolio — Chase Bank
Name, location, type of property	Chase Bank (Carpentersville)	Chase Bank (Northlake)
	Carpentersville, IL	Northlake, IL
	Retail	Retail
Gross leasable square footage	4,000	4,000
Date of purchase	2/29/2008	2/29/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$3,615,000	$4,208,000
Contract purchase price plus acquisition fee	$3,615,000	$4,208,000
Other cash expenditures expensed/(credited)	$(1,000)	$(1,000)
Other cash expenditures capitalized	$22,000	$24,000
Total acquisition cost	$3,636,000	$4,231,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Program:	CSAA Portfolio — Home Depot	CSAA Portfolio — Walgreens
Name, location, type of property	Home Depot (Austell) Austell, GA Retail	Walgreens (Austin) Austin, TX Retail
Gross leasable square footage	131,000	15,000
Date of purchase	3/7/2008	3/28/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$9,816,000	$6,442,000
Contract purchase price plus acquisition fee	$9,816,000	$6,442,000
Other cash expenditures expensed/(credited)	$(42,000)	$(4,000)
Other cash expenditures capitalized	$44,000	$21,000
Total acquisition cost	$9,818,000	$6,459,000

Program:	Tech Hill 511, LLC	CSAA Portfolio — Walgreens
Name, location, type of property	Tech Hill I & II	Walgreens (Marysville)
	Silver Spring, MD	Marysville, OH
	Office	Retail
Gross leasable square footage	143,000	15,000
Date of purchase	3/28/2008	4/21/2008
Mortgage financing at date of purchase	$12,000,000	$—
Cash down payment	$27,140,000	$5,279,000
Contract purchase price plus acquisition fee	$39,140,000	$5,279,000
Other cash expenditures expensed/(credited)	$10,000	$—
Other cash expenditures capitalized	$771,000	$14,000
Total acquisition cost	$39,921,000	$5,293,000

Program:	CSAA Portfolio — Walgreens	CSAA Portfolio — Fifth Third Bank
Name, location, type of property	Walgreens (Upper Arlington)	Fifth Third Bank (Schaumburg)
	Columbus, OH	Schaumburg, IL
	Retail	Retail
Gross leasable square footage	21,000	4,000
Date of purchase	4/21/2008	5/5/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$7,457,000	$4,370,000
Contract purchase price plus acquisition fee	$7,457,000	$4,370,000
Other cash expenditures expensed/(credited)	$(13,000)	$(18,000)
Other cash expenditures capitalized	$16,000	$28,000
Total acquisition cost	$7,460,000	$4,380,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2010

Program:	CSAA Portfolio - Walgreens	NNN Fountainhead, LLC
Name, location, type of property	Walgreens (Chelsea)	Shorecliff Investments, LLC
	Chelsea, AL	San Antonio, TX
	Retail	Office
Gross leasable square footage	15,000	171,000
Date of purchase	5/15/2008	5/16/2008
Mortgage financing at date of purchase	$—	$12,750,000.00
Cash down payment	$7,873,000	$21,313,000
Contract purchase price plus acquisition fee	$7,873,000	$34,063,000
Other cash expenditures expensed/(credited)	$(21,000)	$(131,000)
Other cash expenditures capitalized	$37,000	$1,461,000
Total acquisition cost	$7,889,000	$35,393,000

Program:	CSAA Portfolio - Walgreens
Name, location, type of property	Walgreens (Joliet) Joliet, IL Retail
Gross leasable square footage	14,000
Date of purchase	6/25/2008
Mortgage financing at date of purchase	$—
Cash down payment	$4,960,000
Contract purchase price plus acquisition fee	$4,960,000
Other cash expenditures expensed/(credited)	$(1,000)
Other cash expenditures capitalized	$20,000
Total acquisition cost	$4,979,000

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 23rd day of September, 2011.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

By:	/s/ Jeffrey T. Hanson
Jeffrey T. Hanson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey T. Hanson Jeffrey T. Hanson	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 23, 2011

/s/ Shannon K S Johnson Shannon K S Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 23, 2011

* Danny Prosky	Director	September 23, 2011

* Patrick R. Leardo	Director	September 23, 2011

* Gerald W. Robinson	Director	September 23, 2011

* Gary E. Stark	Director	September 23, 2011

* /s/ Jeffrey T. Hanson Jeffrey T. Hanson, as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Exhibit

1.1		Amended and Restated Dealer Manager Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and Grubb & Ellis Capital Corporation, dated June 1, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
3.1		Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated July 30, 2009 (included as Exhibit 3.1 to Pre-Effective Amendment No. 3 to our Registration Statement on Form S-11 (File No. 333-158111) filed August 5, 2009 and incorporated herein by reference)
3.2		Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated September 1, 2009 (included as Exhibit 3.1 to our Current Report on Form 8-K filed September 3, 2009 and incorporated herein by reference)
3.3		Second Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated September 18, 2009 (included as Exhibit 3.1 to our Current Report on Form 8-K filed September 21, 2009 and incorporated herein by reference)
3.4		Third Articles of Amendment to Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated June 15, 2011 (included as Exhibit 3.1 to our Current Report on Form 8-K filed June 16, 2011 and incorporated herein by reference)
3.5		Bylaws of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 (File No. 333-158111) filed March 19, 2009 and incorporated herein by reference)
4.1		Third Amended and Restated Escrow Agreement between Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Securities, Inc. and CommerceWest Bank, N.A., dated November 24, 2010 (included as Exhibit 4.1 to our Current Report on Form 8-K filed November 30, 2010 and incorporated herein by reference)
4	.2*	Form of Subscription Agreement of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit B to the prospectus)
4	.3*	Distribution Reinvestment Plan of Grubb & Ellis Healthcare REIT II, Inc. effective as of August 24, 2009 (included as Exhibit C to the prospectus)
4	.4*	Share Repurchase Plan of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit D to the prospectus)
5.1		Opinion of Venable LLP as to the legality of the shares being registered (included as Exhibit 5.1 to Pre-Effective Amendment No. 3 to our Registration Statement on Form S-11 (File No. 333-158111) filed August 5, 2009 and incorporated herein by reference)
8.1		Opinion of Morris, Manning & Martin, LLP as to tax matters (included as Exhibit 8.1 to Pre-Effective Amendment No. 3 to our Registration Statement on Form S-11 (File No. 333-158111) filed August 5, 2009 and incorporated herein by reference)
10.1		Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT II Holdings, LP (included as Exhibit 10.2 to our Registration Statement on Form S-11 (File No. 333-158111) filed March 19, 2009 and incorporated herein by reference)
10.2		Second Amended and Restated Advisory Agreement by and among Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Healthcare REIT II Holdings, LP and Grubb & Ellis Healthcare REIT II Advisor, LLC, dated June 1, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.3		Form of Indemnification Agreement between Grubb & Ellis Healthcare REIT II, Inc. and Indemnitee made effective as of August 24, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 3, 2009 and incorporated herein by reference)
10.4		Grubb & Ellis Healthcare REIT II, Inc. 2009 Incentive Plan (included as Exhibit 10.3 to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-158111) filed May 8, 2009 and incorporated herein by reference)
10.5		Form of Restricted Stock Award Agreement of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 26, 2009 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.6	Real Estate Purchase Agreement and Escrow Instructions between Grubb & Ellis Equity Advisors, LLC and Stingray Properties, LLC and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghoran, dated January 7, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 8, 2010 and incorporated herein by reference)
10.7	Assignment and Assumption of Real Estate Purchase and Sale Agreement between Grubb & Ellis Equity Advisors, LLC and G&E Healthcare REIT II Sartell MOB, LLC, dated January 7, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 8, 2010 and incorporated herein by reference)
10.8	Purchase and Sale Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC and Highlands Ranch Medical Pavilion, LLC, dated January 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 28, 2010 and incorporated herein by reference)
10.9	Purchase and Sale Agreement between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC, dated January 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 3, 2010 and incorporated herein by reference)
10.10	Real Estate Purchase Agreement between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC, dated February 8, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 12, 2010 and incorporated herein by reference)
10.11	First Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated February 8, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 12, 2010 and incorporated herein by reference)
10.12	First Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 19, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 24, 2010 and incorporated herein by reference)
10.13	First Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated February 23, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 1, 2010 and incorporated herein by reference)
10.14	Second Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 26, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 4, 2010 and incorporated herein by reference)
10.15	Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 1, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 4, 2010 and incorporated herein by reference)
10.16	Third Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 5, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 11, 2010 and incorporated herein by reference)
10.17	Second Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated March 16, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 16, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.18	Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 19, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2010 and incorporated herein by reference)
10.19	Performance of Loan Obligations and Indemnity Agreement between G&E Healthcare REIT II Sartell MOB, LLC, G&E Healthcare REIT II, Inc., Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, and Dr. Samir Elghor, dated March 31, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.20	Replacement Reserve Agreement between G&E Healthcare REIT II Sartell MOB, LLC and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.21	Mortgage, Security Agreement and Assignment of Rents and Leases between G&E Healthcare REIT II Sartell MOB, LLC and Stingray Properties, LLC, dated March 31, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.22	Subordination Agreement (Mortgage) between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.23	Modification of Third-Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents, between ) G&E Healthcare REIT II Sartell MOB, LLC, and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.24	Consent and Assumption Agreement between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, and Wells Fargo Bank, N.A., dated March 31, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.25	Bill of Sale, Assignment and Assumption of Leases and Contracts between G&E Healthcare REIT II Sartell MOB, LLC and Stingray Properties, LLC, dated March 31, 2010 (included as Exhibit 10.7 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.26	Construction Loan Note of Stingray Properties, LLC in favor of Wells Fargo Bank, N.A., dated September 16, 2005 (included as Exhibit 10.8 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.27	Construction Term Loan Agreement between Stingray Properties, LLC and Wells Fargo Bank, N.A., effective September 16, 2005 (included as Exhibit 10.9 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.28	Note Modification Agreement between Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samir Elghor, Gary Verkinnes, Dr. Hector Ho, Dr. Jeffrey Gerdes, Ronald Berg and Wells Fargo Bank, N.A., effective July 1, 2006 (included as Exhibit 10.10 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.29	Second Note Modification Agreement between Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samir Elghor, Gary Verkinnes, Dr. Hector Ho, Dr. Jeffrey Gerdes, Ronald Berg and Wells Fargo Bank, N.A., effective August 15, 2006 (included as Exhibit 10.11 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.30	Interest Rate Master Agreement between Stingray Properties LLC and Wells Fargo Bank, N.A., dated August 26, 2005 (included as Exhibit 10.12 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.31	Confirmation between Stingray Properties, LLC and Wells Fargo Bank, N.A., dated August 26, 2005 (included as Exhibit 10.13 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.32	Amended and Restated Confirmation between Stingray Properties, LLC and Wells Fargo Bank, N.A., dated July 28, 2006 (included as Exhibit 10.14 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.33	Third-Party Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents between Sylvan Holdings, LLC and Wells Fargo Bank, N.A., dated September 16, 2005 (included as Exhibit 10.15 to our Current Report on Form 8-K filed April 6, 2010 and incorporated herein by reference)
10.34	Third Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated April 7, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 13, 2010 and incorporated herein by reference)
10.35	First Amendment to Purchase and Sale Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC and HRMED, LLC, dated April 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 4, 2010 and incorporated herein by reference)
10.36	Consent and Assumption Agreement between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC, Grubb & Ellis Healthcare REIT II, Inc., HRMED, LLC, William Scott Reichenberg, Neil Littmann and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, n.a.), as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CPN1, whose master servicer is Midland Loan Services, Inc., dated April 30, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.37	Assignment of Management Agreement and Subordination of Management Fees between G&E HC REIT II Highlands Ranch Medical Pavilion, LLC, Grubb & Ellis Healthcare REIT II, Inc., to Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, n.a.), as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CPN1, whose master servicer is Midland Loan Services, Inc., and consented to by Grubb & Ellis Equity Advisors, Property Management, Inc., dated April 30, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.38	Promissory Note between HRMED, LLC and Column Financial, Inc., dated as of October 18, 2002 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.39	Deed of Trust and Security Agreement entered into by HRMED, LLC for the benefit of Column Financial, Inc., dated October 18, 2002 (included as Exhibit 10.4 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.40	Assignment of Leases and Rents by HRMED, LLC and Column Financial, Inc., dated October 17, 2002 and effective as of October 18, 2002 (included as Exhibit 10.5 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.41	Indemnity and Guaranty Agreement between William Scott Reichenberg and Neil Littmann and Column Financial, Inc., dated as of October 18, 2002 (included as Exhibit 10.6 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.42	Hazardous Substances Indemnity Agreement between HRMED, LLC between William Scott Reichenberg and Neil Littmann and Column Financial, Inc., dated as of October 18, 2002 (included as Exhibit 10.7 to our Current Report on Form 8-K filed May 6, 2010 and incorporated herein by reference)
10.43	Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated April 16, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)
10.44	First Amendment to Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated May 17, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)
10.45	Assignment and Assumption of Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Muskogee LTACH, LLC, dated May 27, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 1, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.46	Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and Vincent MBL Investors, LP and First American Title Insurance Company, dated May 25, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.47	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and Vincent MBL Investors, LP and First American Title Insurance Company, dated June 21, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.48	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and Vincent MBL Investors, LP, dated June 22, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.49	Assignment and Assumption of Purchase Agreement and Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II St. Vincent MOB, LLC, dated June 25, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 29, 2010 and incorporated herein by reference)
10.50	Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and CNL Retirement DAS Pocatello ID, LP, dated April 27, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.51	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and CNL Retirement DAS Pocatello ID, LP, dated May 27, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.52	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC, and CNL Retirement DAS Pocatello ID, LP, dated June 8, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.53	Assignment and Assumption of Purchase Agreement and Escrow Instructions entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Pocatello MOB, LLC, dated June 30, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 7, 2010 and incorporated herein by reference)
10.54	Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.55	Credit Agreement between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.56	Guaranty Agreement between Grubb & Ellis Healthcare REIT II, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.57	Ownership Interests Pledge and Security Agreement by Grubb & Ellis Healthcare REIT II Holdings, LP in favor of Bank of America, N.A. (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.58	Environmental Indemnity Agreement between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, Grubb & Ellis Healthcare REIT II, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.59	Collateral Assignment of Management Contract between G&E HC REIT II Lacombe MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., Property One, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.60	Collateral Assignment of Management Contract between G&E HC REIT II Parkway Medical Center, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., The King Group Realty, Inc. and Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.61	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Parkway Medical Center, LLC in favor of Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.62	Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Lacombe MOB, LLC in favor of Bank of America, N.A., dated July 19, 2010 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 23, 2010 and incorporated herein by reference)
10.63	Third Amendment to Agreement for the Purchase and Sale of Real Property between G&E HC REIT II Pocatello MOB, LLC and CBL Retirement DAS Pocatello ID, LP, dated July 27, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 2, 2010 and incorporated herein by reference)
10.64	Amended and Restated Limited Liability Company Agreement of G&E HC REIT II Pocatello MOB JV, LLC between Pocatello Medical Office Partners, LLC and Grubb & Ellis Healthcare REIT II Holdings, LP, dated July 27, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 2, 2010 and incorporated herein by reference)
10.65	Agreement for Purchase and Sale of Real Property by and between Grubb & Ellis Equity Advisors, LLC and White Oaks Real Estate Investments of Cape Girardeau, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, dated June 18, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.66	First Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC and White Oaks Real Estate Investments, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, dated July 22, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.67	Second Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC and White Oaks Real Estate Investments, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, dated July 28, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.68	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Monument LTACH Portfolio, LLC, dated August 12, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.69	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Cape Girardeau LTACH, LLC, dated August 12, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed August 18, 2010 and incorporated herein by reference)
10.70	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Joplin LTACH, LLC, dated August 31, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 7, 2010 and incorporated herein by reference)
10.71	Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated June 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.72	First Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated July 21, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.73	Second Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated July 28, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.74	Third Amendment to Purchase and Sale Agreement by and between Grubb & Ellis Equity Advisors, LLC, CLC RE, LLC, Alembarle Health Investors, LLC, James R. Smith and James R. Pietrzak, dated August 27, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.75	Form of Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Bastian SNF, LLC, dated September 16, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.76	Promissory Note by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.77	Loan Agreement by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.7 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.78	Environmental and Hazardous Substances Indemnity Agreement by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.8 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.79	Form of Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Bastian SNF, LLC in favor of KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.9 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.80	Form of Assignment of Rents and Leases by and between G&E HC REIT II Bastian SNF, LLC and KeyBank National Association, dated September 16, 2010 (included as Exhibit 10.10 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.81	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement by G&E HC REIT II Livingston MOB, LLC in favor of Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.82	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II St. Vincent Cleveland MOB, LLC in favor of Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.83	Collateral Assignment of Management Contract between G&E HC REIT II Livingston MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., Promed Management Services, Inc. and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.84	Collateral Assignment of Management Contract between G&E HC REIT II St. Vincent Cleveland MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc. and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.85	Joinder to Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.86	Joinder to Credit Agreement and Other Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC and Bank of America, N.A., dated September 15, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.87	Promissory Note by G&E HC REIT II Pocatello MOB, LLC, in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.88	Environmental Indemnity Agreement by and between G&E HC REIT II Pocatello MOB, LLC and Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.89	Guaranty of Non-Recourse Carve Outs by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.90	Escrow and Pledge Agreement by and between G&E HC REIT II Pocatello MOB, LLC, Sun Life Assurance Company of Canada and Westcap Corporation, dated September 16, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.91	Assignment of Leases and Rents by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.92	Leasehold Deed of Trust, Security Agreement and Fixture Filing by Grubb & Ellis Healthcare REIT II, Inc. in favor of Sun Life Assurance Company of Canada, dated September 16, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 20, 2010 and incorporated herein by reference)
10.93	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Athens LTACH, LLC, dated October 29, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 4, 2010 and incorporated herein by reference)
10.94	Leasehold Deed Of Trust, Assignment Of Leases And Rents, Security Agreement and Fixture Filing by G&E HC REIT II Sylva MOB, LLC in favor of Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.95	Collateral Assignment of Management Contract between G&E HC REIT II Sylva MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc. and Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.96	Joinder to Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC and Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.97	Joinder to Credit Agreement and Other Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC and Bank of America, N.A., dated November 15, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed November 19, 2010 and incorporated herein by reference)
10.98	Promissory Note by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.99	Loan Agreement by and between G&E HC REIT II Surgical Hospital of Humble, LLC, Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.100	Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.101	Assignment of Rents, Leases and Other Benefits by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.102	Deed of Trust by Grubb & Ellis Healthcare REIT II, Inc. in favor of American Momentum Bank, dated December 9, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 15, 2010 and incorporated herein by reference)
10.103	Secured Promissory Note by G&E HC REIT II Lawton MOB Portfolio, LLC in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.104	Loan Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.105	Unsecured Environmental Indemnity Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC, Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.106	Repayment Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.107	Mortgage with Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)
10.108	International Swap Dealers Association, Inc. Master Agreement by and between by G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 17, 2010 and effective as of December 28, 2010 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 4, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.109	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Columbia LTACH, LLC, dated January 31, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 3, 2011 and incorporated herein by reference)
10.110	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement by G&E HC REIT II Ennis MOB, LLC in favor of Bank of America, N.A., dated January 28, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 3, 2011 and incorporated herein by reference)
10.111	Collateral Assignment of Management Contract by and between G&E HC REIT II Ennis MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., The Cirrus Group, LLC and Bank of America, N.A., dated January 28, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 3, 2011 and incorporated herein by reference)
10.112	Joinder to Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC G&E HC REIT II Ennis MOB, LLC and Bank of America, N.A., dated January 28, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 3, 2011 and incorporated herein by reference)
10.113	Joinder to Credit Agreement and Other Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC, G&E HC REIT II Ennis MOB, LLC and Bank of America, N.A., dated January 28, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 3, 2011 and incorporated herein by reference)
10.114	Purchase and Sale Agreement by and between G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC and TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB I, L.P., dated March 21, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2011 and incorporated herein by reference)
10.115	Promissory Note by G&E HC REIT II Muskogee LTACH, LLC for the benefit of Capital One, N.A., dated April 8, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K/A filed April 15, 2011 and incorporated herein by reference)
10.116	Loan Agreement by and between G&E HC REIT II Muskogee LTACH, LLC and Capital One, N.A., dated April 8, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K/A filed April 15, 2011 and incorporated herein by reference)
10.117	Mortgage, Security Agreement and Fixture Filing by G&E HC REIT II Muskogee LTACH, LLC for the benefit of Capital One, N.A., dated April 8, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K/A filed April 15, 2011 and incorporated herein by reference)
10.118	Assignment of Leases and Rents by G&E HC REIT II Muskogee LTACH, LLC for the benefit of Capital One, N.A., dated April 8, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K/A filed April 15, 2011 and incorporated herein by reference)
10.119	International Swap Dealers Association, Inc. Master Agreement by and between by G&E HC REIT II Muskogee LTACH, LLC and Capital One, N.A., dated April 12, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K/A filed April 15, 2011 and incorporated herein by reference)
10.120	Purchase and Sale Agreement by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated April 20, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 26, 2011 and incorporated herein by reference)
10.121	Purchase and Sale Agreement by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated April 20, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed April 26, 2011 and incorporated herein by reference)
10.122	Purchase and Sale Agreement by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated April 20, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed April 26, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.123	Purchase and Sale Agreement by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated April 20, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed April 26, 2011 and incorporated herein by reference)
10.124	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC and TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB-I, L.P. and First American Title Insurance Company, dated April 25, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 29, 2011 and incorporated herein by reference)
10.125	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated April 29, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.126	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated April 29, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.127	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated April 29, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.128	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated April 29, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.129	Amended and Restated Promissory Note between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II Sylva MOB, LLC, G&E HC REIT II Ennis MOB, LLC and Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.130	First Amendment to Credit Agreement and Related Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II Sylva MOB, LLC, G&E HC REIT II Ennis MOB, LLC and Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.6 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.131	First Amendment to and Reaffirmation of Guaranty Agreement between Grubb & Ellis Healthcare REIT II, Inc. and Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.7 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.132	First Amendment to Open-ended Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Parkway Medical Center, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.8 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.133	First Amendment to Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Lacombe MOB, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.9 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.134	First Amendment to Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II St. Vincent Cleveland MOB, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.10 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.135	First Amendment to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement by G&E HC REIT II Livingston MOB, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.11 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.136	First Amendment to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II Sylva MOB, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.12 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.137	First Amendment to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement by G&E HC REIT II Ennis MOB, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.13 to our Current Report on Form 8-K filed May 5, 2011 and incorporated herein by reference)
10.138	First Amendment to Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E HC REIT II St. Vincent Cleveland MOB, LLC in favor of Bank of America, N.A., dated May 4, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 6, 2011 and incorporated herein by reference)
10.139	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated May 4, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 10, 2011 and incorporated herein by reference)
10.140	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated May 4, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 10, 2011 and incorporated herein by reference)
10.141	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated May 4, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 10, 2011 and incorporated herein by reference)
10.142	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated May 4, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed May 10, 2011 and incorporated herein by reference)
10.143	Modified Promissory Note by TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., Longview-TMB, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB-I, L.P. in favor of General Electric Capital Corporation, N.A., dated May 12, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.144	Amended and Restated Loan Agreement by and between G&E HC REIT II Alice MOB, LLC, G&E HC REIT II Carlsbad MOB, LLC, G&E HC REIT II Hobbs MOB, LLC, G&E HC REIT II Hope MOB, LLC, G&E HC REIT II Lake Charles MOB, LLC, G&E HC REIT II Lufkin MOB, LLC, G&E HC REIT II Victoria MOB, LLC, G&E HC REIT II Wharton MOB, LLC and General Electric Capital Corporation, dated May 12, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.145	Assumption and Modification Agreement by and between TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., Longview-TMB, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB-I, L.P., G&E HC REIT II Alice MOB, LLC, G&E HC REIT II Carlsbad MOB, LLC, G&E HC REIT II Hobbs MOB, LLC, G&E HC REIT II Hope MOB, LLC, G&E HC REIT II Lake Charles MOB, LLC, G&E HC REIT II Lufkin MOB, LLC, G&E HC REIT II Victoria MOB, LLC, G&E HC REIT II Wharton MOB, LLC, Grubb & Ellis Healthcare REIT II, Inc. and General Electric Capital Corporation, dated May 12, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.146	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by TMB-Alice, L.P. for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.4 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.147	Line of Credit Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by TMB-Carlsbad, LLC for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.5 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.148	Line of Credit Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Hobbs-TMB, LLC for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.6 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.149	Construction and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Hope-TMB, LLC for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.7 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.150	Multiple Indebtedness Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by TMB-Lake Charles, L.P. for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.8 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.151	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by TMB-Lufkin, L.P. for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.9 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.152	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Victoria-TMB, L.P. for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.10 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.153	Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by TMB-I, L.P. for the benefit of General Electric Capital Corporation, dated December 29, 2006 (included as Exhibit 10.11 to our Current Report on Form 8-K filed May 18, 2011 and incorporated herein by reference)
10.154	Reinstatement of and Third Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.155	Reinstatement of and Third Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.156	Reinstatement of and Third Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.157	Reinstatement of and Third Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.158	Bill Of Sale, Assignment and Assumption of Leases and Contracts by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.159	Bill Of Sale, Assignment and Assumption of Leases and Contracts by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.160	Bill Of Sale, Assignment and Assumption of Leases and Contracts by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.161	Bill Of Sale, Assignment and Assumption of Leases and Contracts by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.162	Assignment and Assumption of Ground Lease by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated May 26, 2011 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.163	Special Warranty Deed by Bryant MOB Medical Complex, LLC for the benefit of G&E HC REIT II Bryant MOB, LLC, dated May 26, 2011 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.164	Special Warranty Deed by Home Health Medical Complex, LLC for the benefit of G&E HC REIT II Benton Home Health MOB, LLC, dated May 26, 2011 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.165	Special Warranty Deed by Medical Park Place Medical Complex, LLC for the benefit of G&E HC REIT II Benton Medical Plaza I & II MOB, LLC, dated May 26, 2011 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.166	Promissory Note by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.167	Additional Advance Agreement by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Bastian SNF, LLC, G&E HC REIT II Lebanon SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Low Moor SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.14 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.168	Deed of Trust Modification Agreement by and between G&E HC REIT II Charlottesville SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.15 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.169	Deed of Trust Modification Agreement by and between G&E HC REIT II Bastian SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.16 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.170	Deed of Trust Modification Agreement by and between G&E HC REIT II Lebanon SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.17 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.171	Deed of Trust Modification Agreement by and between G&E HC REIT II Midlothian SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.18 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.172	Deed of Trust Modification Agreement by and between G&E HC REIT II Low Moor SNF, LLC and KeyBank National Association, dated May 26, 2011 (included as Exhibit 10.19 to our Current Report on Form 8-K filed June 1, 2011 and incorporated herein by reference)
10.173	Replacement Promissory Note by G&E HC REIT II Monument LTACH Portfolio, LLC, G&E HC REIT II Cape Girardeau LTACH, LLC, G&E HC REIT II Joplin LTACH, LLC, G&E HC REIT II Athens LTACH, LLC and G&E HC REIT II Columbia LTACH, LLC for the benefit of Siemens Financial Services, Inc., dated May 27, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.174	Loan and Security Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC, G&E HC REIT II Cape Girardeau LTACH, LLC, G&E HC REIT II Joplin LTACH, LLC, G&E HC REIT II Athens LTACH, LLC and G&E HC REIT II Columbia LTACH, LLC and Siemens Financial Services, Inc., dated May 19, 2011 and effective as of May 27, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.175	First Amendment to Loan and Security Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC, G&E HC REIT II Cape Girardeau LTACH, LLC, G&E HC REIT II Joplin LTACH, LLC, G&E HC REIT II Athens LTACH, LLC and G&E HC REIT II Columbia LTACH, LLC and Siemens Financial Services, Inc., dated May 27, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.176	Guaranty Agreement by Grubb & Ellis Healthcare REIT II, Inc. for the benefit of Siemens Financial Services, Inc., dated May 19, 2011 and effective as of May 27, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.177	Environmental Indemnification Agreement by and between Grubb & Ellis Healthcare REIT II, Inc., G&E HC REIT II Monument LTACH Portfolio, LLC, G&E HC REIT II Cape Girardeau LTACH, LLC, G&E HC REIT II Joplin LTACH, LLC, G&E HC REIT II Athens LTACH, LLC and G&E HC REIT II Columbia LTACH, LLC and Siemens Financial Services, Inc., dated May 27, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.178	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Cape Girardeau LTACH, LLC for the benefit of Siemens Financial Services, Inc., dated May 19, 2011 and effective as of May 27, 2011 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.179	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Joplin LTACH, LLC for the benefit of Siemens Financial Services, Inc., dated May 19, 2011 and effective as of May 27, 2011 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.180	Deed to Secure Debt, Assignment of Rents and Security Agreement by G&E HC REIT II Athens LTACH, LLC for the benefit of Siemens Financial Services, Inc., dated May 19, 2011 and effective as of May 27, 2011 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.181	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Columbia LTACH, LLC for the benefit of Siemens Financial Services, Inc., dated May 19, 2011 and effective as of May 27, 2011 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 3, 2011 and incorporated herein by reference)
10.182	Modification Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated June 7, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 13, 2011 and incorporated herein by reference)
10.183	Agreement of Purchase and Sale by and between G&E HC REIT II Care Pavilion SNF, L.P. and Care Pavilion, Inc., dated June 14, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 20, 2011 and incorporated herein by reference)
10.184	Agreement of Purchase and Sale by and between G&E HC REIT II Cheltenham York SNF, L.P. and Cheltenham York Road Nursing and Rehabilitation Center, Inc., dated June 14, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 20, 2011 and incorporated herein by reference)
10.185	Agreement of Purchase and Sale by and between G&E HC REIT II Cliveden SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 14, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 20, 2011 and incorporated herein by reference)
10.186	Agreement of Purchase and Sale by and between G&E HC REIT II Maplewood Manor SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 14, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 20, 2011 and incorporated herein by reference)
10.187	Agreement of Purchase and Sale by and between G&E HC REIT II Tucker House SNF, L.P. and Tucker House II, Inc., dated June 14, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 20, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.188	Bill of Sale by and between G&E HC REIT II Care Pavilion SNF, L.P. and Care Pavilion, Inc., dated June 30, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.189	Bill of Sale by and between G&E HC REIT II Cheltenham York SNF, L.P. and Cheltenham York Road Nursing and Rehabilitation Center, Inc., dated June 30, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.190	Bill of Sale by and between G&E HC REIT II Cliveden SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 30, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.191	Bill of Sale by and between G&E HC REIT II Maplewood Manor SNF, L.P. and Cliveden-Maplewood Convalescent Centers, Inc., dated June 30, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.192	Bill of Sale by and between G&E HC REIT II Tucker House SNF, L.P. and Tucker House II, Inc., dated June 30, 2011 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.193	Deed by Care Pavilion, Inc. for the benefit of G&E HC REIT II Care Pavilion SNF, L.P., dated June 30, 2011 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.194	Deed by Cheltenham York Road Nursing and Rehabilitation Center, Inc. for the benefit of G&E HC REIT II Cheltenham York SNF, L.P., dated June 30, 2011 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.195	Promissory Note by and between Grubb & Ellis Healthcare REIT II Holdings, LP and KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.11 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.196	Credit Agreement by and between Grubb & Ellis Healthcare REIT II Holdings, LP and KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.12 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.197	Environmental and Hazardous Substances Indemnity Agreement by and between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Care Pavilion SNF, L.P., G&E HC REIT II Cheltenham York SNF, L.P., G&E HC REIT II Cliveden SNF, L.P., G&E HC REIT II Maplewood Manor SNF, L.P., G&E HC REIT II Tucker House SNF, L.P., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC, G&E HC REIT II Midlothian SNF, LLC, G&E HC REIT II Yuma SNF, LLC and KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.13 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.198	Letter Fee Agreement by and between Grubb & Ellis Healthcare REIT II Holdings, LP and KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.14 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.199	Parent Guaranty Agreement by Grubb & Ellis Healthcare REIT II, Inc. for the benefit of KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.15 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.200	Subsidiary Guaranty Agreement by Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Care Pavilion SNF, L.P., G&E HC REIT II Cheltenham York SNF, L.P., G&E HC REIT II Cliveden SNF, L.P., G&E HC REIT II Maplewood Manor SNF, L.P., G&E HC REIT II Tucker House SNF, L.P., G&E HC REIT II Charlottesville SNF, LLC, G&E HC REIT II Fincastle SNF, LLC, G&E HC REIT II Hot Springs SNF, LLC, G&E HC REIT II Midlothian SNF, LLC and G&E HC REIT II Yuma SNF, LLC for the benefit of KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.16 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.201	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Care Pavilion SNF, L.P. to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 23, 2011 and effective as of June 30, 2011 (included as Exhibit 10.17 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.202	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Cheltenham York SNF, L.P. to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 23, 2011 and effective as of June 30, 2011 (included as Exhibit 10.18 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.203	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Cliveden SNF, L.P. to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 23, 2011 and effective as of June 30, 2011 (included as Exhibit 10.19 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.204	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Maplewood Manor SNF, L.P. to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 23, 2011 and effective as of June 30, 2011 (included as Exhibit 10.20 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.205	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Tucker House SNF, L.P. to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 23, 2011 and effective as of June 30, 2011 (included as Exhibit 10.21 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.206	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Charlottesville SNF, LLC to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.22 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.207	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Fincastle SNF, LLC to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.23 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.208	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Hot Springs SNF, LLC to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.24 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.209	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Midlothian SNF, LLC to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.25 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.210	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by G&E HC REIT II Yuma SNF, LLC to Grubb & Ellis Healthcare REIT II Holdings, LP and to KeyBank National Association, dated June 30, 2011 (included as Exhibit 10.26 to our Current Report on Form 8-K filed July 7, 2011 and incorporated herein by reference)
10.211	Special Warranty Deed by Cliveden-Maplewood Convalescent Centers, Inc. for the benefit of G&E HC REIT II Cliveden SNF, L.P., dated June 30, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K/A filed July 11, 2011 and incorporated herein by reference)
10.212	Deed by Cliveden-Maplewood Convalescent Centers, Inc. for the benefit of G&E HC REIT II Maplewood Manor SNF, L.P., dated June 30, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K/A filed July 11, 2011 and incorporated herein by reference)
10.213	Deed by Tucker House II, Inc. for the benefit of G&E HC REIT II Tucker House SNF, L.P., dated June 30, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K/A filed July 11, 2011 and incorporated herein by reference)
10.214	Deed by Philadelphia Authority for Industrial Development for the benefit of G&E HC REIT II Maplewood Manor SNF, L.P., dated June 30, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K/A filed July 11, 2011 and incorporated herein by reference)
10.215	Joinder to Amended and Restated Promissory Note by G&E HC REIT II St. Anthony North Denver MOB, LLC for the benefit of Bank of America, N.A., dated September 14, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 20, 2011 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.216		Joinder to Credit Agreement and Other Loan Documents between Grubb & Ellis Healthcare REIT II Holdings, LP, G&E HC REIT II Lacombe MOB, LLC, G&E HC REIT II Parkway Medical Center, LLC, G&E HC REIT II Livingston MOB, LLC, G&E HC REIT II St. Vincent Cleveland MOB, LLC, G&E HC REIT II Sylva MOB, LLC, G&E HC REIT II Ennis MOB, LLC, G&E HC REIT II St. Anthony North Denver MOB, LLC and Bank of America, N.A., dated September 14, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 20, 2011 and incorporated herein by reference)
10.217		Future Advance Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Securing Future Advances by G&E HC REIT II St. Anthony North Denver MOB, LLC for the benefit of Bank of America, N.A., dated September 14, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 20, 2011 and incorporated herein by reference)
10.218		Collateral Assignment of Management Contract by and between G&E HC REIT II St. Anthony North Denver MOB, LLC, Grubb & Ellis Equity Advisors, Property Management, Inc., Centum Health Properties, LLC and Bank of America, N.A., dated September 14, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 20, 2011 and incorporated herein by reference)
21	.1*	Subsidiaries of Grubb & Ellis Healthcare REIT II, Inc.
23	.1*	Consent of Ernst & Young LLP
23	.2*	Consent of KMJ Corbin & Company LLP
23.3		Consent of Venable LLP (included in Exhibit 5.1)
23.4		Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
24.1		Power of Attorney (included as Exhibit 24.1 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-158111) filed September 4, 2009 and incorporated herein by reference)

*	Filed herewith.